EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER*

BY AND AMONG

FEDERAL STREET ACQUISITION CORP.,

AGILITI, INC.,

UMPIRE SPAC MERGER SUB, INC.,

UMPIRE EQUITY MERGER SUB, INC.,

UMPIRE CASH MERGER SUB, INC.,

UHS HOLDCO, INC.,

IPC/UHS CO-INVESTMENT PARTNERS, L.P.

(solely in its capacity as a Majority Stockholder),

and

IPC/UHS, L.P.

(solely in its capacity as a Majority Stockholder and

as the Stockholders’ Representative),

Dated as of August 13, 2018

*                 Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

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LIST OF EXHIBITS

Exhibit A	Definitions
Exhibit B.1	Accounting Principles
Exhibit B.2	Illustrative Example of Working Capital
Exhibit C	Form of Company Letter of Transmittal
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Director Nomination Agreement
Exhibit F	Form of Escrow Agreement
Exhibit G	Indebtedness for Borrowed Money
Exhibit H	Form of Exchange Agent Agreement
Exhibit I	Form of Tax Receivable Agreement
Exhibit J	Form of PubCo Amended and Restated Articles of Incorporation
Exhibit K	Form of PubCO Amended and Restated Bylaws

LISTING OF COMPANY DISCLOSURE SCHEDULES

Disclosure Schedules	Description
3.3	Capitalization
3.4	Company Subsidiaries
3.5	Consents and Approvals; No Violations
3.8	Absence of Certain Changes
3.9	Real Estate
3.10	Intellectual Property
3.11	Litigation
3.12	Company Material Contracts
3.15	Licenses and Permits
3.16	Company Benefit Plans
3.19	Certain Fees
3.20	Insurance Policies
3.21	Affiliate Transactions
3.23	Customers and Suppliers
3.24	Compliance with Laws
3.26	Government Contracts
5.1	Interim Operations of the Company
5.15	Termination of Agreements
5.23	Certain Arrangements

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LISTING OF PARENT DISCLOSURE SCHEDULES

Disclosure Schedules	Description
1.5	Directors and Officers
4.1	Subsidiaries
4.3	Capitalization
4.9	Parent Material Contracts
4.10	Tax Returns; Taxes
4.12	Certain Fees
5.2	Interim Operations of the Parent Parties
5.3(a)	Permitted Equity Financing Terms and Conditions

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated August 13, 2018 (this “Agreement”), is made and entered into by and among FEDERAL STREET ACQUISITION CORP., a Delaware corporation (“Parent”), AGILITI, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent (“PubCo”), UMPIRE SPAC MERGER SUB, INC., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Parent Merger Sub”), UMPIRE EQUITY MERGER SUB, INC., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Company Equity Merger Sub”), UMPIRE CASH MERGER SUB, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent Merger Sub (“Company Cash Merger Sub” and together with Company Equity Merger Sub, the “Company Merger Subs”, the Company Merger Subs collectively with Parent Merger Sub, the “Merger Subs”, and the Merger Subs together with PubCo and Parent, the “Parent Parties”), UHS HOLDCO, INC., a Delaware corporation (the “Company”), solely in their capacities as the Majority Stockholders, IPC/UHS, L.P (“IPC”), and IPC/UHS Co-Investment Partners, L.P., each a Delaware limited partnership (collectively, the “Majority Stockholders”) and, solely in its capacity as the Stockholders’ Representative pursuant to Section 9.14 hereof, IPC (the “Stockholders’ Representative”).  The Parent Parties and the Company are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Exhibit A attached hereto.

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Parties intend to enter into a business combination transaction pursuant to which, in accordance with the Delaware General Corporation Law (the “DGCL”), (a) Parent Merger Sub shall merge with and into Parent, with Parent surviving such merger (the “Parent Merger”), (b) immediately after the Parent Merger, Company Equity Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 1”), (c) immediately after Company Merger 1, Company Cash Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 2”, and together with Company Merger 1, the “Company Mergers” and the Company Mergers collectively with the Parent Merger, the “Mergers”) and (d) immediately after the Mergers, PubCo shall contribute its Company stock to Parent (the “Contribution”). As a result of the Mergers and the Contribution, Parent shall become a wholly-owned Subsidiary of PubCo, the Company will become a wholly-owned Subsidiary of Parent, and PubCo will become a publicly traded company;

WHEREAS, the board of directors of Parent has (a) determined that it is advisable for Parent and its stockholders for Parent to enter into this Agreement and the Ancillary Agreements, (b) approved the execution and delivery of this Agreement and the Ancillary Agreements, Parent’s performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the Parent Merger, and (c) recommended adoption and approval of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby by the stockholders of Parent;

WHEREAS, the board of directors of each of PubCo, Parent Merger Sub and each Company Merger Sub has unanimously approved this Agreement and the Ancillary Agreements and declared it advisable for PubCo, Parent Merger Sub and each Company Merger Sub, respectively, to enter into this Agreement and the Ancillary Agreements;

WHEREAS, Parent, as the sole stockholder of PubCo, has approved and adopted this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements by its execution and delivery of this Agreement and pursuant to action taken by unanimous written consent in accordance with the requirements of the DGCL and the Organizational Documents of PubCo;

WHEREAS, PubCo, as the sole stockholder of Parent Merger Sub and Company Equity Merger Sub, has approved and adopted this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements by its execution and delivery of this Agreement and pursuant to action taken by unanimous written consent in accordance with the requirements of the DGCL and the Organizational Documents of Parent Merger Sub and Company Equity Merger Sub;

WHEREAS, Parent Merger Sub, as the sole stockholder of Company Cash Merger Sub, has approved and adopted this Agreement and the Ancillary Agreements, and the transactions contemplated by this Agreement and the Ancillary Agreements by its execution and delivery of this Agreement and pursuant to action taken by unanimous written consent in accordance with the requirements of the DGCL and the Organizational Documents of Company Cash Merger Sub;

WHEREAS, the board of directors of the Company has (a) determined that it is advisable for the Company and its stockholders for the Company to enter into this Agreement and the Ancillary Agreements, (b) approved the execution and delivery of this Agreement and the Ancillary Agreements, the Company’s performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the Company Mergers, and (c) recommended adoption and approval of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby by the stockholders of the Company;

WHEREAS, as a condition to the consummation of the transactions contemplated hereby and in accordance with the terms hereof, Parent shall provide the holders of its Class A Common Stock sold as part of the units in Parent’s initial public offering (the “Offering Shares”) the opportunity to elect to have such shares of Class A Common Stock redeemed for the consideration provided in, and on the terms and subject to the conditions and limitations set forth in, Parent’s Organizational Documents in conjunction with obtaining approval from the stockholders of Parent for the transactions contemplated hereby (collectively with the other transactions, authorizations and approvals set forth in the Proxy Statement, the “Offer”);

WHEREAS, as a condition to and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, Parent Sponsor is entering into a voting agreement with the Company (the “Parent Sponsor Voting Agreement”);

WHEREAS, as a condition to and inducement to the Parent Parties’ willingness to enter into this Agreement, simultaneously with the execution of this Agreement, the Majority Stockholders and certain other stockholders of the Company are entering into a voting and transaction support agreement with PubCo (the “Company Stockholder Voting Agreement”);

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WHEREAS, pursuant to the Organizational Documents of Parent, shares of Parent Class F Stock shall automatically convert into shares of Parent Common Stock upon a Business Combination; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and other agreements in connection with the foregoing and also prescribe certain conditions to the Mergers as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound hereby, each Party hereby agrees:

ARTICLE I

THE MERGER

Section 1.1                                    The Mergers and Contribution.

(a)                                 The Parent Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Parent Merger Sub will merge with and into Parent at the Parent Effective Time.  Following the Parent Merger, the separate corporate existence of Parent Merger Sub will cease and Parent will continue as the surviving corporation in the Parent Merger (the “Parent Surviving Subsidiary”) and as a wholly-owned Subsidiary of PubCo.

(b)                                 The Company Mergers.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, immediately after the Parent Effective Time, Company Equity Merger Sub shall merge with and into the Company, with the Company surviving such merger, and immediately after the Company Merger 1 Effective Time, Company Cash Merger Sub shall merge with and into the Company, with the Company surviving such merger.  Following each of the Company Mergers, the separate corporate existence of each Company Merger Sub will cease.  The Company will continue as the surviving corporation in each of the Company Mergers (the “Company Surviving Subsidiary” and together with the Parent Surviving Subsidiary, the “Surviving Subsidiaries”), provided, that notwithstanding the Company Mergers, the Company will not be included within the meaning of the term “Parent Parties” for purposes of this Agreement.

(c)                                  The Contribution.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, immediately after the Effective Time, PubCo shall transfer all of its directly held shares of the Company Common Stock to Parent, and as a consequence thereof, the Company will become a wholly-owned Subsidiary of Parent.

Section 1.2                                    Effective Time.  Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties (a) shall cause the Parent Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and Parent (the “Parent Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, (b) shall

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cause Company Merger 1 to be consummated immediately after consummation of the Parent Merger by filing a certificate of merger in form and substance reasonably acceptable to the Company and Parent (the “First Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and (c) shall cause Company Merger 2 to be consummated immediately after Company Merger 1 by filing a certificate of merger in form and substance reasonably acceptable to the Company and Parent (the “Second Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL.  As soon as practicable on or after the Closing Date, the Parties shall make any and all other filings or recordings required under the DGCL to give effect to the Mergers.  The Parent Merger will be effective at such time as the Parties duly file the Parent Certificate of Merger with the Secretary of State of the State of Delaware or at such other date or time as Parent and the Company agree in writing and specify in the Parent Certificate of Merger (the time the Parent Merger becomes effective being the “Parent Effective Time”).  Company Merger 1 will be effective at such time as the Parties duly file the First Company Certificate of Merger with the Secretary of State of the State of Delaware or at such other date or time as Parent and the Company agree in writing and specify in the First Company Certificate of Merger (the time Company Merger 1 becomes effective being the “Company Merger 1 Effective Time”).  Company Merger 2 will be effective at such time as the Parties duly file the Second Company Certificate of Merger with the Secretary of State of the State of Delaware or at such other date or time as Parent and the Company agree in writing and specify in the Second Company Certificate of Merger (the time Company Merger 2 becomes effective being the “Effective Time”). The Contribution will occur and be effective immediately after the Effective Time.

Section 1.3                                    Effects of the Mergers.  The Mergers will have the effects set forth in this Agreement and the relevant provisions of the DGCL.  Without limiting the generality of the foregoing, and subject hereto, at the respective effective times of the Mergers, all property, rights, privileges, immunities, powers and franchises of Parent Merger Sub and the Company Merger Subs will vest in the Parent Surviving Subsidiary and the Company Surviving Subsidiary, respectively, and all claims, obligations, restrictions, disabilities, liabilities, debts and duties of Parent Merger Sub and the Company Merger Subs will become the claims, obligations, restrictions, disabilities, liabilities, debts and duties of the Parent Surviving Subsidiary and the Company Surviving Subsidiary, respectively.

Section 1.4                                    Governing Documents.  At the Effective Time, (i) the articles of incorporation of PubCo shall be amended and restated in substantially the form of Exhibit J, (ii) the bylaws of PubCo shall be amended and restated in substantially the form of Exhibit K and (iii) (ii) PubCo shall cause the Organizational Documents of (a) the Parent Surviving Subsidiary to be amended in their entirety to contain the provisions set forth in the Organizational Documents of Parent Merger Sub, and (b) the Company Surviving Subsidiary to be amended in their entirety to contain the provisions set forth in the Organizational Documents of the Company Merger Subs, in each case as in effect immediately prior to the Effective Time.

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Section 1.5                                    Directors and Officers.

(a)                                 Immediately prior to the Parent Effective Time, the individuals designated as the directors and officers of PubCo as set forth in Section 1.5 of the Parent Disclosure Schedule, together with any other individuals Parent and the Stockholders’ Representative may agree to designate as directors prior to Closing, will become the directors and officers of PubCo and will remain the directors and officers of PubCo until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

(b)                                 At the Effective Time, the individuals designated as the respective directors and officers set forth in Section 1.5 of the Parent Disclosure Schedule, together with any other individuals Parent and the Stockholders’ Representative may agree to designate as directors prior to Closing, will become the directors and officers of the Parent Surviving Subsidiary and the Company Surviving Subsidiary and will remain the directors and officers of such Surviving Subsidiary after the Mergers, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

ARTICLE II

MERGER CONSIDERATION; CONVERSION OF SECURITIES

Section 2.1                                    Closing Date Statements.

(a)                                 Not less than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent:

(i)                                     a statement, signed by the Chief Financial Officer of the Company, which sets forth the (i) name of each Company Stockholder of record on the books and records of the Company, (ii) number of shares of Company Common Stock owned by each such Company Stockholder, (iii) name of each holder of Options and/or RSUs, (iv) number of Options and/or RSUs owned by each holder of Options and/or RSUs, and the exercise price (with respect to Options) payable with respect thereto, and (v)  Aggregate Option Exercise Price;

(ii)                                  a statement (the “Closing Date Financial Certificate”), signed by the Chief Financial Officer of the Company, which sets forth a good faith estimate of (i) the Cash and Cash Equivalents as of 11:59 p.m. Central Prevailing Time on the day immediately preceding the Closing Date (the “Estimated Closing Cash”), (ii) the Net Working Capital as of 11:59 p.m. Central Prevailing Time on the day immediately preceding the Closing Date (the “Estimated Closing Net Working Capital”) and the Estimated Net Working Capital Surplus or the Estimated Net Working Capital Deficit, as the case may be, (iii) the Company Transaction Expenses as of immediately prior to the Closing (the “Estimated Closing Company Transaction Expenses”), and (iv) the Reimbursed Transaction Expenses as of immediately prior to the Closing, in each case with reasonable supporting detail; and

(iii)                               a statement (the “Closing Date Indebtedness Statement”), signed by the Chief Financial Officer of the Company, which sets forth with respect to each debt

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facility and payee, the Indebtedness of the Company and the Company Subsidiaries as of immediately prior to the Closing (the “Estimated Closing Indebtedness”); provided, that, the Estimated Closing Indebtedness may be updated on the date that is one day immediately prior to the Closing Date to set forth, in the case of Indebtedness for Borrowed Money (other than the Senior Notes), the amount specified in the Payoff Letters as being required to be paid on the Closing Date.

(b)                                 Parent shall be entitled to review and comment upon the Closing Date Financial Certificate and Closing Date Indebtedness Statement delivered by the Company pursuant to this Section 2.1, and the Company shall consider Parent’s comments thereto in good faith.

Section 2.2                                    Calculation of the Merger Consideration.

(a)                                 Calculation of Merger Consideration. When used herein, the “Merger Consideration” means the result equal to:

(i)                                     $1,580,000,000;

(ii)                                  plus the Estimated Net Working Capital Surplus, if any;

(iii)                               plus the lesser of (A) the Estimated Closing Cash and (B) $5,000,000.00 (such lesser amount, the “Estimated Closing Cash Payment”);

(iv)                              plus the Tail Premium, to the extent paid by a Group Company prior to 11:59 p.m. Central time on the day immediately preceding the Closing Date;

(v)                                 plus the Reimbursed Transaction Expenses;

(vi)                              minus the Estimated Closing Indebtedness;

(vii)                           minus the Estimated Net Working Capital Deficit, if any;

(viii)                        minus the Estimated Closing Company Transaction Expenses;

(ix)                              minus the Administrative Expense Amount;

(x)                                 minus the Escrow Amount.

After the Effective Time, the Merger Consideration shall be subject to a Merger Consideration Adjustment pursuant to Section 2.12.  Additionally, from and after the Closing, the Company shall pay, or cause to be paid when due, with respect to the Company Common Stock, the Options and the RSUs, any amounts payable pursuant to the terms and conditions of the Tax Receivable Agreement.

(b)                                 The Merger Consideration shall consist of:

(i)                                     the Aggregate Stock Consideration; and

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(ii)                                  an amount of cash equal to the Merger Consideration minus the Total Equity Value (such amount, the “Total Cash Value”); and

(iii)                               the PubCo Rollover Equity.

Section 2.3                                    Payment of the Merger Consideration.

(a)                                 Exchange Agent; Exchange Agent Fund.  At the Effective Time, PubCo shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of the Company Stockholders:

(i)                                     evidence of book-entry shares representing a number of whole shares of PubCo Common Stock equal to the aggregate Stock Amount deliverable to the Company Stockholders pursuant to this Article II;

(ii)                                  cash in an amount equal to the Cash Amount multiplied by the number of shares of Company Common Stock (other than shares of Company Common Stock described in Section 2.6(a)(ii) and Section 2.6(b)(ii) and any Company Dissenting Shares) issued and outstanding immediately prior to the Effective Time (following the contribution of the Named Executive Equity pursuant to Section 2.7(b)(ii) but prior to the consummation of Company Merger 1); and

(iii)                               the aggregate amount of cash payable to the Company Stockholders in lieu of fractional shares pursuant to Section 2.10(d) (clauses (i) through (iii) collectively, the “Aggregate Stockholder Closing Merger Consideration”).

(b)                                 Any such shares of PubCo Common Stock and cash deposited with the Exchange Agent, together with any interest or other earnings thereon shall hereinafter be referred to as the “Exchange Agent Fund”.  The Exchange Agent Fund shall be subject to the terms of this Agreement and the Exchange Agent Agreement.

(c)                                  Subject to Section 2.7(b) and Section 2.10, at the Closing, PubCo shall cause to be issued or paid from the Exchange Agent Fund to each Company Stockholder that holds Company Common Stock (other than shares of Company Common Stock described in Section 2.6(a)(ii) and Section 2.6(b)(ii) and any Company Dissenting Shares) immediately prior to the Effective Time (following the contribution of the Named Executive Equity pursuant to Section 2.7(b)(ii) but prior to the consummation of Company Merger 1), (A) evidence of book-entry shares representing the number of whole shares of PubCo Common Stock equal to the aggregate Stock Amount in respect of each share of Company Common Stock held by such Company Stockholder, and (B) an amount of cash equal to (1) the aggregate Cash Amount in respect of each share of Company Common Stock held by such Company Stockholder, plus (2) any cash in lieu of fractional shares which such Company Stockholder has the right to receive in respect of such Company Common Stock pursuant to Section 2.10(d), by wire transfer of immediately available funds to the account such Company Stockholder identified in the Company Letter of Transmittal for such Company Stockholder.

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(d)                                 Cash-Settled Option and RSU Consideration.  At the Effective Time, subject to Section 2.7(b), PubCo shall cause to be paid to UHS OpCo: (A) for the benefit of the holders of Cash-Settled Options, cash in an amount equal to the aggregate Option-Based Cash Merger Consideration and (B) for the benefit of the holders of RSUs, cash in an amount equal to the RSU-Based Cash Merger Consideration.

(e)                                  Named Executive Sold Common Stock.  At the Effective Time, PubCo shall pay or cause to be paid to the Named Executives the amounts contemplated by Section 2.7(b)(i) in respect of the Named Executive Sold Common Stock.

Section 2.4                                    Payment of Other Amounts at Closing.  At the Closing, PubCo shall:

(a)                                 subject to Section 5.21, on behalf of the Company, pay or cause to be paid the aggregate amount of Indebtedness for Borrowed Money in the Closing Date Indebtedness Statement payable on the Closing Date to such account or accounts as the Company specifies to Parent in the Closing Date Indebtedness Statement;

(b)                                 on behalf of the Company, pay or cause to be paid to such account or accounts as the Company specifies to Parent pursuant to the Closing Date Financial Certificate, the Estimated Closing Company Transaction Expenses;

(c)                                  on behalf of the Parent Parties, pay or cause to be paid to such account or accounts as the Parent specifies to PubCo and the Company in writing, the aggregate amount of the Parent Transaction Expenses;

(d)                                 deposit or cause to be deposited the Escrow Amount with the Escrow Agent by wire transfer of immediately available funds, which shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement; and

(e)                                  on behalf of the Equity Holders, pay or cause to be paid to the Stockholders’ Representative the Administrative Expense Amount for deposit into the Administrative Expense Account.

Section 2.5                                    Conversion of Parent Securities.  At the Effective Time, by virtue of the Parent Merger and without any action on the part of any Party or the holders of any of the following securities:

(a)                                 Conversion of Parent Common Stock.  Each issued and outstanding share of Parent Common Stock, excluding shares of Parent Common Stock to be canceled pursuant to Section 2.5(c) and any Parent Redeemed Shares, will be canceled and convert automatically into one (1) share of PubCo Common Stock.

(b)                                 Effect on Parent Warrants.  At the Effective Time, each Parent Warrant (or portion thereof) issued and outstanding immediately prior to the Effective Time shall, in accordance with the terms of the Parent Warrant Agreements, become exercisable for shares of PubCo Common Stock (or an equivalent portion thereof), and the rights and obligations of Parent under the Parent Warrant Agreements shall be assigned to and assumed by PubCo (such warrants,

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following the Effective Time, are referred to herein as the “PubCo Warrants”).  Each of the PubCo Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Parent Warrants.  At or prior to the Effective Time, PubCo shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the PubCo Warrants remain outstanding, a sufficient number of shares of PubCo Common Stock for delivery upon the exercise of such PubCo Warrants.

(c)                                  Cancellation of Treasury Stock and Parent-Owned Stock.  Each share of Parent Common Stock held in the treasury of Parent and any shares of Parent Common Stock owned by any Subsidiary of Parent will be canceled automatically without conversion thereof and no payment or distribution will be made with respect thereto.

(d)                                 Equity Interests of Parent Merger Sub.  At the Effective Time, by virtue of the Parent Merger and without any action on the part of any Party or the holders of any shares of capital stock of Parent or Parent Merger Sub, each share of common stock of Parent Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) validly issued, fully paid and non-assessable share of common stock of the Parent Surviving Subsidiary and shall constitute the only outstanding shares of capital stock of the Parent Surviving Subsidiary.

Section 2.6                                    Conversion of Company Securities.

(a)                                 Company Merger 1.  At the Company Merger 1 Effective Time, by virtue of Company Merger 1 and without any action on the part of any Party or the holders of any of the following securities:

(i)                                     Conversion of Company Common Stock.  Subject to Section 2.7(b), each issued and outstanding share of Company Common Stock, excluding shares of Company Common Stock to be canceled pursuant to Section 2.6(a)(ii) and any Company Dissenting Shares, will be canceled and convert automatically into the right to receive the following: (A) a number of shares of common stock of the Company Surviving Subsidiary equal to (x) one (1) multiplied by (y) the Cash Percentage, and (B) a number of shares of PubCo Common Stock equal to the Stock Amount, in each case, payable, without interest, to the applicable Company Stockholder in accordance with Section 2.3(a) and Section 2.10.

(ii)                                  Cancellation of Treasury Stock and Company-Owned Stock.  Each share of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by PubCo, Parent, or any Subsidiary of the Company, including the Named Executive Equity that is Common Stock, will be canceled automatically without conversion thereof and no payment or distribution of Merger Consideration or other consideration will be made with respect thereto.

(iii)                               Equity Interests of Company Merger Sub 1.  At the Company Merger 1 Effective Time, by virtue of Company Merger 1 and without any action on the part of any Party or the holders of any shares of capital stock of the Company or any Company Merger Sub, each share of common stock of Company Equity Merger Sub issued

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and outstanding immediately prior to the Effective Time shall be converted into and exchanged for shares of issued, fully paid and nonassessable common stock of the Company Surviving Subsidiary in an amount equal to one (1) share multiplied by the percentage equal to one (1) minus the Cash Percentage.  Together with the shares of common stock of Company Surviving Subsidiary issued pursuant to Section 2.6(a)(i), the shares described in the preceding sentence shall constitute the only outstanding shares of capital stock of the Company Surviving Subsidiary after the Company Merger 1 Effective Time.

(b)                                 Company Merger 2.  At the Company Merger 2 Effective Time, by virtue of Company Merger 2 and without any action on the part of any Party or the holders of any of the following securities:

(i)                                     Conversion of Company Common Stock; Potential Post-Closing Consideration.  Each issued and outstanding share of common stock of the Company Surviving Subsidiary, excluding shares of Company Common Stock described in Section 2.6(b)(ii) and any Company Dissenting Shares, will be canceled and convert automatically into the right to receive the following: (x) an amount in cash equal to the Per Share Amount; and (y) a contingent right, without interest, to a portion of the Escrow Amount, Administrative Expense Amount and any additional consideration received pursuant to Section 2.12, and (z) a right to receive any amounts payable pursuant to the Tax Receivable Agreement (clauses (y) and (z), the “Potential Post-Closing Consideration”), in each case to the extent payable to the applicable Company Stockholder in accordance with Section 2.3(a) and Section 2.10.  For the avoidance of doubt, each Option and RSU shall be entitled to a contingent right to a portion of the Potential Post-Closing Consideration payable, without interest, to the applicable holder in accordance with Section 2.3(a), Section 2.3(d), Section 2.7, and/or Section 2.10, as applicable.  To the extent the fractional amount of the Per Share Amount does not end in a whole cent, the aggregate cash consideration payable to each holder of shares of common stock of the Company Surviving Subsidiary pursuant to this Section 2.6(b)(i) shall be rounded up to the nearest whole cent.

(ii)                                  Company-Owned Stock.  Each share of common stock of Company Surviving Subsidiary owned by PubCo immediately prior to the Effective Time will remain outstanding without conversion thereof and no payment or distribution will be made with respect thereto.

(iii)                               Equity Interests of Company Merger Sub 2.  At the Effective Time, by virtue of Company Merger 2 and without any action on the part of any Party or the holders of any shares of capital stock of the Company or any Company Merger Sub, each share of common stock of Company Cash Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for shares of issued, fully paid and non-assessable common stock of the Company Surviving Subsidiary in an amount equal to one (1) share multiplied by the Cash Percentage.  Together with the shares of common stock of Company Surviving Subsidiary remaining outstanding pursuant to Section 2.6(b)(ii), the shares described in the preceding sentence shall constitute the only

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outstanding shares of capital stock of the Company Surviving Subsidiary after the Company Merger 2 Effective Time.

Section 2.7                                    Treatment of Equity Awards; Named Executive Equity.

(a)                                 Company Stock Options. Except as otherwise provided in Section 2.7(b) with respect to the Named Executive Equity, the treatment of Cash-Settled Options and Rollover Options shall be as follows:

(i)                                     Cash-Settled Options.  The Company shall take all requisite action so that, at the Effective Time, by virtue of the Mergers and pursuant to the Stock Option Plan and the 2018 Stock Option Plan, without any action on the part of the holder thereof, each Optionholder’s Cash-Settled Options that are outstanding pursuant to the Stock Option Plan or the 2018 Stock Option Plan or otherwise immediately prior to the Effective Time, whether or not then vested or exercisable, shall be automatically cancelled and converted into the right to receive cash in an amount equal to: (x) the product of (1) the number of Cash-Settled Options multiplied by (2) the Per Share Amount, minus (y) the portion of the Aggregate Option Exercise Price attributable to such Cash-Settled Options (the “Option-Based Cash Merger Consideration”), minus (z) the Applicable Withholding Amount.  Prior to the Closing, the Company and the board of directors of the Company shall adopt resolutions and take such other actions as necessary or appropriate to implement the provisions of this Section 2.7(a)(i) and the Company shall otherwise take all actions necessary so that, at the Effective Time, all Cash-Settled Options under the Stock Option Plan and the 2018 Stock Option Plan that are outstanding as of immediately prior to the Effective Time shall have been terminated and extinguished without any ongoing liability to the Surviving Subsidiaries. For the avoidance of doubt, in the event that the per-share exercise price under any Cash-Settled Option is equal to or greater than the Per Share Amount, such Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.  Other than the Potential Post-Closing Consideration, payment pursuant to this Section 2.7(a) shall constitute the sole consideration payable in respect of the Cash-Settled Options.    To the extent the fractional amount of the Per Share Amount does not end in a whole cent, the aggregate cash consideration payable to each Optionholder pursuant to this Section 2.7(a)(i) shall be rounded up to the nearest whole cent.

(ii)                                  Rollover Options. At the Effective Time, PubCo shall assume the Stock Option Plan and the 2018 Stock Option Plan and all outstanding Rollover Options following the transactions contemplated by Section 2.7(a)(i) and Section 2.7(b)(ii), such that, subject to Section 2.7(b)(iii), the Rollover Options will be assumed and converted into the right to receive fully-vested options in respect of shares of PubCo Common Stock, subject to adjustments in a manner consistent with the requirements of Section 409A of the Code and Section 424(a) of the Code. Such adjustments shall be made in a manner that does not reduce the Aggregate Spread Value of the Rollover Options. Any Rollover Options shall be rolled over in, and converted into, options on PubCo Common Stock in accordance with the following: (1) the new exercise price of each such Rollover Option (the “New Exercise Price”) shall be the lesser of (x) the product of (i) the Reference Price

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multiplied by (ii) the ratio of the existing exercise price of such Rollover Option to the Per Share Amount and (y) the product of (i) the Reference Price multiplied by (ii) 25%, and (2) the number of new PubCo options to be granted from the Optionholder’s Rollover Options shall be equal to the quotient of (i) the Aggregate Spread Value of such Rollover Options divided by (ii) the difference between the Reference Price and the New Exercise Price.  The Stock Option Plan shall provide that holders of fractional options for PubCo Common Stock shall be entitled to receive in respect of each such fractional option an amount in cash equal to the product of (x) the amount of such fractional option (expressed as a percentage) multiplied by (y) the difference between the Reference Price and the New Exercise Price of such fractional option, and shall not be entitled to exercise such fractional option to purchase shares of PubCo Common Stock.  Prior to Closing, the board of directors of the Company and PubCo shall adopt resolutions and take such other actions as necessary or appropriate to implement the provisions of this Section 2.7(a)(ii).

(b)                                 Named Executive Equity. Each Named Executive is party to an Agreement with the Parent Parties, dated as of the date hereof, pursuant to which such Named Executive shall, notwithstanding anything in Section 2.6 or this Section 2.7 to the contrary, immediately prior to the Closing (prior to the consummation of Company Merger 1), contribute its Named Executive Equity (other than RSUs) to PubCo, which contributed Named Executive Equity shall be treated as follows:

(i)                                     Named Executive Sold Common Stock.   Each share of Named Executive Sold Common Stock will be entitled to receive the following: (x) an amount in cash equal to the Per Share Amount and (y) a right to a portion of the Potential Post-Closing Consideration, in each case to the extent payable to the applicable Company Stockholder in accordance with Section 2.3(a) and Section 2.10.  Prior to the Effective Time (prior to the contribution of the Named Executive Equity pursuant to Section 2.7(b)(iii) and the consummation of Company Merger 1) the Company shall take all actions necessary pursuant to its Organizational Documents, the Securityholders Agreement or otherwise to effect the transactions contemplated by this Section 2.7(b)(i).  To the extent the fractional amount of the Per Share Amount does not end in a whole cent, the aggregate cash consideration payable to the Named Executives pursuant to this Section 2.7b)(i) shall be rounded up to the nearest whole cent.

(ii)                                  Named Executive Cash-Settled Options. The Company shall take all requisite action so that, at the Effective Time, by virtue of the Mergers and pursuant to the Stock Option Plan and the 2018 Stock Option Plan, without any action on the part of the holder thereof, each Named Executive’s Cash-Settled Options that are outstanding pursuant to the Stock Option Plan and the 2018 Stock Option Plan or otherwise immediately prior to the Effective Time, whether or not then vested or exercisable, shall be automatically cancelled and converted into the right to receive cash in an amount equal to: (x) the product of (1) the number of Named Executive Cash-Settled Options multiplied by (2) the Per Share Amount, minus (y) the portion of the Aggregate Option Exercise Price attributable to such Named Executive Cash-Settled Options (the “Named Executive Option-Based Cash Merger Consideration”), minus (z) the Applicable Withholding Amount.  Prior to the Closing, the Company and the board of directors of the Company

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shall adopt resolutions and take such other actions as necessary or appropriate to implement the provisions of this Section 2.7(b)(ii) and the Company shall otherwise take all actions necessary so that, at the Effective Time, all Named Executive Cash-Settled Options under the Stock Option Plan and the 2018 Stock Option Plan that are outstanding as of immediately prior to the Effective Time shall have been terminated and extinguished without any ongoing liability to the Surviving Subsidiaries. For the avoidance of doubt, in the event that the per-share exercise price under any Named Executive Cash-Settled Option is equal to or greater than the Per Share Amount, such Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.  Other than the Potential Post-Closing Consideration, payment pursuant to this Section 2.7(b) shall constitute the sole consideration payable in respect of the Named Executive Cash-Settled Options.  To the extent the fractional amount of the Per Share Amount does not end in a whole cent, the aggregate cash consideration payable to each Optionholder pursuant to this Section 2.7(b)(ii) shall be rounded up to the nearest whole cent.

(iii)                               Named Executive Rollover Equity. PubCo shall assume all Named Executive Rollover Equity, such that the Named Executive Rollover Equity will be assumed and converted into the right to receive, (i) with respect to the Named Executive Rollover Equity that is Company Common Stock, shares of PubCo Common Stock equal to (A) the aggregate number of shares of such Company Common Stock multiplied by the Per Share Amount, divided by (B) the Reference Price and, (ii) with respect to the Named Executive Rollover Equity that are Options, fully-vested options in respect of shares of PubCo Common Stock (as applicable), in accordance with Section 2.7(a)(ii), subject to adjustments in a manner consistent with the requirements of Section 409A of the Code and Section 424(a) of the Code with respect to options.  Prior to Closing, the Company, the board of directors of the Company and PubCo shall adopt resolutions and take such other actions as necessary or appropriate to implement the provisions of this Section 2.7(b)(iii).

(c)                                  RSUs.  The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit issued by the Company (“RSU”) that is outstanding pursuant to the Stock Option Plan or otherwise immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Mergers and without any action on the part of the holder thereof, cancelled and converted into the right to receive from UHS OpCo, as promptly as reasonably practicable after the Effective Time: (i) cash in an amount equal to the product of (A) (1) the aggregate number of shares of Company Common Stock subject to such RSU multiplied by (2) the Per Share Amount (the “RSU-Based Cash Merger Consideration”) minus (z) the Applicable Withholding Amount (with respect to all of the consideration payable pursuant to this Section 2.7(c)) in accordance with Section 2.11 and (ii) a contingent right to an applicable portion of the aggregate Potential Post-Closing Consideration payable pursuant to this Agreement. Other than the Potential Post-Closing Consideration, payment pursuant to this Section 2.7(c) shall constitute the sole consideration payable in respect of the RSUs.  If the RSU-Based Cash Merger Consideration is less than the Applicable Withholding Amount on all consideration payable pursuant to this Section 2.7(c) in accordance with Section 2.11, the holder of such RSU shall pay to UHS OpCo in cash, or make arrangements satisfactory to UHS OpCo regarding the payment of the unpaid portion of the Applicable Withholding Amount. To the extent the fractional amount of

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the Per Share Amount does not end in a whole cent, the aggregate cash consideration payable with respect to such RSU pursuant to this Section 2.7(c) shall be rounded up to the nearest whole cent.

(d)                                 Assumption of Stock Option Plan and 2018 Stock Option Plan. Prior to the Effective Time, the Company shall take all actions necessary to effect the transactions contemplated by this Section 2.7 and the other provisions of this Agreement applicable to the Options and RSUs under the Stock Option Plan and the 2018 Stock Option Plan, applicable award agreements thereunder, or otherwise, including providing all holders of Options and RSUs with any advance notice required under the Stock Option Plan and the 2018 Stock Option Plan and cooperating with PubCo in assuming the Stock Option Plan and the 2018 Stock Option Plan effective as of the Effective Time, so that, following the Effective Time, other than the Assumed Equity, there shall be no outstanding Options or RSUs (vested or unvested) or obligations or Liabilities to the holders of Options and RSUs, other than (i) the payments and issuances of PubCo Common Stock and options to purchase PubCo Common Stock as set forth in this Section 2.7 and (ii) any Potential Post-Closing Consideration.

(e)                                  Notwithstanding the above, any Potential Post-Closing Consideration shall be payable with respect to any Options, Company Common Stock and RSUs.

(f)                                   All payments pursuant to Section 2.7 shall be made (without interest and net of the Applicable Withholding Amount) by or on behalf of UHS OpCo to holders of Options and RSUs, with the Applicable Withholding Amount applied in accordance with the Company’s standard payroll practices.

Section 2.8                                    Reserved.

Section 2.9                                    Exchange Procedures for Parent Stockholders.

(a)                                 Parent Exchange Fund.  At the Parent Effective Time, PubCo shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of the Parent Stockholders, evidence of book-entry shares representing a number of whole shares of PubCo Common Stock equal to the number of issued and outstanding shares of Parent Common Stock as of immediately prior to the Effective Time.  Any such shares of PubCo Common Stock deposited with the Exchange Agent, shall be referred to as the “Parent Exchange Fund”.  The Parent Exchange Fund shall be subject to the terms of this Agreement and the Exchange Agent Agreement.  Subject to this Section 2.9, at the Closing, PubCo shall cause to be issued or paid from the Parent Exchange Fund to each Parent Stockholder that holds Parent Common Stock (other than shares of Parent Common Stock to be canceled pursuant to Section 2.5(c) and any Parent Redeemed Shares) immediately prior to the Effective Time, evidence of book-entry shares representing the number shares of PubCo Common Stock equal to the number of shares of Parent Common Stock held by such Parent Stockholder.

(b)                                 Exchange Procedures.  Parent Stockholders who do not participate in the Offer shall be entitled to receive, subject to the terms and conditions of this Agreement, shares of PubCo Common Stock in respect of his, her or its shares of Parent Common Stock reflected in the register of the transfer agent for Parent Common Stock as of the Closing. Concurrently with the

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Closing, without any action of the Parent Stockholders, Parent shall cause the Exchange Agent to deliver to the transfer agent for the PubCo Common Stock and The Depository Trust Company book-entry shares representing the PubCo Common Stock issued to the Parent Stockholders who did not participate in the Offer.  Each share of Parent Common Stock shall be deemed at all times after the Effective Time to represent only the right to receive book-entry shares representing the PubCo Common Stock to which the applicable Parent Stockholder is entitled pursuant to this Article II.

(c)                                  No Further Rights.  All shares of PubCo Common Stock paid upon the surrender of Parent Common Stock in accordance with the terms of this Article II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such Parent Common Stock and there shall be no further registration of transfers on the stock transfer books of the Parent Surviving Subsidiary of the shares of Parent Common Stock that were issued and outstanding immediately prior to the Effective Time.  From and after the Effective Time, holders of Parent Common Stock shall cease to have any rights as stockholders of Parent, except as provided in this Agreement or by applicable Law.

(d)                                 Dividends.  No dividends or other distributions declared with respect to PubCo Common Stock, the record date for which is at or after the Effective Time, shall be paid with respect to any Parent Redeemed Shares.  After the Parent Effective Time, each Parent Stockholder (other than with respect to the Parent Redeemed Shares) shall be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to PubCo Common Stock issuable to such Parent Stockholder.

(e)                                  Parent Redeemed Shares.  Any share of Parent Common Stock held by any Parent Stockholder that exercises redemption rights pursuant to the Offer (a “Parent Redeemed Share”) shall be canceled and converted into the right to receive the consideration set forth in the Offer.  The Parent Parties shall give the Stockholders’ Representative prompt notice of the exercise of any redemption rights pursuant to the Offer.

Section 2.10                             Exchange Procedures for Company Stockholders.

(a)                                 Payment Procedures.  Prior to the Closing, the Company shall mail or otherwise deliver, or shall cause the Exchange Agent to mail or otherwise deliver to each Company Stockholder entitled to receive consideration pursuant to Section 2.6(a), a letter of transmittal substantially in the form of Exhibit C attached hereto, with such changes as may be agreed between the Company and Parent prior to the Closing or as may be reasonably required by the Exchange Agent (the “Company Letter of Transmittal”), together with any notice required pursuant to Section 262 of the DGCL. Subject to the satisfaction of the conditions in Article VI, in the event that at least three (3) Business Days prior to the Closing Date, a Company Stockholder has delivered to the Exchange Agent a duly executed and completed Company Letter of Transmittal, such Company Stockholder shall be entitled to receive on the Closing Date following the Effective Time, subject to the terms and conditions of this Agreement, the applicable portion of the Merger Consideration in respect of his, her or its shares of Company Common Stock referenced in such Company Letter of Transmittal.  If a Company Stockholder does not so deliver such Company Letter of Transmittal at least three (3) Business Days prior to the Closing Date, such Company

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Stockholder shall be entitled to receive its respective portion of the Merger Consideration after the Closing Date and only after such Person delivers a duly executed and completed Company Letter of Transmittal to the Exchange Agent.  Until surrendered as contemplated by this Section 2.10, each share of Company Common Stock shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the portion of the Merger Consideration to which such Company Stockholder is entitled pursuant to this Article II.

(b)                                 No Further Rights.  All Merger Consideration paid upon the surrender of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such Company Common Stock and there shall be no further registration of transfers on the stock transfer books of the Company Surviving Subsidiary of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.  From and after the Effective Time, holders of Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided in this Agreement or by applicable Law.

(c)                                  Changes in Parent Stock.  If at any time between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Parent Class F Stock shall have been increased, decreased, changed into or exchanged for a different number of kind of shares or securities as a result of a subdivision, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other similar change in capitalization, in each case other than in connection with the Parent Merger, then the definition of Reference Price shall be equitably adjusted to reflect such change; provided, that nothing in this Section 2.10(c) shall be construed to permit Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(d)                                 Fractional Shares.  Notwithstanding anything to the contrary contained herein, no evidence of book-entry shares representing fractional shares of PubCo Common Stock shall be issued in exchange for Parent Common Stock, Company Common Stock, Options or RSUs.  In lieu of the issuance of any such fractional share, PubCo shall pay to each former holder of Parent Common Stock, Company Common Stock, Options or RSUs who otherwise would be entitled to receive such fractional share an amount in cash (rounded up to the nearest whole cent) determined by multiplying (i) the Reference Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of PubCo Common Stock which such holder would otherwise be entitled to receive pursuant to this Article II.  For the avoidance of doubt, the calculation of any cash in lieu of fractional shares to be paid pursuant to this Section 2.10(d) shall be made with respect to the aggregate shares of PubCo Common Stock, to which such holder of Parent Common Stock or Equity Holder would otherwise be entitled pursuant to this Agreement, and not with respect to the conversion of each share of Parent Common Stock or Company Common Stock, Options or RSUs, respectively.  For illustrative purposes only, if, pursuant to this Agreement, an Equity Holder would be entitled to 1.5 shares of PubCo Common Stock in exchange for each share of Company Common Stock held by such Equity Holder, and such Equity Holder holds 11 shares of Company Common Stock, such Equity Holder would be entitled to cash in lieu of .5 shares of PubCo Common Stock (i.e., 16.5 minus 16).

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(e)                                  Dividends.  No dividends or other distributions declared with respect to PubCo Common Stock, the record date for which is at or after the Effective Time, shall be paid to any Company Stockholder that has not delivered a properly completed, duly executed Company Letter of Transmittal.  After the delivery of such materials, the Company Stockholder shall be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to PubCo Common Stock issuable to such Company Stockholder.

(f)                                   Company Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, any Company Dissenting Share shall not be converted into the right to receive its applicable portion of the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Company Dissenting Share pursuant to the DGCL.  Each holder of Company Dissenting Shares who, pursuant to the DGCL, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with the DGCL (but only after the value therefor shall have been agreed upon or finally determined pursuant to the DGCL).  If, after the Effective Time, any Company Dissenting Share shall lose its status as a Company Dissenting Share, then any such share shall immediately be converted into the right to receive its applicable portion of the Merger Consideration as if such share never had been a Company Dissenting Share, and PubCo shall deliver, or cause to be delivered in accordance with the terms of this Agreement, to the holder thereof, following the satisfaction of the applicable conditions set forth in this Section 2.10, its applicable portion of the Merger Consideration as if such share had never been a Company Dissenting Share.  The Company shall give PubCo (a) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company, and (b) the right to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.  The Company shall not, except with the prior written consent of PubCo, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand with respect to any Company Dissenting Share.  The Company and the Stockholders’ Representative shall (or shall cause their Affiliates to) enforce any contractual waivers that the Equity Holders have granted regarding appraisal rights that would apply to the Company Mergers.

Section 2.11                             Withholding Rights.  Each of the Parties, the Parent Surviving Subsidiary, the Company Surviving Subsidiary, the Escrow Agent and the Exchange Agent are entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment under all applicable Laws.  To the extent that amounts are so withheld by the Parties, the Parent Surviving Subsidiary, the Company Surviving Subsidiary, the Escrow Agent or the Exchange Agent, as the case may be, such withheld amounts shall be paid to the appropriate taxing authority and will be treated for all purposes of this Agreement as having been paid to the Persons in respect of which such deduction and withholding was made.

Section 2.12                             Adjustment to the Merger Consideration.

(a)                                 The Merger Consideration shall be increased or reduced as set forth in Section 2.12(f) hereof.  Any increase or decrease in the Merger Consideration pursuant to this

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Section 2.12 shall be referred to as a “Merger Consideration Adjustment”.  Any payments made in respect of any Merger Consideration Adjustment pursuant to this Section 2.12 shall be treated as an adjustment to the Merger Consideration for all Tax purposes unless otherwise required by any applicable Law.

(b)                                 Within ninety (90) days after the Closing Date, PubCo shall prepare and deliver to the Stockholders’ Representative a statement (the “Preliminary Closing Statement”), which sets forth PubCo’s calculation of (i) the Net Working Capital as of 11:59 p.m. Central Prevailing Time on the day immediately preceding the Closing Date (the “Closing Net Working Capital”), (ii) the Cash and Cash Equivalents as of 11:59 p.m. Central Prevailing Time on the day immediately preceding the Closing Date (the “Closing Cash”), (iii) the Indebtedness of the Company and the Company Subsidiaries as of immediately prior to the Closing (the “Closing Indebtedness”), and (iv) the Company Transaction Expenses as of immediately prior to the Closing (the “Closing Company Transaction Expenses”), along with reasonable supporting detail to evidence PubCo’s calculations, explanations and assumptions for the calculation of such amounts.

(c)                                  The Stockholders’ Representative shall have a period of sixty (60) days after the date it receives the Preliminary Closing Statement from PubCo to deliver to PubCo written notice of the Stockholders’ Representative’s disagreement with any item contained in the Preliminary Closing Statement, which notice shall set forth in reasonable detail the basis for such disagreement and any proposed adjustment to such item (a “Notice of Disagreement”).  During the sixty (60) day period following the Stockholders’ Representative’s receipt of the Preliminary Closing Statement, PubCo shall (i) permit the Stockholders’ Representative and its accountants to consult with the Company’s officers and employees and PubCo’s accountants as reasonable, and (ii) provide to the Stockholders’ Representative and its accountants reasonable access during normal business hours and under reasonable circumstances to all relevant books and records and any work papers (including those of PubCo’s accountants subject to the execution of appropriate agreements with PubCo’s accountants) relating to the preparation of the Preliminary Closing Statement.  If a Notice of Disagreement is received by PubCo, then the Preliminary Closing Statement (as revised in accordance with clauses (A) or (B) below) shall become the Final Closing Statement and become final and binding upon the Parties on the earlier of the date (A) on which the Stockholders’ Representative and PubCo resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, and (B) all matters in dispute are finally resolved in writing by the Accounting Firm.  During the thirty (30) days following PubCo’s receipt of a Notice of Disagreement, PubCo and the Stockholders’ Representative shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, and upon such resolution, the Final Closing Statement shall be prepared in accordance with the agreement of PubCo and the Stockholders’ Representative.

(d)                                 If PubCo and the Stockholders’ Representative are unable to resolve the disputed items set forth in the Notice of Disagreement within thirty (30) days following PubCo’s receipt of such Notice of Disagreement (or such longer period as PubCo and the Stockholders’ Representative may mutually agree in writing), following notice of such dispute, such dispute shall be submitted to, and all issues having a bearing on such dispute shall be resolved by, (i) the dispute resolution group of Alvarez & Marsal Holdings, LLC, or (ii) in the event such professional services firm is (x) unable or unwilling to take such assignment or (y) not independent (due to such

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professional service firm having been engaged by either Party or any of their respective Affiliates in the past three (3) years), the dispute resolution group of a nationally recognized professional services firm mutually agreed upon by PubCo and the Stockholders’ Representative or, if PubCo and the Stockholders’ Representative cannot agree on a professional services firm within sixty (60) days after timely delivery of a Notice of Disagreement, each of PubCo and the Stockholders’ Representative shall select a nationally recognized professional services firm and such two (2) accounting firms shall designate the dispute resolution group of a third nationally recognized professional services firm that neither presently is, nor in the past three (3) years has been, engaged by either Party or any of their respective Affiliates.  The “Accounting Firm” means either (x) the dispute resolution group of Alvarez & Marsal Holdings, LLC, (y) the professional services firm so agreed to by PubCo and the Stockholders’ Representative, or (z) the third professional services firm so selected by the two (2) professional services firms, in each case in accordance with this Section 2.12(d).  PubCo and the Stockholders’ Representative shall submit to the Accounting Firm, as experts and not as arbitrators, for review and resolution all matters (but only such matters) that are set forth in the Notice of Disagreement which remain in dispute.  PubCo and the Stockholders’ Representative shall instruct the Accounting Firm to select one (1) of its partners experienced in purchase price adjustment disputes to make a final determination of the Closing Net Working Capital, Closing Cash, Closing Indebtedness and Closing Company Transaction Expenses calculated with reference to the items that are in dispute as set forth in the Notice of Disagreement.  PubCo and the Stockholders’ Representative shall instruct the Accounting Firm that, in resolving PubCo items in the Notice of Disagreement that are still in dispute and in determining the Closing Net Working Capital, Closing Cash, Closing Indebtedness and Closing Company Transaction Expenses, the Accounting Firm shall (i) not assign to any item in dispute a value that is (A) greater than the greatest value for such item assigned by PubCo, on the one hand, or the Stockholders’ Representative, on the other hand, or (B) less than the smallest value for such item assigned by PubCo, on the one hand, or the Stockholders’ Representative, on the other hand, (ii) make its determination in accordance with the guidelines and procedures set forth in this Agreement and consistent with the Accounting Principles) and a single written presentation submitted by each of PubCo and the Stockholders’ Representative and a single written response of each of PubCo and the Stockholders’ Representative to each such presentation so submitted (iii) render a final resolution in writing to PubCo and the Stockholders’ Representative (which final resolution shall be requested by PubCo and the Stockholders’ Representative to be delivered not more than thirty (30) days following submission of such disputed matters to the Accounting Firm), which, absent manifest error, shall be final, conclusive and binding on the Parties with respect to the Closing Net Working Capital, Closing Cash, Closing Indebtedness and Closing Company Transaction Expenses, and (iv) provide a written report to PubCo and the Stockholders’ Representative, if requested by either of them, which sets forth in reasonable detail the basis for the Accounting Firm’s final determination.  The fees and expenses of the Accounting Firm shall be allocated between PubCo, on the one hand, and the Stockholders’ Representative (on behalf of the Equity Holders), on the other hand, based upon the percentage by which the portion of the contested amount not awarded to each of PubCo and the Stockholders’ Representative bears to the amount actually contested by such Party.

(e)                                  The Preliminary Closing Statement (as adjusted by the agreement of the Parties or at the direction of the Accounting Firm, as applicable) shall be deemed final for the purposes of this Section 2.12 upon the earliest of the (i) failure of the Stockholders’ Representative

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to notify PubCo of a dispute within sixty (60) days after the Stockholders’ Representative receives the Preliminary Closing Statement, (ii) resolution of all disputes, pursuant to Section 2.12(c), by PubCo and the Stockholders’ Representative, and (iii) resolution of all disputes, pursuant to Section 2.12(d), by the Accounting Firm.

(f)                                   Within two (2) Business Days following the determination of the Final Closing Statement, the Final Closing Net Working Capital, Final Closing Cash, Final Closing Indebtedness and Final Closing Company Transaction Expenses in accordance with Section 2.12(c) or Section 2.12(d), as applicable:

(i)                                     if there is a Final Deficit, then PubCo shall be entitled to claim solely from the Escrow Fund an amount of cash equal to the lesser of (A) the remaining amount of the Escrow Fund, and (B) the Final Deficit, and PubCo and the Stockholders’ Representative shall promptly deliver a joint written instruction to the Escrow Agent instructing it to release such amount to PubCo; and

(ii)                                  if there is a Final Surplus, then PubCo shall pay to the Exchange Agent, on behalf of the Company Stockholders, and UHS OpCo, on behalf of the holders of Options and RSUs, an amount of cash equal to the lesser of (A) an amount equal to the Escrow Amount (which shall be paid by PubCo and not be paid from the Escrow Fund), and (B) such Final Surplus, which the Exchange Agent and UHS OpCo, as applicable, shall distribute to the Company Stockholders and the holders of Options and RSUs in accordance with their respective Pro Rata Percentages.

(g)                                  All payments required under this Section 2.12 shall be made in cash by wire transfer of immediately available funds to such bank account(s) as shall be designated in writing by the recipient(s).

(h)                                 If any amounts remain in the Escrow Fund after giving effect to the payments in Section 2.12(f), PubCo and the Stockholders’ Representative shall promptly deliver a joint written instruction to the Escrow Agent instructing it to release to the Exchange Agent, on behalf of the Company Stockholders, and UHS OpCo, on behalf of the holders of Options and RSUs, an aggregate amount of cash equal to such remaining Escrow Fund, which the Exchange Agent and UHS OpCo, as applicable, shall distribute to the Company Stockholders and the holders of Options and RSUs in accordance with their respective Pro Rata Percentages.

Section 2.13                             Tax Treatment.  The Parties agree to treat the receipt of stock in the transactions contemplated by this Agreement as follows for all Tax purposes: (i) Parent Merger and Company Merger 1 shall be treated as an integrated transaction described in Section 351(a) of the Code (without any actual or deemed receipt of other property or money as described in Section 351(b) of the Code) and (ii) Company Merger 2 shall be treated as a taxable exchange as described in Section 1001 of the Code by the Sellers of the Company’s outstanding common stock for the Merger Consideration paid by FSAC.  Any cash payment to the Sellers in lieu of fractional shares of stock under this Agreement will be treated as a distribution in full payment for such Seller’s fractional shares and shall not be treated as separately bargained-for consideration under this Agreement.  The Parties shall not, and shall not cause their Affiliates to, treat or report the Mergers

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in a manner inconsistent with this Section 2.13 unless required by a “determination” as defined in Section 1313(a) of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES

Except in each case (i) as set forth in the applicable disclosure schedules, which shall reference the section or sections to which it applies or where its relevance as an exception to (or disclosure for purposes of) such representation or warranty is reasonably apparent, delivered by the Company to the Parent Parties concurrently with the execution of this Agreement (the “Schedules”), (ii) as disclosed in the Latest UHS Reports (excluding any disclosures included in any “risk factors”, “forward-looking statements” disclaimer or other statements that are similarly non-specific, predictive, cautionary or forward-looking in nature; but, it being understood that any matter disclosed in such Latest UHS Reports will not be deemed to be disclosed for purposes of, or to modify or qualify, Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.19 or 3.21 herein, and (iii) subject to the terms, conditions and limitations set forth in this Agreement, the Company hereby represents and warrants to the Parent Parties, as follows:

Section 3.1                                    Organization.

(a)                                 Each Group Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization.

(b)                                 Each Group Company has all requisite power and authority to own, lease and operate its properties and to carry on in all material respects its businesses.  Each Group Company is duly qualified, licensed or registered as a foreign entity to transact business under the Laws of each jurisdiction where the character of its properties or assets owned, leased or operated by it, or the location of the properties or assets owned, leased or operated by it, requires such qualification, licensing or registration, except where the failure of such qualification, licensing or registration would not reasonably be expected to have a Material Adverse Effect.

Section 3.2                                    Authorization.  The Company has the requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Company Mergers, to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Approval”).  The Requisite Company Approval is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and any Ancillary Agreement and to approve the transactions contemplated hereby and thereby.  Subject to the receipt of the Requisite Company Approval, the execution and delivery of this

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Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action.  Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each other party hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 3.3                                    Capitalization.

(a)                                 The authorized capital stock of the Company consists only of 450,000,000 shares of Company Common Stock.  As of the date hereof, there are 255,996,956 shares of Company Common Stock issued and outstanding which shares are held by the Persons and in the amounts set forth on Schedule 3.3(a).  Except as set forth on Schedule 3.3(a), there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit, other equity-based compensation award or similar rights with respect to the Company and no options, warrants, rights, convertible or exchangeable securities, “phantom” rights, appreciation rights, performance units, commitments or other agreements obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Company Common Stock, or any other interest in the Company, including any security convertible or exercisable into Company Common Stock.  Assuming receipt of the Written Consent, the Company Mergers and the other Transactions will constitute an “Approved Sale” (as defined in the Stock Option Plan) and a “Change of Control” (as defined in the 2018 Stock Option Plan).

(b)                                 All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable. None of the issued and outstanding shares of Company Common Stock were issued in violation of any preemptive rights, Laws or Orders, and all such shares of Company Common Stock are owned of record by the Equity Holders.  There are no Contracts to which the Company is a party which require the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or securities convertible into or exchangeable for shares of Company Common Stock or to make any investment in any other Person.

(c)                                  No Group Company or, to the Knowledge of the Company, any other Person, is a party to any voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of any shares of Company Common Stock or any other interests in the Company.  No Company Subsidiary owns any equity interest in the Company.  There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to any equity securities of or any other interests in any Company Subsidiary.

Section 3.4                                    Company Subsidiaries.

(a)                                 All of the outstanding equity securities of each Company Subsidiary are owned by the Company, whether directly or indirectly.  There are no options, warrants, convertible securities, stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit, other equity-based compensation award or similar rights with respect to any Company Subsidiary and no rights, exchangeable securities, securities, “phantom” rights, appreciation rights, performance units, commitments or other agreements relating to the

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equity securities of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities of, or any other interest in, any Company Subsidiary, including any security convertible or exercisable into equity securities of any Company Subsidiary.

(b)                                 Schedule 3.4 sets forth a true and complete list as of the date of this Agreement of (a) the Company Subsidiaries, listing for each Company Subsidiary its name, type of entity, the jurisdiction of its incorporation or organization, and (b) its authorized capital stock, the number and type of its issued and outstanding shares of capital stock and the current ownership of such shares.

(c)                                  All of the outstanding equity securities of each Company Subsidiary are duly authorized, validly issued, fully paid, non-assessable, free of preemptive rights, restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws), and free and clear of all Liens (except for Permitted Liens).  There are no Contracts to which any Company Subsidiary is a party which require such Company Subsidiary to repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exchangeable for such equity securities or to make any investment in any other Person.

Section 3.5                                    Consents and Approvals; No Violations.

(a)                                 Subject to the receipt of the Requisite Company Approval, the filing of the Parent Certificate of Merger, the First Company Certificate of Merger and the Second Company Certificate of Merger, the filing by the Company of this Agreement on Form 8-K, and the applicable requirements of the HSR Act, and assuming the truth and accuracy of the Parent Parties’ representations and warranties contained in Section 4.3, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement will (a) conflict with or result in any material breach of any provision of the Organizational Documents of any Group Company, (b) require any filing with, or the obtaining of any material consent or approval of, any Governmental Entity, (c) result in a material violation of or a material default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any Company Material Contract, (d) result in the creation of any Lien upon any of the properties or assets of any Group Company (other than Permitted Liens), or (e) except for violations which would not prevent or materially delay the consummation of the transactions contemplated by this Agreement, violate in any material respect any Law, Order, or Lien applicable to any Group Company, excluding from the foregoing clauses (b), (c) and (e), such requirements, violations or defaults which would not reasonably be expected to be material to the Group Companies, taken as a whole.

(b)                                 The Company has no indebtedness incurred under the Senior Notes Indenture in reliance on the basket set forth in Section 4.09(b)(1) thereof other than indebtedness incurred under the Company’s Third Amended and Restated Credit Agreement, dated as of November 24, 2015, by and among the Company, UHS, UHS Opco and Bank of America, N.A. (the “Existing Credit Facility”), and will have the ability under the Senior Notes Indenture to incur at least $285.0 million of first lien indebtedness pursuant to Section 4.09(b)(1) of the Senior Notes

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Indenture on the Closing Date after giving effect to the repayment of the Existing Credit Facility and prior to any borrowings incurred under the Debt Commitment Letter.

Section 3.6                                    Financial Statements and Reports.

(a)                                 The UHS Reports contain the audited consolidated balance sheet of UHS OpCo as of December 31, 2017 and December 31, 2016, and the related audited consolidated statements of operations and cash flows of UHS OpCo for each of the fiscal years ended December 31, 2017, 2016 and 2015, together with all related notes and schedules thereto, accompanied by the report thereon of UHS OpCo’s independent auditors (collectively referred to as the “Financial Statements”) in each case audited in accordance with the standards of the PCAOB, and the unaudited consolidated balance sheet of UHS OpCo as of March 31, 2018 (the “Interim Balance Sheet”) and March 31, 2017 and the related unaudited consolidated statements of operations and cash flows of UHS OpCo for the 3-month period then ended (together with the Interim Balance Sheet, the “Interim Financial Statements”).  Each of the Financial Statements and the Interim Financial Statements (a) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except (x) as may be indicated therein or in the notes thereto to the extent permitted by Regulation S-X of the SEC and (y) in the case of the Interim Financial Statements, subject to normal and recurring year-end adjustments and the absence of notes thereto, none of which would be material individually or in the aggregate) and in accordance with Regulation S-X of the SEC, and (b) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of UHS OpCo as at the respective dates thereof and for the respective periods indicated therein.  UHS OpCo’s independent auditor with respect to the Financial Statements is independent under the standards of the PCAOB and was independent during all periods covered by the Financial Statements and the Interim Financial Statements.

(b)                                 UHS OpCo has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is intended to provide, in all material respects, reasonable assurance: (i) that transactions, receipts and expenditures of UHS OpCo and its Subsidiaries are being executed and made only in accordance with appropriate authorizations of management, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of UHS OpCo and its Subsidiaries.

(c)                                  UHS OpCo has filed with or furnished to the SEC all reports required to be filed or furnished with the SEC on or after January 1, 2015.

(d)                                 As of their respective filing dates (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), except as may have been revised, corrected or superseded by any subsequent filing prior to the date hereof, the UHS Reports were, and any UHS Reports filed subsequent to the date hereof will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.  The UHS Reports did not, and as relates to any UHS Reports filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material

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fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(e)                                  Except as may have been corrected by any subsequent filing prior to the date hereof, each UHS Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)                                   UHS OpCo maintains a system of “disclosure controls and procedures” required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act.  Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by UHS OpCo in the reports that it files under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of UHS OpCo’s filings with the SEC and other public disclosure documents and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(g)                                  UHS OpCo is in compliance in all material respects with the provisions of Sarbanes-Oxley Act and the provisions of the Exchange Act and the Securities Act relating thereto, which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to UHS OpCo.

(h)                                 As of the date hereof, there are no unresolved comments received from the SEC with respect to any of the UHS Reports, and, to the Knowledge of the Company, none of the UHS Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

Section 3.7                                    No Undisclosed Liabilities.

(a)                                 The Group Companies do not have any material liabilities or obligations of the type required to be disclosed in the Interim Balance Sheet in accordance with GAAP, except for liabilities or obligations (i) incurred or accrued since the Balance Sheet Date in the Ordinary Course (none of which relate to tort), (ii) that arise under any Company Material Contract, none of which arose out of a breach of Contract or violation of Law, (iii) incurred since the Balance Sheet Date pursuant to or in connection with this Agreement or the transactions contemplated hereby, (iv) disclosed in this Agreement (or the Schedules), or (v) that are disclosed in the Interim Financial Statements or the Financial Statements.

(b)                                 The Company (i) was formed solely for the purpose of acquiring UHS OpCo, (ii) has engaged in no business activities, other than acting as a holding company of UHS OpCo, issuing its capital stock, Options and RSUs, and activities incident thereto and (iii) has no assets or liabilities other than those incident to the activities described in the foregoing clauses (i) and (ii).

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Section 3.8                                    Absence of Certain Changes.  Except as contemplated by this Agreement or the Company Stockholder Voting Agreement, since the Balance Sheet Date through the date hereof:

(a)                                 the Group Companies have conducted their business in all material respects in the Ordinary Course;

(b)                                 there has been no Material Adverse Effect;

(c)                                  there has been no casualty, loss, damage or destruction of any property that is material to the Group Companies, taken as a whole, and that is not covered by insurance; and

(d)                                 no Group Company has taken any action or omitted to take an action, which, if taken or omitted to be taken after the date of this Agreement, would require the consent of Parent in accordance with Section 5.1(b)(i) through Section 5.1(b)(v), Section 5.1(b)(ix) through Section 5.1(b)(xi), Section 5.1(b)(xiii), Section 5.1(b)(xvii) and Section 5.1(b)(xxii).

Section 3.9                                    Real Estate.

(a)                                 No Group Company owns a fee interest in any real property.

(b)                                 Schedule 3.9(b) lists each real property leased, subleased, licensed or otherwise used or occupied by any Group Company as of the date of this Agreement (each, a “Leased Real Property” and collectively, the “Leased Real Properties”), and sets forth the name of the landlord, the name of the entity holding such leasehold interest and the street address of each Leased Real Property.

(c)                                  True, correct and complete copies of all leases, amendments, extensions, guaranties and other material agreements thereto with respect to the Leased Real Properties, each requiring an annual rent payment in excess of $500,000 (individually, a “Lease” and collectively, the “Leases”) have been made available to Parent. Schedule 3.9(c) sets forth a true and complete list of all Leases as of the date of this Agreement, including the date and names of the parties to each Lease.

(d)                                 The leasehold interests of the Group Companies and the Leased Real Properties constitute all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Group Companies as of the date hereof.

(e)                                  With respect to each of the Leased Real Property: (i) the Lease for such Leased Real Property is legal, valid, binding, enforceable and in full force and effect in all material respects, subject to proper authorization and execution of such lease by the other party thereto and subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; (ii) no Group Company is in material breach or material default under such Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a material breach or material default under such Lease on the part of the applicable Group Company, nor, to the Knowledge of the Company, on the part of the other party

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thereto; (iii) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default thereunder which has not been replenished to the extent required under such Lease; (iv) no Group Company owes any brokerage commissions or finder’s fees with respect to such Lease; (v) no Group Company has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property (or any portion thereof) that is the subject matter of such Lease; and (vi) no Group Company has collaterally assigned or granted any other security interest in such Leased Real Property or any interest therein.

Section 3.10                             Intellectual Property.

(a)                                 Schedule 3.10(a) contains a true, correct and complete list as of the date hereof of all of the following: (i) all registered Trademarks and pending Trademark applications owned by any of the Group Companies, including, as appropriate, registration and application dates and numbers; (ii) all registered copyrights and copyright applications owned by any of the Group Companies; including, as appropriate, registration and application dates and registration numbers; (iii) all domain names owned by the Group Companies, including the name of the registrant and the expiry date; (iv) all issued patents and pending applications owned by the Group Companies, including, as appropriate, issuance and application dates and numbers; and (v) all Company Software that is material to the Group Companies taken as a whole.

(b)                                 To the Knowledge of the Company: (i) a Group Company (x) owns and possesses all right, title and interest in or to, or (y) has the right to use all Intellectual Property used, or held for use, in the conduct of the business of the Group Companies, free and clear of all Liens (other than Permitted Liens) and (ii) all material Company Registered IP is valid and enforceable (and there are no judgments finding any such Intellectual Property to be invalid or unenforceable). There are no proceedings pending or, to the Knowledge of the Company, threatened, that challenge the validity, use, ownership, registrability, or enforceability of any material Company Owned Intellectual Property.

(c)                                  Schedule 3.10(c) sets forth a listing, as of the date hereof, of all material licenses and development agreements pursuant to which a Group Company grants or receives a license to Intellectual Property, other than non-exclusive licenses to Company Owned Intellectual Property granted to customers in the Ordinary Course and licenses of commercially available software with a replacement cost of less than $100,000 (collectively “Company IP Agreements”).

(d)                                 To the Knowledge of the Company, neither the use of the Company Owned Intellectual Property as currently used by the Group Companies in the conduct of their business, nor the conduct of their business as presently conducted (or as conducted in the past 3 years), infringes, misappropriates or violates the rights of any Person in any Intellectual Property.

(e)                                  To the Knowledge of the Company: (i) there are no claims, proceedings, actions, suits, hearings, arbitrations, investigations, charges, complaints, demands or similar actions currently pending by any Group Company against any Person alleging infringement, misappropriation, or violation of any Company Owned Intellectual Property, in each case that are material to the Group Companies taken as a whole; and (ii) to the Knowledge of the Company, no

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Person is currently materially infringing upon, misappropriating, or otherwise violating any material Company Intellectual Property.

(f)                                   Each Group Company has taken commercially reasonable steps to maintain, enforce and protect all Company Owned Intellectual Property, including its trade secrets and other confidential information.

(g)                                  To the Knowledge of the Company, for the past three (3) years, there has not been any material failure, breakdown, continued substandard performance or other adverse event that has occurred with respect to any software, hardware, network or other computer systems owned or operated by one of the Group Companies (collectively, the “Company Systems”) that has resulted in a material interruption or other material adverse consequences to the conduct of their business as currently conducted.  The Group Companies have put commercially reasonable safeguards in place to protect (i) the confidentiality, integrity, and security of the Company Systems and any Personal Data in any Group Company’s possession or control and (ii) the Company Systems and any such Personal Data from unauthorized access, use, modification or corruption.  The Group Companies maintain and comply with commercially reasonable data backup, disaster avoidance, recovery and business continuity procedures.  Except as set forth on Schedule 3.10(g), for the past three (3) years, the Group Companies have been in compliance with all applicable Data Security Requirements in all material respects, and (x) no Person has made any illegal or unauthorized use of, or had unauthorized access to, the Company Systems or any Personal Data that was collected by or on behalf of the Group Companies or is in the possession or control of the Group Companies except as would not reasonably be expected to be material to the Group Companies, taken as a whole, and (y) no action or proceeding is pending, or to the Knowledge of the Company, threatened against any Group Company regarding its protection, storage, use or disclosure of Personal Data.

(h)                                 No Company Software is subject to any “open source”, “copyleft” or analogous license (including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, GPL, AGPL or other open source software license) in a manner or relation that has or would require any public distribution of any such Company Software, create obligations for any Group Company to grant, or purport to grant, to any third party any rights or immunities under any Company Owned Intellectual Property (including any patent non-asserts or patent licenses).

(i)                                     Except in the Ordinary Course to third party contractors performing services for the Group Companies pursuant to commercially reasonable confidentiality agreements, no material source code owned by any of the Group Companies has been disclosed, released, made available, or delivered (and no Person has agreed to disclose, release, or deliver such source code under any circumstance) to any third party, and no Person other than the Group Companies is in possession of any such source code or has been granted any license or other right with respect therein or thereto.

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Section 3.11                             Litigation.

(a)                                 In the last three (3) years from the date hereof, there have not been, and there are no Actions or Orders (including those brought or threatened by or before any Governmental Entity) pending or, to the Knowledge of the Company, threatened against or otherwise relating to any Group Company or any of their respective properties at Law or in equity, excluding, in each case, Actions or Orders that would not reasonably be expected to be material to the Group Companies, taken as a whole.

(b)                                 No Group Company has filed in the last three (3) years from the date hereof or intends to file any material Action against any other Person.

Section 3.12                             Company Material Contracts.

(a)                                 Schedule 3.12(a) sets forth a true, correct and complete list of the following Contracts to which any Group Company is a party as of the date of this Agreement (“Company Material Contracts”):

(i)                                     any stockholder, partnership or other Contract with a holder of equity securities of any Group Company relating to their ownership of equity securities, investors’ rights agreement, voting agreement, right of first refusal and co-sale agreement, or registration rights agreement;

(ii)                                  any non-competition Contract or other Contract that purports to limit (A) the ability of any Group Company from operating or doing business in any location, market or line of business, or (B) the Persons to whom any Group Company may sell products or deliver services;

(iii)                               any employment or consulting Contract with any current or former employee or individual service provider of any Group Company that (A) provides annual compensation in excess of $500,000 or (B) is not terminable at-will and without any liability to any Group Company (other than standard employee confidentiality or non-disclosure agreements) or that cannot be terminated without the payment of severance or similar separation payments (except to the extent required by applicable Law);

(iv)                              change in control, transaction bonus, retention bonus, stay and pay or similar agreements with any current or former (to the extent of any ongoing liability) employee or individual service provider of any Group Company;

(v)                                 collective bargaining agreements or other Contracts with any labor union or other labor organization;

(vi)                              Company IP Agreements;

(vii)                           any Contract providing for any outstanding indemnification obligations by any Group Company of any Person, except for any such Contract that is entered into in the Ordinary Course;

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(viii)                        Contract evidencing Indebtedness of any Group Company;

(ix)                              Contract under which any Group Company is lessee of or holds or operates any tangible property, including real property, owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,500,000;

(x)                                 joint venture, strategic alliance and similar Contracts;

(xi)                              any Contracts listed on Schedule 3.21;

(xii)                           any Contract (other than non-continuing purchase orders) with any Material Customer or Material Supplier, each requiring payment to or by any Group Company in excess of $1,500,000 per annum;

(xiii)                        any Contract (other than non-continuing purchase orders) reasonably expected to result in future payments to or by any Group Company in excess of $1,500,000 per annum, except for Contracts that are terminable on less than 30 days’ notice without penalty;

(xiv)                       any Contract entered into in the last five (5) years for the settlement of any Action for which any Group Company has any material ongoing liability or obligation;

(xv)                          any Contract or group of related Contracts requiring or providing for any capital expenditure in excess of $1,500,000 (other than the purchase of medical equipment in the Ordinary Course);

(xvi)                       material interest rate, currency or other hedging Contract;

(xvii)                    any Contract for (A) the divestiture of any material business, properties or assets of any Group Company or (B) the acquisition by any Group Company of any material operating business, properties or assets, whether by merger, purchase, sale of stock or assets or otherwise, in each case, which contains continuing obligations or liabilities with respect to a Group Company;

(xviii)                 any Contract containing any provision pursuant to which any Group Company will be obligated to make a payment to any Person at the Closing as a direct result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement; and

(xix)                       any other Contract (other than non-continuing purchase orders) not of the types described above in this Section 3.12 that involves consideration in excess of $1,500,000 in the current fiscal year of the Group Companies.

(b)                                 The Company Material Contracts (except those that are canceled, rescinded or terminated after the date hereof in accordance with their terms) are in full force and effect in all

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material respects in accordance with their respective terms with respect to the applicable Group Company, and, to the Knowledge of the Company, the other party thereto, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  The applicable Group Company has performed all material obligations required to be performed by it under such Company Material Contracts, and none of the Group Companies or, to the Knowledge of the Company, the other parties thereto are in material breach or material default thereunder and, to the Knowledge of the Company, no event has occurred which would permit termination, modification or acceleration of any Company Material Contract by any party thereto.  No Group Company has received notice of any current default under any Company Material Contract.  None of the Group Companies has given notice of its intent to terminate, modify, amend or otherwise materially alter the terms and conditions of any Company Material Contract or has received any such written notice from any other party thereto, in each case, other than in the connection with the scheduled end or termination or other non-breach related expiration of such Contract.

Section 3.13                             Tax Returns; Taxes.

(a)                                 All material Tax Returns of the Group Companies required to have been filed with any Governmental Entity in accordance with any applicable Law have been duly and timely filed and are correct and complete in all material respects.

(b)                                 All material amounts of Taxes due and owing by any of the Group Companies have been paid in full.

(c)                                  All deficiencies asserted as a result of any examination of any Tax Returns of the Group Companies by a Governmental Entity have been paid in full, accrued on the books of the Group Companies or finally settled.

(d)                                 No material claims for additional Taxes have been asserted in writing within the last three (3) years and no material proposals or deficiencies for any Taxes of the Group Companies are being asserted, proposed or, to the Knowledge of the Company, threatened, and no audit or investigation of any Tax Return of the Group Companies is currently underway, pending or, to the Knowledge of the Company, threatened.

(e)                                  The Group Companies have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

(f)                                   There are no outstanding waivers or agreements by or on behalf of the Group Companies for the extension of time for the assessment of any material Taxes or any deficiency thereof and no waiver extending the statutory period of limitations applicable to any material claim for Taxes due from the any of the Group Companies has been requested in writing by any taxing authority.

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(g)                                  There are no Liens for Taxes against any asset of the Group Companies (other than Liens for Taxes which are not yet due and payable or Taxes being contested in good faith with adequate reserves established).

(h)                                 Other than the Tax Receivable Agreement, none of the Group Companies is a party to any Tax allocation or sharing agreement under which any of the Group Companies will have any liability after the Closing (excluding customary commercial agreements the primary subject of which is not Taxes).

(i)                                     No Group Company has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company); or has any liability for the Taxes of any other Person (other than any of the Company or the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(j)                                    No Group Company is or has been a party to any “listed transaction,” as defined in Treasury Regulation Section 1.6011-4(b)(2).

(k)                                 No material claim has ever been made by a Governmental Entity in a jurisdiction where the Group Companies do not file Tax Returns that any Group Company may be subject to taxation by that jurisdiction.

(l)                                     The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(m)                             No Group Company will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions as described in Treasury Regulations Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign income Tax law) or excess loss account described in Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; or (vi) election described in Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).

(n)                                 No Group Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

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Section 3.14                             Environmental Matters.  Except as would not reasonably be expected to result in the Group Companies incurring material liabilities: Each Group Company is and has for the past three (3) years been in compliance with all Environmental Laws, which compliance has included obtaining and complying with all Environmental Permits required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business.

(b)                                 No Group Company has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, sold, marketed, supplied, installed, serviced, repaired, exposed any Person to, or released any Hazardous Substance, or (ii) owned or operated any facility or property which is or has been contaminated by any Hazardous Substance, in each case of (i) and (ii) so as to give rise to any liability of the Group Companies pursuant to any Environmental Laws.

(c)                                  Except for standard indemnities found in leases and loan agreements, none of the Group Companies has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any obligation or liability of any other Person relating to any Hazardous Substance or Environmental Laws.

(d)                                 No Group Company has received any notice from any Governmental Entity or any Person, or is subject to any pending or, to the Knowledge of the Company, threatened Action, or Order, regarding any actual or alleged violation or liability arising under or imposed pursuant or otherwise based upon any Environmental Law.

(e)                                  Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Entities or Persons, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws, including the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., or the Connecticut Transfer Act, Conn. Gen. Stat. Sections 22a-134 et seq.

Section 3.15                             Licenses and Permits.  Schedule 3.15 sets forth a true, correct and complete list of all material Licenses and approvals held by the Group Companies.  To the Knowledge of the Company, the Group Companies own or possess all material Licenses that are necessary to enable them to carry on their respective operations as presently conducted.

Section 3.16                             Company Benefit Plans.

(a)                                 Schedule 3.16(a) contains a true, correct and complete list of all material Company Benefit Plans.  With respect to each Company Benefit Plan, the Company has provided Parent true, correct and complete copies of the following documents, to the extent applicable: (i) the current plan document and the most recent related trust documents, and amendments thereto (or a written description of the material terms of any Company Benefit Plan that is unwritten); (ii) the three most recent annual returns (Forms 5500 and all accompanying schedules thereto) and the most recent actuarial or other valuation reports prepared with respect thereto; (iii) the most recent IRS determination, opinion or advisory letter; (iv) the current summary plan description and any subsequent summaries of material modifications thereto; (v) any related annuity, insurance

33

contracts or funding arrangements; (vi) any notices to or from the IRS or any office or representative of the U.S. Department of Labor or any Governmental Entity dated within the past three (3) years relating to any compliance issues (including, but not limited to, any applications filed pursuant to the IRS’ Employees Plan Compliance Resolution System); and (vii) the nondiscrimination testing results for the most recently completed plan year.

(b)                                 Except as set forth on Schedule 3.16(b):

(i)                                     No Company Benefit Plan is, and none of the Group Companies or their ERISA Affiliates has in the past six years participated in, maintained, sponsored, contributed to, had an obligation to contribute or has any current or contingent withdrawal liability with respect to: (i) a “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA); (ii) a “multiple employer plan” (within the meaning of Section 210, 4063 or 4064 of ERISA or as described in Section 413(c) of the Code); or (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), and no Group Company or their ERISA Affiliates has any current or contingent obligation or liability in connection with any such “multiemployer plan”, “multiple employer plan” or “multiple employer welfare arrangement”;

(ii)                                  No Company Benefit Plan is, and none of the Group Companies or their ERISA Affiliates has any current or contingent liability or obligation under or with respect to, a Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.  No Group Company has any current or contingent liability or obligation by reason of at any time being considered a single employer under Section 414 of the Code with any other Person;

(iii)                               Each Company Benefit Plan and related trust or other funding vehicle has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and all applicable Laws (including ERISA and the Code), and all contributions, premiums, reimbursements, distributions or payments required to be made with respect to any Company Benefit Plan for all periods ending prior to or as of the Closing have been timely made, paid or properly accrued;

(iv)                              No Action (other than routine claims for benefits payable in the Ordinary Course and appeals of such denied claims) is pending, or to the Knowledge of the Company, threatened, against or involving any Company Benefit Plan;

(v)                                 Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter, advisory letter or opinion letter (as applicable) from the U.S. Internal Revenue Service (the “IRS”), and to the Knowledge of the Company, no event has occurred and no condition or circumstance exists with respect to the Company Benefit Plans which could reasonably be expected to result in the revocation of any such determination letter, advisory letter or opinion letter or the loss of the qualification of such Company Benefit Plan;

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(vi)                              The Group Companies have complied in all material respects with the Patient Protection and Affordable Care Act (“PPACA”) and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject any Group Company to any liability, penalty or Tax (whether or not assessed) under Section 4980H or Section 4980D of the Code or any other provision of PPACA.

(vii)                           No Company Benefit Plan provides for post-employment or post-termination health, life or disability insurance benefits to any current or former employee, officer or director of any Group Company or any other Person, except for coverage required by COBRA or other applicable Law for which the covered Person pays the full cost of coverage for such Person and his or her beneficiaries or dependents;

(viii)                        No Group Company or current or former employee, officer or director thereof or, to the Knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Company Benefit Plan or a breach of fiduciary duty (as determined under ERISA) with respect to a Company Benefit Plan that would reasonably be expected to result in the imposition of a penalty pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code;

(ix)                              Each Company Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated and administered in all material respects in compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code. None of the Group Companies has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax imposed under Sections 409A or 4999 of the Code; and

(x)                                 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will, (A) result in any payment (whether in cash, property or the vesting of property), benefit or other right becoming due to any employee, officer, director or independent contractor (to the extent an individual Person) of the Group Companies, (B) increase any compensation or benefits otherwise payable under any Company Benefit Plan or otherwise, (C) result in the acceleration of the time of payment, funding or vesting of any such compensation, benefits, or other rights under any such Company Benefit Plan or otherwise, (D) result in any obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Company Benefit Plan, or (E) result in any “excess parachute payments” becoming payable to any “disqualified individuals” for purposes of Sections 280G and 4999 of the Code.

(xi)                              Each Option (A) has an exercise price at least equal to the fair market value of the underlying shares of Common Stock as of the grant date and any repricing with respect to the Options did not cause such Options to be deferred compensation under Section 409A of the Code or otherwise non-compliant under Section 409A of the Code; (B) has not had its exercise date or grant date delayed or “back-

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dated”; and (C) has been issued in compliance with all applicable Laws and properly accounted for in all respects in accordance with GAAP.  The Company has never granted any stock options or stock appreciation rights with an exercise price that was, or could be, less than the fair market value of the underlying shares of Common Stock or other equity instrument of the Company as of the grant date, or taken any action that would cause any stock option or stock appreciation right to be deferred compensation for purposes of Section 409A of the Code or otherwise fail to comply with Section 409A of the Code.

Section 3.17                             Labor Relationships.

(a)                                 None of the Group Companies’ employees are represented by a union, works council, labor organization or other employee representative body, nor are any of the Group Companies party to or bound by any collective bargaining agreement, works council agreement or other Contract or bargaining relationship with any union, works council, labor organization, or other employee representative body.  To the Knowledge of the Company, there are no, and in the past three (3) years have been no, union organizing or decertification activities relating to employees of any of the Group Companies.

(b)                                 None of the Group Companies’ employees are a signatory to a collective bargaining agreement with any trade union, or, to the Knowledge of the Company, any labor organization or group, in each case with respect to their employment with any of the Group Companies.

(c)                                  No material labor dispute, walk out, strike, hand billing, picketing, or work stoppage by employees of any Group Company against the Group Companies has occurred, is in progress or, to the Knowledge of the Company, has been threatened in the last three (3) years.

(d)                                 None of the Group Companies has any material liability with respect to any unpaid wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation which has or have come due and payable to their current or former employees or independent contractors under applicable Law, Contract or policy, or with respect to the misclassification or treatment of any service providers to any of the Group Companies as an independent contractor, leased employee, or other non-employee.

Section 3.18                             International Trade & Anti-Corruption Matters.

(a)                                 None of the Group Companies, nor to the Knowledge of the Company, any of their respective officers, directors, employees, agents or other third party representatives acting on behalf of the Group Companies: (x) is currently, or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-Im Laws, or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service (collectively, “Trade Control Laws”); or (y) has at any time made or accepted any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value,

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directly or indirectly, to any Government Official or other Person in violation of any applicable Anti-Corruption Laws.  The Group Companies have maintained complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and Government Officials.

(b)                                 In the last three (3) years, none of the Group Companies have, in connection with or relating to the business of the Group Companies, received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case related to Trade Control Laws or Anti-Corruption Laws.

Section 3.19                             Certain Fees.  Except as set forth on Schedule 3.19, no Parent Party or Group Company shall be obligated to pay or bear any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Equity Holders or the Group Companies or any of their respective Affiliates.  Other than amounts payable at Closing to be included in Company Transaction Expenses and without limiting any rights to indemnification thereunder, no fees or expenses are or will be payable under the Engagement Letter set forth on Schedule 3.19 with respect to the transactions contemplated by this Agreement or any other Transactions (as defined in such Engagement Letter).

Section 3.20                             Insurance Policies.  Schedule 3.20 contains a true, correct and complete list of all material insurance policies carried by or for the benefit of the Group Companies.  As of the date hereof, all such insurance policies are in full force and effect, all premiums with respect thereto that are owed have been paid, and no material notice of cancellation, termination, reduction in coverage or disallowance of any claim has been received by any Group Company with respect to any such policy.  To the Knowledge of the Company, there is no pending material claim by any Group Company against any insurance carrier under any such insurance policy for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

Section 3.21                             Affiliate Transactions.  Except for (a) the Management Agreement or (b) as otherwise disclosed on Schedule 3.21, there are no transactions or Contracts between any Group Company, on the one hand, and any Majority Stockholder or any Affiliate thereof, on the other hand (except any transactions or Contracts that are not material to the applicable Group Company).

Section 3.22                             Information Supplied.  None of the information supplied or to be supplied by the Group Companies for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, at the date such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Group Companies or that are included in the Proxy Statement and the Registration Statement).  Notwithstanding the foregoing, the Group Companies make no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on

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information supplied by the Parent Parties for inclusion or incorporation by reference in the Proxy Statement, the Registration Statement or any Parent Reports, or (b) any projections or forecasts included in the Proxy Statement or the Registration Statement.

Section 3.23                             Customers and Suppliers.  Schedule 3.23 sets forth a list of the Group Companies’ Material Customers and Material Suppliers showing the approximate total sales by the Group Companies to each such Material Customer and the approximate total purchases by the Group Companies from each such Material Supplier, during the applicable period of such measurement.  No such Material Supplier or Material Customer listed on Schedule 3.23, has (a) terminated its relationship with any of the Group Companies, (b) as of the date hereof, to the Knowledge of the Company, materially reduced its business with any of the Group Companies or materially and adversely modified its relationship with any of the Group Companies or (c) as of the date hereof, to the Knowledge of the Company, notified any of the Group Companies of its intention to take any such action.

Section 3.24                             Compliance with Laws.

(a)                                 Each Group Company is, and has been for the past three (3) years, in material compliance with all Laws and Orders applicable to their respective businesses, operations, assets and properties, except for noncompliance which would not reasonably be expected to be material to the Group Companies, taken as a whole.

(b)                                 Without limiting in any way the generality of other provisions of this Agreement, except as identified on Schedule 3.24(b):

(i)                                     Each Group Company is, and has been for the past three (3) years, in material compliance with all Applicable Healthcare Industry Laws, except for noncompliance which would not reasonably be expected to result in material liabilities to the Group Companies, taken as a whole.

(ii)                                  None of the Group Companies is, or in the last three (3) years has been, subject to, or has received any written notice of, any pending or, to the Knowledge of the Company, threatened action by any Governmental Entity alleging any violation of or noncompliance with any Applicable Healthcare Industry Law, including any action by (A) the U.S. Department of Health and Human Services’ Office of Inspector General, the U.S. Department of Justice, and any attorney general of any State of the United States, or (B) any other equivalent Governmental Entity in any other jurisdiction, in each case alleging any violation of or noncompliance with any Applicable Healthcare Industry Laws.

(iii)                               No Group Company nor, to the Knowledge of the Company, any third party authorized by the Company has made on behalf of the Company any material false statements or material omissions any reports or submissions to any Governmental Entity, and no Group Company nor, to the Knowledge of the Company, any third party authorized by the Company has made or offered on behalf of the Company any payments, gratuities, or other things of value that are prohibited by any law or regulation to personnel of any Governmental Entity.

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(iv)                              No Group Company has failed to comply with the security and privacy standards adopted pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act of 2009, as amended, and implementing regulations that are applicable to a Business Associate, as defined by HIPAA, or any equivalent or similar Applicable Healthcare Industry Laws except for such noncompliance which would not reasonably be expected to result in material liabilities to the Group Companies, taken as a whole.

(v)                                 No Group Company has in the last three (3) years undertaken any product recalls, field actions, corrections, removals or market withdrawals, other than to facilitate such actions on behalf of its suppliers and original equipment manufacturers.

Section 3.25                             Sufficiency of Assets.  Except as would not reasonably be expected to be material to the Group Companies, taken as a whole, the Group Companies have good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the material items of tangible personal property used or held for use in the business of the Group Companies, free and clear of any and all Liens (other than Permitted Liens).  The tangible assets owned or leased by the Group Companies constitute all of the material tangible assets reasonably necessary for the continued conduct of the business of the Group Companies after the Closing in the Ordinary Course.

Section 3.26                             Government Contracts.  Except as would not reasonably be expected to be material to the Group Companies, taken as a whole, no Group Company has within the last three (3) years (a) breached or violated any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (b) been suspended or debarred from bidding on government contracts by a Governmental Entity; (c) been audited or investigated by any Governmental Entity with respect to any Government Contract except for routine contract audits in the ordinary course of business; (d) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (e) received from any Governmental Entity or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; or (f) had any Government Contract terminated by any Governmental Entity or any other Person for default or failure to perform.  Each Group Company has established and maintains adequate internal controls for compliance with its Government Contracts.  Within the last three (3) years, the Group Companies have accurately reported all pricing discounts and credited to customers and all invoices and claims for payment, reimbursement or adjustment submitted by each Group Company were current, accurate and complete in all material respects as of their respective submission dates or were subsequently corrected.

Section 3.27                             No Other Representations or Warranties; Schedules.  Except for the representations and warranties contained in this Article III (as modified by the Schedules, as supplemented and amended), none of the Group Companies, any Equity Holder or any other Person makes any other express or implied representation or warranty with respect to the Group Companies, any Equity Holder or the transactions contemplated by this Agreement, and the Company disclaims any and all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in

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writing) to the Parent Parties or their respective Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Parent Parties by any director, officer, employee, agent, consultant, or representative of the Company or the Equity Holders or any of their respective Affiliates).  The Company makes no representation or warranty to the Parent Parties regarding the probable success or future profitability of the Group Companies.  Except as expressly set forth in this Article III (as modified by the Schedules, as supplemented and amended), the condition of the assets of the Group Companies shall be “as is” and “where is” and the Company makes no warranty of merchantability, suitability, fitness for a particular purpose or quality with respect to any of the tangible assets of any Group Company or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent.  It is understood that any Due Diligence Materials made available to the Parent Parties or their respective Affiliates or their respective Representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of the Company or its Affiliates or their respective Representatives.

Section 3.28                             Independent Investigation; No Reliance.  The Group Companies have conducted their own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Parent Parties, which investigation, review and analysis was conducted by the Group Companies and their respective Affiliates and, to the extent the Group Companies deemed appropriate, by the Representatives of the Group Companies.  The Company acknowledges that it and its Representatives have been provided access to the personnel, properties, premises and records of the Parent Parties for such purpose.  In entering into this Agreement, the Company acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and has not relied on any factual representations or opinions of the Parent Parties or any of the Parent Parties’ Representatives (except the specific representations and warranties of the Parent Parties set forth in Article IV), and the Company acknowledges and agrees, to the fullest extent permitted by Law, that:

(a)                                 no Parent Party or any of its directors, officers, equityholders, members, employees, Affiliates, controlling Persons, agents, advisors or Representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of (i) any of the information set forth in materials made available by the management of the Parent Parties, in discussions, in responses to questions submitted by or on behalf of the Group Companies, their respective Affiliates or their respective Representatives, whether orally or in writing, in materials prepared by or on behalf of the Parent Parties, or in any other form, or (ii) the pro-forma financial information, projections or other forward-looking statements of the Parent Parties, in each case in expectation or furtherance of the transactions contemplated by this Agreement; and

(b)                                 no Parent Party nor any of its directors, officers, employees, equityholders, members, Affiliates, controlling Persons, agents, advisors, Representatives or any other Person shall have any liability or responsibility whatsoever to any of the Group Companies or their respective directors, officers, employees, Affiliates, controlling Persons, agents or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (including set forth

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in management summaries relating to the Parent Parties provided to the Group Companies, in presentations by the Parent Parties’ management or otherwise), to any of the Group Companies or their respective directors, officers, employees, Affiliates, controlling Persons, advisors, agents or Representatives (or any omissions therefrom), unless, in each case, to the extent any such information is also subject to disclosure under this Agreement or the Schedules.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

Except (i) as set forth in the disclosure schedules delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”) and (ii) as disclosed in any of the Parent Reports filed prior to the date of this Agreement (excluding any disclosures included in any “risk factors”, “forward-looking statements” disclaimer or other statements that are similarly non-specific, predictive, cautionary or forward-looking in nature, but, it being understood that any matter disclosed in the Parent Reports filed prior to the date of this Agreement will not be deemed to be disclosed for purposes of, or to modify or qualify, Sections 4.1, 4.2, 4.3, 4.4, or 4.12 herein), the Parent Parties hereby jointly and severally represent and warrant to the Company, as follows:

Section 4.1                                    Organization.  Each of the Parent Parties is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.  Each of the Parent Parties has all requisite corporate power and authority to carry on its business as now being conducted.  Each of the Parent Parties is duly qualified or registered as a foreign entity to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the Parent Parties, taken as a whole.  Parent has no direct Subsidiaries other than PubCo.  Except for the Merger Subs, PubCo has no Subsidiaries.  Except as set forth in the preceding sentence, none of Parent, PubCo or the Merger Subs owns, directly or indirectly, any interest or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.  Except as provided hereby, no Parent Party is party to any contract that obligates any Parent Party to invest money in, loan money to or make any capital contribution to any other Person.

Section 4.2                                    Authorization.  Each of the Parent Parties has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject in each case to the receipt of the requisite approval of the Transaction Proposals by the Parent Stockholders.  This Agreement has been, and the Ancillary Agreements to which any of the Parent Parties are or will be a party as of the Closing Date shall be, duly authorized, executed and delivered by each of the Parent Parties, as applicable, and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitutes the legal, valid and binding obligations of each of the Parent Parties, as applicable, enforceable against each of the Parent Parties, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the

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enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 4.3                                    Capitalization.

(a)                                 Section 4.3(a) of the Parent Disclosure Schedule sets forth the number and holder of all of the issued and outstanding capital stock of each of PubCo and each Merger Sub.  Parent is the sole record and beneficial owner of all of the issued and outstanding capital stock of PubCo, free and clear of any Liens, and PubCo is directly or indirectly the sole record and beneficial owner of all of the issued and outstanding equity securities of each Merger Sub, free and clear of all Liens.  All of the issued and outstanding equity securities of the Parent Parties have been duly authorized and validly issued, and are fully paid and non-assessable.  No Person other than Parent has any rights with respect to such equity securities of PubCo, and no Person other than PubCo has any rights with respect to such equity securities of each Merger Sub, and no such rights arise by virtue of or in connection with the transactions contemplated by this Agreement (except as contemplated by this Agreement and the Permitted Equity Financing).

(b)                                 The authorized capital stock of Parent consists of 221,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Parent Common Stock, (ii) 20,000,000 shares of Parent Class F Stock, and (iii) 1,000,000 shares of Parent Preferred Stock.  As of May 11, 2018, the issued and outstanding capital stock of Parent consists of 57,500,000 shares of capital stock, consisting of (A) 46,000,000 shares of Parent Common Stock, (B) 11,500,000 shares of Parent Class F Stock, and (C) no shares of Parent Preferred Stock. At Closing, each share of Parent Class F Stock will be convertible into one share of Parent Common Stock. All of the shares of PubCo Common Stock issuable pursuant to this Agreement at the Effective Time will be, when so issued, (1) duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, (2) issued pursuant to an effective registration statement filed under the Securities Act, or an appropriate exemption therefrom, and in accordance therewith, and (3) registered under the Exchange Act. Except pursuant to this Agreement and the Parent Warrants, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit, other equity-based compensation award or similar rights with respect to Parent and no options, warrants, rights, convertible or exchangeable securities, “phantom” rights, appreciation rights, performance units, commitments or other agreements relating to the Parent Common Stock, Parent Class F Stock or Parent Preferred Stock, or obligating Parent to issue, deliver or sell, or caused to be issued, delivered or sold any shares of Parent Common Stock, Parent Class F Stock or Parent Preferred Stock, or any other interest in Parent, including any security convertible or exercisable into Parent Common Stock, Parent Class F Stock or Parent Preferred Stock.  There are no Contracts to which Parent is a party which require Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, Parent Class F Stock or Parent Preferred Stock or any other interest in Parent, other than the obligation to redeem Parent Common Stock pursuant to the Organizational Documents of Parent.  Each share of Parent Common Stock that has been sold has been sold pursuant to an effective registration statement filed under the Securities Act, or an appropriate exemption therefrom, and in accordance therewith.  All shares of Parent Common Stock are registered under the Exchange Act.  None of the issued and outstanding shares of Parent Common Stock or Parent Class F Stock were issued in violation of any preemptive rights, Laws or Orders.  Except as set forth on Section 4.3(a) of the Parent Disclosure Schedule,

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there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of any shares of Parent Common Stock or any other interests in Parent.

(c)                                  Parent has issued 37,950,000 warrants (the “Parent Warrants”), each such Parent Warrant entitling the holder thereof to purchase one (1) share of Parent Common Stock on the terms and conditions set forth in the applicable warrant Contract.

(d)                                 Each holder of any of the shares of Parent Class F Stock initially issued to Parent Sponsor in connection with Parent’s initial public offering (i) is obligated to vote all such shares of Parent Class F Stock in favor of approving the transactions contemplated hereby, and (ii) is not entitled to redeem any of such shares of Parent Class F Stock pursuant to the Organizational Documents of Parent.  At all times prior to the Effective Time, each share of the Class F Stock shall be convertible into one share of the Parent Common Stock.

Section 4.4                                    Consents and Approvals; No Violations.  Subject to the receipt of the requisite approval of the Transaction Proposals by the Parent Stockholders, the filing of the Parent Certificate of Merger, the First Company Certificate of Merger, the Second Company Certificate of Merger, the filing of any Parent Report, NASDAQ approval, and the applicable requirements of the HSR Act, and assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.5, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or by or any Ancillary Agreement will (a) conflict with or result in any material breach of any provision of the Organizational Documents of any Parent Party, (b) require any filing with, or the obtaining of any material consent or approval of, any Governmental Entity, (c) result in a material violation of or material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which any Parent Party is a party or by which any Parent Party or any of their respective assets may be bound, or (d) violate any Law or Order applicable to any Parent Party, excluding from the foregoing clauses (b), (c) and (d), such requirements, violations or defaults which would not reasonably be expected to be material to the Parent Parties, taken as a whole.

Section 4.5                                    Financial Statements.  The financial statements and notes contained or incorporated by reference in the Parent Reports filed prior to the date of this Agreement fairly present, in all material respects, (a) the financial condition of the Parent as at the respective dates of, and for the periods referred to in, such financial statements, in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC), and (b) the consolidated financial position, results of operations, income and cash flows of Parent as at the respective dates of, and for the periods referred to in, such financial statements, except as otherwise noted therein.  No Parent Party has any material off-balance sheet arrangements that are not disclosed in the Parent Reports filed prior to the date of this Agreement.

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Section 4.6                                    Financial Capability.

(a)                                 Parent has delivered to the Company a true and complete copy of the executed debt commitment letter, dated as of the date hereof, among JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., KeyBank National Association and Cash Merger Sub (as amended, restated, replaced, supplemented, waived or otherwise modified in accordance with the terms of this Agreement, the “Debt Commitment Letter”), pursuant to which the financial institutions party thereto (together with any other Person that becomes a party thereto by joinder or otherwise, the “Lenders”) have agreed, upon the terms and subject to the conditions thereof, to lend the amounts set forth therein, for, among other things, the purposes of financing the transactions contemplated by this Agreement (including the redemption of the Senior Notes contemplated by Section 5.21) and related fees and expenses (the “Debt Financing”).  The Debt Commitment Letter has not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the Debt Commitment Letter have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement.  As of the date of this Agreement, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  There are no conditions precedent related to the obligations of the Lenders to fund the full amount of the Debt Financing other than as expressly set forth in the Debt Commitment Letter, and, other than a fee letter relating to fees with respect to the Debt Financing (a complete copy of which has been provided to the Company with fee amounts and other economic terms being the only terms redacted (which redacted terms do not adversely affect the availability of or impose any additional conditions on the availability of the Debt Financing)), there are no side letters or other contracts or binding arrangements (oral or written) to which any Parent Party is a party related to the funding at the Closing of the Debt Financing other than the Debt Commitment Letter.  Subject to the terms and conditions of the Debt Commitment Letter, the net proceeds contemplated from the Debt Financing, together with the amount in the Trust Account, as of the date of this Agreement, the net proceeds contemplated from the Permitted Equity Financing subject to the THL Subscription Agreement, and other Available Cash will, in the aggregate, be sufficient for the satisfaction of all of the payment obligations of the Parent Parties under this Agreement at the Closing, including the payment of (i) the Total Cash Value, and (ii) all fees and expenses and other payment obligations required to be paid or satisfied by the Parent Parties in connection with the transactions contemplated by this Agreement and the Debt Financing at the Closing (it being understood and agreed that for the purposes of this Section 4.6, the Existing Notes Refinancing (as defined below) shall be deemed to occur at Closing), including any repayment or refinancing of Indebtedness (including the Existing Notes (as defined in the Debt Commitment Letter as in effect on the date hereof)) to be repaid in connection with the consummation of the transactions contemplated by this Agreement (such amount, the “Required Financing Amount”); provided that, for the avoidance of doubt the Required Financing Amount shall always include an amount sufficient to consummate the redemption in full of the Existing Notes (as defined in the Debt Commitment Letter as in effect on the date hereof) (such redemption, the “Existing Notes Refinancing”) as contemplated by the terms of this Agreement and the Debt Commitment Letter.  As of the date of this Agreement, assuming the satisfaction of the conditions contained in Section 6.1 and Section 6.3, (A) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both could constitute a breach

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or default) on the part of Parent under the Debt Commitment Letter or, to its knowledge, any other party to the Debt Commitment Letter and (B) Parent does not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to Parent at the Closing.

(b)                                 Parent has delivered to the Company a true and complete copy of the executed subscription agreement, dated as of the date hereof, between THL Agiliti LLC and Parent (as amended, restated, replaced, supplemented, waived or otherwise modified in accordance with the terms of this Agreement, the “THL Subscription Agreement”), pursuant to which THL Agiliti LLC (together with any other Person that becomes a party thereto by joinder or otherwise, the “THL Investors”) have agreed, upon the terms and subject to the conditions thereof, to purchase Parent Common Stock in the amounts set forth therein, for, among other things, the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (together with the other equity financings permitted by Section 5.3, the “Permitted Equity Financing”).  The THL Subscription Agreement has not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the THL Subscription Agreement have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement.  As of the date of this Agreement, the THL Subscription Agreement is in full force and effect and constitutes the legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  There are no conditions precedent related to the obligations of the THL Investors to fund the full amount of the subscriptions contemplated by the THL Subscription Agreement other than as expressly set forth in the THL Subscription Agreement and, other than as contemplated by this Agreement, there are no side letters or other contracts or binding arrangements (oral or written) entered into by any of the Parent Parties in connection with the THL Subscription Agreement.  As of the date of this Agreement, (A) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both could constitute a breach or default) on the part of Parent under the THL Subscription Agreement or, to its knowledge, any other party to the THL Subscription Agreement and (B) assuming the satisfaction of the conditions contained in Section 6.1 and Section 6.3, Parent does not have any reason to believe that any of the conditions to the Permitted Equity Financing contemplated by the THL Subscription Agreement will not be satisfied or that the Permitted Equity Financing contemplated by the THL Subscription Agreement will not be available to Parent at the Closing.  No commitment fees or other fees are required to be paid pursuant to the THL Subscription Agreement.

(c)                                  No Parent Party is entering into this Agreement or the Debt Financing Commitments with the intent to hinder, delay or defraud either present or future creditors.  As of the Effective Time and immediately after the transactions contemplated hereby, after giving effect to the consummation of the transactions contemplated by this Agreement and the payment of all fees, costs and expenses payable by Parent with respect to the transactions contemplated hereby and in any loans or financing agreements in connection herewith and assuming (i) satisfaction of the conditions to the Parent Parties’ obligations to consummate the transactions contemplated by this Agreement and (ii) the accuracy of the representations and warranties set forth in Article III

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and the Company’s compliance with its covenants set forth in this Agreement, PubCo and its Subsidiaries shall be Solvent.

Section 4.7                                    No Undisclosed Liabilities.  Except as set forth in the consolidated balance sheet of Parent included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2018, no Parent Party has any material liabilities or obligations of the type required to be disclosed in a consolidated balance sheet of a Parent Party in accordance with GAAP, except for liabilities and obligations (a) incurred since March 31, 2018 in the Ordinary Course, (b) incurred since March 31, 2018 pursuant to or in connection with this Agreement or the transactions contemplated hereby, (c) disclosed in this Agreement (or its schedules), or (d) which would not reasonably be expected to be material to such Parent Party.

Section 4.8                                    Litigation.  There are no Actions or Orders (including those brought or threatened by or before any Governmental Entity) pending or, to the knowledge of Parent, threatened against or otherwise relating to any Parent Party or any of their respective properties at Law or in equity, excluding, in each case, Actions or Orders that would not reasonably be expected to be material to the Parent Parties, taken as a whole.

Section 4.9                                    Parent Material Contracts.

(a)                                 Section 4.9(a) of the Parent Disclosure Schedule sets forth a true, correct and complete list of the Parent Material Contracts.

(b)                                 The Parent Material Contracts (except those that are canceled, rescinded or terminated after the date hereof in accordance with their terms) are in full force and effect in all material respects in accordance with their respective terms with respect to Parent and, to the knowledge of Parent, the other party thereto, assuming the due authorization, execution and delivery by such other party thereto, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  To the knowledge of Parent, there does not exist under any Parent Material Contract any event of material default or event or condition that constitutes a material violation, breach or event of default thereunder on the part of Parent, in each case that would reasonably be expected to be material to Parent.

Section 4.10                             Tax Returns; Taxes.  Except as otherwise disclosed on Section 4.10 of the Parent Disclosure Schedule:

(a)                                 all material Tax Returns of Parent required to have been filed with any Governmental Entity in accordance with any applicable Law have been duly and timely filed and are correct and complete in all material respects;

(b)                                 all Taxes due and owing by Parent have been paid in full;

(c)                                  there are no extensions of time currently in effect with respect to the dates on which any Tax Returns of Parent were or are due to be filed;

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(d)                                 all deficiencies asserted as a result of any examination of any Tax Returns of Parent have been paid in full, accrued on the books of Parent or finally settled;

(e)                                  no claims for additional Taxes have been asserted in writing and no proposals or deficiencies for any Taxes of Parent are being asserted, proposed or, to the knowledge of Parent, threatened, and no audit or investigation of any Tax Return of Parent is currently underway, pending or, to the knowledge of Parent, threatened;

(f)                                   there are no outstanding waivers or agreements by or on behalf of Parent for the extension of time for the assessment of any material Taxes or any deficiency thereof and Parent has not waived any statute of limitations in respect of Taxes;

(g)                                  there are no Liens for Taxes against any asset of Parent (other than Liens for Taxes which are not yet due and payable);

(h)                                 Parent has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was Parent) or has any liability for the Taxes of any Person (other than any subsidiary of any group the common parent of which was Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise; and

(i)                                     Parent is not nor has been a party to any “listed transaction,” as defined in Treasury Regulation Section 1.6011-4(b)(2).

Section 4.11                             Compliance with Laws.  Each Parent Party is in compliance with all Laws applicable to its respective businesses or operations, except for violations of such Laws that would not reasonably be expected to be material to the Parent Parties, taken as a whole.  To the knowledge of each Parent Party, no Parent Party has received any written notice of or been charged with the material violation of any such Laws.

Section 4.12                             Certain Fees.

(a)                                 Except as set forth on Section 4.12 of the Parent Disclosure Schedule, neither the Company nor any Equity Holder shall be directly or indirectly obligated to pay or bear (e.g., by virtue of any payment by or obligation of any of the Parent Parties or any of their respective Affiliates at or at any time after the Closing) any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of any of the Parent Parties or any of their Affiliates.

(b)                                 As of the date hereof, the Parent Parties do not anticipate that the Parent Transaction Expenses incurred or to be incurred in connection with this Agreement or the transactions contemplated herein will exceed the aggregate fees and expenses set forth in Section 4.12 of the Parent Disclosure Schedule. Except as expressly disclosed on Section 4.12 of the Parent Disclosure Schedule, no service provider receiving any portion of the Parent Transaction Expenses will be entitled to any fee, expense or other amount that includes any

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premium or is owed on account of any prior services performed by such service provider that are unrelated to the business of the Parent Parties.

Section 4.13                             Prior Conduct.  PubCo and each Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other transactions contemplated by this Agreement.

Section 4.14                             SEC Filings; NASDAQ; Investment Company Act.

(a)                                 Parent has filed with or furnished to the SEC all reports required to be filed or furnished with the SEC on or after June 20, 2017.

(b)                                 As of its filing date (and as of the date of any amendment), each Parent Report complied, and each Parent Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(c)                                  As of their respective filing dates (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), except as may have been revised, corrected or superseded by any subsequent filing prior to the date hereof, the Parent Reports filed prior to the date of this Agreement were, and any Parent Reports filed subsequent to the date hereof will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.  The Parent Reports filed prior to the date of this Agreement did not, and as relates to any Parent Reports filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Except as may have been corrected by any subsequent filing prior to the date hereof, each Parent Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)                                  Since July 19, 2017, Parent has complied in all material respects with the material applicable listing and corporate governance rules and regulations of NASDAQ, including the requirements for continued listing of the Parent Common Stock and Parent Warrants on NASDAQ, and there are no actions, suits or proceedings pending or, to the knowledge of Parent, threatened or contemplated, and Parent has not received any notice from NASDAQ or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Parent Common Stock or Parent Warrants from NASDAQ or the SEC.

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(f)                                   Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act.  Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and other public disclosure documents and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  Parent maintains internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act).

(g)                                  Parent is in compliance in all material respects with the provisions of Sarbanes-Oxley Act and the provisions of the Exchange Act and the Securities Act relating thereto, which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to Parent.

(h)                                 Parent is not, and following the Closing will continue not to be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.  Parent constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.15                             Information Supplied.  None of the information supplied or to be supplied by any Parent Party for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, at the date the Proxy Statement or the Registration Statement is first mailed or at the time of the Parent Common Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that are included in the Parent Reports).  Notwithstanding the foregoing, no Parent Party makes any representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by, or on behalf of, the Group Companies for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement, or (b) any projections or forecasts included in the Proxy Statement or the Registration Statement.

Section 4.16                             Board Approval; Stockholder Vote.  The board of directors of each Parent Party (including any required committee or subgroup of the board of directors of such Parent Party) has, as of the date of this Agreement, unanimously (a) approved and declared the advisability of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (b) determined that the consummation of the transactions contemplated hereby and thereby are in the best interests of such Parent Party and the stockholders of such Parent Party.  Other than the approval of the Transaction Proposals, no other corporate proceedings on the part of any Parent Party are necessary to approve the consummation of the transactions contemplated hereby.

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Section 4.17                             Trust Account.

(a)                                 As of the date hereof, Parent has at least $460,000,000 (the “Trust Amount”) in the account established by Parent for the benefit of its public stockholders (the “Trust Account”), with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of July 19, 2017, by and between Parent and the Trustee (the “Trust Agreement”).  Other than pursuant to the Trust Agreement and subject to Section 6.1 and Section 6.3, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby.

(b)                                 The Trust Agreement has not been amended or modified, is valid and in full force and effect and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.  There are no separate contracts, side letters or other understandings (whether written or unwritten, express or implied) (i) between Parent and the Trustee that would cause the description of the Trust Agreement in the Parent Reports filed prior to the date of this Agreement to be inaccurate in any material respect, or (ii) to Parent’s knowledge, that would entitle any Person (other than stockholders of Parent holding Parent Common Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Common Stock pursuant to Parent’s Organizational Documents) to any portion of the proceeds in the Trust Account.  Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account, (B) to pay working capital related costs, and (C) to redeem Parent Common Stock in accordance with the provisions of Parent’s Organizational Documents.  There are no Actions pending or, to Parent’s knowledge, threatened with respect to the Trust Account.

Section 4.18                             Affiliate Transactions.  Except as described in the Parent Reports filed prior to the date of this Agreement or in connection with the Permitted Equity Financing, there are no transactions, agreements, arrangements or understandings between any Parent Party, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of such Parent Party.

Section 4.19                             Independent Investigation; No Reliance.  The Parent Parties have conducted their own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Group Companies, which investigation, review and analysis was conducted by the Parent Parties and their respective Affiliates and, to the extent the Parent Parties deemed appropriate, by the Representatives of the Parent Parties.  Each Parent Party acknowledges that it and its Representatives have been provided access to the personnel, properties, premises and records of the Group Companies for such purpose.  In entering into this Agreement, each Parent Party acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and has not relied on any factual representations or opinions of the Group Companies or any of

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the Group Companies’ Representatives (except the specific representations and warranties of the Company set forth in Article III), and each Parent Party acknowledges and agrees, to the fullest extent permitted by Law, that:

(a)                                 no Group Company or any of its directors, officers, equityholders, members, employees, Affiliates, controlling Persons, agents, advisors or Representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of (i) any of the information set forth the Due Diligence Materials, or (ii) the pro-forma financial information, projections or other forward-looking statements of the Company or any of the Company Subsidiaries, in each case in expectation or furtherance of the transactions contemplated by this Agreement; and

(b)                                 no Group Company nor any of its directors, officers, employees, equityholders, members, Affiliates, controlling Persons, agents, advisors, Representatives or any other Person shall have any liability or responsibility whatsoever to any of the Parent Parties or their respective directors, officers, employees, Affiliates, controlling Persons, agents or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (including set forth in management summaries relating to the Company provided to the Parent Parties, in materials furnished in the Company’s data site (virtual or otherwise), in presentations by the Company’s management or otherwise), to any of the Parent Parties or their respective directors, officers, employees, Affiliates, controlling Persons, advisors, agents or Representatives (or any omissions therefrom), unless, in each case, to the extent any such information is also subject to disclosure under this Agreement or the Schedules.

ARTICLE V

COVENANTS

Section 5.1                                    Interim Operations of the Company.  The Company agrees that, during the period from the date of this Agreement to the earlier of (x) termination of this Agreement in accordance with Section 8.1, and (y) Closing, except as otherwise contemplated by this Agreement, required by Law, set forth on Schedule 5.1, or as consented to by Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)                                 the Company shall, and shall cause each Company Subsidiary to, conduct its business in the Ordinary Course in all material respects and, to the extent consistent with the foregoing, use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its officers and key employees, (iii) maintain existing relationships with its Material Customers and Material Suppliers and (iv) timely prepare and file all UHS Reports required to be filed pursuant to the Exchange Act; and

(b)                                 the Company shall not, and shall cause each Company Subsidiary not to, effect any of the following (except, with respect to clauses (ii), (iii), (vii), (xvi) and (xix) below, or for any actions to authorize any of, or commit or agree to take any of, the actions in the foregoing clauses, which such actions are solely among members of the Group Companies):

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(i)                                     make any change in or amendment to its Organizational Documents;

(ii)                                  issue or sell, or authorize to issue or sell, any membership interests, shares of its capital stock or any other ownership interests, as applicable, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any shares of its membership interests, capital stock or any other ownership interests, as applicable (for the avoidance of doubt, this Section 5.1(b)(ii) shall not prohibit a holder of Options from otherwise exercising any or all Options held by such holder of Options in accordance with the applicable Option award agreement nor prohibit the Company from issuing shares pursuant to the terms of such Options);

(iii)                               split, combine, redeem or reclassify, or purchase or otherwise acquire, any membership interests, shares of its capital stock or any other ownership interests, as applicable;

(iv)                              other than in the Ordinary Course, sell, lease, license, permit to lapse, abandon or otherwise dispose of any of its properties or assets that are material to its business, including any material Company Owned Intellectual Property;

(v)                                 disclose any material trade secret or other material confidential information included in the Company Owned Intellectual Property other than pursuant to confidentiality obligations in favor of the Group Companies;

(vi)                              other than in the Ordinary Course, (A) amend in any adverse respect, (B) terminate or extend any Company Material Contract or (C) enter into a Contract which, had it been entered into prior to the date hereof, would have been a Company Material Contract;

(vii)                           (A) incur any Indebtedness in excess of $1,000,000, other than short-term Indebtedness or letters of credit or capital leases incurred in the Ordinary Course or borrowings under existing credit facilities in each case to the extent required in the Ordinary Course, or (B) make any loans or advances to any other Person, other than loans and advances to employees in the Ordinary Course;

(viii)                        (A) grant or agree to grant to any employee or other independent contractor of the Company or any of the Company Subsidiaries, who has annual compensation in excess of $500,000, any increase in wages or bonus, severance, profit sharing, retirement, insurance or other compensation or benefits, or (B) adopt or establish any new compensation or employee benefit plans, programs, policies, agreements or arrangements, or amend, modify, terminate, or agree to amend, modify or terminate any existing Company Benefit Plans, or (C) accelerate the time of payment, vesting or funding of any compensation or benefits under any Company Benefit Plan (including any plan or arrangement that would be a Company Benefit Plan if it was in effect on the date hereof), or (D) make or agree to make any bonus or incentive payments to any individual outside of the currently effective bonus plan as has been made available to Parent, or (E) enter into

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employment, consulting or other compensation agreement (x) for which the annual compensation to be paid is greater than $500,000 or (y) which is not terminable upon notice and without liability to any of the Group Companies, except, with respect to new employment, consulting or other compensation agreements, (1) as may be required under applicable Law, (2) as required pursuant to the Company Benefit Plans set forth on Schedule 3.15(a), or (3) for payment of any accrued or earned but unpaid compensation, or (F) make any change to the key management structure of the Group Companies, including the hiring and firing of additional executive officers or termination of existing executive officers (other than for “cause”);

(ix)                              (A) make, change or rescind any material Tax election, (B) settle or compromise any claim, notice, audit report or assessment in respect of a material amount of Taxes other than in the Ordinary Course, (C) change any Tax period, (D) file any amended Tax Return or claim for a material Tax refund, (E) surrender any right to claim a refund of a material amount of Taxes, (F) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement related to any Tax, or (G) request any Tax ruling from a competent authority;

(x)                                 cancel or forgive any Indebtedness in excess of $500,000 owed to the Company or any of the Company Subsidiaries, other than Indebtedness of the Company to a Company Subsidiary or Indebtedness for borrowed money of a Company Subsidiary to the Company or to another Company Subsidiary that does not result in a post-Closing Tax or other liability;

(xi)                              except as may be required by GAAP, make any material change in the financial or tax accounting methods, principles or practices of the Company (or change an annual accounting period);

(xii)                           (i) enter into any collective bargaining agreement, works council agreement or any other labor-related Contract with any labor union, labor organization or works council, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Group Companies;

(xiii)                        implement any employee layoffs that would, independently or in connection with any layoffs occurring prior to the date hereof, implicate the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law (collectively, the “WARN Act”);

(xiv)                       grant or otherwise create or consent to the creation of any Lien (other than a Permitted Lien) on any of its material assets or Leased Real Properties, other than in the Ordinary Course;

(xv)                          declare, set aside or pay any dividend or make any other distribution other than the payment of cash dividends or cash distributions from excess cash balances

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not needed for the operation of the business in the Ordinary Course (it being agreed that cash balances of $5,000,000 are sufficient for the operation of the business for this clause);

(xvi)                       other than with respect to the payment of Company Transaction Expenses and as necessary to reduce the Estimated Closing Cash Payment to an amount below $5,000,000, make any material change to any of the cash management practices of the Company or any Company Subsidiary, including materially deviating from or materially altering any of its practices, policies or procedures in paying accounts payable or collecting accounts receivable;

(xvii)                    waive, release, assign, settle or compromise any material rights, claims, suits, actions, audits, reviews, hearings, proceedings, investigations or litigation (whether civil, criminal, administrative or investigative) against the Company or any Company Subsidiary other than waivers, releases, assignments, settlements or compromises that do not exceed $1,500,000 in the aggregate;

(xviii)                 make or incur any capital expenditures, except for capital expenditures (A) in the Ordinary Course or (B) other than capital expenditures in an amount not to exceed $1,500,000 in the aggregate;

(xix)                       buy, purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any securities, operating business or division;

(xx)                          enter into any new line of business;

(xxi)                       adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than the Company Mergers and the treatment of options as contemplated by this Agreement;

(xxii)                    fail to use its commercially reasonable efforts to maintain existing insurance policies or comparable replacement policies consistent with levels maintained by the Company and each Company Subsidiary on the date of this Agreement;

(xxiii)                 from 11:59 p.m. Central Prevailing Time on the day immediately preceding the Closing Date, use or transfer any current assets of the Group Companies (including Cash and Cash Equivalents), to the extent such current assets are sold, liquidated, disposed of or otherwise used to make payment in respect of or discharge any Indebtedness or Company Transaction Expenses, pay any dividends or repurchase any equity securities of any Group Company; or

(xxiv)                authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 5.1.

Section 5.2                                    Interim Operations of the Parent Parties.  Each Parent Party agrees that, during the period from the date of this Agreement to the earlier of (x) termination of this Agreement in accordance with Section 8.1, and (y) Closing, except as otherwise contemplated by

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this Agreement, required by Law, set forth on Schedule 5.2, or as consented to by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), that such Parent Party shall not effect any of the following:

(a)                                 make any change in or amendment to its Organizational Documents, other than with respect to changing its fiscal year;

(b)                                 other than the Permitted Equity Financing, issue or sell, or authorize to issue or sell, any membership interests, shares of its capital stock or any other ownership interests, as applicable, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any shares of its membership interests, capital stock or any other ownership interests, as applicable;

(c)                                  split, combine, redeem or reclassify, or purchase or otherwise acquire, any membership interests, shares of its capital stock or any other ownership interests, as applicable (other than in accordance with the Parent Common Stockholder Redemption or the Parent Merger at the Closing);

(d)                                 authorize or pay any dividends or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, stock or other securities of such Parent Party) or otherwise make any payments to any stockholder of such Parent Party in their capacity as such (other than in accordance with the Parent Common Stockholder Redemption at the Closing);

(e)                                  sell, lease or otherwise dispose of any of its properties or assets;

(f)                                   other than (i) with respect to the Debt Financing or (ii) in an aggregate amount less than $50,000,000 for which the proceeds are substantially used to pay obligations of PubCo and its Subsidiaries in connection with the transactions contemplated hereby, incur any material Indebtedness;

(g)                                  make, change or rescind any material Tax election or settle or compromise any material Tax liability other than in the Ordinary Course;

(h)                                 except as may be required by GAAP, make any material change in the financial or tax accounting methods, principles or practices of such Parent Party (other than a change of an annual accounting period);

(i)                                     take any action that is reasonably likely to prevent, delay or impede the consummation of the Mergers or the other transactions contemplated by this Agreement;

(j)                                    with respect to Parent, fail to be listed as a public company on NASDAQ;

(k)                                 with respect to Parent, fail to use its commercially reasonable efforts to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act;

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(l)                                     make any amendment or modification to the Trust Agreement;

(m)                             make or allow to be made any reduction in the Trust Amount, other than as expressly permitted by its Organizational Documents;

(n)                                 enter into, amend or modify any transaction or Contract with any Parent Party, Parent Sponsor, or any of their respective Affiliates, other than the THL Subscription Agreement, the Permitted Equity Financing and as set forth on Section 5.2 of the Parent Disclosure Schedule;

(o)                                 directly or indirectly acquire, whether by merger or consolidating with, or acquiring all or substantially all of the assets, of any other Person; acquire any equity interests in any Person; or enter into any new line of business;

(p)                                 form any Subsidiary;

(q)                                 settle any action, suit, case, litigation, claim, hearing, arbitration, investigation or other proceedings before or threatened to be brought before a Governmental Entity, other than settlements (A) if the amount of any such settlement is not in excess of $250,000 individually or $500,000 in the aggregate; provided that such settlements do not involve any non-de minimis injunctive or equitable relief or impose any non-de minimis restrictions on the business activities of the Company and its Subsidiaries or Parent and its Subsidiaries, or (B) for amounts not in excess of Parent’s available insurance coverage as of the date hereof; or

(r)                                    authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 5.2.

Section 5.3                                    Parent Equity Issuances.

(a)                                 Notwithstanding Section 5.2 above, the Parties intend that Parent will have the right to issue additional equity in connection with the Closing as contemplated by and subject to the limitations set forth in this Section 5.3.  Parent may issue additional shares of Parent common stock, solely pursuant to the THL Subscription Agreement, the other subscription agreements provided to the Company and listed on Section 5.3 of the Parent Disclosure Schedule, and any additional subscription agreements for Parent common stock at the Reference Price and otherwise in form and substance substantially similar to those already provided to the Company or otherwise agreed to by the Company (collectively, the “Subscription Agreements”).  Parent has delivered to the Company true and complete copies of all of the Subscription Agreements executed on or prior to the date hereof.  At and prior to the Effective Time, PubCo may only issue additional shares of its common stock in connection with the Parent Merger and the Company Mergers as contemplated herein.

(b)                                 From and after the date any Subscription Agreement has been executed and delivered by all parties thereto and ending at the earlier of (i) the Closing Date, and (ii) the termination of this Agreement pursuant to Section 8.1, each Parent Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to arrange, consummate and enforce the Permitted Equity Financing on the

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terms and condition described in the Subscription Agreements.  No Parent Party shall, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), permit or consent to any amendment, supplement or modification to be made to any provision of the Subscription Agreements or enter into any new agreements with respect to the issuance of additional shares of Parent in connection with the transactions contemplated by this Agreement except as permitted pursuant to Section 5.3(a) above.

(c)                                  Subject to Section 5.3(b), from the date hereof and ending at the earlier of (1) the Closing Date, and (2) termination of this Agreement pursuant to Section 8.1, the Company shall, and shall cause the Company Subsidiaries to, use its reasonable best efforts to cooperate and cause the respective officers, employees and advisors, including legal and accounting, of the Company and the Company Subsidiaries to provide to the Parent Parties, at the sole expense of the Parent Parties, such reasonable cooperation in connection with the arrangement of the Permitted Equity Financing as may be reasonably requested by the Parent Parties.

Section 5.4                                    Trust Account.  Upon satisfaction or waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee (which notice Parent shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall use reasonable best efforts to cause the Trustee to (A) pay as and when due all amounts payable to stockholders of Parent holding shares of the Parent Common Stock sold in Parent’s initial public offering who shall have previously validly elected to redeem their shares of Parent Common Stock pursuant to Parent’s Organizational Documents, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.5                                    Commercially Reasonable Efforts; Consents.

(a)                                 Each of the Parties shall cooperate, and use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement as and when required in accordance with Section 7.1, including obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities necessary to consummate the transactions contemplated by this Agreement; provided, that in no event shall any Group Company be required to pay any material fee, penalty or other consideration to obtain any license, permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the transactions contemplated hereby.  Parent shall pay 100% of the applicable filing fees due under the HSR Act.

(b)                                 Without limiting the generality of the foregoing, each Party will promptly after execution of this Agreement (but in no event later than ten (10) Business Days after the date hereof) make all filings or submissions as are required under the HSR Act. Each Party will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under

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the HSR Act and will take all other actions necessary to cause the expiration or termination of the applicable waiting periods as soon as practicable.  Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates or any of its or their Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated hereby.  Without limiting the generality of the foregoing, and subject to applicable Law, each of the Group Companies and Parent Parties will: (A) promptly notify other Parties of any written communication made to or received by them, as the case may be, from any Governmental Entity regarding any of the transactions contemplated hereby; (B) permit each other to review in advance any proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto; (C) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; and (D) furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective agents, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the transactions contemplated hereby.

(c)                                  No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Entity of any of the aforementioned filings.  The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 5.6                                    Public Announcements.  None of the Parties shall and, each Party shall cause its Affiliates not to, make or issue any public announcement or press release to the general public with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent or prior notice shall be required in connection with any public announcement or press release the content of which is consistent with that of any prior or contemporaneous public announcement or press release by any Party in compliance with this Section 5.6.  Nothing in this Section 5.6 shall limit any Party from making any announcements, statements or acknowledgments that such Party is required by applicable Law or the requirements of any national securities exchange to make, issue or release (including in connection with the exercise of the fiduciary duties of the board of directors of Parent); provided, that, to the extent practicable, the Party making such announcement, statement or acknowledgment shall provide such announcement, statement or acknowledgment to the other Parties prior to release and consider in good faith any comments from such other Parties; provided, further, that nothing therein shall prohibit or limit Parent Parties from disclosing any such information to their potential financing sources (provided such financing sources are obligated to maintain the confidentiality of such information) after giving prior written notice of such disclosure to the Stockholders’ Representative.

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Section 5.7                                    Supplemental Disclosure.

(a)                                 From the date hereof through the Closing Date, the Company shall disclose to Parent any event, fact or circumstance that would reasonably be expected to cause the failure of any condition set forth in Section 6.1 or Section 6.3 to be satisfied.

(b)                                 From the date hereof through the Closing Date, the Parent shall disclose to the Company any event, fact or circumstance that would reasonably be expected to cause the failure of any condition set forth in Section 6.1 or Section 6.2 to be satisfied.

Section 5.8                                    Access to Information.  Confidentiality.  From the date hereof until the Closing, upon reasonable notice, the Company shall, and shall cause each Company Subsidiary to, provide to Parent Parties and their representatives (including any Financing Sources and their representatives) during normal business hours reasonable access to all employee, facilities, books and records of the Company and the Company Subsidiaries reasonably requested; provided that (a) such access shall occur in such a manner as the Company reasonably determines to be appropriate to protect the confidentiality of the transactions contemplated by this Agreement, or (b) nothing herein shall require the Company to provide access to, or to disclose any information to, the Parent Parties or any of their representatives if such access or disclosure, in the good faith reasonable belief of the Company, (i) would cause significant competitive harm to the Company or any Company Subsidiary if the transactions contemplated by this Agreement are not consummated, (ii) would waive any legal privilege or (iii) would be in violation of applicable Laws (including the HSR Act and any other applicable Laws).  All of such information provided to the Parent Parties shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions and restrictions of which are by this reference hereby incorporated herein; provided that nothing therein shall prohibit or limit Parent Parties from disclosing any such information to their potential financing sources (provided such financing sources are obligated to maintain the confidentiality of such information) after giving prior written notice of such disclosure to the Stockholders’ Representative.

Section 5.9                                    Tax Matters.

(a)                                 Tax Returns.  PubCo shall, at its own expense, prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Group Companies for all Tax periods (or portions thereof) ending on the Closing Date that have not been filed as of the Closing Date and are required to be filed after the Closing Date.  PubCo shall cause any amounts shown to be due on such Tax Returns to be timely remitted to the applicable Governmental Entity no later than the date on which such Taxes are due.

(b)                                 Review of Tax Returns.  PubCo shall provide the Stockholders’ Representative with a copy of each such income Tax Return prepared in accordance with Section 5.9(a) above for review and comment not later than thirty (30) days prior to its due date (including extensions).  The Stockholders’ Representative shall review and comment on such Tax Returns within fifteen (15) days of receipt thereof.  If the Stockholders’ Representative does not submit comments within such period, then the Stockholders’ Representative will be deemed to have approved such Tax Returns as prepared by PubCo, and PubCo will file such Tax Returns promptly.

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If the Stockholders’ Representative delivers comments to PubCo within such period, PubCo shall incorporate any of the Stockholders’ Representative’s reasonable comments and the Stockholders’ Representative and PubCo shall use good faith efforts to resolve any dispute in connection with such comments.  In the event PubCo and the Stockholders’ Representative are unable to agree on any such revisions within five (5) days after the Stockholders’ Representative provides its comments, PubCo and the Stockholders’ Representative shall engage the Accounting Firm to resolve the dispute, the costs of which shall be borne equally by the Equity Holders on the one hand, and PubCo on the other hand.  Upon the final determination of such dispute, PubCo shall file or cause to be filed such Tax Returns promptly but no later than five (5) days after such final determination.  Notwithstanding anything to the contrary in this Section 5.9(b), PubCo shall be entitled to file, or cause to be filed, the applicable Tax Return without having incorporated the disagreed-upon changes solely to avoid a late filing of such Tax Return.  In the event the Accounting Firm’s resolution of the dispute necessitates that a Tax Return filed in accordance with the previous sentence be amended, PubCo shall cause an amended Tax Return to be filed that reflects such resolution.

(c)                                  Post-Closing Tax Actions.  Neither PubCo nor any of its Affiliates shall (i) amend any Tax Return with respect to any Tax period (or portion thereof) ending on or before the Closing Date, or (ii) amend, refile, revoke or otherwise modify any Tax election of any Group Company with respect to any Tax period (or portion thereof) ending on or before the Closing Date, in each case, without the prior written consent of the Stockholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)                                 Certain Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne 100% by Parent, and Parent will cooperate in filing all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

(e)                                  Preservation of Records.  Notwithstanding anything to the contrary in this Agreement, PubCo agrees that it shall, and it shall cause the Group Companies to, (i) preserve and keep the Tax and accounting records of the Group Companies for a period of seven (7) years from the Closing, or for any longer periods as may be required by any Governmental Entity or ongoing litigation, and (ii) make such records and the relevant employees of the Group Companies available to the Equity Holders or the Stockholders’ Representative as may be reasonably required by the Equity Holders or the Stockholders’ Representative.  If PubCo, the Company or any Company Subsidiary wishes to destroy such records before the time specified above, PubCo shall first give thirty (30) days’ prior written notice to the Equity Holders and the Stockholders’ Representative and the Equity Holders and the Stockholders’ Representative shall have the right at their respective option and expense, upon prior written notice given to PubCo within that thirty (30)-day period, to take possession of the records within ninety (90) days after the date of such Equity Holder’s or Stockholders’ Representative’s notice to PubCo.

(f)                                   Survival.  The agreements, covenants and obligations pursuant to Section 5.9(c) and (g) shall terminate upon the termination of the Tax Receivable Agreement.

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(g)                                  Refunds.  PubCo will cause the Company and its Subsidiaries to file for and obtain any refunds or credits to which the Company, its Subsidiaries or any of the Sellers may be entitled in relation to the transactions contemplated under this Agreement.

(h)                                 FIRPTA Certificate.  At or prior to the Closing, the Company shall deliver or cause to be delivered to the Parent (i) a certificate of the Company certifying that the Company is not, and has not been, a United States real property holding corporation, within the meaning of Section 897 of the Code, during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code and (ii) a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

Section 5.10                             Directors’ and Officers’ Indemnification.

(a)                                 Parent and Company Surviving Subsidiary agrees to ensure that all rights to indemnification now existing in favor of any individual who, at or prior to the Effective Time, was a director, officer, employee or agent of the Company or any of the Company Subsidiaries or who, at the request of the Company or any of the Company Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) solely to the extent as provided in the respective governing documents and indemnification agreements to which the Company or any of the Company Subsidiaries is a party or bound, shall survive the Mergers and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time and indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in such governing documents shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder; provided, that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.  No Parent Party nor the Company Surviving Subsidiary shall settle, compromise or consent to the entry of judgment in any action, proceeding or investigation or threatened action, proceeding or investigation without the written consent of such Indemnified Person.

(b)                                 On or prior to the Closing Date, the Parent shall purchase through a broker of Parent’s choice, and maintain in effect for a period of six (6) years thereafter, a tail policy to the current policy of directors’ and officers’ liability insurance maintained by the Company, which tail policy shall be effective for a period from the Closing through and including the date six (6) years after the Closing Date with respect to claims arising from facts or events that occurred on or before the Closing, and which tail policy shall contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than, but not materially more advantageous than, in the aggregate, the coverage currently provided by such current policy covering those Persons who are covered on the date hereof by such policy and with terms, conditions, retentions and limits of liability that are no less advantageous than, but not materially more advantageous than, the coverage provided under the Company’s existing policy, provided, however, that the Tail Premium (as defined below) shall not exceed 250% of the Company’s current annual premium for the Company’s current policy of directors’ and officers’ liability

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insurance, and provided further that if the annual premium exceeds such amount, then Parent shall obtain such insurance with the greatest coverage available but not materially more advantageous than the existing policy for a cost not exceeding such amount.  The amount paid by the Company under this Section 5.10(b) shall be referred to as the “Tail Premium.”

(c)                                  From and after the Effective Time, the Company Surviving Subsidiary immediately following the Closing agrees to indemnify, defend and hold harmless, as set forth as of the date hereof in the Organizational Documents of the Company and to the fullest extent permitted under applicable Law, all Indemnified Persons with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of the Company Subsidiaries, occurring prior to the Effective Time, including the execution of, and the transactions contemplated by, this Agreement.  Without limitation of the foregoing, in the event any such Indemnified Person is or becomes involved, in any capacity, in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, on or after the Effective Time, the Company Surviving Subsidiary, from and after the Effective Time, shall pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.  The Company Surviving Subsidiary shall pay, within thirty (30) days after any request for advancement, all expenses, including attorneys’ fees, which may be incurred by any Indemnified Person in enforcing this Section 5.10 or any action involving an Indemnified Person resulting from the transactions contemplated by this Agreement subject to an undertaking by such Indemnified Person to return such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder.

(d)                                 Notwithstanding any other provisions hereof, the obligations of the Company Surviving Subsidiary contained in this Section 5.10 shall be binding upon the successors and assigns of the Parent Parties and the Company Surviving Subsidiary.  In the event the Company Surviving Subsidiary or any of its respective successors or assigns, (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company Surviving Subsidiary honor the indemnification and other obligations set forth in this Section 5.10.

(e)                                  The obligations of the Company Surviving Subsidiary under this Section 5.10 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 5.10 applies without the written consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 5.10 applies shall be third party beneficiaries of this Section 5.10, each of whom may enforce the provisions of this Section 5.10).

(f)                                   Parent and the Company hereby acknowledge (on behalf of themselves and their respective Affiliates) that the Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by current stockholders or other Affiliates of the Company (“Indemnitee Affiliates”) separate from the indemnification obligations of the Company Surviving Subsidiary hereunder.  The parties hereto hereby agree (i) that the Company

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Surviving Subsidiary is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons under this Section 5.10 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnified Persons under this Section 5.10 are secondary), (ii) that, subject to the terms and conditions of this Section 5.10, the Company Surviving Subsidiary shall be required to advance the full amount of expenses incurred by the Indemnified Persons under this Section 5.10 and the Company Surviving Subsidiary shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted, without regard to any rights the Indemnified Persons under this Section 5.10 may have against any Indemnitee Affiliate, and (iii) that the parties hereto (on behalf of themselves and their respective Affiliates) irrevocably waive, relinquish and release the Indemnitee Affiliates (in their capacities as such) from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect of amounts payable to the Indemnified Persons pursuant to this Section 5.10.

(g)                                  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of the Company Subsidiaries or any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to or in substitution for any such claims under such policies.

Section 5.11                             Proxy Statement; Registration Statement.

(a)                                 As promptly as practicable following the execution and delivery of this Agreement, Parent shall cause PubCo to prepare and file with the SEC a registration statement on Form S-4 (as amended or supplemented, the “Registration Statement”), in which the Proxy Statement shall be included in preliminary form as a prospectus, pursuant to which the shares of PubCo Common Stock and PubCo Warrants and the shares of PubCo Common Stock issuable upon the exercise of such PubCo Warrants to be issued to the holders of Parent Common Stock and Parent Warrants pursuant to the Mergers shall be registered for issuance under the Securities Act.  In addition, PubCo shall use commercially reasonable efforts to register the issuance and resale of the PubCo Common Stock to be issued to the Equity Holders and the Parent Sponsor on the Registration Statement and if not so registered, PubCo agrees that, within forty-five (45) calendar days after the consummation of Closing it shall file with the SEC (at the PubCo’s sole cost and expense) a registration statement registering such resale and PubCo shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof and to keep such Registration Statement effective until such time as the securities covered thereby are eligible to be sold without volume limitations pursuant to Rule 144.

(b)                                 Parent agrees that it shall provide the holders of Parent Common Stock the opportunity to elect redemption of such shares of Parent Common Stock in connection with the Special Meeting, as required by Parent’s Organizational Documents.

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(c)                                  Without limitation, in the Proxy Statement, Parent shall solicit proxies from holders of Parent Common Stock and Parent Class F Stock to vote at the Parent Common Stockholders Meeting in favor of (i) the adoption of this Agreement and the approval of the transactions contemplated hereby pursuant to Section 251 of the DGCL, (ii) the approval for purposes of the rules and regulations of NASDAQ of the issuance of equity securities as part of the Permitted Equity Financing, (iii) the material differences between the constitutional documents of PubCo that will be in effect upon the Closing and Parent’s current amended and restated certificate of incorporation, (iv) an incentive compensation plan for employees of PubCo and its Subsidiaries that will be in place at the Closing and (v) any other proposals the Parties deem necessary or desirable to consummate the transactions contemplated hereby (collectively, the “Transaction Proposals”).  The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(d)                                 As promptly as practicable after the Registration Statement shall have become effective, Parent shall file the Proxy Statement in definitive form with the SEC in accordance with the rules and regulations under the Exchange Act and mail the Proxy Statement to holders of Parent Common Stock and Parent Class F Stock of record, as of the record date to be established by the board of directors of Parent.  Each of the Company and Parent shall furnish all information concerning such Party and its Affiliates to the other Party, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and the Registration Statement, and the Proxy Statement and Registration Statement shall include all information reasonably requested by such other Party to be included therein.  Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement or Registration Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand.  Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement.

(e)                                  Prior to filing with the SEC or mailing to Parent’s Stockholders, Parent and PubCo will make available to the Company drafts of the Proxy Statement, and the Registration Statement, both preliminary and final and will provide the Company with a reasonable opportunity to comment on such drafts, shall consider such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company in connection therewith.  Neither Parent nor PubCo shall file any such documents with the SEC (including response to any comments from the SEC with respect thereto) without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).  Parent and PubCo will advise the Company promptly after receipt of notice thereof, of (i) the time when PubCo has filed the Registration Statement, (ii) the SEC’s determination whether to review the Registration Statement, (iii) in the event the preliminary Proxy Statement or the Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement or the Registration Statement, (v) the issuance of any stop order by the SEC with respect to the Registration Statement, (vi) any request by the SEC for amendment of the Proxy Statement or the Registration Statement, (vii) any comments from the SEC relating to the Proxy Statement or the Registration Statement

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and responses thereto, or (viii) requests by the SEC for additional information.  Parent and PubCo shall promptly respond to any SEC comments on the Proxy Statement and the Registration Statement and each shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC under the Exchange Act, and the Registration Statement declared effective by the SEC under the Securities Act, as soon after filing as practicable; provided, that prior to responding to any comments or material requests from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts (including the proposed final version of such document or response).

(f)                                   If at any time prior to the Parent Common Stockholders Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement so that the Proxy Statement or the Registration Statement, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent or PubCo, as applicable, shall promptly transmit to its stockholders an amendment or supplement to the Proxy Statement or the Registration Statement containing such information.  If, at any time prior to the Effective Time, the Company discovers any information, event or circumstance relating to the Group Companies or any of their respective Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement or the Registration Statement so that the Proxy Statement or the Registration Statement, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Parent of such information, event or circumstance and shall promptly provide all information required for Parent or PubCo, as applicable, to transmit to the holders of its capital stock an amendment or supplement to the Proxy Statement or the Registration Statement containing such information.

(g)                                  Parent and PubCo shall make all necessary filings with respect to the transactions contemplated hereby under the Securities Act, the Exchange Act and applicable “blue sky” laws and any rules and regulations thereunder.

(h)                                 The Company shall use its commercially reasonable efforts to promptly provide Parent and PubCo with all information concerning the Group Companies reasonably requested by Parent for inclusion in the Proxy Statement, the Registration Statement and any amendment or supplement to the Proxy Statement or the Registration Statement (if any), including, as promptly as practicable following the execution of this Agreement, the unaudited consolidated balance sheet and related unaudited statements of operations and cash flows of UHS OpCo and its Subsidiaries for the fiscal quarter of the Company and the six months ended June 30, 2018 and June 30, 2017 (including the related Management’s Discussion and Analysis of Financial Condition and Results of Operations), in each case (i) prepared in accordance with GAAP applied on a consistent basis throughout such period (except (x) as may be indicated therein or in the notes thereto to the extent permitted by Regulation S-X of the SEC and (y) subject to normal and recurring year-end adjustments and the absence of notes thereto, none of which would be material individually or in the aggregate) and in accordance with Regulation S-X of the SEC, and (ii) fairly presenting, in all material respects, the consolidated financial position, results of operations and cash flows of UHS OpCo as at June 30, 2018 and for the respective periods indicated therein.  The

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Company shall cause the officers and employees of the Group Companies to be reasonably available to Parent, PubCo and their counsel in connection with the drafting of the Proxy Statement and the Registration Statement and responding in a timely manner to comments on the Proxy Statement and the Registration Statement from the SEC.  The Company shall provide to Parent and PubCo the unaudited consolidated balance sheet and related unaudited statements of operations and cash flows of UHS OpCo and its Subsidiaries (including the related Management’s Discussion and Analysis of Financial Condition and Results of Operations) for each fiscal quarter of the Company and the year to date period ended after June 30, 2018 and at least forty-five (45) days prior to the Closing Date, in each case within forty (40) days following the end of such fiscal quarter, in each case prepared in accordance with Regulation S-X.  The Parent Parties acknowledge that no audited or unaudited financial statements of the Company shall be requested from the Company.

(i)                                     Parent and PubCo shall use their reasonable best efforts to (i) cause the shares of PubCo Common Stock to be issued to the Equity Holders to be approved for listing on NASDAQ upon issuance, (ii) cause the shares of PubCo Common Stock to be issued to the holders of Parent Common Stock to be approved for listing on NASDAQ upon issuance, (iii) cause the PubCo Warrants to be approved for listing on NASDAQ, (iv) cause the shares of PubCo Common Stock to be issued upon exercise of the PubCo Warrants to be approved for listing on NASDAQ upon issuance and (v) make all necessary and appropriate filings with NASDAQ and undertake all other steps reasonably required prior to the Closing Date to effect such listings.

Section 5.12                             Parent Common Stockholder Meeting.  Parent shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold a meeting of Parent’s stockholders (the “Parent Common Stockholders Meeting”), for the purpose of voting on the Transaction Proposals, which meeting shall be called for a date not more than thirty-five (35) days after the date on which Parent mails the Proxy Statement to its stockholders (subject to extension as provided in this Section 5.12).  Parent shall use its reasonable best efforts to obtain the approval of the Transaction Proposals, including by soliciting proxies as promptly as practicable in accordance with applicable Law and its Organizational Documents for the purpose of approving the Transaction Proposals; provided that the foregoing shall not in any event preclude a Change in Recommendation to the extent permitted by this Section 5.12.  Parent shall, through its board of directors, recommend to its stockholders that they vote in favor of the Transaction Proposals (the “Parent Board Recommendation”) and Parent shall include the Parent Board Recommendation in the Proxy Statement.  The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Board Recommendation (a “Change in Recommendation”); provided that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel and/or financial advisors, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary obligations to Parent’s stockholders under applicable Law; provided, however, that the board of directors of Parent may not make such Change in Recommendation unless (1) the board of directors of Parent has provided prior written notice to the Company (a “Parent Recommendation Change Notice”) that it is prepared to effect a Change in Recommendation at least five (5) Business Days prior to taking such action, which notice shall

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specify the basis for such Change in Recommendation, (2) during the five (5) Business Day period after delivery of the Parent Recommendation Change Notice, the Company may propose to Parent any revisions to this Agreement that the Company proposes to make and Parent will engage in good faith discussions with the Company regarding such proposal(s), (3) at the end of such five (5) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by the Company, the board of directors of the Parent determines in good faith (after consultation with outside legal counsel and/or a financial advisor) that the failure to make such a Change Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary duties to Parent’s stockholders under applicable Law.  Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Parent Common Stockholders Meeting for the purpose of voting on the Transaction Proposals shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Parent Common Stockholders Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there shall be any Change in Recommendation.  Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Parent Common Stockholders Meeting on one or more occasions (a) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by applicable Law is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to the Parent’s stockholders prior to the Parent Common Stockholders Meeting, (b) if, as of the time for which the Parent Common Stockholders Meeting is scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Common Stock and Parent Class F Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Parent Common Stockholders Meeting, (c) by up to ten (10) Business Days if, as of the deadline for electing redemption by holders of Offering Shares, the number of shares being redeemed would cause the condition to Closing set forth in Section 6.1(g) not be satisfied, or (d) by up to ten (10) Business Days in order to solicit additional proxies from stockholders in favor of the adoption of the Transaction Proposals; provided, that in the event of a postponement or adjournment pursuant to clauses (a) or (b) above, the Parent Common Stockholders Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved, and in no event shall the Parent Common Stockholders Meeting be reconvened on a date that is later than five (5) Business Days prior to the Outside Date.

Section 5.13                             Section 16 of the Exchange Act.  Prior to the Closing, the board of directors of PubCo, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of PubCo Common Stock and the PubCo Rollover Equity pursuant to this Agreement by any officer or director of the Group Companies who is expected to become a “covered person” of PubCo for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt transaction for purposes of Section 16.

Section 5.14                             Nonsolicitation.

(a)                                 From the date of this Agreement until the earlier of (x) the Effective Time or (y) the date on which this Agreement is terminated, other than in connection with the

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transactions contemplated hereby, each Parent Party agrees that it will not, and will not authorize or (to the extent within its control) permit any of its Subsidiaries or any of its or its Subsidiaries’ directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants), in each case in such directors’, officers’, employees’, agents’ or representatives’ capacity in such role with the applicable Parent Party, to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an initial Business Combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to any initial Business Combination with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an initial Business Combination, or (iii) enter into any agreement relating to an initial Business Combination. Each Parent Party shall promptly notify the Company of any submissions, proposals or offers made with respect to an initial Business Combination as soon as practicable following such Parent Party’s awareness thereof.

(b)                                 From the date of this Agreement until the earlier of (x) the Effective Time or (y) the date on which this Agreement is terminated, other than in connection with the transactions contemplated hereby, the Company agrees that it will not, and will not authorize or (to the extent within its control) permit any of any Company Subsidiary or any of its or any Company Subsidiary’s Affiliates, directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants), in each case in such directors’, officers’, employees’, agents’ or representatives’ capacity in such role with the applicable Group Company, to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs the Company that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement relating to an Acquisition Proposal.  The Company shall give notice of any Acquisition Proposal to Parent as soon as practicable following its awareness thereof.  For purposes of this Agreement, “Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with the Parent Parties) involving any acquisition, merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the acquisition of all or any material portion of the Company or its businesses or assets or any material portion of the Company’s capital stock or other equity interests.

Section 5.15                             Termination of Agreements.  At or prior to the Effective Time, the Company shall terminate all Contracts set forth on Schedule 5.15 without continuing liability to or obligations of the Parent Parties or the Group Companies.  The parties to the Management Agreement shall enter into a mutual release with respect to all claims arising under, or related to, such Management Agreement and that are available to such party and its Affiliates (and their respective securityholders, directors, officers, employees and representatives (in such capacities)) against the other party and its Affiliates (and their respective securityholders, directors, officers, employees and representatives (in such capacities)).

Section 5.16                             Written Consent.  Not later than the second (2nd) Business Day after the Registration Statement has been declared effective by the SEC, the Company shall deliver to Parent evidence (which may be a version in .pdf format delivered to the email address of Parent

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set forth in Section 9.2) of a written consent substantially in the form reasonably approved by Parent  (the “Written Consent”) executed and delivered by holders of Company Common Stock sufficient to deliver the Requisite Company Approval approving the adoption of this Agreement in accordance with Sections 228 and 251 of the DGCL (including the Majority Stockholders with respect to all of their shares of Company Common Stock).  To the extent required by and in accordance with the DGCL, the Company shall promptly (and, in any event, within fifteen (15) Business Days of the date of the Written Consent) deliver to any Company Stockholder who has not executed the Written Consent (a) a notice of the taking of the actions described in the Written Consent in accordance with Section 228 of the DGCL, and (b) subject to the provisions of the Stockholder Agreements, the notice in accordance with Section 262 of the DGCL.

Section 5.17                             Elections and Other Matters.  From and after the Closing Date, except as otherwise required by applicable Law, each Parent Party shall not, and shall cause the Company Surviving Subsidiary and the Company Subsidiaries not to, without the prior written consent of the Stockholders’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed), make, cause or permit to be made any Tax election or adopt or change any method of accounting, in each case that has retroactive effect to any Tax period ending on or before the Closing Date of the Company or any Company Subsidiary.

Section 5.18                             Approval of 280G Payments.  To the extent that the execution of this Agreement and the consummation of the transactions contemplated hereby may entitle any “disqualified individual” of the Group Companies to a “parachute payment” (as such terms are defined in Section 280G of the Code), then, prior to the Closing, the Company shall submit to the equityholders entitled to vote for approval, as provided under Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated pursuant thereto, any payments, benefits or other rights as to which any such individual has waived his or her rights that would otherwise entitle such individual to such a parachute payment, such that the payments, benefits or other rights to be received or retained by any “disqualified individual” (as defined in Treasury Regulation Section 1.280G-1), arising in whole or in part as a result of or in connection with the contemplated transactions, not be characterized as “excess parachute payments” under Section 280G of the Code.  Prior to seeking such equityholder approval, the Company will use its commercially reasonable efforts to obtain waivers from the intended recipients of such payments, benefits or other rights, which waivers shall provide that unless such payments or benefits are approved by the equityholders of the Company to the extent and manner prescribed under Section 280G(b)(5)(B) of the Code, such payments or benefits shall not be made.  At least five (5) Business Days prior to obtaining such waivers, and prior to seeking such approval, the Company shall provide drafts of such waivers and such approval materials, including the underlying analysis, to Parent for its review and approval, in order to ensure that such approval will be sought in accordance with Section 280G(b)(5)(B) of the Code and Treasury Regulation Section 1.280G-1.  Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the Company’s equityholders was solicited in accordance with the foregoing provisions of this Section 5.18 and that either (i) the requisite number of votes was obtained (the “280G Approval”), or (ii) that the 280G Approval was not obtained and, to the extent waived by the recipient thereof, no such excess parachute payment shall be made.

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Section 5.19                             Registration Rights Agreement; Director Nomination Agreements.  At the Closing: (a) PubCo, the Majority Stockholders and Parent Sponsor or an Affiliate thereof shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), (b) the Majority Stockholders and PubCo shall enter into a Director Nomination Agreement substantially in the form of Exhibit E (the “Majority Stockholder Director Nomination Agreement”) and (c) Parent Sponsor or an Affiliate thereof and PubCo shall enter into a Director Nomination Agreement substantially in the form of Exhibit E (the “Parent Sponsor Director Nomination Agreement”).

Section 5.20                             Debt Financing.

(a)                                 From the date hereof and ending at the earlier of (i) the Closing Date and (ii) termination of this Agreement pursuant to Section 8.1, each Parent Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange, consummate and enforce the Debt Financing on the terms and conditions described in the Debt Commitment Letter as in effect on the date hereof.  Such actions shall include using its reasonable best efforts to:  (i) maintain in full force and effect (1) the Debt Commitment Letter until the initial funding of the Debt Financing and (2) thereafter, the First Lien Credit Documentation (as defined in the Debt Commitment Letter as in effect on the date hereof) pursuant to which the Financing Sources have committed to provide the First Lien Term Facility (as defined in the Debt Commitment Letter as in effect on the date hereof) and subject to Section 5.20(c) below, the Parent agrees that it shall not and shall not permit any of its Affiliates to terminate the commitments pursuant to the First Lien Term Facility thereunder prior to the funding thereof and the consummation of the Refinancing (as defined in the Debt Commitment Letter as in effect on the date hereof); (ii) satisfy on a timely basis all of the conditions precedent to the Debt Financing applicable to any Parent Party and within its control that are to be satisfied by such Parent Party; (iii) negotiate, execute and deliver definitive documents (“Debt Financing Documents”) that substantially reflect the terms of the Debt Commitment Letter (including, as necessary and subject to the terms of the Debt Commitment Letter, agreeing to any required changes to the commitments thereunder in accordance with any “flex” provisions contained in the Debt Commitment Letter or any related fee letter), in each case which terms shall not impose new or additional conditions or expand on (or amend or modify in any manner adverse to the Company) the conditions to the funding of the proceeds from the Debt Financing at the Closing, reduce the aggregate amount of the proceeds from the Debt Financing available to be funded on the Closing Date below the Required Financing Amount (taking into account the Available Cash) or reasonably be expected to delay, impair or prevent the Closing; and (iv) if the conditions contained in Section 6.1 and Section 6.3 of this Agreement and the conditions to the Debt Financing have been satisfied, drawing the full amount of the proceeds from the Debt Financing to the extent needed, together with Available Cash and the amount in the Trust Account, to satisfy all of the payment obligations of the Parent Parties under this Agreement at the Closing.   Each Parent Party shall use reasonable best efforts to comply in all material respects with its obligations under the Debt Commitment Letter to the extent that failure to do so would reasonably be expected to materially impair, materially delay or prevent the availability of all or a portion of the proceeds of the Debt Financing when required pursuant to this Agreement.  No Parent Party shall, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), permit or consent to any amendment, supplement

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or modification to be made to any provision of the Debt Commitment Letter or any Debt Financing Documents if such amendment, supplement or modification (i) would (A) change, expand or impose new conditions precedent to the funding of the proceeds from the Debt Financing from those set forth therein on the date hereof or (B) change the timing of the funding of the proceeds of the Debt Financing thereunder, in each case, in a manner that would reasonably be expected to materially impair, materially delay or prevent the availability of all or a portion of the proceeds of the Debt Financing when required pursuant to this Agreement, (ii) could reasonably be expected to adversely affect any Parent Party’s ability to consummate the transactions contemplated by this Agreement, (iii) could reasonably be expected to prevent, impair or delay Closing, (iv) would reduce the aggregate cash amount of the proceeds of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing (except as set forth in any “flex” provisions existing on the date hereof) below the Required Financing Amount (taking into account the amount in the Trust Account and the Available Cash), or (v) would reasonably be expected to prevent, delay, impose additional conditions on, or impair the Existing Notes Refinancing (collectively, the “Restricted Commitment Letter Amendments”); provided, that notwithstanding the limitations set forth in this Section 5.20, a Parent Party may amend the Debt Commitment Letter to (1) add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof (including in replacement of a Lender) and reallocate commitments in connection therewith or assign or re-assign titles and roles to or amend parties to the Debt Commitment Letter or (2) implement any “flex” provisions set forth in the fee letter (as in effect on the date hereof) relating to the Debt Commitment Letter as in effect on the date hereof.  For purposes of this Agreement, references to the “Debt Commitment Letter” shall include such document as permitted or required by this Section 5.20 to be amended, modified or waived, in each case from and after such amendment, modification or waiver. Subject to Section 6.1 and Section 6.3, each Parent Party acknowledges and agrees that the Debt Financing is not a condition to the occurrence of the Closing.

(b)                                 The Parent Parties shall keep the Company reasonably informed on a reasonably current basis and in all reasonable detail of the status of their efforts to arrange and all material developments in respect of the Debt Financing.  Without limiting the generality of the foregoing, the Parent Parties shall give the Company prompt written notice (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in material breach or default) by any party to the Debt Commitment Letter or any other Debt Financing Document of which any Parent Party becomes aware, (ii) if and when any Parent Party becomes aware that any portion of the Debt Financing contemplated by the Debt Commitment Letter may not be available to consummate the transactions contemplated by this Agreement at the Closing, including without limitation, if and when any Parent Party becomes aware of the termination of the Debt Commitment Letter (other than as such Debt Commitment Letter may be terminated by its terms upon the occurrence of the Closing Date (as defined in the Debt Commitment Letter (as in effect on the date hereof)) and the funding of the credit facilities thereunder and/or the occurrence of the Outside Date) prior to the earlier of the Closing and the Outside Date, (iii) of the receipt of any notice or other communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to the Debt Commitment Letter or any other Debt Financing Document, or (B) material dispute or disagreement between or among the Parent Parties, on the one hand, and the other parties to the Debt Commitment Letter or any other Debt Financing Document, on the

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other hand, that would reasonably be expected to result in a failure to receive the proceeds of the Debt Financing or delay, impair or prevent the Closing or a reduction in the amount of proceeds of the Debt Financing to be received at Closing and (iv) if at any time for any reason any Parent Parties believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter or other Debt Financing Documents.  The Parent Parties shall provide the Company, upon reasonable request, with copies of all draft and final definitive documents relating to the Debt Financing, including any amendments or waivers to any of the foregoing.

(c)                                  In the event that the Parent Parties determine that the Debt Financing will not be available to the Parent Parties in accordance with the terms hereof and such amount is necessary to consummate the transactions contemplated hereby at the Closing, the Parent Parties shall (i) promptly notify the Company of such expiration, termination, or unavailability and the reasons therefor and (ii) use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange for and obtain as promptly as practicable following the occurrence of any such financing failure event, alternative debt financing (the “Alternative Debt Financing”), including from the same or alternative sources, in an amount not less than the Required Financing Amount but which shall not, without the prior written consent of the Company, (x) impose any new or additional condition or otherwise expand any condition to the receipt of the Debt Financing or (y) otherwise on terms and conditions that are materially less favorable to the Parent Parties from a conditionality or enforceability perspective than the terms and conditions of (1) the Debt Commitment Letter until the initial funding of the Debt Financing and (2) thereafter, the First Lien Credit Documentation (as defined in the Debt Commitment Letter as in effect on the date hereof) until the funding of the First Lien Term Facility (as defined in the Debt Commitment Letter as in effect on the date hereof).  Notwithstanding anything contained in this Section 5.20 or anything else in this Agreement, in no event shall the reasonable best efforts of the Parent Parties be deemed or construed to require the Parent Parties to, and the Parent Parties shall not be required to, (i) pay any fees in excess of those contemplated by the Debt Commitment Letter as of the date hereof, or (ii) agree to conditionality or economic terms of the Debt Financing that are less favorable than those contemplated by the Debt Commitment Letter or any related fee letter as of the date hereof.  In the event that Alternative Debt Financing is obtained, the Parent Parties shall promptly provide the Company with a copy of the new financing commitment that provides for such Alternative Debt Financing (the “Alternative Debt Financing Commitment Letter”).  If applicable, any reference in this Agreement to “Debt Financing” shall include “Alternative Debt Financing”, any reference to “Debt Commitment Letter” shall include the “Alternative Debt Financing Commitment Letter” and any references to “Debt Financing Documents” shall include the definitive documentation relating to any such Alternative Debt Financing.

(d)                                 From the date hereof and ending at the earlier of (1) the Closing Date, and (2) termination of this Agreement pursuant to Section 8.1, the Company shall, and shall cause the Company Subsidiaries to, use its reasonable best efforts to cooperate and cause the respective officers, employees and advisors, including legal and accounting, of the Company and the Company Subsidiaries to provide to the Parent Parties, subject to Section 5.20(e) at the sole expense of the Parent Parties, such reasonable cooperation in connection with the arrangement of the Debt Financing as is customary for debt financings of the type contemplated by the Debt

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Commitment Letter and/or as may be reasonably requested by the Parent Parties, including using reasonable best efforts to:

(i)                                     upon reasonable notice, (A) participate in “bank meetings” of prospective lenders at times during normal business hours and locations to be mutually agreed upon (and to the extent necessary, one or more conference calls with prospective lenders in addition to any such meetings), and sessions with rating agencies to the extent Parent Parties are attempting to obtain a public corporate credit rating and public corporate family rating pursuant to the Debt Commitment Letter and (B) cause customary direct contact between senior management of the Company, on the one hand, and the proposed lenders providing the Debt Financing on the other hand at mutually agreed upon times and locations during the Company’s normal business hours;

(ii)                                  assist with the due diligence efforts of potential lenders and the preparation of customary marketing materials for the Debt Financing, including bank confidential information memoranda, lenders presentations, rating agency presentations and similar documents reasonably necessary in connection with the Debt Financing including delivering a customary authorization letter as contemplated by the Debt Commitment Letter (which shall include a representation to the Financing Sources (I) that the public side versions of such documents, if any, do not include material non-public information about the Company or Company Subsidiaries or securities and (II) as to the accuracy of the information about the Company and its Subsidiaries contained in the disclosure and marketing materials related to the Debt Financing and the Required Financial Information (as defined below));

(iii)                               furnish the Parent Parties and their financing sources (including each source of the Debt Financing) as promptly as practicable, with all financial statements, financial data, audit reports and other information regarding UHS OpCo and its Subsidiaries required pursuant to clauses 7(a) and (b) of Exhibit C to the Debt Commitment Letter and the UHS OpCo financial information and other historical Company related information necessary for Parent to prepare the pro forma financial statements referred to in clause 7(c) of Exhibit C to to the Debt Commitment Letter (all such information and documents in this Section 5.20(d)(iii), together with the authorization letter in Section 5.20(d)(ii), the “Required Financial Information”);

(iv)                              (A) assist in facilitating the pledge of collateral and the obtaining of guarantees and, (B) to the extent such officers and employees will be officers and/or employees of the Company following the Closing, execute and deliver, solely to the extent effective as of the Closing, customary definitive financing documentation, including customary pledge and security documents and certificates, documents and instruments related to guarantees and collateral;

(v)                                 deliver a certificate (which shall only be effective as of the Closing Date) from the chief financial or other officer of the Company with respect to solvency matters as of the Closing in the form attached as Annex I to Exhibit C to the Debt Commitment Letter;

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(vi)                              assist in the replacement by the Parent Parties of any letters of credit or similar instruments existing under the facilities set forth on Exhibit G;

(vii)                           to the extent requested by Parent at least ten Business Days prior to the Closing Date, furnish the Parent information with respect to the Company and Company Subsidiaries required from the Company by regulatory authorities including under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(viii)                        furnish the Parent Parties with such other customary information regarding the Company and the Company’s Subsidiaries as may be reasonably requested by Parent to the extent that such information is reasonably available to the Company and is of the type and form customarily included in a bank information memorandum, provided, however, that in no event shall the Company or its Representatives otherwise be required to provide, or make any representations with respect to, projections, pro forma financial statements or pro forma adjustments or other forward-looking information related to the Debt Financing; provided, further, that the Company shall not be required to provide, or cause the Company Subsidiaries to provide, cooperation under this Section 5.20(d) that:  (w) requires the Company, any of the Company Subsidiaries or their respective pre-Closing directors, officers, managers, general partners or employees to take any action that results in the waiver of any legal privilege, (x) unreasonably interferes with the ongoing business of the Company or any of the Company Subsidiaries, (y) requires the Company or any of the Company Subsidiaries to take any action that would reasonably be expected to conflict with or violate its Organizational Documents or any Law, or (z) requires the Company, any of the Company Subsidiaries or their respective pre-Closing directors, officers, managers, general partners or employees to incur any liability or obligation (incuding any indemnification obligation), execute, deliver or enter into, or perform any agreement, document or instrument, including any Debt Financing Document, with respect to the Debt Financing (other than the authorization letter referred to in clause (d)(ii)) that is effective prior to the Closing and the pre-Closing directors, managers and general partners of the Company and the Company Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, that is effective prior to the Closing.  The Company hereby consents to the use of the Company’s logos and marks in connection with the Debt Financing; provided, however, that such logos and/or marks are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any Company Subsidiaries or the reputation or goodwill of the Company or any Company Subsidiaries.  All information provided by or on behalf of the Company, any of its Affiliates or any of their respective Representatives pursuant to this Section 5.20 or otherwise shall be kept confidential in accordance with the Confidentiality Agreement, the provisions and restrictions of which are by this reference hereby incorporated herein; provided that nothing therein shall prohibit or limit Parent Parties from disclosing any such information to its potential financing sources or rating agencies during the syndication of the Debt Financing, subject to such financing sources and ratings agencies entering into customary confidentiality undertakings with respect to such information.

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(e)                                  In no event shall the Company or any Company Subsidiary be required to pay any commitment or similar fee or incur any expense in connection with assisting the Parent Parties in arranging the Debt Financing that will not be reimbursed by the Parent Parties at the Closing or as a result of any information provided by the Company, any Company Subsidiary or any of their Affiliates or Representatives in connection therewith.  The Parent Parties shall indemnify and hold harmless the Company, and its Equity Holders, Affiliates and Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties, in each case, actually suffered or incurred by them in connection with the arrangement of the Debt Financing or providing any of the information utilized in connection therewith (in each case, except to the extent resulting from the Company’s gross negligence, willful misconduct, or material misstatement or material omission in information required to be provided by the Company hereunder).  Notwithstanding the foregoing, the Parent Parties shall not be responsible for reimbursing any such costs and expenses if such costs and expenses are incurred by the Company or Company Subsidiaries in the performance of their respective obligations pursuant to other provisions of this Agreement or are related to the Company’s preparation of its regular annual and periodic financial statements.  Any out-of-pocket costs incurred in good faith by the Company and the Company Subsidiaries in connection with the cooperation contemplated by this Section 5.20 shall be included in the calculation of the Reimbursed Transaction Expenses.

Section 5.21                             Redemption of Senior Notes.  The Company will cause UHS OpCo to provide notice to the Senior Notes Trustee in the manner specified in Section 3.03 of the Senior Notes Indenture at least fifteen (15) days prior to the anticipated Closing Date (or such shorter period agreed to by the Senior Notes Trustee) requesting that the Senior Notes Trustee issue an optional notice of redemption pursuant to Section 3.07(a) of the Senior Notes Indenture (the “Redemption Notice”) on the Closing Date but prior to the Company Merger 1 in accordance with this Section 5.21 to redeem all of the outstanding Senior Notes at a price of 100% of the principal amount thereof plus interest accrued to the date specified for redemption (such date, the “Redemption Date” and such price, the “Redemption Price”).  The Redemption Date shall be thirty (30) days following the Closing Date or, if such thirtieth (30th) day is not a Business Day, the next succeeding Business Day thereafter.  The Company shall (a) deposit the Redemption Price with the Senior Notes Trustee no later than one Business Day prior to the Redemption Date in accordance with the terms of the Senior Notes Indenture and (b) upon the Closing Date, cause UHS OpCo to deliver an irrevocable notice of borrowing in the form attached as Exhibit D to the Debt Commitment Letter with respect to the funding of the First Lien Term Facility (as defined in the Debt Commitment Letter as in effect on the date hereof), as contemplated in the Debt Commitment Letter, specifying a funding date that is one Business Day prior to the Redemption Date.  Parent has fully paid all commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Debt Commitment Letter. At Parent’s written request, the Company shall cause UHS OpCo to take such additional or other actions as are required under Article 11 of the Senior Notes Indenture to cause the Senior Notes to be satisfied and discharged on the Closing Date upon deposit by Parent or PubCo of an amount in cash equal to the Redemption Price with the Trustee in the manner specified in Article 11 of the Senior Notes Indenture.

Section 5.22                             UHS Reports; Form 8-K.  Without limiting the generality of Section 5.1(a), the Company shall prepare all UHS Reports required to be filed under the Exchange Act in a manner and on a time frame consistent with past practice, including a Quarterly Report on Form

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10-Q for the quarter ended September 30, 2018 reviewed by its outside public accountants to permit the filing of such Form 10-Q in a timely manner and shall, in any event, if the Closing will occur on or after November 1, 2018, shall deliver a substantially final draft of the Form 10-Q for the quarter ended September 30, 2018 to Buyer no later than the earlier of (x) the day prior to date scheduled for Closing or (y) November 7, 2018.  The Company shall promptly provide Parent and PubCo with all historical information concerning the Group Companies reasonably requested by Parent for inclusion in the Form 8-K pursuant to Item 2.01(f) (the “Form 8-K”), including, without limitation, (a) unaudited financial statements of UHS OpCo for the quarter ended and six months ended June 30, 2018 and June 30, 2017, in each case prepared in accordance with Regulation S-X, as promptly as practicable and, to the extent Closing will occur on or after November 1, 2018, unaudited financial statements of UHS OpCo for the quarter ended and nine months ended September 30, 2018 and September 30, 2017, in each case prepared in accordance with Regulation S-X, as promptly as practicable and (b) any other information required to update the information provided by the Company for inclusion in the Registration Statement to the extent such information is required to be included in the Form 8-K.

Section 5.23                             Certain Arrangements.  The Group Companies will work in good faith with Parent to make any necessary modification or correction to the arrangements set forth on Schedule 5.23 prior to Closing to preserve the intended tax treatment of such arrangements, and to take any additional steps necessary to achieve the intended tax results associated with such arrangements, including but not limited to notifying any required regulators in accordance with applicable Law or its applicable guidance.

Section 5.24                             Lock-Up Period.  Pubco shall implement a trading policy after the Closing Date, which shall prohibit officers, directors or employees of the Company from transferring Parent Company Stock received in the Mergers during the period commencing on the Closing Date through the calendar date that is 180 days following the Closing Date (the “Lock-Up Period”), subject to those exceptions described in Section 4.2 of the Registration Rights Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE PARTIES

Section 6.1                                    Conditions to Each Party’s Obligations.  The respective obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or written waiver by such Party) at or prior to the Closing of the following conditions:

(a)                                 Injunction.  There will be no effective Order of any nature prohibiting the consummation of any of the Mergers and no Law shall have been adopted that makes consummation of any of the Mergers illegal or otherwise prohibited;

(b)                                 HSR Act.  The applicable waiting periods under the HSR Act shall have expired or been terminated;

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(c)                                  Transaction Proposals.  The approval of the Transaction Proposals shall have been duly obtained in accordance with the DGCL, each Parent Party’s Organizational Documents and the rules and regulations of NASDAQ;

(d)                                 Registration Statement.  The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.  All necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act relating to the issuance and trading of PubCo Common Stock to be issued in the Mergers shall have been obtained and shall be in effect and such shares of PubCo Common Stock shall be listed on NASDAQ upon issuance;

(e)                                  Completion of Offer.  The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement;

(f)                                   Net Tangible Assets.  Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1)(g)(1) of the Exchange Act) remaining; and

(g)                                  Minimum Available Cash.  The amount of Available Cash as of immediately prior to Closing shall be equal to or greater than an amount equal to (i) the Necessary Cash minus (ii) the Additional Equity Consideration (if any) elected by the Company pursuant to Section 6.2(d).

Section 6.2                                    Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement are, in addition to the conditions specified in Section 6.1, further subject to the satisfaction (or written waiver by the Company) at or prior to the Closing of the following conditions:

(a)                                 Representations and Warranties.

(i)                                     The representations and warranties of the Parent contained in Section 4.1 (Organization), Section 4.2 (Authorization), Section 4.3 (Capitalization), Section 4.12 (Certain Fees), Section 4.16 (Board Approval; Stockholder Vote); and Section 4.18 (Affiliate Transactions) shall be true and correct in all material respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all material respects as of such earlier date); and

(ii)                                  The other representations and warranties of the Parent Parties contained in Article IV shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, would result in a Parent Material Adverse Effect (ignoring for the purposes of this Section

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6.2(a)(ii) any qualifications by “material adverse effect” or “materiality” contained in such representations or warranties).

(b)                                 Performance of Obligations.  Each of the Parent Parties shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof and shall not have breached in any material respect any of its covenants or agreements, including the deliveries pursuant to Section 7.3;

(c)                                  Parent Parties Officer’s Certificate.  An authorized officer of the Parent Parties shall have executed and delivered to the Company a certificate (the “Parent Closing Certificate”) as to compliance with the conditions set forth in Section 6.2(a) and Section 6.2(b) hereof; and

(d)                                 Total Equity Value.  The Total Equity Value shall not exceed $335,000,000 (the “Maximum Equity Consideration”); provided, that, the Company may, on or prior to the Deadline Time, deliver written notice to Parent (such notice, the “Election Notice”) of its irrevocable election to (i) cause the condition set forth in this Section 6.2(d) to be deemed satisfied and (ii) increase the Maximum Equity Consideration by an amount (the “Additional Equity Consideration”) to be paid in the form of PubCo Common Stock and, as applicable, options for PubCo Common Stock not to exceed in aggregate (taking into account for purposes of calculating the amount of Additional Equity Consideration only the aggregate Individual Spread Values of any such options for PubCo Common Stock included in the Additional Equity Consideration) the lesser of (x) the Merger Consideration, minus $335,000,000 and (y) the minimum amount necessary, when taken together with the expected Available Cash (as provided in written notice from Parent to the Company in writing on or prior to 11:59 p.m. Central Prevailing Time on the first (1st) day after the Parent Common Stockholder Meeting), to cause the condition set forth in Section 6.1(g) (before giving effect to the Additional Equity Consideration) to be satisfied; provided, further, in no event may the Company elect for Additional Equity Consideration to the extent the Third-Party Cash Uses would exceed (A) Available Cash minus (B) the Total Cash Value.

Section 6.3                                    Conditions to Obligations of the Parent Parties.  The obligations of the Parent Parties to consummate the transactions contemplated by this Agreement are, in addition to the conditions specified in Section 6.1, subject to the satisfaction (or written waiver by the Parent Parties) at or prior to the Closing of the following conditions:

(a)                                 Representations and Warranties.

(i)                                     The representations and warranties of the Company contained in Section 3.1 (Organization), Section 3.2 (Authorization), Section 3.3 (Capitalization), Section 3.4 (Company Subsidiaries), Section 3.19 (Certain Fees) and Section 3.21 (Affiliate Transactions) shall be true and correct in all material respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and

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warranties need only be true and correct in all material respects as of such earlier date); and

(ii)                                  The other representations and warranties of the Company contained in Article III shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, would result in a Material Adverse Effect (ignoring for the purposes of this Section 6.3(a)(ii) any qualifications by “material adverse effect” or “materiality” contained in such representations or warranties, other than those contained in clause (b) of Section 3.6(a)).

(b)                                 Performance of Obligations.  The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof and shall not have breached in any material respect any of its covenants or agreements, including the deliveries pursuant to Section 7.2;

(c)                                  Company Officer’s Certificate.  An authorized officer of the Company shall have executed and delivered to the Parent Parties a certificate (the “Company Closing Certificate”) as to the Company’s compliance with the conditions set forth in Section 6.3(a) and Section 6.3(b);

(d)                                 Company Stockholder Approval.  The Parent Parties shall have received a copy of the Written Consent executed and delivered by holders of Company Common Stock sufficient for Requisite Company Approval including the Majority Stockholders with respect to all of their shares of Company Common Stock, which Written Consent shall remain in full force and effect; and

(e)                                  No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

Section 6.4                                    Frustration of Closing Conditions.  Neither the Company nor any of the Parent Parties may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, if such failure was caused by such Party’s failure to comply with any provision of this Agreement.

ARTICLE VII

CLOSING

Section 7.1                                    Closing.  Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur (i) on the last Business Day of the calendar month in which the satisfaction or waiver of the last of the conditions to the obligations of the Parties set forth in Article VI  have been satisfied or waived at least three Business Days prior to such last Business Day (other than those conditions that by their nature are

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to be fulfilled at Closing, but subject to the satisfaction or waiver of such conditions); provided, that, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions to the obligations of the Parties set forth in Article VI (other than those conditions that by their nature are to be fulfilled at Closing), the Closing shall occur no earlier than that date that is the earlier of (a) the last Business Day of the calendar month that is at least three (3) Business Days following the final day of the Marketing Period (subject to the satisfaction or waiver of all conditions set forth in Article VI as of the date determined by this Section 7.1 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction (or waiver in accordance with this Agreement by the party having the benefit of the applicable condition) of such conditions at the Closing)) and (b) a date during the Marketing Period to be specified by Parent or (ii) on such other date as the Parties may agree in writing; provided, further, that, if, pursuant to the foregoing clause (i), the Closing is scheduled to occur on or after the seventh (7th) day prior to the date on which financial statements for the immediately preceding quarter would be required to be included in the Closing Form 8-K (and the financial statements for such immediately preceding quarter were not included in the Registration Statement), in no event shall Closing occur prior to the fifth (5th) Business Day following delivery by the Company of financial statements for the most recently completed quarter and year-to-date period and the accompanying Management’s Discussion & Analysis of Financial Condition and Results of Operations, in each case in the form required by Form 10 under the Securities Act.  The date of the Closing shall be referred to herein as the “Closing Date”.  The Closing shall take place at the offices of Kirkland & Ellis LLP located at 300 North LaSalle, Chicago, Illinois 60654, at 10:00 a.m. Central, or at such other place or at such other time as the Parties may agree in writing.

Section 7.2                                    Deliveries by the Company.  At the Closing, the Company will deliver or cause to be delivered to Parent (unless delivered previously) the following:

(a)                                 the First Company Certificate of Merger and the Second Company Certificate of Merger, each executed by the Company;

(b)                                 the Company Closing Certificate;

(c)                                  the Escrow Agreement executed by the Stockholders’ Representative;

(d)                                 the Tax Receivable Agreement executed by the Stockholders’ Representative;

(e)                                  the Payoff Letters, in a form reasonably acceptable to Parent;

(f)                                   the Registration Rights Agreement executed by the Majority Stockholders;

(g)                                  the Majority Stockholder Director Nomination Agreement executed by the Majority Stockholders; and

(h)                                 any other document required to be delivered by the Company at Closing pursuant to this Agreement.

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Section 7.3                                    Deliveries by Parent.  At the Closing, Parent will deliver or cause to be delivered to the Company the following:

(a)                                 the Parent Certificate of Merger, executed by Parent;

(b)                                 the First Company Certificate of Merger and the Second Company Certificate of Merger, each executed by the applicable Company Merger Sub;

(c)                                  the Escrow Agreement executed by PubCo and the Escrow Agent;

(d)                                 the Parent Closing Certificate;

(e)                                  the Registration Rights Agreement executed by PubCo and Parent Sponsor or an Affiliate thereof;

(f)                                   the Parent Sponsor Director Nomination Agreement executed by Parent Sponsor or an Affiliate thereof and PubCo

(g)                                  the Majority Stockholder Director Nomination Agreement executed by PubCo;

(h)                                 the Tax Receivable Agreement executed by PubCo and the Company; and

(i)                                     any other document required to be delivered by the Parent Parties at Closing pursuant to this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1                                    Termination.  This Agreement may be terminated at any time at or prior to the Closing:

(a)                                 in writing, by mutual consent of the Parties;

(b)                                 by the Parent Parties if there has been a breach of any representation, warranty, covenant or other agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 6.3(a) or Section 6.3(b) not being satisfied as of the Closing Date (a “Terminating Company Breach”), and (ii) shall not have been cured within twenty (20) days after written notice from the Parent Parties of such Terminating Company Breach is received by the Company (such notice to describe such Terminating Company Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that no Parent Party is then in material breach of any of their respective representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 6.2(a) or Section 6.2(b); provided, further, that the twenty (20) day

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cure period for the Company to cure a Terminating Company Breach set forth in subclause (ii) above shall not apply if such Terminating Company Breach is a result of a breach of Section 7.1;

(c)                                  by the Company if there has been a breach of any representation, warranty, covenant or other agreement made by any Parent Party in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 6.2(a) or Section 6.2(b) not being satisfied as of the Closing Date (a “Terminating Parent Breach”), and (ii) shall not have been cured within twenty (20) days after written notice from the Company of such Terminating Parent Breach is received by the Parent Parties (such notice to describe such Terminating Parent Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that the Company is not then in material breach of any of its representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 6.3(a) or Section 6.3(b); provided, further, that the twenty (20) day cure period for the Parent Parties to cure a Terminating Parent Breach set forth in subclause (ii) above shall not apply if such Terminating Parent Breach is a result of a breach of Section 7.1;

(d)                                 by written notice by any Party if the Closing has not occurred on or prior to December 31, 2018 (the “Outside Date”); provided, that, the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party (the “Breaching Party”) whose material breach of any of its representations, warranties, covenants or other obligations under this Agreement is the primary cause or resulted in the failure of the Closing to occur on or before the Outside Date (provided that from and after the Outside Date, the non-Breaching Party shall have 60 days to commence a legal proceeding for specific performance of this Agreement and (x) if such legal proceeding is not commenced by the end of such 60 day period or (y) there is a final and non-appealable judgment by a Governmental Authority of competent jurisdiction denying a claim for specific performance by the non-Breaching Party, the Breaching Party shall have the right to terminate this Agreement pursuant to the terms and conditions of this Section 8.1(d));

(e)                                  by the Company if there has been a Change in Recommendation;

(f)                                   by Parent or the Company if (x) the approval of the Transaction Proposals is not obtained at the Parent Common Stockholders Meeting (including any adjournments thereof), (y) the Parent Common Stockholders Meeting is not held, or (z) any of the conditions set forth in Section 6.1(d) through Section 6.1(g) fail to be satisfied, in each case of clauses (x) through (z), by one (1) Business Day prior to the Outside Date, provided that, with respect to the failure of the condition set forth in Section 6.1(d), if the Company’s breach of or failure to perform its covenants, undertakings or other obligations hereunder is the primary cause or resulted in the failure of such condition to be satisfied, the Company shall not be permitted to terminate this Agreement on account of such failure under this Section 8.1(f);

(g)                                  by Parent or the Company, at any time on or after the Deadline Time, unless prior to the Deadline Time, the condition specified in Section 6.2(d) has been satisfied in full or the Company has delivered a valid Election Notice on or prior to such time;

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(h)                                 by the Company if (i) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied on the date that the Closing should have been consummated pursuant to Section 7.1 (other than the conditions set forth in Section 6.1(g) and those conditions that by their nature are to be fulfilled at Closing were the Closing Date to occur on the date specified in Section 7.1 and are capable of being satisfied on such date), (ii) the Company has confirmed in an irrevocable notice to Parent that all of the conditions set forth in Section 6.2 (other than those conditions that by their nature are to be fulfilled at Closing were the Closing Date to occur on the date specified in Section 7.1 and are capable of being satisfied on such date) have been satisfied or waived and the Company stands ready, willing and able to consummate the Closing on such date and (iii) within three (3) Business Days after the Company has delivered the written notice contemplated by clause (ii) to Parent, Parent has failed to consummate the Closing;

(i)                                     by Parent if (i) all of the conditions set forth in Section 6.1 and Section 6.2  have been satisfied on the date that the Closing should have been consummated pursuant to  Section 7.1 (other than those conditions that by their nature are to be fulfilled at Closing were the Closing Date to occur on the date specified in Section 7.1 and are capable of being satisfied on such date), (ii) Parent has confirmed in an irrevocable notice to the Company that all of the conditions set forth in Section 6.3 (other than those conditions that by their nature are to be fulfilled at Closing were the Closing Date to occur on the date specified in Section 7.1 and are capable of being satisfied on such date) have been satisfied or waived and Parent stands ready, willing and able to consummate the Closing on such date and (iii) within three (3) Business Days after Parent has delivered the written notice contemplated by clause (ii) to the Company, the Company has failed to consummate the Closing; or

(j)                                    by Parent on or after 11:59 p.m. on the second (2nd) Business Day following the date that the Registration Statement has been declared effective by the SEC, unless prior to such time, the Written Consent, executed and delivered by holders of Company Common Stock sufficient for the Requisite Company Approval (including the Majority Stockholders with respect to all of their Company Common Stock), has been delivered to Parent.

Section 8.2                                    Procedure and Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1 by the Parent Parties, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other parties hereto specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and become void and have no effect, and there shall be no liability hereunder on the part of any of the Parent Parties or the Company, except that this Section 8.2, Section 5.6 (Public Announcements), Section 9.1 (Fees and Expenses), Section 9.2 (Notices), Section 9.3 (Severability), Section 9.7 (Consent to Jurisdiction, Etc.), Section 9.9 (Governing Law), Section 9.16 (No Recourse), and Section 9.19 (Trust Account Waiver) shall survive any termination of this Agreement.  Nothing in this Section 8.2 shall impair the right of any party hereto to compel specific performance by the other party or parties, as the case may be, of such party’s obligations under this Agreement prior to a valid termination of this Agreement.

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ARTICLE IX

MISCELLANEOUS

Section 9.1                                    Fees and Expenses.

(a)                                 Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel; provided that if the Closing occurs, (a) the Parent Transaction Expenses shall be paid by PubCo and/or one or more of its Subsidiaries at or promptly following the Closing in accordance with Section 2.4, (b) the Company Transaction Expenses shall be paid by PubCo and/or one or more of its Subsidiaries at or promptly following the Closing in accordance with Section 2.4, and (c) the Company Equity Holders shall, solely by inclusion of the same in the calculation of Merger Consideration, be reimbursed at the Closing for any fees, costs and expenses to the extent incurred and paid by any Group Company on behalf of the Parent Parties at or prior to the Closing (including such fees, costs and expenses relating to the HSR filings, any other anti-trust filings and the Debt Financing) (this item (c) collectively, specifically excluding the Company Transaction Expenses, the “Reimbursed Transaction Expenses”).

(b)                                 Notwithstanding Section 9.1(a), in the event that there is a valid termination of this Agreement (x) by the Company pursuant to Section 8.1(c), Section 8.1(e), Section 8.1(g) or Section 8.1(h), (y) by Parent or the Company pursuant to Section 8.1(f) or Section 8.1(g), or (z) by Parent pursuant to Section 8.1(d) if at the time of such termination the Company could have terminated this Agreement pursuant to Section 8.1(e), Section 8.1(f) or Section 8.1(g), then, Parent shall reimburse the Company for the Company’s and its Affiliates’ out-of-pocket fees, costs and expenses which are documented and actually incurred in connection with this Agreement and the transactions contemplated hereby prior to the date of such termination, up to a maximum amount of $1,500,000 (the “Company Expense Reimbursement”).

(c)                                  The Company Expense Reimbursement, if payable pursuant to Section 9.1(b), shall be paid within ten (10) Business Days after Parent receives evidence of the documented out-of-pocket fees, costs and expenses by wire transfer of immediately available funds to an account designated in writing by the Company.  Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that specific performance pursuant to Section 9.10 and the Company Expense Reimbursement when payable in accordance with this Agreement shall constitute the sole and exclusive remedies available to the Company or its Affiliates arising out of or relating to this Agreement.  Except for claims against Parent for nonpayment of the Company Expense Reimbursement (if applicable), the Parties hereby agree that in no event shall the Company, the Stockholders’ Representative, the Majority Stockholders or any of their Affiliates (i) seek to obtain any recovery or judgment against any Parent Party or its Affiliates or any of their respective officers, directors, employees or Stockholders or (ii) be entitled to seek or obtain any other damages of any kind, including consequential, indirect or punitive damages; provided, that the foregoing shall not limit the right of any party to seek specific performance or other injunctive relief in lieu of termination this Agreement, subject to the terms and conditions of this Agreement. It is expressly acknowledged and agreed that all rights and remedies against Parent pursuant to this Section 9.1 are subject to the limitations of Section 9.19.

(d)                                 The Parties hereby agree that in no event shall the Parent Parties or any of their respective Affiliates (i) seek to obtain any recovery or judgment against any Group Company,

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any Majority Stockholder, the Stockholders’ Representative or any of their respective Affiliates or any of their respective officers, directors, employees or Stockholders or (ii) be entitled to seek or obtain any other damages of any kind, including consequential, indirect or punitive damages; provided, that the foregoing shall not limit the right of any party to seek specific performance or other injunctive relief in lieu of termination this Agreement, subject to the terms and conditions of this Agreement.

Section 9.2                                    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent Parties, to:

c/o Federal Street Acquisition Corp.

100 Federal Street, 35th Floor

Boston, MA 02110

Attention: Shari H. Wolkon, General Counsel

E-mail: swolkon@thl.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:                             Jon A. Ballis, P.C.

Richard J. Campbell, P.C.

Carol Anne Huff

Christopher R. Elder

E-mail:                                            jon.ballis@kirkland.com

richard.campbell@kirkland.com

carolanne.huff@kirkland.com

christopher.elder@kirkland.com

If to the Company (prior to the Closing) to:

UHS Holdco, Inc.

6625 West 78th Street, Suite 36

Minneapolis, Minnesota 55439

Attention:                             Thomas Leonard, Chief Executive Officer

E-mail:                                            tomleonard@uhs.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

85

767 Fifth Avenue

New York, New York 10153

Attention:                             Harvey Eisenberg and Raymond Gietz

E-mail:                                            harvey.eisenberg@weil.com
raymond.gietz@weil.com

If to the Stockholders’ Representative or a Majority Stockholder to:

c/o Irving Place Capital

745 Fifth Avenue, 7th Floor

New York, New York 10153

Attention:                             Keith Zadourian

E-mail:                                            kzadourian@irvingplacecapital.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:                             Harvey Eisenberg and Raymond Gietz

E-mail:                                            harvey.eisenberg@weil.com
raymond.gietz@weil.com

or to such other address, e-mail or facsimile number as such Party may hereafter specify by notice to the other parties hereto.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, or (ii) actual delivery thereof to the appropriate address.

Section 9.3                                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.4                                    Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties; provided, that the Parent Parties shall be permitted, without the consent of any other party hereto, to make a collateral assignment

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to any lender (or agent thereof) providing the Debt Financing or to make an assignment of any or all of its rights and interests hereunder to one or more of its Affiliates; provided, further, that, notwithstanding any such assignment, the Parent Parties shall remain liable and responsible for all of their respective obligations pursuant to this Agreement.

Section 9.5                                    No Third Party Beneficiaries.  Except as otherwise provided in Section 5.10, Section 9.16 and Section 9.20, this Agreement is exclusively for the benefit of the Company, and its respective successors and permitted assigns, with respect to the obligations of the Parent Parties under this Agreement, and for the benefit of the Parent Parties, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.  Notwithstanding anything to the contrary contained herein, each of the Parties acknowledges to each of the Financing Sources, as a third party beneficiary, their direct rights against it under the Financing Source Sections, which are intended for the benefit of, and shall be enforceable by, each Financing Source, its heirs and its legal representatives.

Section 9.6                                    Section Headings.  The Table of Contents and the Article and Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.7                                    Consent to Jurisdiction, etc.  Each Party hereby and any Person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a Legal Dispute that is filed in accordance with this Section 9.7 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each Party and any Person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such Party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 9.7 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.  EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR

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COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 9.8                                    Entire Agreement.  This Agreement (including the Schedules and Exhibits attached hereto) and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.  Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement (including the Schedules and Exhibits attached hereto) or the Ancillary Agreements.

Section 9.9                                    Governing Law.  This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and enforced in accordance with, the internal substantive and procedural laws of the State of Delaware, including its statutes of limitations (without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction and regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

Section 9.10                             Specific Performance.

(a)                                 The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law.  Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore.  Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

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(b)                                 Notwithstanding anything to the contrary in this Agreement (including Section 9.10(a) above), the Parties hereby acknowledge and agree that the Company shall be entitled to specific performance to cause Parent and PubCo to cause the Parent Parties to effect the Closing in accordance with Section 7.1, in each case, only if: (i) all conditions in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that by their nature are to be fulfilled at Closing, but subject to the satisfaction or waiver of such conditions) and Parent and/or PubCo fails to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 7.1), (ii) the Debt Financing contemplated by the Debt Commitment Letter to be funded at Closing (if any) has been funded or will be funded at the Closing (and the Debt Financing to be funded after the Closing for the purpose of the Existing Notes Refinancing is not subject to any event of default or unsatisfied condition which would permit the Lenders not to fund all or any portion of the Debt Financing as contemplated by the Debt Commitment Letter), (iii) the condition in Section 6.1(g) has been or would be satisfied at the Closing, (iv) the Company has confirmed in an irrevocable written notice to Parent that, if specific performance is granted, the Closing will occur in accordance with this Agreement, and (v) Parent and PubCo have failed to consummate the Closing within three (3) Business Days following receipt of notice contemplated by clause (iv).  For the avoidance of doubt, in no event shall the exercise of the Company’s or Stockholders’ right to seek specific performance pursuant to this Section 9.10, reduce, restrict or otherwise limit the Company’s right to terminate this Agreement and be paid the Company Expense Reimbursement as set forth in Section 9.1(b).

Section 9.11                             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

Section 9.12                             Amendment; Modification.  This Agreement may be amended, modified or supplemented at any time only by written agreement of the Parties.  Notwithstanding anything to the contrary contained herein, none of the Financing Source Sections may be modified, waived or terminated in any manner adverse to the Lenders in any material respect without the prior written consent of the lead arranger of the Debt Financing.

Section 9.13                             Administrative Expense Account.

(a)                                 The Stockholders’ Representative shall hold the Administrative Expense Amount in the Administrative Expense Account as a fund from which the Stockholders’ Representative may pay any amounts due by the Equity Holders hereunder, including, any losses, third-party fees, expenses or costs it incurs in performing its duties and obligations under this Agreement by or on behalf of the Equity Holders, including fees and expenses incurred pursuant to the procedures and provisions set forth in Section 2.12 and Section 5.9 and legal and consultant fees, expenses and costs for reviewing, analyzing and defending any claim or process arising under or pursuant to this Agreement or any Ancillary Agreement (collectively, “Administrative Costs”).

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(b)                                 Amounts drawn from the Administrative Expense Account to pay Administrative Costs shall be drawn to reflect each Equity Holder’s liability for such Administrative Costs in accordance with its respective Pro Rata Percentage.

(c)                                  At such time, and from time to time, that the Stockholders’ Representative determines in its discretion that the Administrative Expense Amount will not be required for the payment of such fees, expenses or costs, the Stockholders’ Representative shall (or the Company shall at the request of the Stockholders’ Representative and following receipt of the applicable funds) distribute, to the Equity Holders, based on such Person’s Pro Rata Percentage, their applicable pro rata amounts from the Administrative Expense Account.

(d)                                 The Stockholders’ Representative, or the Company, if requested by the Stockholders’ Representative, shall report and withhold any Taxes from amounts paid by or from the Administrative Expense Account as it determines may be required by any Law or regulation in effect at the time of any distribution.

(e)                                  In the event that any amount is owed to the Stockholders’ Representative, in its capacity as such, whether for expense reimbursement or indemnification, that is in excess of the Administrative Expense Amount, the Stockholders’ Representative shall be entitled to be reimbursed by the Equity Holders (including by offsetting such amount against any amounts owed to the Equity Holders).  Upon written notice from the Stockholders’ Representative to the Equity Holders as to the existence of a shortfall, including a reasonably detailed description as to such shortfall, each Equity Holder shall promptly deliver to the Stockholders’ Representative full payment of his or her ratable share of the amount of such shortfall.

Section 9.14                             Stockholders’ Representative.

(a)                                 By adoption of this Agreement, execution of a Company Letter of Transmittal, and the acceptance of any portion of the Merger Consideration, each Equity Holder hereby designates the Stockholders’ Representative to execute any and all instruments or other documents on behalf of such Equity Holder, and to do any and all other acts or things on behalf of such Equity Holder, which the Stockholders’ Representative may deem necessary or advisable, or which may be required pursuant to this Agreement, the Ancillary Agreements or otherwise, in connection with the consummation of the transactions contemplated hereby or thereby and the performance of all obligations hereunder or thereunder at or following the Closing, including, but not limited to, the exercise of the power to: (i) execute the Ancillary Agreements on behalf of each Equity Holder; (ii) act for each Equity Holder with respect to any Merger Consideration Adjustment and the Ancillary Agreements; (iii) give and receive notices and communications to or from the Parent Parties and/or the Escrow Agent relating to this Agreement, the Ancillary Agreements or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement or any Ancillary Agreement expressly contemplates that any such notice or communication shall be given or received by such Equity Holders individually); and (iv) take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing.  The Stockholders’ Representative shall have authority and power to act on behalf of each Equity Holder with respect to the disposition, settlement or other handling of all claims under this Agreement or the Ancillary Agreements and all rights or

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obligations arising hereunder or thereunder.  The Equity Holders shall be bound by all actions taken and documents executed by the Stockholders’ Representative in connection with this Agreement and the Ancillary Agreements, and the Parent Parties shall be entitled to rely on any action or decision of the Stockholders’ Representative.  Subject to costs and expenses paid pursuant to Section 9.13, the Stockholders’ Representative shall receive no compensation for its services.  Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from each Equity Holder.

(b)                                 In performing the functions specified in this Agreement, the Stockholders’ Representative shall not be liable to any Equity Holder for any damages, losses or liabilities whatsoever, other than actual losses that are determined by a final, non-appealable judgement of Delaware court to have been primarily caused by the willful misconduct of the Stockholders’ Representative.  Each Equity Holder shall severally (based on each such Equity Holder’s Pro Rata Percentage), and not jointly, indemnify and hold harmless the Stockholders’ Representative from and against any loss incurred on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder (other than losses that are determined by a final, non-appealable judgement of Delaware court to have been primarily caused by the willful misconduct of the Stockholders’ Representative). In connection with this Agreement, and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders’ Representative hereunder (i) the Stockholders’ Representative shall incur no responsibility whatsoever to any Equity Holder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct and (ii) the Stockholders’ Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders’ Representative pursuant to such advice shall in no event subject the Stockholders’ Representative to liability to any Equity Holder.

(c)                                  From and after the Closing, if the Stockholders’ Representative determines that the amounts in the Administrative Expense Account are insufficient to satisfy current or future (whether realized or potential) Administrative Costs, it shall be entitled to withhold on a pro rata basis from amounts otherwise due to the Equity Holders under this Agreement or under any Ancillary Agreement amounts as it deems necessary to provide for such Administrative Costs; provided that such amounts shall be deemed to be included in the Administrative Expense Account. The Stockholders’ Representative shall not have by reason of this Agreement or otherwise a fiduciary relationship in respect of any Equity Holder.

(d)                                 The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Equity Holder and (ii) shall survive the consummation of the transactions contemplated hereby.

Section 9.15                             Schedules.  Disclosure of any fact or item in any Schedule hereto referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement in respect of which the applicability of such disclosure is

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reasonably apparent on its face.  Disclosure of any fact or item, including for the avoidance any dollar amount, in any Section of the Schedules shall not be considered an admission by the disclosing party that such item or fact (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect, or that such item or fact will in fact exceed any applicable threshold limitation set forth in this Agreement and shall not be construed as an admission by the disclosing party of any non-compliance with, or violation of, any third party rights (including but not limited to any Intellectual Property rights) or any Law, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement.  The Schedules and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties or covenants contained in this Agreement, and do not, except as expressly set forth in the representations and warranties which they qualify, constitute representations and warranties as to the matters described therein.  The Party making a disclosure in the Schedules shall not be prejudiced in any manner whatsoever, and no presumptions shall be created, by virtue of the disclosure of any matter in the Schedules which otherwise is not required to be disclosed by this Agreement.

Section 9.16                             No Recourse.  Except to the extent otherwise set forth in the Ancillary Agreements, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or any of the transactions contemplated hereby or thereby, or the negotiation, execution, or performance of this Agreement including any representation or warranty made in, in connection with, or as an inducement to, this Agreement (each such above-described legal, equitable or other theories of liability, a “Recourse Theory”), may be made only against (and such representations and warranties are those solely of), and are expressly limited to, the Parties and then only with respect to the specific obligations set forth herein with respect to such Party.  No Person who is not a Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing or any Financing Source (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to any Recourse Theory under this Agreement (other than as set forth in the Ancillary Agreements), and, to the maximum extent permitted by Laws, each Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Laws (other than as set forth in the Ancillary Agreements), (a) each Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (b) each Party disclaims any reliance upon any Nonparty Affiliates with respect to

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the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.  Notwithstanding the foregoing, nothing in this Section 9.16 shall in any way limit the rights of the Company from and after the Closing Date under the Debt Commitment Letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent that the Company is party thereto, and nothing in this Section 9.16 shall in any way limit or qualify the obligations and liabilities of the parties to the Debt Commitment Letter to each other or in connection therewith.  Notwithstanding anything to the contrary contained in this Agreement, each of the Parties hereby agrees (i) that it will not bring or support an action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof (any of the foregoing, a “Financing Source Action”), in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and (ii) to waive, and hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Financing Source Action.

Section 9.17                             Construction.

(a)                                 Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) any statement in this Agreement to the effect that any information, document, or other material has been “made available” by any of the Group Companies or the Equity Holders shall mean that a true, correct, and complete copy of such information, document, or other material was included in and available at the “Umpire” online data site hosted by Merrill at https://global.merrillcorp.com/ at least two (2) Business Days prior to the date hereof, (vii) the terms “year” and “years” mean and refer to calendar year(s), (viii) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (ix) references to any Person include the successors and permitted assigns of that Person, (x) any dollar threshold set further herein shall not be used as a benchmark for determination of what is “material” or a “Material Adverse Effect” or any phrase of similar import under this Agreement, (xi) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day, (xii) any reference in this Agreement to $ shall mean U.S. dollars, (xiii) the word “or” is not exclusive, and (xiv) references to “wholly owned Subsidiaries” of a Person means any direct or indirect wholly owned Subsidiaries of such Person.

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(b)                                 Unless otherwise set forth in this Agreement and for disclosure purposes only if made available to Parent or set forth in the Schedules, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof, and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time and in effect on the date hereof.  All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(c)                                  This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.  The parties agree that the terms and language of this Agreement were the result of negotiations between the parties hereto and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party hereto.  Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 9.18                             Non-Survival.

(a)                                 None of the representations, warranties or pre-Closing covenants of the Company or the Parent Parties in this Agreement (or in any certificate or instrument delivered pursuant to or in connection with this Agreement) shall survive the Closing.  The Parent Parties acknowledge and agree that, in the event that the Closing occurs, no party hereto may bring a claim, suit, action or proceeding against any Equity Holder or any of their respective Affiliates, claiming, based upon or arising out of a breach of any such representations, warranties or any covenants the performance of which is substantially in the period prior to Closing.  The Company and the Majority Stockholders acknowledge and agree that, in the event that the Closing occurs, no Group Company or Majority Stockholder may bring a claim, suit, action or proceeding against any Parent Party or any of their respective Affiliates, claiming, based upon or arising out of a breach of any such representations, warranties or any covenants the performance of which is substantially in the period prior to Closing.

(b)                                 The covenants and agreements contained in or made pursuant to this Agreement (or in any document, certificate or instrument delivered pursuant to or in connection with this Agreement) that by their terms apply in whole or in part at or after the Closing shall survive the Closing in accordance with their terms.

Section 9.19                             Trust Account Waiver.  Notwithstanding anything else in this Agreement, the Group Companies and the Equity Holders acknowledge that they have read the prospectus dated July 18, 2017 (the “Prospectus”) and understand that Parent has established the Trust Account for the benefit of Parent’s public stockholders and that Parent may disburse monies from the Trust Account only (a) to Parent in limited amounts from time to time in order to permit Parent to pay its operating expenses, (b) if Parent completes the transactions which constitute a Business

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Combination, then to those Persons and in such amounts as described in the Prospectus, and (c) if Parent fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Parent in limited amounts to permit Parent to pay the costs and expenses of its liquidation and dissolution, and then to Parent’s public stockholders.  All liabilities and obligations of Parent due and owing or incurred at or prior to the Closing shall be paid as and when due, including all amounts payable (x) to Parent’s public stockholders in the event they elect to have their shares redeemed in accordance with Parent’s Organizational Documents and/or the liquidation of Parent, (y) to Parent after, or concurrently with, the consummation of a Business Combination, and (z) to Parent in limited amounts for its operating expenses and tax obligations incurred in the Ordinary Course.  The Group Companies and the Equity Holders further acknowledge that, if the transactions contemplated by this Agreement (or, upon termination of this Agreement, another Business Combination) are not consummated by July 24, 2019, Parent will be obligated to return to its stockholders the amounts being held in the Trust Account, unless such date is otherwise extended.  Upon the Closing, Parent shall cause the Trust Account to be disbursed to Parent and as otherwise contemplated by this Agreement.  Accordingly, the Group Companies and the Equity Holders, for each of themselves and their respective subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and Affiliates, hereby waive all rights, title, interest or claim of any kind to collect from the Trust Account any monies that may be owed to them by Parent for any reason whatsoever, including for a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided, that nothing herein shall serve to limit or prohibit the Group Companies’ right to pursue a claim against Parent pursuant to Section 9.1(b) for legal relief against assets held outside the Trust Account or pursuant to Section 9.10, for specific performance or other injunctive relief.  This paragraph will survive the termination of this Agreement for any reason.

Section 9.20                             Legal Representation.  The Parties hereto hereby agree, on their own behalf and on behalf of their Affiliates, and each of their and their Affiliates’ managers, directors, members, partners, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that Weil, Gotshal & Manges LLP (or any successor) may represent the Stockholders’ Representative and the Majority Stockholders, their respective Affiliates, or any manager, director, member, partner, officer, employee or other Representative of such Persons in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (any such representation, the “Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Company and/or any of its Affiliates, and each of Parties on behalf of itself and its Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto.  The Parties acknowledge that the foregoing provision applies whether or not Weil, Gotshal & Manges LLP provides legal services to the Company or any of its Affiliates after the Closing Date.  Each of the Parties, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications prior to the Effective Time between or among the Company and its Subsidiaries, Majority Stockholders, the Stockholders’ Representative and its counsel, including Weil, Gotshal & Manges LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out

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of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing, are privileged communications between the Majority Stockholders and such counsel (notwithstanding that the Company or any of its Subsidiaries participated or was provided such communications nor that the Company or any of its Subsidiaries is also a client of such counsel) and from and after the Closing neither Parent, PubCo, the Company, any Subsidiary of the Company, nor any Person purporting to act on behalf of or through Parent, PubCo, the Company or any of the Waiving Parties, will seek to obtain the same by any process.  From and after the Closing, each of Parent, PubCo and the Company, on behalf of itself and the Waiving Parties, waives and will not assert any attorney-client privilege with respect to any communication between Weil, Gotshal & Manges LLP and the Company, its Subsidiaries, the Majority Stockholders or the Stockholders’ Representative occurring prior to the Closing in connection with this Agreement, any Ancillary Agreement, any of the transactions contemplated hereby or therein or any Post-Closing Representation; provided, that, in the event of a dispute between Parent, PubCo, the Company or any of the Waiving Parties, on the one hand, and a third party other than the Majority Stockholders, the Stockholders’ Representative or their Affiliates, on the other hand, Parent, PubCo, the Company and/or the Waiving Parties may assert the attorney client privilege with respect to such communications.

Section 9.21                             Rights Cumulative.  Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Law.

[Signatures follow on next page.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

PARENT:

FEDERAL STREET ACQUISITION CORP.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

PUBCO:

AGILITI, INC.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

PARENT MERGER SUB:

UMPIRE SPAC MERGER SUB, INC.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

COMPANY EQUITY MERGER SUB:

UMPIRE EQUITY MERGER SUB, INC.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

COMPANY CASH MERGER SUB:

UMPIRE CASH MERGER SUB, INC.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

COMPANY:

UHS HOLDCO, INC.

By:	/s/ Tom Leonard
Name: Tom Leonard
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

MAJORITY STOCKHOLDER:

IPC/UHS Co-Investment Partners, L.P., solely in its capacity as a Majority Stockholder

By: IPCIII GP, LLC, its general partner
By: Irving Place Capital Partners III SPV, L.P., its sole member
By: IPC Advisors III SPV, L.P., its general partner
By: IPCM GP, LLC, its general partner

By:	/s/ Keith Zadourian
	Name:	Keith Zadourian
	Title:	Partner

MAJORITY STOCKHOLDER / STOCKHOLDERS’ REPRESENTATIVE:

IPC/UHS, L.P., solely in its capacity as a Majority Stockholder and as the Stockholders’ Representative

By: IPCIII GP, LLC, its general partner
By: Irving Place Capital Partners III SPV, L.P., its sole member
By: IPC Advisors III SPV, L.P., its general partner
By: IPCM GP, LLC, its general partner

By:	/s/ Keith Zadourian
	Name:	Keith Zadourian
	Title:	Partner

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, each of the following terms (including the singular and plural thereof, as applicable) shall have the meaning set forth below:

“2018 Stock Option Plan” means the 2018 Executive Management Stock Option Plan, as amended.

“Accounting Principles” has the meaning set forth on Exhibit B.1.

“Actions” means actions, mediations, suits, litigations, arbitrations, charges, investigations, audits, claims, examinations or proceedings brought by or in front of any Governmental Entity.

“Adjusted Final Closing Cash” means the lesser of (a) the aggregate amount of Closing Cash set forth in the Final Closing Statement and (b) $5,000,000.

“Administrative Expense Account” means the account maintained by the Stockholders’ Representative into which the payment required by the Equity Holders in accordance with Section 2.4(e) shall be made and any successor account in which the Administrative Expense Amount shall be held by the Stockholders’ Representative.

“Administrative Expense Amount” means $1,000,000, and any earnings on such amount, as such amount may be reduced from time to time by payments made therefrom in accordance with the terms of this Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Option Exercise Price” means the aggregate exercise price of all Options outstanding immediately prior to the contribution of the Named Executive Equity pursuant to Section 2.7(b)(iii).

“Aggregate Spread Value” means the sum of the Individual Spread Values for all Rollover Options and all Named Executive’s Rollover Options.

“Aggregate Stock Consideration” means the number of shares of PubCo Common Stock issuable pursuant to Section 2.6(a)(i).

“Ancillary Agreements” means the Confidentiality Agreement, the Parent Sponsor Voting Agreement, the Company Stockholder Voting Agreement, the Registration Rights Agreement, the Director Nomination Agreements, the Escrow Agreement, the Exchange

Agent Agreement, the Tax Receivable Agreement, the Subscription Agreements, and the other documents delivered pursuant to this Agreement.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Applicable Healthcare Industry Laws” means any Law relating to the provision of products and services to healthcare providers applicable to the Group Companies or their businesses, including, but not limited to:  (i) the Federal Food, Drug, and Cosmetic Act, the U.S. False Claims Act, and the U.S. Healthcare Program Anti-Kickback Statute, the Federal Open Payments statute, the security and privacy standards adopted pursuant to the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act of 2009, and any equivalent or similar Law enacted in any state in the United States, and (ii) all equivalent or similar Laws in any jurisdiction applicable to the Company.

“Applicable Withholding Amount” means such amounts as are required to be withheld or deducted under the Code or any applicable provision of Law with respect to payments made in respect of the Options and RSUs in accordance with Section 2.11.

“Assumed Equity” means the Rollover Equity, as assumed by PubCo as of the Effective Time.

“Available Cash” as of the Closing, shall equal (a) the Cash and Cash Equivalents, plus (b) the amount of the funds contained in the Trust Account as of immediately prior to the Closing and after giving effect to the completion of the Offer and any Parent Common Stockholder Redemptions and the payment of any Deferred Underwriting Fees to the extent being paid from the Trust Account, plus (c) the amount of Available Debt Financing Proceeds, plus (d) the amount of proceeds from any Permitted Equity Financing.

“Available Debt Financing Proceeds” as of the Closing, shall equal the net cash proceeds from (a) the Debt Financing and, to the extent there is any, (b) the debt financing which any Parent Party obtained as permitted under clause (ii) of Section 5.2(e).  For this purpose, the proceeds of any delayed draw term loan committed at Closing as part of the Debt Financing, the proceeds of which will solely be used to pay the Redemption Price of the Senior Notes after the Closing, shall be included as “Available Debt Financing Proceeds” for purposes of this Agreement.

“Balance Sheet Date” means the date of the Interim Balance Sheet.

“Business Combination” has the meaning given to such term in the Amended and Restated Certificate of Incorporation of Parent.

“Business Day” means any day except Saturday, Sunday or any days on which banks are authorized or required by Law to close in Minneapolis, Minnesota or New York, New York.

“Cash Amount” means an amount in cash equal to (a) the Per Share Amount multiplied by (b) the Cash Percentage.

“Cash and Cash Equivalents” means the cash, cash equivalents, checks received but not cleared and deposits in transit of the Group Companies as of 11:59 p.m. Central Prevailing Time on the day immediately prior to the Closing Date, less Restricted Cash and any cash overdrafts, issued but uncleared checks or other negative balances, measured in accordance with the Accounting Principles and absent any effects of the transactions contemplated hereby; provided, that, “Cash and Cash Equivalents” as of 11:59 p.m. Central Prevailing time on the day immediately prior to the Closing Date shall be reduced by the amount of cash or cash equivalents used in violation of Section 5.1(b)(xxiii).

“Cash Deficit” means the amount, if any, by which the Estimated Closing Cash Payment is greater than the Adjusted Final Closing Cash.

“Cash Percentage” means the percentage equal to (a) the Total Cash Value divided by (b) the Merger Consideration.

“Cash-Settled Options” means, with respect to any Equity Holder, the excess, if any, of the aggregate number of Options held by such Equity Holder over the Rollover Options or Named Executive Rollover Options (as applicable) held by such Equity Holder.

“Cash Surplus” means the amount, if any, by which the Adjusted Final Closing Cash is greater than the Estimated Closing Cash Payment.

“Closing Form 8-K” means the Form 8-K containing Form 10 information required by Item 2.01(f) of Form 8-K.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor Law.

“Company Benefit Plan” means each Employee Benefit Plan that is (i) maintained, sponsored, contributed to, or required to be contributed to by any Group Company or (ii) with respect to which any Group Company has or could reasonably be expected to have any current or contingent liability or obligation.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Dissenting Shares” means any shares of Company Common Stock that are issued and outstanding immediately prior to the Closing (prior to the contribution of the Named Executive Equity pursuant to Section 2.7(b)(iii) and the consummation of Company Merger 1) and in respect of which appraisal rights have been properly demanded in accordance with the DGCL in connection with the Company Mergers.

“Company Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by any Group Company, including the Company Registered IP and Company Software.

“Company Registered IP” means all registrations, issuances, and applications for Intellectual Property owned by any Group Company, including any of the foregoing set forth on Schedule 3.10(a).

“Company Software” means any software owned or purported to be owned by any Group Company.

“Company Stockholders” means the holders of Company Common Stock.

“Company Subsidiary” means any Subsidiary of the Company.

“Company Transaction Expenses” means (in each case, to the extent not paid at or prior to the Closing) the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred and/or payable by the Group Companies, the Stockholders’ Representative or the Equity Holders (but, with respect to the Stockholders’ Representative or the Equity Holders, only to the extent a Group Company is obligated to pay such fees or expenses) in connection with the transactions contemplated by this Agreement and/or sale process and/or IPO consideration conducted by the Company (if any) prior to pursuing the transactions contemplated by this Agreement, including, whether accrued for or not, (a) any fees and expenses payable under the terms of the Management Agreement, (b) all severance, transaction-related bonuses, stay and pay bonuses, retention awards, change in control payments or other similar payments or benefits to the extent triggered, in whole or in part, by the transactions contemplated hereby and payable by any Group Company in connection with the consummation of the transactions contemplated by this Agreement (excluding payments pursuant to this Agreement with respect to the Options and RSUs and, for the avoidance of doubt, regular or contractually required bonuses unrelated to the transactions contemplated hereby payable in the Ordinary Course), (c) all fees and expenses to J.P. Morgan, Weil Gotshal & Manges LLP, KPMG, Perkins Coie and Grant Thornton in connection with the transactions contemplated by this Agreement, and (d) the employer’s share of Medicare Taxes arising out of the provision of the items under clause (b) or arising out of the payments in respect of the Options and RSUs or any other compensatory payments in connection with the transactions contemplated by this Agreement.  Notwithstanding measurement of Estimated Closing Company Transaction Expenses or Closing Company Transaction Expenses as of immediately prior to Closing, such computations shall include any of the foregoing to the extent triggered, in whole or in part, by consummation of the Closing.

“Company Transaction Expenses Deficit” means the amount, if any, by which the Final Closing Company Transaction Expenses is greater than the Estimated Closing Company Transaction Expenses.

“Company Transaction Expenses Surplus” means the amount, if any, by which the Estimated Closing Company Transaction Expenses is greater than the Final Closing Company Transaction Expenses.

“Compliant” means, with respect to any Required Financial Information, that such Required Financial Information (i) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to made such Required Financial Information not misleading in light of the circumstances in which such statement or omission was made, (ii) the Company’s auditors have not withdrawn, or advised the Company in writing that they intend to withdraw, any audit opinion on any of the audited financial statements contained in the Required Financial Information, or (iii) the Company or its auditors have not indicated its intent or need to undertake a restatement of any financial statements included in the Required Financial Information (it being understood the Required Financial Information will be Compliant in respect of this clause (iii) one (1) Business Day after the date such restatement is completed or the Company has informed Parent that it has concluded in good faith and in its reasonable business judgment (including the basis for such conclusion) that no such restatement is required in accordance with GAAP).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated December 4, 2017, by and among the Company and Parent.

“Contract” means any contract, lease, license, indenture, instrument, undertaking or other legally enforceable agreement, oral or written, to which any Group Company or Equity Holder is a party and is bound.

“Data Security Requirements” means all of the following to the extent relating to personal, sensitive or confidential information or data (including Personal Data) or otherwise relating to data privacy or security: (i) applicable Laws (excluding Applicable Healthcare Industry Laws), (ii) industry standards applicable to the industry in which any Group Company operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)), (iii) contractual obligations by which a Group Company is bound, and (iv) each Group Company’s own rules, policies and procedures.

“Deadline Time” means 11:59 p.m. Central prevailing time on the third (3rd) day after the Parent Common Stockholder Meeting or such other time as may be agreed in writing by Parent and the Company.

“Deferred Underwriting Fees” means the amount of deferred underwriting fees or commissions in connection with Parent’s initial public offering payable to the Parent’s underwriters upon consummation of a Business Combination, which are set forth in Schedule 4.12.

“Due Diligence Materials” means the information set forth in management presentations relating to the Group Companies made available to the Parent Parties, their respective Affiliates or their respective Representatives, in materials made available in any “data room” (virtual or otherwise), including any cost estimates delivered or made available, financial projections or other projections, in presentations by the management of the Group Companies, in “break-out” discussions, in responses to questions submitted by or on behalf of the Parent Parties, their respective Affiliates or their respective Representatives, whether orally or in writing, in materials prepared by or on behalf of the Company, or in any other form.

“Employee Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each other retirement or supplemental retirement, pension, profit sharing, deferred or incentive compensation, bonus, stock purchase, stock option, restricted stock, restricted stock unit, share appreciation right, phantom equity, equity or equity-based, employment, consulting, cafeteria, dependent care, medical care, employee assistance, education or tuition, insurance, change in control, severance, separation, retention, stay-on, vacation, paid time off, welfare benefit, post-termination or retiree welfare, fringe benefit, or other benefit or compensation plan, policy, contract, agreement, program, or arrangement.

“Environmental Laws” means all federal, state and local Laws or Orders relating to the protection of the environment (including surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or indoor or ambient air), pollution, or health and safety as it relates to the Release of, or exposure to, Hazardous Substances.

“Environmental Permits” means all Licenses required pursuant to Environmental Laws.

“Equity Holders” means the Company Stockholders and the holders of Options and RSUs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, at a relevant time, would be considered to be a single employer with the Company or its Subsidiaries within the meaning of Section 4001 of ERISA or Section 414 of the Code.

“Escrow Agent” means Wilmington Trust, N.A., or any successor Person appointed in accordance with the terms of the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, by and among PubCo, the Stockholders’ Representative and the Escrow Agent, substantially in the form attached hereto as Exhibit F.

“Escrow Amount” means an amount equal to $10,000,000.

“Escrow Fund” has the meaning given to such term in the Escrow Agreement.

“Estimated Net Working Capital Deficit” means the amount, if any, by which the Lower End Working Capital Target is greater than the Estimated Closing Net Working Capital as set forth on the Closing Date Financial Certificate.

“Estimated Net Working Capital Surplus” means the amount, if any, by which the Estimated Closing Net Working Capital is greater than the Higher End Working Capital Target as set forth on the Closing Date Financial Certificate.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means Continental Stock Transfer & Trust Company.

“Exchange Agent Agreement” means the paying and exchange agent agreement to be entered into at or prior to Closing by PubCo and the Exchange Agent, substantially in the form attached hereto as Exhibit H.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulations.

“Final Calculated Merger Consideration” means the result equal to (i) $1,580,000,000; plus (ii) the Final Net Working Capital Surplus, if any; plus (iii) the Adjusted Final Closing Cash; plus (iv) the Tail Premium, to the extent paid by a Group Company prior to 11:59 p.m. Central time on the day immediately preceding the Closing Date; plus (v) the Reimbursed Transaction Expenses; minus (vi) the Final Closing Indebtedness; minus (vii) the Final Net Working Capital Deficit, if any; minus (viii) the Final Closing Company Transaction Expenses; minus (ix) the Administrative Expense Amount; minus (x) the Escrow Amount.

“Final Closing Cash” means the aggregate amount of Closing Cash set forth in the Final Closing Statement.

“Final Closing Company Transaction Expenses” means the aggregate amount of Closing Company Transaction Expenses set forth in the Final Closing Statement.

“Final Closing Indebtedness” means the aggregate amount of Closing Indebtedness set forth in the Final Closing Statement.

“Final Closing Net Working Capital” means the aggregate amount of Closing Net Working Capital set forth in the Final Closing Statement.

“Final Closing Statement” means the Preliminary Closing Statement as finally determined pursuant to Section 2.12.

“Final Deficit” means the amount, if any, by which Merger Consideration exceeds Final Calculated Merger Consideration.

“Final Surplus” means the amount, if any, by which Final Calculated Merger Consideration exceeds Merger Consideration.

“Final Working Capital Deficit” means the amount by which the Final Closing Net Working Capital is less than the Lower End Working Capital Target.

“Final Working Capital Surplus” means the amount by which the Final Closing Net Working Capital is greater than the Higher End Working Capital Target.

“Final Surplus” means the amount, if any, by which (a) the sum of (i) the Net Working Capital Surplus, if any, (ii) the Cash Surplus, if any, (iii) the Indebtedness Surplus, if any, and (iv) the Company Transaction Expenses Surplus, if any, is greater than (b) the sum of (i) the Net Working Capital Deficit, if any, (ii) the Cash Deficit, if any, (iii) the Indebtedness Deficit, if any, and (iv) the Company Transaction Expenses Deficit, if any.

“Financing Sources” means any lender, agent or arranger that commits to provide, or otherwise enters into written agreements with any Parent Party in connection with, the Debt Financing, including the Debt Commitment Letter, any written joinders to such letter or any definitive documentation relating thereto, together with such Person’s successors, assigns, affiliates, officers, directors, employees and representatives and their respective successors, assigns, affiliates, officers, directors, employees and representatives.

“Financing Source Sections” means each of Section 9.5, Section 9.12 and Section 9.16.

“Fully Diluted Shares” means, as of the time of determination, the sum of (a) the aggregate number of shares of Company Common Stock issued and outstanding as of such time (other than those shares of Company Common Stock described in Section 2.6(a)(ii), Section 2.6(b)(ii) and Section 2.6(b)(iii)) but including the Dissenting Shares, if applicable), plus (b) the aggregate number of shares of Company Common Stock subject to Options and RSUs.

“GAAP” means generally accepted accounting principles in the United States.

“Government Contract” means any Contract for the sale of supplies or services currently in performance or that has not been closed that is between any Group Company and any federal, state or local government in the United States or in a foreign jurisdiction or entered into by any Group Company as a subcontractor at any tier in connection with a Contract between another Person and any such government entity.

“Government Official” shall mean any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any Person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.

“Governmental Entity” means any federal, state or local government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, tribunal, arbitrator, legislative body, authority, body or commission or other governmental authority or agency, or arbitral body (public or private), in the United States or in a foreign jurisdiction.

“Group Companies” means, collectively, the Company and each of the Company Subsidiaries.

“Hazardous Substance” means any substance, material, or waste classified, characterized or otherwise regulated as “hazardous,” “toxic,” a “pollutant,” or “contaminant,” or words of similar meaning or regulatory effect, under any Environmental Laws, including petroleum or petroleum-derived substance or waste.

“Higher End Working Capital Target” means $46,312,325.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incremental Debt Cost” means the sum of (i) the amount equal to the product of (x) the excess (if any) of the interest rate on the Senior Notes over the interest rate on the First Lien Term Facility, multiplied by (y) the principal balance of the Senior Notes on the Closing Date, multiplied by (z) a fraction, the numerator being the number of days from and including the Closing Date to the Redemption Date and the denominator being 360 days and (ii) any “ticking fee” or other out-of-pocket cost or expense to the extent reasonably incurred as a result of the delayed draw of the First Lien Term Facility to the extent that the foregoing ticking fees, costs or expenses would not have been incurred had the First Lien Term Loan Facility been funded on the Closing Date instead of on a delayed basis.

“Indebtedness” means, without duplication, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, breakage costs, consent payments, fees and premiums (including redemption premiums)) of such Person (a) for borrowed money, (b) evidenced by notes, bonds or debentures, (c) under capital leases (as categorized in the Financial Statements or required to be capitalized in accordance with GAAP), (d) by which such Person assured a creditor against loss, including letters of credit and bankers’ acceptances, in each case to the extent drawn upon or currently payable and not contingent, (e) for accrued and unpaid income Taxes and (f) in the nature of guarantees of the obligations described in clauses (a) through (e) above of any other Person, in each case excluding (x) intercompany indebtedness, (y) any amounts that are included in Net Working Capital or (z) any amounts that are included as an offset to Cash and Cash Equivalents. For purposes of calculating Estimated Closing Indebtedness and Closing Indebtedness, the Indebtedness with respect to the Senior Notes shall be the sum of the Redemption Price plus the Incremental Debt Cost (excluding any interest, other than that included in the Incremental Debt Cost, accrued from and including the Closing Date to the Redemption Date) assuming that the Redemption Notice is delivered on the Closing Date immediately prior to the Company Merger 1.

“Indebtedness Deficit” means the amount, if any, by which the Final Closing Indebtedness is greater than the Estimated Closing Indebtedness.

“Indebtedness for Borrowed Money” means the aggregate principal amount and accrued and unpaid interest of Indebtedness of the Company and the Company Subsidiaries pursuant to the instruments set forth on Exhibit G.

“Indebtedness Surplus” means the amount, if any, by which the Estimated Closing Indebtedness is greater than the Final Closing Indebtedness.

“Individual Spread Value” means, with respect to any Rollover Option or Named Executive’s Rollover Option, (a) the product of (i) the number of shares of the Company Common Stock underlying such Rollover Option or Named Executive’s Rollover Option (as applicable), multiplied by (ii) the Per Share Amount, minus (b) the exercise price of such Rollover Option or Named Executive’s Rollover Option (as applicable).

“Intellectual Property” means all intellectual property rights, including all intellectual property rights in any of the following in any jurisdiction throughout the world: (a) trademarks, service marks, trade names, trade dress, and logos and other indicia of origin (collectively, “Trademarks”); (b) patents and patent applications; (c) works of authorship, copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) trade secrets and other confidential information, including know-how, processes, methods, techniques, inventions, formulae, customer and supplier lists, and business and marketing plans; and (f) Internet domain names, Internet websites and URLs, and social media identifiers.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Knowledge of the Company” means the actual knowledge of Tom Leonard, Jim Pekarek, Kevin Ketzel and Lee Pulju Neumann.

“Latest UHS Reports” means each of the periodic reports on Form 10-K and 10-Q, and all related exhibits filed with, the SEC by UHS OpCo under the Exchange Act or the Securities Act since December 31, 2017, in each case filed prior to the date of this Agreement.

“Law” means, with respect to any Person, any applicable law, common law, statutes, rules, codes, regulations, ordinances, determinations, directives or Orders of, or issued by, Governmental Entities that is binding upon or applicable to such Person.

“Legal Dispute” means any action, suit or proceeding between or among the Parties or the Majority Stockholder arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document.

“Licenses” means all licenses, registrations, certificates and other authorizations issued by any Governmental Entity.

“Liens” means mortgages, liens, pledges, security interests, charges, claims, restrictions, licenses, deeds of trust, defects in title, contingent rights or other burdens, options or encumbrances.

“Management Agreement” means the second amended and restated professional services agreement, dated August 9, 2018, by and between UHS OpCo and Irving Place Capital Management, L.P.

“Lower End Working Capital Target” means $37,891,902.

“Marketing Period” means the first period of fifteen (15) consecutive Business Days following the date on which the Proxy Statement has been mailed to the holders of Parent Common Stock and Parent Class F Stock pursuant to Section 5.11(d) and throughout which (i) Parent has the Required Financial Information and (ii) the Required Financial Information is Compliant; provided, that, if the Company shall in good faith reasonably believe it has provided the Required Financial Information and that the Marketing Period has commenced, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period will be deemed to have commenced on the date of such notice unless Parent in good faith reasonably believes the Marketing Period has not commenced and within three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (setting forth with specificity why Parent believes the Marketing Period has not commenced); provided, that, November 22, 2018 and (i) November 23, 2018 shall not be considered “Business Days” for the purposes of calculating the fifteen (15) consecutive Business Day period referred to herein and (ii) for the avoidance of doubt, the occurrence of November 22, 2018 and November 23, 2018 shall not trigger the “restart” of the Marketing Period; provided, further, that if such fifteen (15) consecutive Business Day period has not ended on or prior to August 17, 2018, then such fifteen (15) consecutive Business Day period shall not commence prior to September 4, 2018; provided further that, for the avoidance of doubt, the required delivery of any information in accordance with paragraph 7(a) and (b) of Exhibit C to the Debt Commitment Letter for any fiscal period shall result in the “restart” of the Marketing Period, notwithstanding that a period of fifteen (15) consecutive Business Days shall have passed throughout which Parent has had what would otherwise have constituted the Required Financial Information (were the Closing to have occurred prior to such required delivery of financial information for such subsequent period) and such information having been Compliant throughout such period. Notwithstanding the foregoing, the Marketing Period will end on any earlier date on which the Debt Financing is obtained.  For purposes of this definition, any non-Business Days (such as Saturday, Sunday or a legal holiday) shall be disregarded in determining whether a fifteen (15) consecutive Business Day period has occurred.

“Material Adverse Effect” means any event, change, development, effect or occurrence that, individually or in the aggregate with all other events, changes, developments, effects or occurrences, has or would reasonably be expected to have a material adverse effect upon (i) the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the Mergers or the other transactions contemplated hereby; provided, that, with respect to clause (i), the term “Material Adverse Effect” shall not include any event, change, development, effect or occurrence to the extent caused by (a) changes or proposed changes in Laws, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date hereof, (b) changes or proposed changes in GAAP after the date hereof, (c) actions or omissions of the Group Companies taken with the consent of any of the Parent Parties pursuant to this Agreement, (d) actions or omissions of the Group Companies required by this Agreement or the Ancillary Agreements, (e) actions or omissions of the Parent Parties and their respective Affiliates, (f) general economic conditions, including changes in the credit, debt, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or any disruption of such markets), in each case, in the United States or anywhere else in the world, (g) events or conditions generally affecting the industries in which the Group Companies operate, (h) global, national or regional political conditions, including the outbreak or escalation of national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (i) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (j) the announcement or pendency of this Agreement or the transactions contemplated hereby or the identity of the Parent Parties in connection with the transactions contemplated hereby or (k) any failure (but not the underlying cause of such failure) to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that the matters described in clauses (a), (b) and (f) through (i) shall be included in the term “Material Adverse Effect” to the extent any such matter has a disproportionate, materially adverse impact on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, relative to other participants in the same business as the Group Companies) (but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries compared to other companies operating in the industries and geographies in which the Company and its Subsidiaries operate).

“Material Customer” means each of the top ten (10) customers or group of affiliated customers of the Group Companies based on amounts paid for goods or services during the Company’s fiscal year ended December 31, 2017.

“Material Supplier” means (a) each of the top ten (10) suppliers and vendors of goods and services to the Group Companies based on amounts paid for goods or services during the twelve (12)-month period beginning on April 1, 2017 and ending on March 31, 2018, (b) any sole source supplier of any good or services of the Group Companies, other than any sole source supplier providing goods or services for which the Group Companies can readily obtain a replacement supplier without a material increase in the cost of supply and (c) any manufacturer of any goods of the Group Companies, other than any manufacturer manufacturing or producing goods for which the Group Companies can readily obtain a replacement manufacturer without a material increase in the cost of supply.

“Named Executive” means each of Tom Leonard, Jim Pekarek, Kevin Ketzel, Bettyann Bird, Robert Creviston, Lee Pulju Neumann and Kate Kaiser.

“Named Executive Equity” means, with respect to each Named Executive, the aggregate number of the Named Executive’s owned shares of Company Common Stock,  Options and RSUs.

“Named Executive Equity Value” means, with respect to each Named Executive, the value of the Named Executive Equity, with (i) each share of Company Common Stock being valued at the Per Share Amount, (ii) each Option being valued at its Individual Spread Value and (iii) each RSU being valued at the product of (x) the number of shares of Company Common Stock subject to such RSU, multiplied by (y) the Per Share Amount.

“Named Executive Rollover Equity” means the Named Executive Equity with a Named Executive Equity Value equal to the Named Executive Rollover Equity Value, provided that, the determined number of Named Executive Rollover Equity will be satisfied (i) first, from the Named Executive’s shares of Company Common Stock that if sold today would be taxable at the short-term capital gains rate, (ii) second, to the extent necessary, from the Named Executive’s Options, determined based on the Named Executive’s Options with the lowest exercise price (such rolled over Options, the “Named Executive’s Rollover Options”)  and (iii) third, to the extent necessary, from the Named Executive’s shares of Company Common Stock that if sold today would be taxable at the long term capital gains rate; provided, further, that any Options granted under the 2018 Stock Option Plan may not become Named Executive Rollover Equity.

“Named Executive Rollover Equity Value” means the product of (x) the Named Executive Equity Value and (y) the greater of (i) twenty five percent (25%) and (ii) the Stock Percentage; provided, that, for the avoidance of doubt, if the Stock Percentage is less than 25%, any amount of cash consideration that would have been included in the Cash Amount were the Named Executive Equity Value to have been determined using such Stock Percentage instead of 25% shall not constitute “Available Cash” or be payable to the Equity Holders hereunder.

“Named Executive Sold Common Stock” means with respect to any Named Executive, the excess, if any, of the aggregate shares of Company Common Stock held by such Named Executive over the shares of Company Common Stock held by such Named Executive and used to satisfy his or her Named Executive Rollover Equity.

“Named Executive’s Rollover Options” has the meaning set forth in the definition of “Named Executive Rollover Equity”.

“Necessary Cash” means (a) Merger Consideration plus (b) the Estimated Closing Indebtedness with respect to Indebtedness for Borrowed Money to be paid pursuant to Section 2.4(a) plus (c) the Estimated Closing Company Transaction Expenses plus (d) the Parent Transaction Expenses plus (e) the Escrow Amount plus (f) the Administrative Expense Amount minus (g) $335,000,000.

“Net Working Capital” means (i) (a) 100% of the consolidated current assets of the Group Companies (including amounts due and payable to the Company under outstanding loans and excluding Cash and Cash Equivalents, Restricted Cash, amounts receivable from a Group Company and income Tax assets of the Group Companies), minus (b) 100% of the consolidated current liabilities of the Group Companies (excluding all Indebtedness, Company Transaction Expenses and amounts payable to a Group Company), in each case as of 11:59 p.m. Central Prevailing Time on the day immediately prior to the Closing Date in accordance with the Accounting Principles.  Exhibit B.2 includes an illustrative example of the calculation of Net Working Capital, assuming 11:59 p.m. Central Prevailing Time as of June 30, 2018 in accordance with the Accounting Principles; actual Net Working Capital will be calculated as of 11:59 p.m. Central prevailing time on the day immediately prior to the Closing Date in accordance with the Accounting Principles.

“Option” means a stock option to purchase or acquire Company Common Stock granted by the Company under the Stock Option Plan or the 2018 Stock Option Plan or otherwise.

“Optionholder” means each Equity Holder holding an Option.

“Order” means any applicable and legally binding award, order, judgment, writ, injunction, ruling or decree entered, issued, made or rendered by any Governmental Entity of competent jurisdiction.

“Ordinary Course” means, with respect to any Party, the ordinary course of business consistent with the past practices of such Party.

“Organizational Documents” means (a) the certificate of incorporation, (b) bylaws, (c) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, (d) any limited liability company, partnership or shareholder agreement, and (e) any amendment to any of the foregoing.

“Parent Class F Stock” means the Class F common stock, par value $0.0001 per share, of Parent.

“Parent Common Stock” means the Class A common stock, par value $0.0001 per share, of Parent.

“Parent Common Stockholder Redemption” means the right held by certain stockholders of Parent to redeem all or a portion of their shares of Parent Common Stock upon the consummation of a Business Combination, for a per share redemption price of cash equal to (a) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Parent to pay certain Taxes, divided by (b) the number of then outstanding shares of Parent Common Stock issued in connection with Parent’s initial public offering.

“Parent Material Adverse Effect” means any event, change, development, effect or occurrence that, individually or in the aggregate with all other events, changes, developments, effects or occurrences, has or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, financial condition or results of operations of the Parent Parties, the Company and the Company Subsidiaries, taken as a whole and measured on a combined basis following the Closing, or (ii) the ability of the Parent Parties to consummate the Mergers or the other transactions contemplated by this Agreement on a timely basis; provided, that, with respect to clause (i), the term “Parent Material Adverse Effect” shall not include any event, change, development, effect or occurrence to the extent caused by (a) changes or proposed changes in Laws, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date hereof, (b) changes or proposed changes in GAAP after the date hereof, (c) actions or omissions of the Parent Parties taken with the consent of the Company pursuant to this Agreement, (d) actions or omissions of the Parent Parties required by this Agreement or the Ancillary Agreements, (e) actions or omissions of the Group Companies and their respective Affiliates, (f) general economic conditions, including changes in the credit, debt, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or any disruption of such markets), in each case, in the United States or anywhere else in the world, (g) events or conditions generally affecting the industries in which the Parent Parties or the Group Companies operate, (h) global, national or regional political conditions, including the outbreak or escalation of national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (i) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (j) the announcement or pendency of this Agreement or the transactions contemplated hereby or the identity of the Company or IPC in connection with the transactions contemplated hereby or (k) any failure (but not the underlying cause of such failure) to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that the matters described in clauses (a), (b) and (f) through (i) shall be included in the term “Parent Material Adverse Effect” to the extent any such matter has a disproportionate, materially adverse impact on the business, assets, financial condition or results of operations of the Parent Parties or the Group Companies, relative to other participants in the same business as the Parent Parties or the Group Companies) (but only to the extent of the incremental disproportionate effect on the Parent Parties or the Group Companies compared to other companies operating in the industries and geographies in which the Parent Parties or the Group Companies operate).

“Parent Material Contract” means a material contract, as such term is defined in Regulation S-K of the SEC, to which Parent is party.

“Parent Preferred Stock” means the preferred stock, par value $0.0001 per share, of Parent.

“Parent Reports” means each form, statement, registration statement, prospectus, report, schedule, proxy statement and other document (including exhibits and schedules thereto and the other information incorporated therein) filed with or furnished to the SEC on a voluntary basis or otherwise since June 20, 2017 by Parent pursuant to the Securities Act or the Exchange Act, including any amendments thereto.

“Parent Sponsor” means FS Sponsor LLC, a Delaware limited liability company.

“Parent Stockholders” means the holders of Parent Common Stock or Parent Class F Stock.

“Parent Transaction Expenses” means the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred and/or payable by the Parent Parties in connection with the transactions contemplated by this Agreement (including Deferred Underwriting Fees to the extent not paid from the Trust Account and all costs, fees and expenses related to the Permitted Equity Financing and the Debt Financing), including fees and expenses of Citibank N.A., Kirkland & Ellis LLP and PricewaterhouseCoopers LLP.

“Parent Warrant Agreements” means the warrant agreement, dated as of July 18, 2017, by and between FSAC and Continental Stock Transfer & Trust Company governing the Parent Warrants.

“Payoff Letters” means the payoff letters from each lender (or duly authorized agent thereof) of Closing Indebtedness relating to Indebtedness for Borrowed Money (other than with respect to the Senior Notes) evidencing the aggregate amount of such Indebtedness as of the Closing Date (including any interest accrued thereon and any prepayment or similar penalties and expenses associated with the prepayment of such Indebtedness on the Closing Date) and an agreement that, if such aggregate amount so identified is paid to such lender on the Closing Date, such Closing Indebtedness shall be repaid in full and that all Liens in favor of the holders thereof (other than Permitted Liens) affecting any property and/or proceeds of property of the Company will be released.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Amount” means (a) the sum of (i) the Merger Consideration (without giving effect to the Merger Consideration Adjustment) plus (ii) the Aggregate Option Exercise Price divided by (b) the number of Fully Diluted Shares immediately prior to the Closing (prior to the contribution of the Named Executive Equity pursuant to Section 2.7(b)(iii) and the consummation of Company Merger 1).

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith with adequate reserves established, (b) statutory Liens of landlords with respect to Leased Real Property, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course and not yet due and payable, (d) in the case of Leased Real Property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title of record, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by the applicable Group Company, (e) Liens securing the Indebtedness of any Group Company to be released on or prior to Closing, (f) in the case of Intellectual Property, non-exclusive licenses that are granted by a Group Company to a third party in the Ordinary Course and (g) such other imperfections in title charges, easements restrictions and encumbrances which would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole.

“Person” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or other entity or any Governmental Entity.

“Personal Data” means all data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Group Companies, is capable of identifying an individual), including, but not limited to, name, social security number and personal health information.

“Pro Rata Percentage” means, with respect to each Equity Holder, the percentage equal to (a) the number of shares of Company Common Stock owned by such Equity Holder as of immediately prior to the Closing (prior to the contribution of the Named Executive Equity pursuant to Section 2.7(b)(iii) and the consummation of Company Merger 1), including the number of shares of Company Common Stock subject to Options or RSUs held by such Equity Holder, divided by (b) the number of Fully Diluted Shares as of immediately prior to the Closing (prior to the contribution of the Named Executive Equity pursuant to Section 2.7(b)(iii) and the consummation of Company Merger 1).

“Proxy Statement” means a proxy statement of Parent in connection with the transactions contemplated hereby and the Offer, as the same may be amended or supplemented in accordance herewith.

“PubCo Common Stock” means the common stock, par value $0.0001 per share, of PubCo.

“PubCo Rollover Equity” means the PubCo Common Stock and options on PubCo Common Stock, in each case issued in exchange for the Rollover Equity pursuant to Section 2.7.

“PubCo Warrant” means each warrant entitling the holder thereof to purchase one (1) share of PubCo Common Stock at the same price per share as each Parent Warrant.

“Reference Price” means $10.00 per share, as such amount may be adjusted pursuant to Section 2.10(c).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, dispersal or disposing into, or migration into or through, the environment.

“Representatives” of any Person shall mean such Person’s directors, managers, officers, employees, agents, attorneys, consultants, advisors or other representatives.

“Restricted Cash” means any cash or cash equivalents not freely usable by the Group Companies because it is subject to restrictions, limitations or Taxes on use or distribution by Law, contract or otherwise.

“Rollover Equity” means (1) with respect to an Equity Holder other than a Named Executive, Options with an Aggregate Spread Value equal to the product of (a) the Aggregate Spread Value of all Options held by such Equity Holder multiplied by (b) the Stock Percentage, with such rollover Options determined based on the Optionholder’s Options with the lowest exercise price (collectively, the “Rollover Options”), or (2) with respect to an Equity Holder who is a Named Executive, the Named Executive Rollover Equity; provided that, any Options granted under the 2018 Stock Option Plan may not become Rollover Equity.

“Rollover Options” has the meaning set forth in the definition of “Rollover Equity”.

“Sanctioned Country” means any country or region that is, or has been in the last five (5) years, the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of Treasury’s Office of Foreign Asset Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securityholders Agreement” means that certain Securityholders Agreement, dated as of May 31, 2007, by and among the Company, the Majority Stockholder Group, Gary D. Blackford and Kathy Blackford and each of the other Company Stockholders party thereto, as amended.

“Senior Notes” means the 7.625% Second Lien Senior Secured Notes due 2020 of UHS OpCo.

“Senior Notes Indenture” means the Indenture dated August 7, 2012 by and among the Company, the Senior Notes Trustee and the guarantors party thereto.

“Senior Notes Trustee” means Wells Fargo Bank, National Association, as trustee under the Senior Notes Indenture.

“Solvent” means, when used with respect to PubCo that, as of the date of determination (a) the amount of the “fair saleable value” of the assets of PubCo and its Subsidiaries will, as of such date, exceed (i) the value of all “liabilities of PubCo and its Subsidiaries, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with federal applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the liabilities of PubCo and its Subsidiaries on their existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) PubCo and its Subsidiaries will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they engage, and (c) PubCo and its Subsidiaries will be able to pay their liabilities, including contingent and other liabilities, as they mature.  For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that PubCo and its Subsidiaries will be able to generate enough cash from operations, asset dispositions, refinancing or other means, or a combination thereof, to meet their obligations as they become due.

“Stock Amount” means the number of shares of PubCo Common Stock equal to (a) the Per Share Amount multiplied by (b) the  Stock Percentage divided by (c) the Reference Price.

“Stock Option Plan” means the UHS Holdco, Inc. Stock Option Plan.

“Stock Percentage” means the percentage equal to (a) the Total Equity Value divided by (b) the Merger Consideration.

“Stockholder Agreements” means the Securityholders Agreement and any other stockholder agreement in effect with respect to any equity securities of or any other interests in any of the Group Companies, including those set forth on Schedule A-1.

“Subsidiary” or “Subsidiaries” means any Person of which the Company (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body.

“Target Net Working Capital” means $42,102,000.

“Tax Receivable Agreement” means the Tax Receivable Agreement, by and among PubCo, the Company and the Stockholders’ Representative, substantially in the form attached hereto as Exhibit I.

“Tax Return” means any report, return, declaration, claim for refund or information return or statement or other information required or permitted to be supplied to a Governmental Entity in connection with Taxes together with any attachments and all amendments thereto.

“Taxes” means (i) all federal, state, local or non-U.S. taxes, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, stamp, transfer, registration, sales, use, excise, gross receipts, value-added estimated, alternative or add-on minimum, escheat, environmental, customs and all other taxes, assessments, duties, levies, and other governmental charges of any kind, whether disputed or not, and any charges, additions, interest or penalties imposed by any Governmental Entity with respect thereto, (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes, and (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor or by contract (other than a contract the principal subject matter thereof is not taxes).

“Third-Party Cash Uses” means (a) the Estimated Closing Indebtedness with respect to Indebtedness for Borrowed Money to be paid pursuant to Section 2.4(a) plus (b) the Estimated Closing Company Transaction Expenses plus (c) the Parent Transaction Expenses plus (d) the Escrow Amount plus (e) the Administrative Expense Amount.

“Total Equity Value” means the result equal to (a) $335,000,000, minus (b) the excess, if any, of Available Cash over Necessary Cash, or, if Available Cash is less than Necessary Cash, plus (c) the Additional Equity Consideration (if any).

“Treasury Regulations” means the regulations promulgated under the Code.

“UHS OpCo” means Universal Hospital Services, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

“UHS Reports” means each of the periodic and current reports, statements, schedules and registration statements, and all related exhibits filed with, or furnished to, the SEC by UHS OpCo under the Exchange Act or the Securities Act since January 1, 2015.

Additionally, each of the following terms is defined in the Section set forth opposite such term:

Term	Section

280G Approval	5.18
Accounting Firm	2.12(d)
Acquisition Proposal	5.14(a)
Additional Equity Consideration	6.2(d)
Administrative Costs	9.13(a)
Aggregate Stockholder Closing Merger
Consideration	2.3(a)(iii)
Agreement	Preamble
Alternative Debt Financing	5.20(c)
Alternative Debt Financing Commitment Letter	5.20(c)

Breaching Party	8.1(d)
Change in Recommendation	5.12
Closing	7.1
Closing Cash	2.12(b)
Closing Company Transaction Expenses	2.12(b)
Closing Date	7.1
Closing Date Financial Certificate	2.1(a)(ii)
Closing Date Indebtedness Statement	2.1(a)(iii)
Closing Indebtedness	2.12(b)
Closing Net Working Capital	2.12(b)
Company	Preamble
Company Cash Merger Sub	Preamble
Company Closing Certificate	6.3(c)
Company Equity Merger Sub	Preamble
Company Expense Reimbursement	9.1(b)
Company IP Agreements	3.10(c)
Company Letter of Transmittal	2.10(a)
Company Material Contracts	3.12(a)
Company Merger Subs	Preamble
Company Merger 1	Recitals
Company Merger 1 Effective Time	1.2
Company Merger 2	Recitals
Company Mergers	Recitals
Company Stockholder Voting Agreement	Recitals
Company Surviving Subsidiary	1.1(b)
Company Systems	3.10(g)
Contribution	Recitals
Covered Stockholders	5.24
Debt Commitment Letter	4.6
Debt Financing	4.6
Debt Financing Documents	5.20(a)
DGCL	Recitals
Director Nomination Agreement	5.19
Effective Time	1.1(b)
Election Notice	6.2(d)
Estimated Closing Cash	2.1(a)(ii)
Estimated Closing Cash Payment	2.2(a)(iii)
Estimated Closing Company Transaction Expenses	2.1(a)(ii)
Estimated Closing Indebtedness	2.1(a)(iii)
Estimated Closing Net Working Capital	2.1(a)(ii)
Exchange Agent Fund	2.3(b)
Existing Credit Facility	3.5(b)
Existing Notes Refinancing	4.6(a)
Financial Statements	3.6(a)
Financing Source Action	9.16
First Company Certificate of Merger	1.2

HIPAA	3.24(b)(iv)
Indemnified Persons	5.10(a)
Indemnitee Affiliates	5.10(f)
Interim Balance Sheet	3.6
Interim Financial Statements	3.6
IPC	Preamble
IRS	3.16(b)(v)
Lease	3.9(c)
Leased Real Property	3.9(b)
Lock-up Period	5.24
Majority Stockholders Director Nomination
Agreement	5.19
Majority Stockholders	Preamble
Maximum Equity Consideration	6.2(d)
Merger Consideration	2.2(a)
Merger Consideration Adjustment	2.12(a)
Merger Subs	Preamble
Mergers	Recitals
Named Executive Option-Based Cash	2.7(b)(ii)
New Exercise Price	2.7(a)(ii)
Nonparty Affiliates	9.16
Notice of Disagreement	2.12(c)
Offer	Recitals
Offering Shares	Recitals
Option-Based Cash Merger Consideration	2.7(a)(i)
Outside Date	8.1(d)
Parent	Preamble
Parent Board Recommendation	5.12
Parent Certificate of Merger	1.2
Parent Closing Certificate	6.2(c)
Parent Common Stockholders Meeting	5.12
Parent Disclosure Schedule	Article IV
Parent Effective Time	1.2
Parent Exchange Fund	2.9(a)
Parent Merger	Recitals
Parent Merger Sub	Preamble
Parent Parties	Preamble
Parent Recommendation Change Notice	5.12
Parent Redeemed Share	2.9(e)
Parent Sponsor	Recitals
Parent Sponsor Director Nomination Agreement	5.19
Parent Sponsor Voting Agreement	Recitals
Parent Surviving Subsidiary	1.1(a)
Parent Warrants	4.3(c)
Parties	Preamble
Party	Preamble

Permitted Equity Financing	4.6(b)
Potential Post-Closing Consideration	2.6(b)(i)
Post-Closing Representation	9.20
PPACA	3.16(b)(v)
Preliminary Closing Statement	2.12(b)
Prospectus	9.19
PubCo	Preamble
PubCo Warrants	2.5(b)
Recourse Theory	9.16
Redemption Date	5.21
Redemption Notice	5.21
Redemption Price	5.21
Registration Statement	5.11(a)
Reimbursed Transaction Expenses	9.1
Registration Rights Agreement	5.19
Required Financial Information	5.20(d)(iii)
Required Financing Amount	4.6(a)
Requisite Company Approval	3.2
Restricted Commitment Letter Amendments	5.20(a)
RSU	2.7(c)
RSU-Based Cash Merger Consideration	2.7(c)
Schedules	Article III
Second Company Certificate of Merger	1.2
Section 16	5.13
Stockholders’ Representative	Preamble
Subscription Agreements	5.3(a)
Surviving Subsidiaries	1.1(b)
Tail Premium	5.10(b)
Terminating Company Breach	8.1(b)
Terminating Parent Breach	8.1(c)
THL Investors	4.6(b)
THL Subscription Agreement	4.6(b)
Total Cash Value	2.2(b)(ii)
Trade Control Laws	3.18(a)
Transaction Proposals	5.11(a)
Trust Account	4.17(a)
Trust Agreement	4.17(a)
Trust Amount	4.17(a)
Trustee	4.17(a)
Underpaid Tax Amount	2.7(a)(ii)
Waiving Party	9.20
WARN Act	5.1(b)(xiii)
Written Consent	5.16

EXHIBIT C

For Shares of Common Stock

FORM OF LETTER OF TRANSMITTAL

of

UHS HOLDCO, INC.

Pursuant to the Agreement and Plan of Merger, dated as of August 13, 2018

THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED, SIGNED, AND SENT TO THE EXCHANGE AGENT CARE OF THE PERSON NAMED BELOW

By mail, hand or overnight delivery to:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

1 State Street Plaza — 30th Floor

New York, NY 10004

Attention: Corporate Actions Department

Telephone: 917-262-2378

E-mail: reorg@continentalstock.com

PLEASE ENSURE YOU FOLLOW THE INSTRUCTIONS OUTLINED BELOW. IF YOU DO NOT FOLLOW THE PROCESS OUTLINED BELOW, A CHECK MAY BE SENT TO YOU IN LIEU OF A WIRE.

Name(s), Address and Wire Transfer Instructions of Registered Holder(s)

[If there is any error in the name or address shown below, please make the necessary corrections]

If you wish to receive any portion of the Total Consideration to which you may be entitled by a wire transfer (including any post-closing cash settlements to which you are entitled), please provide the wire instructions below.

NOTE: a wire fee of $50.00 per account will be deducted from the proceeds you are otherwise entitled to, and your receiving bank may charge an additional fee.

ABA#:

Account#:

Bank:

Account Holder’s Name:

DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)

Certificate No(s) (if applicable)	Number of Shares

TOTAL SHARES

This Letter of Transmittal should be completed by stockholders of UHS HOLDCO, INC., a Delaware corporation (the “Company”), receiving the applicable portion of the Merger Consideration.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

1.     The Merger Agreement. This letter of transmittal (“Letter of Transmittal”) is delivered to CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the “Exchange Agent”) pursuant to the Agreement and Plan of Merger, dated as of August 13, 2018 (the “Merger Agreement”), by and among Federal Street Acquisition Corp., a Delaware corporation (“Parent”), Agiliti, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Pubco”), Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Pubco (“Parent Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Pubco (“Company Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent Merger Sub (“Company Cash Merger Sub” and together with Company Equity Merger Sub, the “Company Merger Subs”, the Company Merger Subs collectively with Parent Merger Sub, the “Merger Subs”, and the Merger Subs together with Pubco and Parent, the “Parent Parties”), UHS Holdco, Inc., a Delaware corporation (the “Company”), solely in its capacities as a Majority Stockholder and the Stockholders’ Representative, IPC/UHS, L.P. (“IPC”), a Delaware limited partnership and solely in its capacity as a Majority Stockholder, IPC/UHS Co-Investment Partners, L.P., a Delaware limited partnership. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement.

At the Effective Time, each issued and outstanding share (each, a “Share”) of common stock of the Company (excluding shares of common stock of the Company to be canceled pursuant to Section 2.6(a)(ii) of the Merger Agreement and any Company Dissenting Shares) will be canceled and convert automatically into the right to receive the following: (A) evidence of book-entry shares representing the number of whole shares of Pubco Common Stock equal to the aggregate Stock Amount in respect of the Company Common Stock held by the undersigned and (B) an amount of cash equal to (1) the aggregate Cash Amount in respect of the Company Common Stock held by the undersigned, plus (2) any cash in lieu of fractional shares which the undersigned has the right to receive in respect of such Company Common Stock pursuant to Section 2.10(d) of the Merger Agreement plus (3) a contingent right, without interest, to additional cash consideration, if any, to be paid pursuant to Section 2.12 of the Merger Agreement, payable by wire transfer of immediately available funds to the account identified herein, unless wire instructions have not been provided to the Exchange Agent, in which case, payment will be made by check. Please note that a wire fee of $50.00 per account for any wire transfer will be deducted from the proceeds you are otherwise entitled to, and your receiving bank may charge an additional fee. You will also be entitled to your Pro Rata Percentage of payments made pursuant to the Tax Receivables Agreement to be paid separately by the Company. This Letter of Transmittal is the means by which you (the undersigned) can claim the stock and cash consideration you are entitled to receive with respect to the Shares of Company Common Stock you own under the Merger Agreement.

The undersigned acknowledges that the Merger Agreement, the Escrow Agreement and the Tax Receivables Agreement (collectively, the “Transaction Documents”) have been made available to the undersigned. The undersigned has had the opportunity to review the Transaction Documents and the terms and conditions described in the Transaction Documents. The undersigned acknowledges and agrees to be subject to and bound by the terms and conditions of the Transaction Documents, including, without limitation, the (a) appointment of the Stockholders’ Representative in Section 9.14 of the Merger Agreement, (b) rights, powers and duties of the Stockholders’ Representative pursuant to Section 9.14 of the Merger Agreement, (c) reservation of the Administrative Expense Amount in the Administrative Expense Account pursuant to Section 9.13 of the Merger Agreement and (d) Escrow Agreement (including the potential use of amounts in the Escrow Fund to satisfy adjustments to the Merger Consideration pursuant to Section 2.12 of the Merger Agreement). In furtherance of the foregoing, the undersigned hereby irrevocably appoints the Stockholders’ Representative as the undersigned’s true and lawful agent and attorney-in-fact, with full power of substitution, with full power and authority to act for and on behalf of the undersigned for all purposes set forth in Section 9.14 of the Merger Agreement. The appointment of the Stockholders’ Representative as the undersigned’s attorney-in-fact revokes any power of attorney heretofore granted that authorized any other person or persons to act as agent and to represent the undersigned in a manner inconsistent with the rights and obligations of the Stockholders’ Representative set forth in Section 9.14 of the Merger Agreement. The appointment of the Stockholders’ Representative as attorney-in-fact pursuant hereto is coupled with an interest and is irrevocable. The undersigned hereby acknowledges and agrees that neither the Parent Parties nor the Surviving Subsidiaries will be liable for allocation of particular deliveries and payments of such amounts by or at the direction of the Stockholders’ Representative. The undersigned further acknowledges that, pursuant to Section 2.10(b) of the Merger Agreement, the applicable portion of the Merger Consideration paid upon the surrender of certificates for shares of Company Common Stock (to the extent such shares are certificated) (the “Certificates”) or, in lieu of that, an affidavit of lost stock certificate (to the extent such shares were certificated), in accordance with the terms of Article II of the Merger Agreement and this Letter of Transmittal will be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Shares represented by the Certificates (to the extent such Shares are certificated) and that there will be no further registration of transfers on the stock transfer books of the Company. From and after the Effective

Time, holders of Company Common Stock will cease to have any rights as stockholders of the Company, except as specifically provided in the Merger Agreement or by applicable Law.

2.     Delivery of Certificates and Letter of Transmittal. The undersigned is delivering this Letter of Transmittal to the Exchange Agent in respect of the Shares surrendered with this Letter of Transmittal (such surrendered Shares, the “Surrendered Shares”), and, to the extent such Surrendered Shares are certificated, such Certificates or, in lieu of that, an affidavit of lost stock certificate, in each case, pursuant to Section 2.10(a) of the Merger Agreement, for the right to receive in exchange therefor the applicable portion of the Merger Consideration. Until the undersigned properly delivers the Certificates (to the extent such Shares are certificated) and this Letter of Transmittal to the Exchange Agent as contemplated hereby, each Share will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable portion of the Merger Consideration to which the undersigned is entitled pursuant to Article II of the Merger Agreement. The execution and delivery of this Letter of Transmittal and, to the extent the applicable Surrendered Shares are certificated, the surrender of the Certificates, is a condition to receiving the undersigned’s applicable portion of the Merger Consideration. The undersigned understands that surrender of the Surrendered Shares will not be made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and signed, together with all signature pages included herewith and, to the extent the applicable Shares are certificated, the Certificates in a form sufficient for cancellation or an affidavit of lost stock certificate therefor. The undersigned hereby agrees, upon request of the Exchange Agent or the Stockholders’ Representative, to execute any additional documents necessary or desirable to complete the surrender and exchange of the Surrendered Shares.

3.     Equity Awards.  The undersigned understands and agrees that the Merger Consideration shall be allocated in a manner consistent with the Merger Agreement, including (i) the portion of the Merger Consideration to which the undersigned may be entitled to under the Merger Agreement in exchange for the undersigned’s Cash-Settled Options or RSUs, if any, will be deposited for the benefit of the undersigned in trust with UHS OpCo in accordance with Section 2.7 of the Merger Agreement, and (ii) the obligations of the Company with respect to undersigned’s Rollover Options, if any, will be assumed by Pubco, in accordance with Section 2.7 of the Merger Agreement. You agree that all loans or advances made to you by the Company or any of its Subsidiaries in connection with your exercise of any Options or payment of any withholding taxes shall be repaid at Closing, and the Company may withhold such amounts from the Merger Consideration otherwise payable to you.

4.     Tax. The undersigned further understands that he, she or it is solely responsible for the payment of any applicable U.S. federal, state, local and non-U.S. taxes imposed on the undersigned attributable to the payment of the applicable portion of the Merger Consideration to the undersigned and that amounts may be withheld from the applicable portion of the Merger Consideration to the undersigned if required by applicable law. The undersigned acknowledges that a portion of the Merger Consideration will be a taxable event to the stockholders of the Company in 2018 even if a stockholder neglects to return this Letter of Transmittal.

EACH OF THE COMPANY’S STOCKHOLDERS IS URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER IN LIGHT OF HIS, HER OR ITS OWN PARTICULAR CIRCUMSTANCES.

5.     Representations and Warranties. The undersigned hereby makes the following representations and warranties. The undersigned is the sole record owner of the Surrendered Shares, free and clear of any and all Liens or other arrangements with respect to the ownership of or the right to vote or dispose of such Surrendered Shares, except as may exist by reason of this Letter of Transmittal, the Merger Agreement and restrictions on transfer arising under applicable securities laws and, other than the Surrendered Shares and any Options or RSUs owned by the undersigned, the undersigned does not directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company nor is the undersigned subject to any contract, commitment, arrangement, understanding or relationship that allows or obligates it to acquire any securities of the Company. The undersigned acknowledges and agrees that the applicable portion of the Merger Consideration payable in exchange for Cash-Settled Options and RSUs owned by the undersigned, if any, shall be deposited at the Effective Time with UHS OpCo, which shall hold such portion of the Merger Consideration in trust for the benefit of the undersigned. The execution and delivery of this Letter of Transmittal by the undersigned does not, and the performance by the undersigned of the undersigned’s obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under or result in the creation of any lien on any of the Surrendered Shares delivered with this Letter of Transmittal under, (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the undersigned is a party or by which the undersigned or such Shares are bound, (ii) any applicable

Law affecting the undersigned or such Shares, or (iii) if the undersigned is a trust or other entity, the undersigned’s trust agreement or other applicable organizational documents, in each case except as would not, individually or in the aggregate, reasonably be expected to prevent, enjoin, materially delay or impair the performance by the undersigned of the undersigned’s obligations hereunder. The undersigned has full power, capacity and authority to execute, deliver and perform this Letter of Transmittal and to consummate the transactions contemplated hereby, and if the undersigned is a trust or other entity, the execution, delivery and performance by the undersigned of this Letter of Transmittal has been duly authorized by all necessary action on the part of the undersigned and its trustee(s) and beneficiaries, board of directors or similar applicable governing body. This Letter of Transmittal has been duly and validly executed and delivered by the undersigned and constitutes a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The representations, warranties, covenants and agreements of the undersigned contained in this Letter of Transmittal will survive the delivery of any applicable portion of the Merger Consideration.

6.     Release. Effective from and after the Effective Time and in consideration of the Merger Consideration to be received by the undersigned, the undersigned, on behalf of himself, herself or itself and his, her or its past, present or future successors, assigns, employees, agents, equityholders, partners, Affiliates and representatives (including their past, present or future officers and directors), hereby knowingly, voluntarily, irrevocably, unconditionally and forever acquits, releases and discharges, and covenants not to sue the Company and the Parent Parties, their respective predecessors, successors, parents, Subsidiaries and other Affiliates, and all of their respective current and former officers, directors, members, managers, stockholders, employees, agents and representatives, from any and all claims, liabilities, obligations, damages, losses, costs, expenses (including attorneys’ fees), penalties, fines and judgments (at equity or at law, including statutory and common) and damages, asserted or unasserted, express or implied, foreseen or unforeseen, suspected or unsuspected, known or unknown, matured or unmatured, contingent or vested, direct or derivative, liquidated or unliquidated, of any kind or nature or description whatsoever, in each case arising from any matter, cause or event occurring from the beginning of time to the Effective Time that the undersigned presently has, has ever had, or may hereafter have, in each case, with respect to his or her capacity solely as a holder of Shares, equityholder, director, officer or employee of the Company or any of its Subsidiaries; provided, that the release given under this Section 6 will not apply to (a) any claims relating to earned but unpaid salary, vacation or sick-pay, and any unreimbursed business expenses reimbursable under the Company’s expense reimbursement policies and procedures of any member of the Company Group, in connection with the undersigned’s employment with the Company or its Subsidiaries, (b) rights to exculpation and indemnification under the Company’s or its Subsidiaries’ articles of incorporation or bylaws or under any indemnification agreement disclosed to the Parent Parties prior to the date of the Merger Agreement or insurance policy, (c) rights (including exculpation and indemnification rights) pursuant to the Merger Agreement or any Ancillary Agreement, or (d) any claim that may not be released under applicable laws. The undersigned represents that it has not made any assignment or transfer of any claim or other matter covered by this Section 6, and the undersigned hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim, or commencing, instituting, or causing to be commenced, any action of any kind against any released party, based upon any matter released hereby. The undersigned hereby acknowledges and intends that this release be effective as a bar to each and every one of the released claims hereinabove mentioned or implied, and expressly consents that this release be given full force and effect in accordance with each and every express term or provision, including those (i) relating to any claims hereinabove mentioned or implied or (ii) relating to unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims).

7.     Waiver of Dissenter’s Rights. Completion and delivery of this Letter of Transmittal with respect to the Shares constitutes a waiver by the undersigned of any appraisal or dissenters’ rights with respect to any Shares under the Delaware General Corporation Law (“DGCL”) whether or not the undersigned has previously made a written demand upon the Company, the Surviving Subsidiaries or any of the Parent Parties and otherwise complied with the appraisal rights provisions of the DGCL.

8.     Binding Effect. This Letter of Transmittal will remain in full force and effect notwithstanding the death or incapacity of one or more of the undersigned (if an individual), and this Letter of Transmittal will be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

9.     Severability. If any provision of this Letter of Transmittal is declared invalid or unenforceable by a court having competent jurisdiction, it is agreed that the same will endure except for the part declared invalid or unenforceable which will instead be enforced to the maximum extent permitted under applicable Law.

10.  Amendment; Governing Law. This Letter of Transmittal may not be changed except in a writing signed by the person(s) against whose interest such change will operate. This Letter of Transmittal will be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law.

11.  Conversion; Return of Certificates.  ALL SURRENDERED SHARES HELD BY YOU WILL AUTOMATICALLY BE CONVERTED INTO THE RIGHT TO RECEIVE THE APPLICABLE PORTION OF THE MERGER CONSIDERATION SET FORTH IN THE MERGER AGREEMENT AT THE EFFECTIVE TIME AND CERTIFICATES REPRESENTING SUCH SURRENDERED SHARES, IF ANY, AS OF THE EFFECTIVE TIME, WILL NO LONGER REPRESENT SHARES, BUT WILL REPRESENT THE RIGHT TO RECEIVE THE APPLICABLE PORTION OF THE MERGER CONSIDERATION SET FORTH IN THE MERGER AGREEMENT.

Please note that if the Merger is not consummated, your Certificates, if any, and this Letter of Transmittal will be returned to you, and this Letter of Transmittal will be void and of no force and effect.

THE FOLLOWING INSTRUCTIONS MUST BE FOLLOWED:

1.     Delivery of Letter of Transmittal and Shares. In order for you to make an effective surrender of Surrendered Shares and be entitled to receive the applicable portion of the Merger Consideration, you must deliver to the Exchange Agent your Letter of Transmittal, the other signed and complete pages included herewith, and, to the extent such Surrendered Shares are certificated, the Certificates representing any Surrendered Shares.

The method of delivery of Surrendered Shares and other documents is at the election and risk of the transmitting Stockholder. In order to protect against loss, if delivery is made by mail, registered mail with return receipt requested, properly insured, is recommended.

In the event that you deliver your Letter of Transmittal and Certificates, if any, at least three (3) business days prior to the Effective Time, you will be entitled to be credited the appropriate number of book-entry Shares and receive a transfer by wire transfer of immediately available funds representing any cash entitlement on the Effective Date, unless wire instructions have not been provided to the Exchange Agent, in which case, payment will be made by check. Please note that a wire fee of $50.00 per account for any wire transfer will be deducted from the proceeds you are otherwise entitled to, and your receiving bank may charge an additional fee. You will also be entitled to receive transfer by wire transfer of available funds representing any cash entitlement pursuant to Section 2.12 of the Merger Agreement after the Effective Date, if any. You will also be entitled to your Pro Rata Percentage of payments made pursuant to the Tax Receivables Agreement to be paid separately by the Company.

If you do not deliver your Letter of Transmittal and Certificates, if any, at least three (3) business days prior to the Effective Time or such delivery is defective, you will be entitled to be credited the appropriate number of book-entry Shares and receive a transfer by wire transfer of immediately available funds representing any cash entitlement after the Effective Time once you have delivered, or cured any defects in, your Letter of Letter of Transmittal and Certificates, if any. You will also be entitled to receive transfer by wire transfer of available funds representing any cash entitlement pursuant to Section 2.12 of the Merger Agreement after the Effective Date, if any. You will also be entitled to your Pro Rata Percentage of payments made pursuant to the Tax Receivables Agreement to be paid separately by the Company.

2.     Signatures. If you are the person whose name appears on the Surrendered Shares, sign this Letter of Transmittal exactly as your name appears on such Surrendered Shares, as the signature must correspond exactly with the name written on the face of the Surrendered Shares without alteration or any change whatsoever. Do not endorse the Certificates, if any, which you are surrendering or provide separate stock powers. If any Surrendered Shares are registered in the name of two or more stockholders, each person named on the Surrendered Shares must sign the Letter of Transmittal. If an entity, executor, administrator, trustee, guardian, attorney-in-fact, corporate officer or other person acting in a fiduciary or representative capacity signs the Letter of Transmittal, such person should indicate his or her full title when signing and must provide appropriate evidence of authority to act in such capacity with a signed copy of this Letter of Transmittal. If additional documentation is required, you will be so advised.

3.     Examination of Documentation. The Exchange Agent will examine this Letter of Transmittal, the U.S. Internal Revenue Service (“IRS”) Form W-9 or applicable Form W-8 provided pursuant to Section 5 below, as appropriate, and all other documents referenced in this Letter of Transmittal (collectively, the “Stockholder Exchange Documents”) delivered or mailed to the Exchange Agent in connection with the surrender of Surrendered Shares by you to ascertain whether they have been completed and executed in accordance with the instructions set forth in this Letter of Transmittal. In the event the Exchange Agent determines that any Stockholder Exchange Documents do not appear to have been properly completed or executed, or that any other irregularity in connection with the surrender appears to exist, the Exchange Agent will promptly follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected and will be entitled to consult with Buyer for further instructions. Stockholders may be contacted by the Exchange Agent and be requested to provide any missing or incomplete information. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

4.     Additional Copies. Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent at the address listed on the face hereof.

5.     IRS Forms. If you are a U.S. person as defined in Section 7701(a)(30) of the Code, you must provide the Exchange Agent with a correct Taxpayer Identification Number (generally, your Employer Identification Number or Social Security Number) on the IRS Form W-9 which is attached hereto and certify whether you are subject to backup withholding in accordance with the instructions to the IRS Form W-9. If you are not a U.S. Person (a “Non-U.S. Person”), you must complete and deliver an applicable IRS Form W-8 certifying your status as a Non-U.S. Person. Such IRS Forms W-8 can be obtained from the Exchange Agent or the Internal Revenue Service (www.irs.gov/formspubs/index.html). Failure to provide the information on the IRS Form W-9 or applicable IRS Form W-8 may subject you to federal backup withholding (currently at a rate of 24%) on any payments of the applicable portion of the Merger Consideration to you. Backup withholding is not an additional tax. Rather, the amount of tax withheld will be applied against the U.S. federal income tax liability of a person subject to backup withholding, and if withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS in a timely manner.

6.     Important:  This Letter of Transmittal, appropriately completed and signed, together with, to the extent such Surrendered Shares are certificated, the Certificates representing any Surrendered Shares surrendered hereby (or Affidavits of Lost Stock Certificates) and all other required documents identified herein, must be received by the Exchange Agent before any payment of the applicable portion of the Merger Consideration can be made to you.

ALL STOCKHOLDERS MUST SIGN
IN THE SPACE PROVIDED BELOW
(See Instruction 2)

By signing below, the undersigned agrees to be bound by the provisions contained in this Letter of Transmittal

Signature(s) of Stockholder(s)

(Must be signed by the Stockholder(s) exactly as name(s) appear(s) on the Surrendered Shares.)

Dated

Name(s)

(Please Print)

Title of Signing Party (if entity, trustee or other authorized party)

Home or Business Address

(Zip Code)
Home or Business Telephone Number
(Include Area Code)

Tax Identification No. (Employer Identification No. or
Social Security No).
(Complete Accompanying Form W-9)

Email Address

Form W-9

[See attached]

Exhibit D

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2018, is made and entered into by and among Agiliti, Inc., a Delaware corporation (the “Company”), IPC/UHS, L.P. and IPC/UHS Co-Investment Partners, L.P. (together “IPC”), THL Agiliti LLC, a Delaware limited liability company (“THL Agiliti”), Thomas J. Leonard (the “Executive”), and the individuals listed as Other Holders on the signature pages hereto (the “Other Holders” and, together with IPC, THL Agiliti, the Executive and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, Federal Street Acquisition Corp., a Delaware corporation (“FSAC”), and certain of the Holders are parties to a Registration Rights Agreement, dated as of July 18, 2017 (the “Existing Registration Rights Agreement”);

WHEREAS, on August [•], 2018 the Company entered into an Agreement and Plan of Merger ([as amended to date, ]the “Merger Agreement”) with FSAC, UHS Holdco, Inc., a Delaware corporation (“UHS Holdco”), Umpire SPAC Merger Sub, Inc., a Delaware corporation, Umpire Equity Merger Sub, Inc., a Delaware corporation, Umpire Cash Merger Sub, Inc. a Delaware corporation, and IPC in the capacities set forth therein, pursuant to which FSAC and UHS Holdco will become wholly-owned subsidiaries of the Company;

WHEREAS, pursuant to the Merger Agreement, holders of FSAC common stock will receive shares of Common Stock (as defined below) and warrants to purchase FSAC common stock will become warrants to purchase Common Stock;

WHEREAS, pursuant to the Merger Agreement, holders of UHS Holdco common stock will receive cash and shares of Common Stock;

WHEREAS, the parties to the Existing Registration Rights Agreement wish to terminate such agreement and enter into this Agreement with respect to the Common Stock and Warrants to purchase Common Stock (“Warrants”);

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement, pursuant to which the Company shall grant to THL Agiliti, IPC, the Executive and the Other Holders certain registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement; and

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
 DEFINITIONS

1.1                               Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; provided that (i) the Company and its subsidiaries shall not be deemed to be Affiliates of any Holder and (ii) no Holder shall be deemed to be an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible or exchangeable for shares of Common Stock) or Warrants of, the Company.  As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Beneficially Own” and correlative terms such as “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act and shall be calculated in accordance therewith.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade basis (whether underwritten or otherwise) effected without substantial marketing efforts prior to the pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

“Company” shall have the meaning given in the Preamble hereto.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Executive” shall have the meaning given in the Preamble hereto.

“Executive Registrable Securities” shall mean (i) all shares of Common Stock held as of the date of this Agreement, and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case held by the Executive and his Permitted Transferees.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Follow-on Holdback Period” shall have the meaning given in subsection 3.4.1.

“FSAC” shall have the meaning given in the Recitals hereto.

“Holders” shall have the meaning given in the Preamble hereto.

“Initial Holdback Period” shall mean the period commencing on the date hereof and continuing until [•], which is the calendar date that is 180 days following the date hereof.

“IPC” shall have the meaning in the Preamble hereto.

“IPC Registrable Securities” shall mean (i) all shares of Common Stock (including any shares of the Common Stock issued or issuable upon exercise of Warrants) whether now held or hereafter acquired, (ii) all Warrants whether now held or hereafter acquired, and (iii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock or Warrants by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case held by IPC or any of its Affiliates and their respective Permitted Transferees.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger Agreement” shall have the meaning in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Other Holders” shall have the meaning given in the Preamble hereto.

“Other Registrable Securities” shall mean (i) all shares of Common Stock received pursuant to the Merger Agreement in exchange for Class A common stock of FSAC, and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case held by each of the Other Holders and their respective Permitted Transferees.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities in accordance with this Agreement, to the extent such Registrable Securities remain Registrable Securities following such transfer.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Pro Rata” shall have the meaning given in subsection 2.1.4(a).

“Registrable Securities” shall mean the THL Registrable Securities, the IPC Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations) and represent beneficial ownership of less than 2.5% of the outstanding Common Stock; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean any and all expenses of a Registration, regardless of whether the applicable Registration Statement is declared effective, including, without limitation, the following:

(A)                               all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B)                               fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)                               expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration;

(D)                               printing, messenger, telephone and delivery expenses;

(E)                                fees and disbursements of custodians, counsel for the Company, all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters or any special audits incidental to or required by any registration or qualification);

(F)                                 reasonable fees and expenses of legal counsel to the Holders holding Registrable Securities included in each Registration Statement selected pursuant to Section 3.2 hereof;

(G)                               costs of printing and producing any agreements among Underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the Registration and the offering, sale or delivery of the Registrable Securities;

(H)                              fees and disbursements of Underwriters customarily paid by issuers of securities, including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the Financial Industry Regulatory Authority, Inc. (in each case, excluding underwriting discounts, commissions and transfer taxes);

(I)                                   transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with the Registration; and

(J)                                   fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Sale Transaction” shall have the meaning given in subsection 3.4.1.

“Shelf Offering” shall have the meaning given in subsection 2.4.2.

“Shelf Offering Notice” shall have the meaning given in subsection 2.4.2.

“Shelf Registration” shall have the meaning given in subsection 2.4.2.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Special Registration Statement” shall mean a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for the registration of shares of Common Stock issuable upon exercise of securities exercisable or convertible into Common Stock, or (iv) for a dividend reinvestment plan.

“THL Agiliti” shall have the meaning given in the Preamble hereto.

“THL Registrable Securities” shall mean (i) all shares of Common Stock (including any shares of Common Stock issued or issuable upon exercise of Warrants) whether now held or hereafter acquired, (ii) all Warrants whether now held or hereafter acquired, and (iii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock or Warrants by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case held by THL Agiliti or any of its Affiliates and Permitted Transferees.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrants” shall have the meaning given in the Recitals hereto.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act.

ARTICLE II
 REGISTRATIONS

2.1                               Demand Registration for Non-Shelf Offerings

2.1.1                     Request for Registration. Subject to the provisions of subsection 2.1.4, Section 3.5 and Section 4.1 hereof, at any time and from time to time on or after the date the Company consummates the transactions contemplated by the Merger Agreement, each of (i) the holders of a majority of the THL Registrable Securities or (ii) the holders of a majority of the IPC Registrable Securities (any of the foregoing clause (i) or (ii), a “Demanding Holder”), may make a written demand for Registration of all or part of their respective Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”).  The Company shall, within five (5) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. For the avoidance of doubt, to the extent a Requesting Holder also separately possesses Demand Registration rights pursuant to this Section 2.1.1 but is not the Holder who exercised such Demand Registration rights, the exercise by such Requesting Holder of its rights pursuant to the foregoing sentence shall not count as the exercise by it of one of its Demand Registration rights.  Upon receipt by the Company of any written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have its Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than twenty (20) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration.  Each of (i) the holders of a majority of THL Registrable Securities and (ii) the holders of a majority of IPC Registrable Securities will have the right to initiate up to (3) Demand Registrations in a twelve-month period pursuant this subsection 2.1.1 on behalf of the Holders of THL Registrable Securities or IPC Registrable Securities, as applicable; provided, however, that a Registration shall not be counted for such purposes unless the Registration Statement has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further that, the Company will not be required to effect more than one Demand Registration in any consecutive 90-day period. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

2.1.2                     Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration (i) unless and until the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and the Holders of a majority of the Registrable Securities participating in the Registration elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days of such removal, rescission or termination, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3                     [Reserved.]

2.1.4                     Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith,

advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then:

(a)                                 If the Registration is to be effected on or prior to the date that is 24 months from the date of this Agreement, the following Registrable Securities shall be included in such Underwritten Offering, (i) first, IPC Registrable Securities requested to be included in the Registration in an aggregate amount up to 50% of the Maximum Number of Securities, and (ii) second, the IPC Registrable Securities, the THL Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities requested to be included in the Registration pro rata based on the respective number of Registrable Securities that each Holder thereof Beneficially Owns and the aggregate number of Registrable Securities that such Holders Beneficially Own (such proportion is referred to herein as “Pro Rata”), in an aggregate amount, together with the Registrable Securities included pursuant to clause (i), up to the Maximum Number of Securities.

(b)                                 If the Registration is to be effected after the date that is 24 months from the date of this Agreement, the Company shall include in such Underwritten Offering, (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) Pro Rata that can be sold without exceeding the Maximum Number of Securities; and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), at the Company’s election, the Common Stock elected to be sold by the Company that can be sold without exceeding the Maximum Number of Securities.

2.1.5                     Demand Registration Withdrawal. Demanding Holders and Requesting Holders shall have the right to withdraw all or a portion of their Registrable Securities from a Registration pursuant to a Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw such Registrable Securities from such Registration (x) in the case of a Demand Registration not involving an Underwritten Offering, prior to the effectiveness of the applicable Registration Statement or (y) in the case of any Demand Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.1.6                     Limitation on Participation in Demand Registrations. The Company shall not grant to any other stockholders of the Company the right to request the Company to register any securities of the Company in a Demand Registration, without the prior written consent of the Holders of a majority of the Registrable Securities participating in a Demand Registration.

2.2                               Piggyback Registration.

2.2.1                     Piggyback Rights. Subject to the provisions of Section 4.1 hereof, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company other than a Demand Registration governed by Section 2.1 or a Shelf Registration, Shelf Offering or Block Trade governed by Section 2.3), other than a Special Registration Statement, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than fifteen (15) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

2.2.2                     Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.2 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)                                 If the Registration is undertaken for the Company’s account and it is to be effected on or prior to the date that is 24 months from the date of this Agreement, the Company shall include in any such Registration, (i) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the IPC Registrable Securities requested to be included in the Registration in an aggregate amount up to 50% of the Common Stock or other equity securities to be included in the Registration, excluding Common Stock or other securities offered by the Company; (iii) third, the IPC Registrable Securities, the THL Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities requested to be included in the Registration Pro Rata; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) through (iii), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b)                                 If the Registration is undertaken for the Company’s account and it is to be effected after the date that is 24 months from the date of this Agreement, the Company shall include in any such Registration (i) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities requested to be included in the Registration Pro Rata; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(c)                                  If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities and it is to be effected on or prior to the date that is 24 months from the date of this Agreement, then the Company shall include in any such Registration, (i) first, the IPC Registrable Securities requested to be included in the Registration in an aggregate amount up to 50% of the Common Stock or other equity securities to be included in the Registration; (ii) second, the IPC Registrable Securities, the THL Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities requested to be included in the Registration Pro Rata and the Common Stock or other equity securities requested to be included by persons or entities other than the Holders of Registrable Securities Pro Rata (calculated in the case of persons or entities other than the Holders of Registrable Securities based upon such person’s or entity’s Beneficial Ownership of Common Stock); and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) through (ii), at the Company’s election, the Common Stock elected to be sold by the Company or of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

(d)                                 If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities and it is to be effected after the date that is 24 months from the date of this Agreement, then the Company shall include in any such Registration (i) first, the Registrable Securities requested to be included in the Registration and the Common Stock or other equity securities requested to be included by persons or entities other than the Holders of Registrable Securities Pro Rata (calculated in the case of persons or entities other than the Holders of Registrable Securities based upon such person’s or entity’s Beneficial Ownership of Common Stock), and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), at the Company’s election, the Common Stock elected to be sold by the Company or of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.3                     Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration.  The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4                     Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3                               Shelf Registrations.

2.3.1                     Demands for Shelf Registration. The Demanding Holders initiating a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”).  Each such request for a Shelf Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution, which shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities. Within five (5) days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other Holders and, subject to the terms of subsection 2.1.4, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after the receipt of the Company’s notice.  Until such time as all Registrable Securities cease to be Registrable Securities or the Company is no longer eligible to maintain a Shelf Registration Statement, the Company will keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and usable for the resale of Registrable Securities under the Securities Act.

2.3.2                     Non-Underwritten Shelf Offerings. Subject to the provisions of Section 3.5 and Section 4.1 hereof, in the event that a Registration Statement for a Shelf Registration is effective, the Holders of Registrable Securities included in such Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (other than an Underwritten Offering), Registrable Securities available for sale pursuant to such Registration Statement (“Shelf Registrable Securities”), and shall make such election by delivering to the Company a written notice (a “Shelf Offering Notice”) with respect to such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). A Holder’s election to sell Shelf Registrable Securities in a Shelf Offering that is not an Underwritten Offering shall not trigger any notification or participation rights hereunder.

2.3.3                     Underwritten Shelf Offerings. Each of (i) the holders of a majority of the THL Registrable Securities or (ii) the holders of a majority of the IPC Registrable Securities shall have the right at any time or from time to time to elect to sell Shelf Registrable Securities pursuant to an Underwritten Offering, and shall make such election by delivering to the Company a Shelf Offering Notice with respect to such Underwritten Offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering.  As promptly as practicable, but no later than two (2) business days after receipt of such Shelf Offering Notice, the Company shall give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities.  The Company, subject to subsection 2.3.6 and Section 3.5, shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within three (3) days after the receipt of the Shelf Offering Notice.  The Company shall, as expeditiously as possible (and in any event within fifteen (15) days after the receipt of a Shelf Offering Notice), use its best efforts to facilitate such Shelf Offering.  Each Holder agrees that such Holder shall treat as confidential the Shelf Offering Notice and shall not disclose or use the information contained in the Company’s notice regarding the Shelf Offering Notice without the prior written consent of the Company and the Holders of Registrable Securities initiating such Shelf Offering until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

2.3.4                     Block Trades. If Holders of a majority of the IPC Registrable Securities or THL Registrable Securities, as applicable, included in a Registration Statement wish to engage in a Block Trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Registration Statement for a Shelf Offering), then notwithstanding the time periods set forth in subsection 2.4.2, such Holders shall notify the Company of the Block Trade Shelf Offering not less than two (2) business days prior to the day such offering is to commence. If such Block Trade is an Underwritten Offering, the Company shall promptly notify other Holders of Registrable Securities of such Block Trade Shelf Offering and such other Holders of Registrable Securities must elect whether or not to participate by the next business day (i.e. one (1) business day prior to the day such offering is to commence) (unless a longer period is agreed to by the Holders of a majority of the Registrable Securities initiating the Block Trade) and the Company shall as expeditiously as possible use its best efforts to facilitate such offering (which may close as early as two (2) business days after the date it commences); provided that no holder of securities of the Company, other than a Holder of Registrable Securities, shall be permitted to participate in an underwritten Block Trade Shelf Offering without the consent of the holders of a majority of the Registrable Securities participating in the underwritten Block Trade.

2.3.5                     Prospectus Supplements and Post-Effective Amendments. The Company shall, at the request of the Holders of a majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the holders of a majority of the Registrable Securities to effect a Shelf Offering.

2.3.6                     Reduction of Shelf Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Shelf Offering, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities then the Company shall include in any such Shelf Offering, Registrable Securities pursuant to the provisions of subsection 2.1.4.

2.3.7                     Shelf Registration Withdrawals. Any Holder of Shelf Registrable Securities shall have the right to withdraw all or a portion of their Shelf Registrable Securities from a Shelf Offering for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Shelf Registrable Securities from such Shelf Offering prior to (x) in the case of a Shelf Offering not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Shelf Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering.  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Shelf Registration prior to its withdrawal under this subsection 2.3.7.

2.4                               Underwritten Offering. Subject to the provisions of subsection 2.1.4, subsection 2.2.2 and Section 3.5, if (i) the Holders of a majority of the Registrable Securities participating in a Demand Registration or a Shelf Registration or a Shelf Offering (including a Block Trade) so advise the Company as part of their Registration that the offering of the Registrable Securities shall be in the form of an Underwritten Offering or (ii) the Company advises the Holders of Registrable Securities that a Piggyback Registration shall be in the form of an Underwritten Offering, then the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering shall comply with the requirements under Section 3.3. The Underwriter(s) for an Underwritten Offering subject to Section 2.1.4 and Section 2.3.6 shall be selected by the Holders of a majority of the Registrable Securities participating in the Demand Registration, the Shelf Registration, the Shelf Offering or Block Trade, as applicable.

ARTICLE III
 COMPANY PROCEDURES

3.1                               General Procedures. Whenever the Company is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1                     prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2                     prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3                     prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders, which documents shall be subject to the review and comment of such counsel;

3.1.4                     prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5                     cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6                     provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7                     advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8                     at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9                     notify the Holders at any time when (i) it receives notice of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any Prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) it receives any request by the Commission for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, and (iii) a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, or in the opinion of counsel for the Company does not comply with law, and then to correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.5 hereof;

3.1.10              permit the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Holders and any such Underwriter, attorney or accountant in connection with the Registration; provided, however, that such Underwriters and other parties enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11              furnish to each seller of Registrable Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus (including each preliminary prospectus), each free-writing prospectus as defined in Rule 405 under the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

3.1.12              obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the Holders of a majority of the Registrable Securities participating in the Registration and any Underwriter;

3.1.13              on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion (including customary negative assurance), dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority of the participating Holders and any Underwriter;

3.1.14              in the event of an Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.15              use best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with the Financial Industry Regulatory Authority, Inc.;

3.1.16              use best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

3.1.17              make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.18              use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.19              if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

3.1.20              if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

3.1.21              if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 or any similar short-form registration statement that may be available at such time and, if such form is not available, Form S-1 or any similar long-form registration statement that may be available at such time, and keep such registration statement effective during the period during which such registration statement is required to be kept effective; and

3.1.22              otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2                               Registration Expenses. The Registration Expenses of all Registrations and related offerings (including Underwritten Offerings and Block Trades) shall be borne by the Company. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering that is an Underwritten Offering, the Company shall reimburse the Holders of Registrable Securities included in such Registration for the reasonable fees and expenses of one counsel chosen by the Holders of a majority of the Registrable Securities participating in such Demand Registration or Shelf Offering, or participating in such Piggyback Registration, as applicable, and for the reasonable fees and expenses of each additional counsel retained by any Holder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any Underwritten Offering. It is acknowledged by the Holders that the Holders shall bear all selling expenses relating to the sale of Registrable Securities, such as Underwriters” commissions and discounts and brokerage fees.

3.3                               Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4                               Holdback Agreements.

3.4.1                     Holders of Registrable Securities.  Each Holder participating in an Underwritten Offering and if requested by Underwriters managing such Underwritten Offering and each Holder that Beneficially Owns more than 3% of the outstanding Common Stock shall enter into customary lock-up agreements with the managing Underwriter(s) of an Underwritten Offering that provides for the following unless the Underwriters managing such Underwritten Offering otherwise agree in writing, subject to customary exceptions, such holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144 under the Securities Act), directly or indirectly, any capital stock of the Company (including capital stock of the Company that may be deemed to be Beneficially Owned by such Holder), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any such securities, whether such transaction is to be settled by delivery of such securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the Holders that a preliminary prospectus has been filed for such Underwritten Offering or the “pricing” of such offering and continuing to the date that is (x) in the case of the first two Underwritten Offerings following the date of this Agreement, up to 90 days following the date of the final Prospectus for such offering, or (y) in case of all subsequent Underwritten Offerings, up to 45 days following the date of the final Prospectus for such offering (or, in each case, such shorter period of time as requested by the Underwriters managing such Underwritten Offering) (a “Follow-on Holdback Period”). The Company may impose stop-transfer instructions with the Company’s transfer agent and registrar with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 3.4.1 until the end of such period.

3.4.2                     The Company.  The Company (i) shall not file any Registration Statement for an offering of its equity securities, options or rights convertible into or exchangeable or exercisable for such securities or cause any such Registration Statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities (other than as part of such Underwritten Offering or pursuant to a Special Registration Statement) during any Follow-on Holdback Period and (ii) shall use its best efforts to cause (A) each holder of at least 5.0% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, and (B) each of its directors and executive officers to agree not to effect any Sale Transaction during any Follow-on Holdback Period, except as part of such Underwritten Offering and subject to customary exceptions, if otherwise permitted, unless the Underwriters managing the Underwritten Offering otherwise agree in writing.

3.5                               Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Board to be necessary for such purpose, or more than once in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4 and shall not make use of the rights under this Section 3.4 more than once in any 12-month period.

3.6                               Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.7                               In-Kind Distributions. If the Holders or any of their respective Affiliates seek to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, work with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested.

ARTICLE IV

TRANSFER RESTRICTIONS

4.1                               Transfer Restrictions. During the Initial Holdback Period, IPC and the Executive shall not effect a Sale Transaction with respect to the Common Stock received in connection with the consummation of the transactions contemplated by the Merger Agreement Beneficially Owned by each such Holder.  Each such Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 4.1.

4.2                               Transfer Exemptions. Notwithstanding anything to the contrary set forth herein, IPC and the Executive may transfer shares of Common Stock during the Initial Holdback Period, (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of IPC or any affiliates of the same; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by virtue of the laws of the State of Delaware or the governing documents of IPC upon their dissolution; and (f) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (e), these Permitted Transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

ARTICLE V
 INDEMNIFICATION AND CONTRIBUTION

5.1                               Indemnification.

5.1.1                     The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, stockholders or members and each person who controls such Holder (within the meaning of the Securities Act and Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such indemnitee for any legal and other expenses reasonably incurred in connection with investigating or defending the same, except insofar as the same arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with any information furnished in writing to the Company by such Holder, relating to such Holder, expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

5.1.2                     In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act and Exchange Act) from and against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Holder will reimburse the Company and such other indemnitees for any legal and other expenses reasonably incurred in connection with investigating or defending the same, but only to the extent that the same arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with any information or affidavit so furnished in writing by such Holder, relating to such Holder, expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act and Exchange Act) to the same extent as provided in the foregoing with respect to indemnification of the Company, and the Company shall use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder of Registrable Securities to provide any indemnification other than that provided hereinabove in this Section 5.1.2, and, if, despite the Company’s commercially reasonable efforts, an Underwriter requires any Holder of Registrable Securities to provide additional indemnification, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claim against the Company as a result of such election).

5.1.3                     Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.1.4                     The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner, stockholders or members, or controlling person of such indemnified party and shall survive the transfer of Registrable Securities.

5.1.5                     If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities and expenses shall be determined by reference to, among other filings, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder or any director, officer or controlling person thereof under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI
 MISCELLANEOUS

6.1                               Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as follows:

To the Company:

Agiliti, Inc.

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

Attention:

Email:

with a copy to (which shall not constitute notice):

Weil, Gotschal & Manges LLP

767 Fifth Avenue

New York, New York 10151

Attention:                                         Harvey Eisenberg

Raymond Gietz

Email:                                                            harvey.eisenberg@weil.com

raymond.gietz@weil.com

To THL Agiliti and the Other Holders:

c/o THL Agiliti LLC

100 Federal Street, 25th Floor

Boston, Massachusetts 02110

Attention:                                         Shari H. Wolkon

Arthur Price

Email:                                                            swolkon@thl.com

aprice@thl.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle St.

Chicago, Illinois 60654

Attention:                                         Richard J. Campbell

Carol Anne Huff

Ana Sempertegui

Email:                                                            richard.campbell@kirkland.com

carolanne.huff@kirkland.com

ana.sempertegui@kirkland.com

To IPC:

c/o Irving Place Capital

745 Fifth Avenue, 7th Floor

New York, New York 10153

Attention:                                         Keith Zadourian

Email:                                                            kzadourian@irvingplacecapital.com

with a copy to (which shall not constitute notice):

Weil, Gotschal & Manges LLP

767 Fifth Avenue

New York, New York 10151

Attention:                                         Harvey Eisenberg

Raymond Gietz

Email:                                                            harvey.eisenberg@weil.com

raymond.gietz@weil.com

To the Executive

Thomas J. Leonard

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

Email:

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2                               Assignment: No Third Party Beneficiaries.

6.2.1                     This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2                     Subject to Section 4.1, the rights, duties and obligations hereunder shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder’s Registrable Securities if (i) the Company shall have received written notice of such assignment as provided in Section 6.1 hereof (ii)  the Company shall have received the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement), (iii) giving effect to such transfer, the Registrable Securities transferred to such transferee would be Registrable Securities, and (iv) such transfer shall have been made in accordance with the requirements of applicable law.

6.2.3                     This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4                     This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and this Section 6.2.

6.2.5                     Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3                               Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4                               Governing Law: Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

6.5                               Amendments and Modifications. Upon the written consent of the Company and each of IPC and THL Agiliti, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder (other than IPC and THL Agiliti) solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from IPC or THL Agiliti shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.6                               Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.7                               Effectiveness; Term. This Agreement shall become effective on the date hereof and shall thereupon replace in full the Existing Registration Rights Agreement. This Agreement shall terminate on the date when no Registrable Securities are outstanding.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

AGILITI, INC.,
a Delaware corporation

By:
Name:
Title:

THL AGILITI LLC
a Delaware limited liability company

By:
Name:
Title:

IPC HOLDERS:

IPC/UHS, L.P.,
a Delaware limited partnership

By:
Name:
Title:

IPC/UHS Co-Investment Partners, L.P.,
a Delaware limited partnership

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXECUTIVE:

Thomas J. Leonard

OTHER HOLDERS:

Michael A. Bell

Gary L. Gottlieb

Henry A. McKinnell

Paul M. Montrone

[Signature Page to Registration Rights Agreement]

EXHIBIT E

FORM OF DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of [•], 2018 (the “Effective Time”), by and among Agiliti, Inc., a Delaware corporation (the “Company”), and [•] ([collectively,] the “Shareholder”).(1)

WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of August 13, 2018, by and among the Company, Federal Street Acquisition Corp., Umpire SPAC Merger Sub, Inc., Umpire Equity Merger Sub, Inc., Umpire Cash Merger Sub, Inc., UHS Holdco, Inc., IPC/UHS Co-Investment Partners, L.P., as a Majority Stockholder, and IPC/UHS, L.P., as a Majority Stockholder and the Stockholder Representative;

WHEREAS, after giving effect to the Transactions, the Shareholder owns shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, the Company desires to provide the Shareholder with certain director nomination rights;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and  other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.                                      Board Nomination Rights.

(a)                                 At the Effective Time, the board of directors of the Company (the “Board”) shall be comprised of eleven members and [•], [•], [•] and [•] shall be designated as Class I directors; [•], [•], [•] and [•] shall be designated as Class II directors and [•], [•] and [•] shall be designated as Class III directors.  [•], [•], [•] and [•] shall be deemed “Nominees” for purposes of this Agreement. (2)

(b)                                 From the Effective Time until the date that the Shareholder ceases to Beneficially Own shares of Common Stock representing at least 5% of the Common Stock then outstanding, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, the Shareholder shall have the right to appoint or nominate for election to the Board, as applicable, a number of individuals (such persons, the “Nominees”) that,

(1)                                 NTD: Separate director nomination agreements to be entered into with IPC and THL.

(2)                                 NTD: THL to have four initial nominees, one of whom will be a Class I director with an initial one-year term, one of whom shall be a Class II director with an initial two-year term and two of whom shall be Class III directors with initial three-year terms.

IPC to have three initial nominees, one of whom will be a Class I director with an initial one-year term, one of whom shall be a Class II director with an initial two-year term, and one of whom shall be a Class III director with an initial three-year term.

if elected, will result in the Shareholder having the number of Nominees serving on the Board that is shown below:

(i)            [four Nominees during the time when the Beneficial Ownership of the Shareholder is equal to or greater than 30% of the Common Stock then outstanding](3);

(ii)           three Nominees during the time when the Beneficial Ownership of the Shareholder is less than 30% but equal to or greater than 20% of the Common Stock then outstanding;

(iii)          two Nominees during the time when the Beneficial Ownership of the Shareholder is less than 20% but equal to or greater than 10% of the Common Stock then outstanding; and

(iv)          one Nominees during the time when the Beneficial Ownership of the Shareholder is less than 10% but equal to or greater than 5% of the Common Stock then outstanding.

“Beneficial Ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. For the avoidance of doubt whenever Beneficial Ownership is calculated herein based upon Common Stock then outstanding, such Common Stock shall include shares of Common Stock that the Shareholder has a right to acquire within 60 days in accordance with Rule 13d-3. The term “Beneficially Own” shall have a correlative term.

(c)                                  In the event that any Nominee shall cease to serve for any reason, the Shareholder shall be entitled to designate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee; provided that the Shareholder would then be entitled to nominate such individual for election or appointment as a director pursuant to Section 1(b).

(d)                                 If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board or is otherwise not elected or appointed to the Board, the Shareholder shall be entitled to designate promptly another Nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(e)                                  Upon any decrease in the number of directors that the Shareholder is entitled to designate for nomination to the Board pursuant to Section 1(b), the Shareholder shall take all actions within its power to cause the appropriate number of Nominees to offer to tender their resignations; provided that, notwithstanding the foregoing, no Nominee shall be required  to resign prior to the first annual meeting of stockholders of the Company following the date of this Agreement (the “First Annual Meeting”). If, as of the time of the mailing of the Company’s proxy statement setting forth the slate of nominees of the Board to stand for election by stockholders of the Company at the First Annual Meeting, the Shareholder would not be entitled to nominate a director according to Section 1(b), the Company shall be under no obligation to have the Nominee

(3)                                 NTD: Applicable only to THL.

then servicing as a Class I director to be included in the Board’s slate for election to the Board at the First Annual Meeting.

(f)                                   Following the Effective Time, if the Board thereafter increases the size of the Board to a number greater than eleven, the Shareholder shall have the right to appoint or nominate for election to the Board, as applicable, such number of additional Nominees that, when taken together with its Nominees then serving as directors, is closest to but not less than proportional to the Shareholder’s Beneficial Ownership (which, for the avoidance of doubt, shall mean that the number of Nominees shall be rounded up to the next whole number in all cases).

(g)                                  The Company shall use its best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Shareholder and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

2.                                      Company Obligations.

(a)                                 From the Effective Date until the date that the Shareholder ceases to Beneficially Own shares of Common Stock representing at least 5% of the Common Stock then outstanding, the Company shall not, without the prior written consent of the Shareholder, take any action to alter, remove or amend the classification of the Board into three groups of directors with staggered three-year terms or to provide for any voting standard in the election of directors other than plurality voting.

(b)                                 The Company agrees to use its best efforts to ensure that prior to the date that the Shareholder ceases to Beneficially Own shares of Common Stock representing at least 5% of the Common Stock then outstanding, (i) each Nominee is included in the Board’s slate of nominees to the stockholders for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.

3.                                      Committees.  From and after the Effective Time until such time as the Shareholder ceases to Beneficially Own shares of Common Stock representing at least 5% of the Common Stock then outstanding, the Shareholder shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (a) the percentage of the total voting power of the Common Stock then Beneficially Owned by the Shareholder and (b) the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards. Any additional members shall be determined by the Board.

4.                                      Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Shareholder, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.                                      Benefit of Parties.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of the Shareholder.  Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.                                      Headings.  Headings are for ease of reference only and shall not form a part of this Agreement.

7.                                      Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

8.                                      Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 15, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

9.                                      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

10.                               Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

11.                               Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

12.                               Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13.                               Further Assurances.  Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

14.                               Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

15.                               Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

Attention: General Counsel and Secretary

Facsimile: (952) 893-3200

If to any member of the Shareholder or any Nominee:

[•]

With a copy to (which shall not constitute notice):

[Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL  60654

Attention: Richard J. Campbell, P.C., Carol Anne Huff and Ana Sempertegui

Facsimile: (312) 862-2200](4)

[Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(4)                                 NTD: For THL agreement.

Attention: Harvey Eisenberg and Raymond Geitz

Facsimile: (212) 310-8007](5)

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company.  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 15 during regular business hours.

16.                               Enforcement.  Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*       *       *       *       *

(5)                                 NTD: For IPC agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

AGILITI, INC.

By:
Name:
Title:

[SHAREHOLDER]

By:
Name:
Title:

[Director Nomination Agreement]

Exhibit F

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of [              ], 2018 (this “Agreement”), is made by and among Agiliti, Inc., a Delaware corporation (“PubCo”), IPC/UHS, L.P., a Delaware limited partnership, solely in its capacity as the Stockholders’ Representative (the “Stockholders’ Representative”) as set forth in the Merger Agreement (each as defined below), and Wilmington Trust, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, Federal Street Acquisition Corp., a Delaware corporation (“Parent”), PubCo, a wholly-owned Subsidiary of Parent, Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Parent Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Company Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent Merger Sub (“Company Cash Merger Sub”), UHS Holdco, Inc., a Delaware corporation (the “Company”), solely in their capacities as the Majority Stockholders, IPC/UHS, L.P. (“IPC”), and IPC/UHS Co-Investment Partners, L.P., each a Delaware limited partnership (collectively, the “Majority Stockholders”) and, solely in its capacity as the Stockholders’ Representative, IPC, are parties to that certain Agreement and Plan of Merger, dated as of [                ], 2018 (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, the parties to the Merger Agreement will enter into a business combination transaction pursuant to which Parent Merger Sub shall merge with and into Parent, with Parent surviving such merger (the “Parent Merger”), and immediately after the Parent Merger, Company Equity Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 1”), and immediately after Company Merger 1, Company Cash Merger Sub shall merge with and into the Company, with the Company surviving such merger, as a result of which, and following certain internal contributions, PubCo will become a publicly traded company, Parent and the Company will become direct or indirect wholly-owned subsidiaries of Pubco, the equity holders of Parent will receive equity of PubCo, and the equity holders of the Company will receive cash and equity of PubCo in exchange for their capital stock and other equity interests in the Company;

WHEREAS, pursuant to Section 2.4(d) of the Merger Agreement, at the Closing, PubCo will deposit or cause to be deposited the Escrow Amount (as defined below) by wire transfer of immediately available funds to a separate escrow account designated to PubCo by the Escrow Agent no later than two (2) Business Days prior to the Closing Date (the “Escrow Account”) established pursuant to the terms of this Agreement;

WHEREAS, the amount held in the Escrow Account is being established by the parties hereto in order to provide, in the event that there is a Final Deficit, the sole and exclusive source of recovery to PubCo, and in the event there is a Final Surplus, the right of the Company Stockholders and the holders of Options and RSUs to receive payment, in accordance with the terms and conditions set forth in this Agreement and the Merger Agreement; and

WHEREAS, Schedule I to this Agreement sets forth the wire transfer instructions for PubCo and the Stockholders’ Representative.

NOW, THEREFORE, in consideration of the agreements and understandings contemplated in the Merger Agreement and herein, the parties hereto hereby agree as follows:

1.                                      Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

2.                                      Appointment of Escrow Agent. PubCo and the Stockholders’ Representative hereby jointly appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement.

3.                                      Escrow Deposit. PubCo has delivered, or caused to be delivered, to the Escrow Agent an aggregate of $[•] (the “Escrow Amount”) on the date of this Agreement, and upon receipt thereof, the Escrow Agent has acknowledged in writing to PubCo and the Stockholders’ Representative receipt of the Escrow Amount. The Escrow Agent hereby accepts the Escrow Amount and records and holds such amount in the Escrow Account. All amounts held in the Escrow Account, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investments thereof, less distributions thereof in accordance with the Merger Agreement and this Agreement, are hereinafter referred to as the “Escrow Fund.” The Escrow Agent will hold the Escrow Fund in accordance with the provisions of this Agreement and will not release or distribute the Escrow Fund except in accordance with the express terms and conditions of this Agreement.  The parties hereto agree that the Escrow Fund will be held in escrow and will be available only to secure the obligations, if any, to pay PubCo and/or the Company Stockholders and holders of Options and RSUs, as applicable, the applicable payments contemplated by Section 2.12(f) and/or Section 2.12(h) of the Merger Agreement in the event of a Final Deficit or a Final Surplus, in each case, as directed by Joint Instructions (as defined below) and in accordance with Section 2.12(f) and/or Section 2.12(h) of the Merger Agreement and the terms hereof.

4.                                      Payments from the Escrow Fund.  Within two (2) Business Days following the determination of the Final Closing Statement, the Final Closing Net Working Capital, Final Closing Cash, Final Closing Indebtedness and Final Closing Company Transaction Expenses in accordance with Section 2.12(c) or Section 2.12(d) of the Merger Agreement, each of PubCo and the Stockholders’ Representative will execute and deliver to the Escrow Agent joint written instructions signed by PubCo and the Stockholders’ Representative (“Joint Instructions”) instructing the Escrow Agent to release not later than two (2) Business Days after such determination, the Escrow Fund to the Person(s) and in the amounts specified in such Joint Instructions in accordance with Section 2.12(f) and/or Section 2.12(h) of the Merger Agreement.

5.                                      Other Disbursements of Escrow Funds. Notwithstanding anything in this Escrow Agreement to the contrary, within two (2) Business Days after the Escrow Agent’s receipt of Joint Instructions, the Escrow Agent will release, by wire transfer of immediately available funds to the account listed on Schedule I hereto, or as otherwise designated in such Joint Instructions, all or any portion (if less than all) of the Escrow Fund designated in such Joint Instructions.  Unless otherwise expressly stated in the Joint Instructions, any disbursement of the Escrow Funds to PubCo pursuant to this Agreement, other than pursuant to Section 8(b) hereof, shall be deemed to constitute the Merger Consideration Adjustment pursuant to the terms of the Merger Agreement.

6.                                      No Duty to Verify. The Escrow Agent will verify the accuracy of the information contained in the foregoing instructions, notices or certificates solely by means of the security procedure communicated to the Escrow Agent through a signed certificate in the form of Exhibit A-1 or Exhibit A-2 attached hereto. The Escrow Agent will be entitled to rely upon any document, instrument or signature reasonably believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof (provided the document or instrument is otherwise in accordance with the requirements of Exhibits A-1 or A-2 hereof), and will not have the duty to verify the genuineness of the signatures or any instructions, notices or certificates or the authority of such signatories to execute such instructions, notices or certificates. Upon distribution of all of the Escrow Fund to PubCo and/or to any other Persons as directed by PubCo or the

Stockholders’ Representative in accordance with Sections 4, 5 and 8 hereof, the Escrow Agent will be deemed to have fully discharged its duties and obligations hereunder, and will have no further liability or obligation to any party with respect hereto.

7.                                      Investment of Escrow Funds. The Escrow Agent will follow Joint Instructions of PubCo and the Stockholders’ Representative concerning the permissible investment, reinvestment, purchase and sale of the assets on deposit in the Escrow Fund. Permissible investments will be limited to: (a) readily marketable direct obligations issued or guaranteed by the United States or by any Person controlled or supervised by or acting as an instrumentality of the United States or by any Person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress that are unconditionally guaranteed by the full faith and credit of the government of the United States; (b) insured United States-dollar denominated certificates of deposit, time deposits, or short-term market instruments of banks or trust companies that are members of the Federal Reserve System and which issues (or the parent of which issues) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody’s Investors Service, Inc. or A-1 or higher or an equivalent by Standard & Poor’s Corporation, and which is organized under the laws of the United States and having minimum combined capital and surplus of $1,000,000,000; (c) money market funds subject to the requirements of the Investment Company Act of 1940, as amended, invested in any one or more of the aforementioned types of instruments, which have a rating in the highest category granted therefor by a nationally recognized credit rating agency at the time of investment; and (d) interest bearing United States dollar-denominated bank deposits. In the absence of the Joint Instructions described above, the Escrow Agent will invest the Escrow Fund, to the extent reasonably practicable, in the M&T Bank Corporate Deposit Account or any successor or similar funds or accounts offered by the Escrow Agent. PubCo and the Stockholders’ Representative acknowledge that amounts on deposit in the M&T Bank Deposit Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”), in the basic FDIC insurance amount of $250,000 per depositor, per issued bank. This includes principal and accrued interest up to a total of $250,000. Any dividends, interest, distributions and other income received in respect of such investments will be deposited in, or credited to, the Escrow Account until distributed in accordance with this Agreement. The Escrow Agent will have the power to sell or liquidate the foregoing investments, consistent with Sections 4 and 5, whenever the Escrow Agent will be required to distribute the Escrow Fund pursuant to the terms of this Agreement.  Any net loss or expense (after taking into account all dividends, interests, and distributions) incurred as a result of an investment will be borne by the Escrow Account. The Escrow Agent will have no responsibility or liability for any diminution in value of the Escrow Fund which may result from any investments or reinvestment made in accordance with this Section 7. PubCo and the Stockholders’ Representative acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.  The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent will send statements to PubCo and the Stockholders’ Representative on a monthly basis reflecting activity in the Escrow Account maintained pursuant to this Agreement for the preceding month. Although each of PubCo and the Stockholders’ Representative recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, PubCo and the Stockholders’ Representative hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. PubCo and the Stockholders’ Representative acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of permitted investments. Proceeds of a sale of permitted investments will be delivered on the Business Day on which the appropriate Joint Instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such Joint

Instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.

8.                                      Income.

(a)                                 Treatment of Income. Notwithstanding anything to the contrary contained herein, the parties hereto agree and acknowledge that, for federal, state, and local income tax purposes, PubCo will be treated as the owner of the Escrow Fund, unless and until released pursuant to Sections 4 or 5 hereof and all items of interest, income and gain with respect to the Escrow Account (the “Income”) will be taxable to PubCo. The parties hereto shall file all Tax Returns consistently with the preceding sentence. The Escrow Agent will be responsible for reporting to PubCo and any applicable taxing authority all such items of Income as required under applicable Law (provided that PubCo provides to the Escrow Agent all forms and information necessary to accomplish such reporting as requested by the Escrow Agent).

(b)                                 Tax Distributions. Notwithstanding anything to the contrary contained herein, within three (3) Business Days of the end of each calendar quarter following the Effective Date and as directed in any Joint Direction prior to any disbursement of any amounts from the Escrow Fund pursuant to this Agreement, an amount equal to 26% of any Income earned during such calendar quarter or other period will be distributed by the Escrow Agent to PubCo.

(c)                                  Preparations and Filing of Tax Returns. PubCo will be required to prepare and file any and all income tax returns applicable to income earned on the Escrow Account with the IRS and all required state and local departments of revenue in all years income is earned in any particular tax year to the extent required under the provisions of the Code.

(d)                                 Payment of Taxes. Notwithstanding anything to the contrary contained herein (but subject to Section 8(b)), any taxes payable on Income earned from the investment of any sums held in the Escrow Account will be paid by PubCo, whether or not the income was distributed by the Escrow Agent during any particular year.

(e)                                  Unrelated Transactions. The Escrow Agent will have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to the Merger Agreement, that occur outside the Escrow Account.  The Escrow Agent shall be deemed the payor of any interest or other income paid upon investment of the Escrow Funds for purposes of performing tax reporting.  With respect to any other payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting.  The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of PubCo and the Stockholders’ Representative.

9.                                      Provisions with Respect to the Escrow Agent.

(a)                                 Protection of the Escrow Agent. The Escrow Agent, PubCo, and the Stockholders’ Representative agree that: (i) either PubCo or the Stockholders’ Representative may examine the Escrow Account (and the Escrow Fund) at any time at the office of the Escrow Agent upon reasonable notice to the Escrow Agent; (ii) if the Escrow Account (or the Escrow Fund) is attached, garnished, or levied upon under the order of any court, or the delivery thereof will be stayed or enjoined by the order of any court, or any other order, writ or decree will be made or entered by any court affecting the Escrow Account (or the

Escrow Funds), the Escrow Agent is hereby expressly authorized to obey and comply with all writs, orders or decrees so entered or issued, whether with or without jurisdiction, provided that the Escrow Agent will provide reasonable prior written notice, to the extent legally permissible, to PubCo and the Stockholders’ Representative of such compliance with such writs, orders or decrees, along with a copy of such writs, orders or decrees, pursuant to which such court has determined whether and to what extent PubCo, the Stockholders’ Representative or any other Person(s) are entitled to the Escrow Fund (or any portion thereof), and the Escrow Agent will not be liable to any of the parties hereto or their successors by reason of compliance with any such writ, order or decree notwithstanding such writ, order or decree being subsequently reversed, modified, annulled set aside or vacated; (iii) if any conflict or disagreement arises among or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, in its sole and absolute discretion, deposit the Escrow Funds with the Chancery Court of the State of Delaware or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader, it will be relieved of all liability under the terms hereof as to the property so deposited and, subject to Section 9(c), will be entitled to recover in such interpleader action, from the other parties hereto, its reasonable and documented out-of-pocket attorneys’ fees and related documented out-of-pocket costs and expenses incurred in commencing and prosecuting such action and furthermore, the parties hereto for themselves, their successors and assigns, do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then clerk, or acting clerk, of said court as their agent for the service of all process in connection with such proceedings; and (iv) notwithstanding anything herein to the contrary, the Escrow Agent will be under no duty to monitor or enforce compliance by the Stockholders’ Representative or PubCo with any term or provision of the Merger Agreement.

(b)                                 Resignation; Removal; New Escrow Agent. The Escrow Agent reserves the right to resign at any time by giving at least thirty (30) calendar days’ advance written notice of resignation to PubCo and the Stockholders’ Representative, specifying the effective date thereof. Similarly, the Escrow Agent may be removed and replaced following the delivery of a thirty (30) calendar days’ advance written notice to the Escrow Agent signed by PubCo and the Stockholders’ Representative. Within thirty (30) calendar days after the receipt of one of the notices referred to above, PubCo and the Stockholders’ Representative agree to jointly appoint a mutually-acceptable successor escrow agent (a “Successor Escrow Agent”). The Successor Escrow Agent will be a party to and will agree to be legally bound by this Agreement by means of a written joinder agreement, the signature page to which, when signed by the Successor Escrow Agent, will be deemed to be a counterpart signature page to this Agreement. The Successor Escrow Agent will be deemed to be the Escrow Agent under the terms of this Agreement and without any further act, deed or conveyance, will become vested with all right, title and interest to all cash and property held hereunder by such predecessor Escrow Agent, and such predecessor Escrow Agent, will, on the written request signed by PubCo and the Stockholders’ Representative, execute and deliver to such Successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Funds. If a Successor Escrow Agent has not been appointed and has not accepted such appointment by the end of the thirty (30) calendar day period commencing upon the receipt of the notice of resignation by PubCo and the Stockholders’ Representative, the Escrow Agent shall continue to act as the Escrow Agent until a Successor Escrow Agent is appointed and qualified to act as the Escrow Agent, provided that the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a Successor Escrow Agent, and the out-of-pocket costs, expenses and reasonable attorneys’ fees which the Escrow Agent incurs in connection with such a proceeding will be paid out of the Escrow Account in accordance with this Section 9; provided, further, if the Escrow Agent resigns or is removed and replaced due to its gross negligence, willful misconduct or fraud, the Escrow Agent shall bear all of the aforementioned costs, expenses and fees that it incurs.

(c)                                  Indemnification. Without limiting any protection or indemnity of the Escrow Agent under any other provision hereof, or otherwise at law, PubCo and the Stockholders’ Representative (on behalf of the Company Stockholders and holders of Options and RSUs) agree to indemnify and hold harmless the Escrow Agent (one-half paid by PubCo and one-half paid by the Stockholders’ Representative) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, and reasonable, documented and out-of-pocket costs, expenses and disbursements, including reasonable out-of-pocket outside legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Escrow Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the Escrow Agent’s gross negligence, willful misconduct or fraud. This provision will survive the resignation or removal of the Escrow Agent, or the termination of this Agreement. In so agreeing to indemnify and hold harmless the Escrow Agent, as among themselves, PubCo, on one hand, and the Stockholders’ Representative (on behalf of the Company Stockholders and holders of Options and RSUs), on the other hand, intend that any obligation for indemnification under this Section 9(c) (or for reasonable and documented out-of-pocket costs and expenses of the Escrow Agent described in Section 9(a)) shall be borne by the party or parties determined by a competent jurisdiction to be responsible for causing the liabilities, losses, damages, penalties, costs, expenses or disbursements against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by PubCo and one-half by the Stockholders’ Representative.

(d)                                 Duties. The Escrow Agent will have only those duties as are specifically provided in this Agreement, which will be deemed purely ministerial in nature, and will under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including, without limitation, the Merger Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent will be inferred from the terms of this Agreement or any other agreement. IN NO EVENT WILL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF THE ACTION.

10.                               Fees and Reimbursement to the Escrow Agent. The Escrow Agent will be entitled to be paid a fee as listed on Exhibit B hereto for its services and to be reimbursed for the reasonable, documented out-of-pocket costs and expenses incurred by the Escrow Agent related to the Escrow Account and this Agreement, which fees, costs and expenses (other than those described in Section 9) will be borne by PubCo.    The Escrow Agent shall have, and is hereby granted, the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Funds.

11.                               Termination. This Agreement will terminate when all of the Escrow Fund has been distributed in accordance with this Agreement.

12.                               Miscellaneous.

(a)                                 Notices. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or, by facsimile (provided confirmation of facsimile transmission is obtained) or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

Notices to the Escrow Agent:		with a copy to (but which will not constitute notice to Escrow Agent):

Wilmington Trust, N.A.
10 S. Riverside Plaza, Suite 875		PubCo and the Stockholders’ Representative in the manner set forth below.
Chicago, IL 60606
Attention:	Timothy P. Martin
Telecopy:	(312) 474-6099
Email: tmartin@wilmingtontrust.com

Notices to PubCo and/or the Company:		with a copy to (but which will not constitute notice to PubCo or the Company):

c/o Federal Street Acquisition Corp.		Kirkland & Ellis LLP
100 Federal Street, 35th Floor		300 North LaSalle
Boston, MA 02110		Chicago, Illinois 60654
Attention:	Shari H. Wolkon	Attention:	Jon A. Ballis, P.C.
Facsimile:	(617) 227-3514		Richard J. Campbell, P.C.
Email:	swolkon@thl.com		Carol Anne Huff
Christopher R. Elder
		Facsimile:	(312) 862-2118
It being understood that prior to the Effective Time, notices, demands and communications to the Company shall be delivered to the Stockholders’ Representative as provided below.		Email:	jon.ballis@kirkland.com richard.campbell@kirkland.com carolanne.huff@kirkland.com christopher.elder@kirkland.com

Notices to the Stockholders’ Representative:	with a copy to (but which will not constitute notice to the Stockholders’ Representative):

c/o Irving Place Capital	Weil, Gotshal & Manges LLP
745 Fifth Avenue, 7th Floor	767 Fifth Avenue
New York, New York 10153	New York, New York 10151
Attention: Keith Zadourian	Harvey Eisenberg and Raymond Gietz
Facsimile: 212- 551-4546	212-310-8007
E-mail: kzadourian@irvingplacecapital.com	E-mail:	harvey.eisenberg@weil.com raymond.gietz@weil.com

(b)                                 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and enforced in accordance with, the internal substantive and procedural laws of the State of Delaware, including its statutes of limitations (without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction and regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

(c)                                  Jurisdiction and Venue. Subject to the provisions of Section 9.7 of the Merger Agreement (which will govern any dispute arising thereunder), each of the parties irrevocably agrees that any action, suit, claim, investigation or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement or the Transactions brought by any other party or its successors or assigns will be brought and determined only in the Delaware Chancery Court and any state court sitting in the State of Delaware to which an appeal from the Delaware Chancery Court may be validly taken (or, if the Delaware Chancery Court declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware and any federal appellate court therefrom), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action, suit, claim, investigation or proceeding arising out of or relating to this Agreement and the Transactions. Each of the parties agrees not to commence any action, suit, claim or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein, and no party will file a motion to dismiss any action filed in a state or federal court in the State of Delaware, on any jurisdictional or venue-related grounds, including the doctrine of forum non-conveniens. Each party hereby irrevocably consents to the service of any and all process in any such action, suit, claim or proceeding by delivery of such process in the manner provided in Section 12(a) and agrees not to assert (by way of motion, as a defense or otherwise) in any action, suit, claim or proceeding any claim that service of process made in accordance with Section 12(a) does not constitute good and valid service of process.

(d)                                 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, THE DOCUMENTS AND AGREEMENTS CONTEMPLATED HEREBY AND THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM, INVESTIGATION, OR PROCEEDING BASED ON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE THEORY. EACH PARTY HERETO (I) CERTIFIES THAT NO ADVISOR OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(d).

(e)                                  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

(f)                                   Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party without the prior written consent of the other parties; provided, that PubCo shall be permitted, upon prior written notice to the Escrow Agent, without the consent of any other party hereto, to make a collateral assignment to any lender (or agent thereof) providing the Debt Financing or to make an assignment of any or all of its rights and interests hereunder to one or more of its Affiliates; provided, further, that, notwithstanding any such assignment, PubCo shall remain liable and responsible for all of their respective obligations pursuant to this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth in this section, in accordance with the Merger Agreement, the Stockholders’ Representative may resign at any time and may be removed by the vote of the Majority Stockholders. In the event that a Stockholders’ Representative has resigned or been removed, a new Stockholders’ Representative will be appointed by the Majority Stockholders, such appointment to become effective upon the written acceptance thereof by the new Stockholders’ Representative. Written notice of any such resignation, removal or appointment will be delivered to the Escrow Agent; provided that unless such notice is provided as set forth in Section 12(a) hereof, the Escrow Agent will acknowledge receipt of such notice.

(g)                                  Amendment and Waiver. This Agreement will not be amended, modified, altered or revoked without the prior written consent of each of PubCo and the Stockholders’ Representative; provided that no amendment or modification will be made to Section 9 and Section 10 hereof without the written consent of the Escrow Agent. PubCo and the

Stockholders’ Representative separately agree to provide to the Escrow Agent a copy of all amendments and agree that the Escrow Agent will not be bound by such amendments until it has acknowledged receipt of a copy. No failure or delay by a party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, and no single or partial exercise thereof will preclude any right of further exercise or the exercise of any other right, power or privilege.

(h)                                 Headings. Section headings used herein are for convenience of reference only and will not be deemed to constitute a part of this Agreement for any other purpose, or to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced as if such headings had not been included herein.

(i)                                     No Strict Construction. The parties hereto hereby expressly acknowledge and agree that the language of this Agreement constitutes the mutual intention and understanding of the parties, and that each party hereto has been represented by competent counsel in connection herewith. Accordingly, each party hereto hereby waives any doctrine of strict construction with respect to the interpretation hereof or the resolution of any ambiguities herein, and none of the foregoing will be resolved against any party as a result of any such doctrine.

(j)                                    Complete Agreement. This Agreement and as between PubCo and the Stockholders’ Representative, the documents referred to herein contain the entire understanding of the parties hereto with respect to the transactions contemplated hereby and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

(k)                                 Delivery by Facsimile or Electronic Transmission. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including email), will be treated in all manner and respects as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto will re-execute original forms thereof and deliver them to all other parties. No party hereto will raise the use of a facsimile machine or other electronic transmission (including email or “.pdf” format (or similar format)) to deliver a signature or the fact that this Agreement or any signature was transmitted or communicated through the use of facsimile machine or other electronic means (including email or “.pdf” format (or similar format)) as a defense to the formation of a contract and each such party forever waives any such defense.

(l)                                     Business Days. For the purpose hereof, the term “Business Day” means any day except Saturday, Sunday or any days on which banks are authorized or required by Law to close in Chicago, Illinois or New York, New York. To the extent any payment or other action or delivery is required to be made on a date which is not a Business Day, then the period required for such payment, action or delivery will automatically be extended to the next Business Day immediately following. All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

(m)                             Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(n)                                 Third Party Beneficiaries. Nothing herein expressed or implied is intended or will be construed to confer upon or to give any Person other than the Escrow Agent, the Stockholders’ Representative and PubCo any rights or remedies under or by reason of this Agreement.

(o)                                 Automatic Succession. Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, will be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding, provided that such successor has capital and surplus of at least $500,000,000.

(p)                                 Bankruptcy Proceedings. In the event of the commencement of a bankruptcy case or cases wherein any Stockholder, the Stockholders’ Representative, the Company or PubCo is the debtor, the Escrow Funds will not constitute property of the debtor’s estate within the meaning of 11 U.S.C. § 541.

(q)                                 Specific Performance. The parties acknowledge that the rights and obligations of the parties hereto (including the Escrow Agent) are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law.  Accordingly, the parties agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement. The Escrow Agent acknowledges that its obligations, as well as the obligations of any party hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

(r)                                    Security Procedure for Funds Transfer.  Concurrent with the execution of this Escrow Agreement, PubCo and the Stockholders’ Representative shall each deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2, respectively, to this Escrow Agreement.  The Escrow Agent shall confirm each funds transfer instruction received in the name of the applicable party by confirming with an authorized individual as evidenced in Exhibit A-1 and Exhibit A-2.  Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised or rescinded only in writing signed by an authorized representative of the applicable party.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it.  If a revised Exhibit A-1 or Exhibit A-2 or a rescission of an existing Exhibit A-1 or Exhibit A-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of Pubco and the Stockholders’ Representative.  PubCo and the Stockholders’ Representative understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

(s)                                   Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first written above.

PUBCO

AGILITI, INC.

By:
Name:
Its:

[Signature Page to Escrow Agreement]

THE STOCKHOLDERS’ REPRESENTATIVE

IPC/UHS, L.P.

By:
Name:
Its:

[Signature Page to Escrow Agreement]

THE ESCROW AGENT

WILMINGTON TRUST, N.A., AS ESCROW AGENT

By:
Name:	Timothy P. Martin
Its:	Vice President

[Signature Page to Escrow Agreement]

Schedule I

Wire Transfer Instructions

PubCo

Bank Name:

ABA Number:

Account Name:

Account Number:

Stockholders’ Representative

Bank Name:

ABA Number:

Account Name:

Account Number:

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES OF PubCo

Agiliti, Inc. (“PubCo”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit A-1 is attached, on behalf of PubCo.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT A-1

If PubCo wishes to update this Exhibit A-1, PubCo must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-1 with such changes.  Any updated Exhibit A-1 shall be effective once signed by PubCo and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-1 to this Agreement.

AGILITI, INC.

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES OF STOCKHOLDERS’ REPRESENTATIVE

IPC/UHS, L.P. (the “Stockholders’ Representative”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit A-2 is attached, on behalf of the Stockholders’ Representative.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT A-2

If Stockholders’ Representative wishes to update this Exhibit A-2, Stockholders’ Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-2 with such changes.  Any updated Exhibit A-2 shall be effective once signed by Stockholders’ Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-2 to this Agreement.

IPC/UHS, L.P.

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

Exhibit B

Fees of Escrow Agent

Acceptance Fee:	$TBD

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent — includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution

Annual Administration Fee:	$TBD

For ordinary administrative services by Escrow Agent — includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.   These fees cover a full year, or any part thereof, and thus are not pro-rated in the year of termination.  The annual fee is billed in advance and payable prior to that years’ service.

Wilmington Trust’s bid is based on the following assumptions:

•                  Number of Escrow Accounts to be established: One (1)

•                  Estimated Term: TBD

•                  Amount of Escrow: $TBD

•                  Estimated number of cash transactions: TBD

•                  Investment in M&T Deposit Products or remain un-invested

Out-of-Pocket Expenses:	Billed At Cost

Exhibit H

Agiliti, Inc.

100 Federal Street, 35th Floor

Boston, New York 10019

Exchange Agent Agreement

[•], 2018

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY  10004

Attention: [•]

Gentlemen:

Pursuant to this letter agreement (this “Agreement”), dated as of the date first written above, Agiliti, Inc., a Delaware corporation (the “Company”), hereby requests, and Continental Stock Transfer & Trust Company (“you,” the “Agent” or “Exchange Agent”) hereby agrees, that (A) you act, or will act, as Exchange Agent with respect to the shares of common stock, $0.01 par value per share (the “Old UHS Shares”), of UHS Holdco, Inc., a Delaware corporation (“UHS Holdco”), in exchange for cash and shares of common stock of the Company, $0.0001 par value per share, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of [•], 2018, by and among Federal Street Acquisition Corp. (“FSAC”), the Company, Umpire SPAC Merger Sub, Inc., Umpire Equity Merger Sub, Inc., Umpire Cash Merger Sub, Inc., UHS Holdco, solely in its capacity as a Majority Stockholder, IPC/UHS Co-Investment Partners, L.P., and solely in its capacity as a Majority Stockholder and Stockholders’ Representative, IPC/UHS, L.P., and (B) you act, or will act, as Exchange Agent with respect to the shares of Class A common stock of FSAC (including the 11,500,000 shares of Class A common stock of FSAC to be issued upon conversion of the 11,500,000 shares of Class F common stock of FSAC currently outstanding), $0.0001 par value per share (the “Old FSAC Shares”), in exchange for shares of common stock of the Company, $0.0001 par value per share.  The shares of common stock of the Company, $0.0001 par value per share, issuable to holders of Old UHS Shares and Old FSAC Shares pursuant to the Merger Agreement are referred to herein as the “New Shares.”  The time at which the transactions (the “Transactions”) contemplated by the Merger Agreement will become effective is referred to in the Merger Agreement and in this Agreement as the “Effective Time.”

The Company has furnished you with, or will furnish to you when available, the following documents:

(a)                                 a form of letter of transmittal (the “Letter of Transmittal”) for Old UHS Shares, including W-9 Guidelines for Certification of Taxpayer Identification Number on Form W-9;

(b)                                 copies of FSAC’s Definitive Proxy Statement/Prospectus relating to the Transactions, dated [•], 2018;

UHS Holdco has furnished to you, or will furnish to you when available, the following documents:

(a)                           an electronic and a hardcopy listing, in a format agreeable to you, of the names, addresses, share amounts and certificate details, if any, of holders of Old UHS Shares and Old FSAC Shares of record at the Effective Time (the “Record Stockholder List”), and certified totals of outstanding shares and stockholders.

1.                                      Procedures for Exchange.  Subject to the terms and conditions of this Agreement, you are authorized to accept Old UHS Shares and Old FSAC Shares and to exchange them for New Shares, and in the case of Old UHS Shares, cash, in accordance with this Section 1, and to act in accordance with the provisions of this Agreement. Subject to the terms and conditions of this Agreement, you shall:

(a)                           with respect to accounts with certificated or mixed certificated and book-entry Old UHS       Shares:

(i)                                     at the direction of the Company, mail, by first class mail, each of the documents described under clauses (a) and (b) above, together with a return envelope, to holders of record of Old UHS Shares as set forth in the Record Stockholder List (as defined below);

(ii)                                  upon the Company’s confirmation of the Effective Time as specified in the next paragraph of this Section 1, (A) accept certificates representing the Old UHS Shares, if any, together with the accompanying Letters of Transmittal, sent to the Exchange Agent by such holders for exchange; (B) debit all book-entry Old UHS Shares held in the stockholder accounts in the register of Old UHS Shares as set forth in the Record Stockholder List; (C) credit the appropriate number of book-entry New Shares to the person whose name has been specified in the instructions contained in the Letter of Transmittal, and transfer by wire transfer of immediately available funds, any cash entitlement to each such holder, and (D) mail a transaction notice reflecting such credit to each such holder.

(b)                           with respect to accounts with book-entry Old FSAC Shares that are not held through The Depository Trust Company (“DTC”), upon the Company’s confirmation of the Effective Time:

(i)                                     debit all book-entry Old FSAC Shares held in the stockholder accounts in the register of Old FSAC Shares as set forth in the Record Stockholder List; and

(ii)                                  (A) credit the appropriate number of book-entry New Shares to each such holder, and (B) mail a transaction notice reflecting such credit to each such holder.

(c)                            with respect to Old FSAC Shares held through DTC, upon the Company’s confirmation of the Effective Time:

(i)                                     accept DTC’s original Shipment Control List (“SCL”) for the debit of Old FSAC Shares;

(ii)                                  verify that the number of Old FSAC Shares listed on the SCL matches the number of Old FSAC Shares registered to DTC’s nominee at the Effective Time, as set forth on the Record Stockholder List;

(iii)                               if such Old FSAC Shares totals are in balance, debit all the Old FSAC Shares registered to DTC’s nominee at the Effective Time, as set forth on the Record Stockholder List; and

(iv)                              confirm Add to Balance amounts and credit DTC with the New Shares.

In the event that at least three (3) business days prior to the Effective Time, a holder of Old UHS Shares has delivered to you a duly executed and completed Letter of Transmittal, together with all the necessary accompanying documents, including certificates, if any, and designation of bank account(s) in writing for any post-closing payments to which such holder of Old UHS Shares would be entitled pursuant to Section 2.12(f)(ii) and/or 2.12(h) of the Merger Agreement, if any, such holder of Old UHS Shares shall be entitled to be credited the appropriate number of book-entry New Shares and to receive by wire transfer of immediately available funds, any cash entitlement sent to such holder on the day the Effective Time occurs (such persons, the “UHS Closing Payees”). If a holder of Old UHS Shares does not so deliver a Letter of Transmittal at least three (3) business days prior to the Effective Time or such delivery is defective, such holder shall be entitled to be credited the appropriate number of book-entry New Shares and to receive by wire transfer of immediately available funds, any cash entitlement sent to such holder after the Effective Time but only after such person delivers a duly executed and completed Letter of Transmittal to you with all the necessary accompanying documents, including certificates, if any, and designation of bank account(s) in writing for any post-closing payments to which such holder of Old UHS Shares would be entitled pursuant to Section 2.12(f)(ii) and/or 2.12(h) of the Merger Agreement, if any, and cures any defects, if applicable (the “UHS Post-Closing Payees” and together with the UHS Closing Payees, the “UHS Payees”).

In the event that you are instructed at any time after the Effective Time by the Company that the UHS Payees are entitled to any further cash settlements pursuant to the terms of Section 2.12(f)(ii) and/or 2.12(h) of the Merger Agreement, you will transfer to each such UHS Payee by wire transfer of immediately available funds to the bank account(s) so designated by such UHS Payee in accordance with this Section 1, any cash entitlement to such UHS Payee upon compliance by the UHS Payee with the procedures set forth in the preceding paragraph.

2.                                      Procedures for Discrepancies.

(a)         You will follow your regular procedures to attempt to reconcile any discrepancies between the number of Old UHS Shares that any Letter of Transmittal may indicate are owned by a surrendering stockholder and the number that the Record Stockholders List indicates such stockholder owned of record as of the Effective Time.  In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of Old UHS Shares, if any, you are authorized not to accept.

(b)         If an exchange of Old UHS Shares is required to be made by you to a person other than the person in whose name surrendered shares are registered, you will not issue any New Shares until the certificate, if any, for Old UHS Shares surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchange has paid any transfer or other taxes or governmental charges required by reason of the issuance of New Shares in a name other than that of the registered holder of the Old UHS Shares surrendered, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.  Any tax information with respect to a payment of cash in lieu of fractional shares which you are required to report pursuant to Section 13 of this Agreement shall list the registered holder of the New Shares as the payee.

3.                                      Procedure for Deficient Items.  You will examine the letters of transmittal and certificates, if any, for Old UHS Shares received by you as Exchange Agent to ascertain whether they appear to you to have been completed and executed in accordance with the instructions set forth in the applicable Letter of Transmittal.  In the event you determine that any Letter of Transmittal does not appear to you to have been properly completed or executed, or where the certificates, if any, representing Old UHS Shares do not appear to you to be in proper form for surrender, or any other deficiency in connection with the surrender appears to you to exist, you will follow, where possible, your regular procedures to attempt to cause such irregularity to be corrected.  You are not authorized to waive any deficiency in connection with the surrender, unless the Company provides you with written authorization to waive such deficiency.  If any such deficiency is neither corrected nor waived, you will return to the surrendering stockholder (at your option by either first class mail under a blanket surety bond or subject to insurance protecting you and the

Company from losses or liabilities arising out of the non-receipt or non-delivery of Old UHS Shares, as applicable, or by registered mail insured separately for the value of such Old UHS Shares, as applicable), at such stockholder’s address as set forth in the applicable Letter of Transmittal, any certificates for Old UHS Shares surrendered in connection therewith, the related Letter of Transmittal and any other documents received with such Old UHS Shares.

4.                                      Date/Time Stamp.  Each document received by you relating to your duties hereunder shall be dated and time stamped when received.

5.                                      Specimen Signatures.  Set forth on Exhibit A hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement.  The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

6.                                      Reserve of Shares.  At or prior to the Effective Time, and for so long as this Agreement shall be in effect, the Company shall reserve for issuance a sufficient number of New Shares for exchange for Old UHS Shares and Old FSAC Shares outstanding at the Effective Time, in accordance with the terms of the Merger Agreement.  Subject to the terms and conditions of this Agreement, you will issue the appropriate number of New Shares as required from time to time in order to make the exchange.

7.                                   Lost Certificates.  If any holder of Old UHS Shares as of the Effective Time reports to you that his or her failure to surrender a certificate representing any Old UHS Shares registered in his or her name at the Effective Time according to the Record Stockholder List is due to the theft, loss or destruction of his or her certificate, you shall require such holder to furnish an affidavit of such theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you.  Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, you may effect issuance to such holder as though he or she had surrendered his or her certificate for Old UHS Shares.

8.                                      Report of Exchange Activity.  You will forward to the Company a weekly report of (i) the number of Old UHS Shares and Old FSAC Shares surrendered during the prior week and (ii) the number of New Shares and the aggregate amount of cash for fractional share interests, if applicable, issued for such Old UHS Shares and Old FSAC Shares in clause (i).  If so instructed by the Company, you will prepare and forward such a report on a less or more frequent basis.

9.                                      Issuance of Fractional Shares; Interest.

(a)                                 No fractional shares of New Shares will be issued in the Transactions. In lieu thereof, any holder of Old UHS Shares who would otherwise have been entitled to receive fractional shares of New Shares will be entitled to receive an amount in cash calculated as set forth in the Merger Agreement.

(b)                                 On or before the Effective Time, the Company will deposit or cause to be deposited with you in an account for the benefit of such holders of Old UHS Shares federal or other immediately available funds in an amount at least equal to the aggregate amount needed to make payments in lieu of fractional shares of New Shares based on the Record Stockholders List and any applicable tax withholding.  You will draw upon the funds in such account as required from time to time in order to make payments in accordance with this Agreement.  Upon making payment for fractional shares in lieu of New Shares, you will physically cancel the certificates representing Old UHS Shares, if applicable, and post them to the stockholder records of the Company.

10.                               Dividends and Distributions on Unexchanged Old UHS Shares.  No dividends or other distributions that are declared after the Effective Time on New Shares and payable to the holders of record thereof after the Effective Time will be paid to holders of Old UHS Shares until such persons surrender their Old UHS Shares including certificates, if any.  Upon such surrender, you will pay to the person in whose name New Shares are issued any dividends or other distributions having a record date after the Effective Time.  In no event shall any interest on such dividends or other distributions be payable by you.  The Company shall deposit, or cause to be deposited with you, federal or other immediately available funds, sufficient to pay for dividends and distributions on all unexchanged Old UHS Shares and you will hold such funds for payment or distribution to the holders of such unexchanged Old UHS Shares pursuant to this Section 10; provided, however, that you shall return such funds at the written request of the Company.

11.                               Cancellation of Old Shares.   As of the Effective Time, you will become the sole recordkeeping agent for Old UHS Shares and Old FSAC Shares, in accordance with your standard practices.  Upon the exchange of Old UHS Shares or Old FSAC Shares, the book-entry positions or the certificates representing such Old UHS Shares or Old FSAC Shares, if any, will be cancelled by you and posted to the records you maintain.

12.                               Follow-up Letter.   No later than six months after the Effective Time, the Company will mail or caused to be mailed a follow-up letter to all stockholders who did not surrender their Old UHS Shares, or supply an affidavit and bond of indemnity pursuant to Section 7 of this Agreement for exchange.  The follow-up letter will be mailed with a Letter of Transmittal, if applicable, return envelope and W-9 Guidelines.  In addition, you may perform a search to locate such holders and are authorized to comply with the laws of, and to report to, all states and jurisdictions in accordance with applicable state abandoned property law for holders who cannot be located.

13.                               Tax Reporting.

(a)                                 On or before January 31st of the year following the year of the payment, you will prepare and mail to each holder that is required to receive a Form 1099-B, a Form 1099-B reporting any cash payments, in accordance with United States treasury regulations (the “Treasury Regulations”) promulgated under the Internal Revenue Code of 1986, as amended (the “Code”).  You will also prepare and file copies of such Forms 1099-B by magnetic tape with the Internal Revenue Service, on or before February 28th of the year following the year of the payment and in accordance with the Treasury Regulations.

(b)                                 If you have not received notice from the surrendering holder of that holder’s certified taxpayer identification number or other applicable tax forms or information required to be delivered pursuant to paragraph 5 of the instructions in the Letter of Transmittal, you shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Treasury Regulations.

(c)                                  You shall deduct and withhold from a payment, and pay over to the appropriate government authority, any other amounts that are required to be deducted and withheld from any payment to a surrendering holder and pay any such amounts to the appropriate government authority.

(d)                                 You shall take any action regarding income tax reporting or withholding as the Company instructs you to take in writing. Additionally, you shall comply with all applicable information and other federal income tax reporting requirements in accordance with the Code, Treasury Regulations and other relevant provisions of federal income tax law.  The Company shall use commercially reasonable efforts to provide you with any necessary information for you to comply with your reporting requirements under applicable law.

(e)                                  Should any issue arise regarding federal income tax reporting or withholding, you will notify the Company and take such action as the Company instructs you in writing.

14.                               Treatment of Restrictive Legends; Other.  The Company shall, if applicable, inform you as soon as possible in advance as to (a) whether any New Shares issued in exchange for the Old UHS Shares and Old FSAC Shares are to be issued with restrictive legend(s) and, if so, the Company shall provide the appropriate legend(s) and a list identifying the affected stockholders and certificate numbers (if applicable) and share amounts for such affected stockholders, and (b) the existence or termination of any restrictions on the transfer of shares, applicable to the Old UHS Shares and Old FSAC Shares, and whether such restrictions, may be removed from, any Old UHS Shares and Old FSAC Shares. You will consult with the Company (through its counsel) with respect to any transfers of shares by stockholders who are affiliates.

15.                               Termination.  Unless earlier terminated by the parties hereto, this Agreement shall terminate either (a) upon the exchange of all Old UHS Shares and all Old FSAC Shares and confirmation of payment of all cash entitlements pursuant to the Merger Agreement by the Company or (b) at the option of the Company or the Agent.  Upon any such termination, you shall be relieved and discharged of any further responsibilities with respect to your duties hereunder.  Upon payment of all your outstanding fees and expenses, you will forward to the Company or its designee promptly any certificates for Old UHS Shares, letters of transmittal or other documents relating to your duties hereunder that you may receive after your appointment has so terminated and immediately return to the Company or its designee any funds made available to you and not disbursed to holders of Old UHS Shares or Old FSAC Shares.  After such time, any party entitled to such certificates, funds or property shall look solely to the Company and not the Agent therefor, and all liability of the Agent with respect thereto shall cease.  Sections 16, 17 and 20 hereof shall survive any termination of this Agreement.

16.                               Authorizations and Protection.  As Agent for the Company hereunder you:

(a)                                 shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing by you and the Company and no implied duties or obligations shall be read into this Agreement against you;

(b)                                 shall not be regarded as making any representations as to, and shall have no responsibility for the legality, validity, sufficiency, value or genuineness of any certificates for Old UHS Shares and you shall not be required to, and you shall not, make any representations as to the legality, validity, sufficiency, value or genuineness of the Transactions;

(c)                                  shall not be obligated to take any legal action hereunder which might in your sole judgment require you to risk your own funds or incur any liability, unless you shall have been furnished with indemnity satisfactory to you;

(d)                                 may rely on, and shall be protected in acting in reliance upon, any certificate, instrument, opinion, notice, letter, or other document or security delivered to you and believed by you to be genuine and to have been signed by the authorized party or parties thereto;

(e)                                  may rely on and shall be protected in acting in reliance upon the written instructions of the Company or any other authorized employee or representative of the Company designated by the Company with respect to any matter relating to your actions as Agent hereunder;

(f)                                   may consult counsel satisfactory to you (including your in-house counsel and the Company’s counsel);

(g)                                  shall have no obligation to make any payment as the Agent unless the Company shall have provided the necessary available funds to make such payments;

(h)                                 shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to the Transactions, including without limitation obligations under applicable securities laws;

(i)                                     may perform any of your duties hereunder either directly or through agents approved by the Company (such approval not to be unreasonably delayed or withheld) or attorneys and you shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by you hereunder;

(j)                                    shall not be liable for any error in judgment made in good faith by any officer, director, employee, agent or attorney in the course of performance under this Agreement, unless it shall be proven that such officer, director, employee, agent or attorney was negligent or acted fraudulently, with willful misconduct or in bad faith;

(k)                                 shall have no obligation to make any exchange for New Shares unless the Company shall have provided a sufficient number New Shares; and

(l)                                     shall have no obligation to make any payment to former UHS or FSAC stockholders unless the Company shall have provided the necessary federal or immediately available funds to pay any amounts due and payable pursuant to the terms of the Merger Agreement.

17.                               Indemnification.   The Company hereby covenants and agrees to indemnify and to hold harmless you and your officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages and liabilities to which any such person may become subject arising out of or in connection with this Agreement or the performance of your duties hereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent arising from the fraud, willful misconduct, gross negligence or bad faith of such indemnified party.  In the event of the assertion against any indemnified party of any such claim or the commencement of any such action or proceeding you shall, promptly after receiving notice of any assertion or the commencement of any such action or proceeding, notify the Company by letter (or e-mail subsequently confirmed by letter) of the fact of such assertion and/or commencement; provided that failure to so notify shall not relieve the Company of any liability for indemnification with respect to such assertion or claim, except to the extent the Company is prejudiced by such failure. In the event of such assertion or commencement, the Company shall be entitled to participate in such action or proceeding and in the investigation of such claim and, after written notice from the Company to you, to assume the investigation or defense of such claim, action or proceeding with counsel of the Company’s choice at the sole expense of the Company.  Notwithstanding any election by the Company to assume the defense or investigation of such claim, action or proceeding, you shall have the right to employ separate counsel at the Company’s expense, if in the good faith opinion of counsel to you, use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest.

18.                               Fees.   The Company shall pay to you in compensation for your services, a one-time fee equal to $15,000, together with reimbursement for reasonable, documented out-of-pocket expenses, including reasonable fees and disbursements of counsel, regardless of whether any Old UHS Shares or Old FSAC Shares are surrendered to you, for your services as the Exchange Agent hereunder.

19.                               Representations, Warranties and Covenants.   The Company represents, warrants and covenants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the entry into and consummation of the Merger Agreement and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a material breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) assuming due authorization and execution by the Exchange Agent, this Agreement is a legal, valid, binding and enforceable obligation of the Company subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination, (ii) the effect of general principles of equity and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations, (d) to the knowledge of the Company, the Transactions will comply in all material respects with all applicable requirements of law, and (e) to the knowledge of the Company, there is no material litigation pending or threatened as of the date hereof in connection with the Transactions.

20.                               Trust Account Waiver.  Notwithstanding anything else in this Agreement, you acknowledge that you have read the prospectus dated July 18, 2017 (the “Prospectus”) and understand that FSAC has established the trust account for the benefit of FSAC’s public stockholders (the “Trust Account”) and that FSAC may disburse monies from the Trust Account only (a) to FSAC in limited amounts from time to time in order to permit FSAC to pay its operating expenses, (b) if FSAC completes the transactions which constitute a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of FSAC), then to those persons and in such amounts as described in the Prospectus, and (c) if FSAC fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Investment Management Trust Agreement, dated as of July 18, 2017, by and between FSAC and you, to FSAC in limited amounts to permit FSAC to pay the costs and expenses of its liquidation and dissolution, and then to FSAC’s public stockholders.  All liabilities and obligations of FSAC due and owing or incurred at or prior to the closing of the Transactions shall be paid as and when due, including all amounts payable (x) to FSAC’s public stockholders in the event they elect to have their shares redeemed in accordance with FSAC’s organizational documents and/or the liquidation of FSAC, (y) to FSAC after, or concurrently with, the consummation of a Business Combination, and (z) to FSAC in limited amounts for its operating expenses and tax obligations incurred in the ordinary course of business consistent with past practices.  You further acknowledge that, if the Transactions (or, upon termination of the Merger Agreement, another Business Combination) are not consummated by July 24, 2019, FSAC will be obligated to return to its stockholders the amounts being held in the Trust Account, unless such date is otherwise extended.  Upon the closing of the Transactions, FSAC shall cause the Trust Account to be disbursed to FSAC and as otherwise contemplated by the Merger Agreement.  Accordingly, the Exchange Agent, for each of itself and its respective subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waives all rights, title, interest or claim of any kind to collect from the Trust Account any monies that may be owed to them by FSAC for any reason whatsoever, including for a breach of this Agreement by FSAC or any negotiations, agreements or understandings with FSAC (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever.  The provisions contained in this paragraph shall remain in full force and effect and shall survive the termination of this Agreement.

21.                               Notices.  All notices, requests and other communications shall be in writing and sent or delivered to the addresses indicated on the signature page hereof.

22.                               Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws in the State of New York, without giving effect to the conflict of laws, rules or principles thereof.

(a)                                 No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

(b)                                 In the event that any claim of inconsistency between this Agreement and the terms of the Merger Agreement arise, as they may from time to time be amended, the terms of the Merger Agreement shall control, except with respect to your duties, liabilities and rights, including compensation and indemnification of you as Exchange Agent, which shall be controlled by the terms of this Agreement.

(c)                                  If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court of competent jurisdiction, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed binding and enforceable to the full extent permitted by applicable law.

(d)                                 This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

(e)                                  This Agreement may not be assigned by either party without prior written consent of the other party.

(f)                                   You shall not be liable for any failure or delay arising out of conditions beyond your reasonable control, including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

23.                               Counterparts.  This Agreement may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

[Signature Page Follows]

Please acknowledge receipt of this Agreement and confirm the arrangements herein by signing and returning the enclosed copy to the Company, whereupon this Agreement and the terms and conditions herein provided shall constitute a binding agreement amongst us.

Very truly yours,

Agiliti, Inc.

By:

Name:
Title:

Address for notices:

Accepted and agreed to as
of the date first above written:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Exchange Agent

By:

Name:
Title:

Telephone:

Address for Notices:

[Signature Page to Exchange Agent Agreement]

EXHIBIT A

AUTHORIZED PERSONS

Name	Title	Specimen Signature

EXHIBIT I

FORM OF TAX RECEIVABLE AGREEMENT

by and among

AGILITI, INC.,

UHS HOLDCO, INC.,

and

IPC/UHS, L.P.,
as Stockholders’ Representative

Dated as of [•]

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [•] is hereby entered into by and among UHS Holdco, Inc., a Delaware corporation (the “Company”), Agiliti, Inc., a Delaware corporation, as guarantor hereunder (“PubCo”), IPC/UHS, L.P., solely in the capacity of the Stockholders’ Representative (the “Stockholders’ Representative”), and each of the successors and assigns thereto.

RECITALS

WHEREAS, the Persons listed as stockholders and optionholders on Schedule A hereto (collectively, the “Sellers”) are the record owners of the issued and outstanding Common Stock, Options and Restricted Stock Units of the Company as listed on Schedule A;

WHEREAS, PubCo, Federal Street Acquisition Corp., a Delaware corporation (“Parent”), Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Parent Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Company Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent Merger Sub (“Company Cash Merger Sub”), the Company, solely in their capacities as the Majority Stockholders, IPC/UHS, L.P. and IPC/UHS Co-Investment Partners, L.P., each a Delaware limited partnership, and the Stockholders’ Representative entered into the Agreement and Plan of Merger, dated as of August 12, 2018 (the “Merger Agreement”; capitalized terms used and not otherwise defined herein are used as defined therein);

WHEREAS, on the Closing Date, pursuant to the Merger Agreement, (a) Parent Merger Sub shall merge with and into Parent, with Parent surviving such merger (the “Parent Merger”), (b) immediately after the Parent Merger, Company Equity Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 1”), (c) immediately after Company Merger 1, Company Cash Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 2”, and together with Company Merger 1, the “Company Mergers”, and the Company Mergers collectively with the Parent Merger, the “Mergers”), and (d) PubCo shall contribute its Company stock to Parent (collectively with the Mergers, the “Transactions”), following which Parent will become a wholly-owned Subsidiary of PubCo, the Company will become a wholly-owned subsidiary of Parent, and PubCo will become a publicly traded company;

WHEREAS, upon completion of the Transactions, PubCo, Parent, the Company, and Universal Hospital Services, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company (“UHS Opco”) and certain of the UHS Subsidiaries (together with the Company and UHS Opco, the “UHS Group”) shall make an election to file a consolidated return and be treated as a consolidated group for U.S. federal income tax purposes, and may make similar elections under applicable state and local law, if available;

WHEREAS, prior to and as a result of the Transactions, the UHS Group has generated NOLs (as defined herein) that the PubCo and its Subsidiaries may be entitled to utilize following the Closing;

WHEREAS, this Agreement is intended to provide payments to the Stockholders’ Representative for the benefit of the Sellers in an amount equal to eighty-five percent (85%) of the Realized Tax Benefit (as defined herein) from the utilization of the NOLs subject to the terms hereof;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                Definitions.  As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Agreed Rate” means for any day, a rate per annum equal to the Prime Rate in effect on such date.

“Agreement” is defined in the preamble.

“Amended Schedule” is defined in Section 2.3(b).

“Applicable Treasury Rate”  means a rate equal to the yield to maturity, as of the date an Early Termination Notice is delivered, of United States Treasury securities with a constant maturity (the “Applicable Maturity”) (as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519)) equal to (a) if such Early Termination Notice is delivered prior to the fifth anniversary of the Closing Date, 10 years, (b) if such Early Termination Notice is delivered on or after the fifth anniversary of the Closing Date but prior to the fifteenth anniversary of the Closing Date, the number of years from the date such Early Termination Notice is delivered through the fifteenth anniversary of the Closing Date, or (c) if such Early Termination Notice is delivered on or after the fifteenth anniversary of the Closing Date, two years.  If there are no United States Treasury securities with a constant maturity equal to the Applicable Maturity, the yield to maturity shall be interpolated from the United States Treasury securities with constant maturities that are most nearly longer than and shorter than the Applicable Maturity.

“Business Day” has the meaning set forth in the Merger Agreement.

“Change of Control” means any of the following to the extent occurring after the Closing:

i.                  a merger, reorganization, consolidation or similar form of business transaction directly involving PubCo unless, immediately following such transaction, more than fifty percent (50%) of the voting power of the then outstanding voting stock of PubCo resulting from consummation of such transaction (including, without limitation, any parent or ultimate parent of such Person that as a result of such transaction owns PubCo) is held, directly or indirectly, by the existing PubCo equity holders (determined immediately prior to such transaction and any related transactions) or one or more Affiliates;

ii.               a transaction in which PubCo, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of PubCo’s assets to Person other than a Person controlled by PubCo, with the term “control” for purposes of this clause (ii) meaning the possession, directly or indirectly, of the power to vote more than eighty percent (80%) of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies);

iii.            a transaction in which there is an acquisition of control of PubCo by a Person or group of Persons, with the term “control” for purposes of this clause (iii) meaning the possession, directly or indirectly, of the power to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies); or

iv.           the liquidation or dissolution of PubCo.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble.

“Company Cash Merger Sub” is defined in the recitals.

“Company Equity Merger Sub” is defined in the recitals.

“Company Mergers” is defined in the recitals.

“Company Merger 1” is defined in the recitals.

“Company Merger 2” is defined in the recitals.

“Deductible Expenses” means United States federal, state and local tax deductions available to the UHS Group (including any successor consolidated group, or any successor entities to the UHS Group, including, for the avoidance of doubt, Pubco and its Affiliates) attributable to (i) any and all deductible costs and expenses incurred by the UHS Group or by or on behalf of Sellers (to the extent such amounts are a liability of the UHS Group) as a direct result of the consummation of the Transactions contemplated by the Merger Agreement; (ii) all success-based fees of professionals (including investment bankers and other consultants and advisors) paid by or on behalf of any member of the UHS Group or any UHS Subsidiary in connection with the transactions contemplated by this Agreement (calculated taking into account any election made pursuant to Revenue Procedure 2011-29 for any fees to which it applies); (iii) the capitalized financing costs and expenses and any prepayment premium as a result of the satisfaction of Indebtedness in connection with the Closing; (iv) all sale, “stay-around,” retention, change of control or similar bonuses or payments paid to current or former employees, directors or consultants of the UHS Group as a result of the Closing; (v) all payments made to holders of Cash Settled Options, Rollover Options or RSUs pursuant to Section 2.7 of the Merger Agreement; and (vi) the exercise or cancellation of each Rollover Option, limited to the excess of $10 over the exercise price of such Rollover Option, taken into account when a deduction is recognized for U.S. federal income tax purposes with respect to such Rollover Option; (vii) any Medicare taxes imposed with respect to any of the foregoing; and (viii) Incremental Debt Costs, in each case

(except with respect to clause (vi) or the portion of clause (vii) that relates to clause (vi)), to the extent included in the calculation of Closing Company Transaction Expenses or Closing Indebtedness or otherwise paid by a member of the UHS Group prior to the Closing.

“Default Rate” means Prime Rate plus 200 basis points.

“Determination” has the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” is defined in Section 6.8(a).

“Divestiture” means the sale of the Company or any of its direct or indirect Subsidiaries, other than any such sale that is part of a Change of Control.

“Divestiture Acceleration Payment” is defined in Section 4.4(c).

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” is defined in Section 4.3.

“Early Termination Notice” is defined in Section 4.3.

“Early Termination Schedule” is defined in Section 4.3.

“Early Termination Payment” is defined in Section 4.4(b).

“Early Termination Rate” means the Applicable Treasury Rate.

“Expert” is defined in Section 6.9.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of PubCo and its Subsidiaries using the same methods, elections, conventions and practices used on the relevant PubCo Group Return calculated without taking into account (i) the use of Tax Benefits, if any, (ii) the TRA Tax Benefits, (iii) any net operating losses generated by Parent prior to the Closing, and (iv) any net operating losses generated by PubCo and its Subsidiaries after the Closing Date, in each case as determined by PubCo pursuant to Section 2.1(b).

“Interest Amount” is defined in Section 3.1(b).

“IRS” means the United States Internal Revenue Service or any successor agency thereto.

“Material Objection Notice” is defined in Section 4.3.

“Mergers” is defined in the recitals.

“Merger Agreement” is defined in the recitals.

“Modified Tax Liability” means, with respect to any Taxable Year, the actual liability for Taxes of PubCo and its Subsidiaries for such Taxable Year, but excluding any deductions attributable to (i) any net operating losses generated by Parent prior to the Closing, (ii) any net operating losses generated by PubCo or its Subsidiaries after the Closing Date, in each case as determined by PubCo pursuant to Section 2.1(b).

“Net Tax Benefit” is defined in Section 3.1(b).

“New Tax Group” is defined in Section 6.11(a).

“NOLs” means any United States federal, state and local deductions, net operating losses or net operating loss carryforwards (i) of any member of the UHS Group or any of the UHS Subsidiaries in existence as of the end of day on the Closing Date and (ii) without duplication, of PubCo and its Affiliates (including any members of the UHS Group) as a result of the incurrence or payment any Deductible Expenses.

“Objection Notice” is defined in Section 2.2(a).

“Parent” is defined in the preamble.

“Parent Merger” is defined in the recitals.

“Parent Merger Sub” is defined in the recitals.

“Payment Date” means any date on which a payment is made pursuant to this Agreement.

“Person” means any individual, corporation, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Prime Rate” means the highest prime rate of interest quoted from time to time by The Wall Street Journal, U.S. Edition, as the “base rate” on corporate loans at large money center commercial banks.  The parties acknowledge that the “base rate” is not necessarily the lowest rate offered by such large money center commercial banks.

“PubCo” is defined in the recitals.

“PubCo Group Return” means the United States federal, state or local Tax Return, as applicable, of the affiliated or consolidated group of which PubCo is the parent, filed with respect to Taxes of any Taxable Year.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability for such Taxable Year over the Modified Tax Liability of PubCo and its Subsidiaries for such Taxable Year.  If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Reconciliation Dispute” is defined in Section 6.9.

“Reconciliation Procedures” is defined in Section 2.2(a).

“Schedule” means (i) a Tax Benefit Schedule, or (ii) the Early Termination Schedule.

“Section 382 Ownership Change” means an “ownership change” in respect of the Company or any of its Subsidiaries for purposes of Section 382 of the Code, provided that a Section 382 Ownership Change shall not result from an “ownership change” that is substantially attributable to the Transactions.

“Sellers” is defined in the recitals.

“Stockholders’ Representative” is defined in the preamble.

“Tax Benefit Payment” is defined in Section 3.1(b).

“Tax Benefit Schedule” is defined in Section 2.1(a).

“Tax Benefits” means the NOLs.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in Section 441(b) of the Code or a comparable section of state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the Closing Date.

“Taxes” means any and all United States federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising regulatory authority relating to Taxes.

“TRA Tax Benefits” means (i) any interest imputed with respect to the Company’s payment obligations under this Agreement under Sections 1272, 1274 or 483 (or other provision of the Code) and any similar provision of state and local tax law, (ii) any deductions with respect to compensatory payments made hereunder with respect to the Cash Settled Options, Rollover Options and RSUs, and (iii) any other deductions available to PubCo and its Subsidiaries attributable to the Company’s payment obligations under this Agreement.

“Transactions” is defined in the recitals.

“Transferred NOLs” means, in the event of a Divestiture, the NOLs attributable to the Company or its Subsidiaries sold in a Divestiture to the extent such NOLs are transferred as part of such Divestiture under applicable Tax law (disregarding any limitation on the use of such NOLs as a result of the Divestiture) and do not remain under the applicable tax law as a Tax asset of PubCo or any of its Subsidiaries (other than the entity sold in such Divestiture).

“Treasury Regulations” means the final and temporary regulations promulgated under the Code.

“UHS Group” is defined in the recitals.

“UHS Opco” is defined in the recitals.

“UHS Subsidiaries” means any Person of which the Company or UHS Opco owns directly or indirectly through control of the outstanding capital stock (or other equity interests) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (a) PubCo and its Subsidiaries will have taxable income for the Taxable Year in which such date occurs sufficient to fully utilize the deduction attributable to any unutilized Tax Benefits and TRA Tax Benefits; (b) the United States federal, state and local income tax rates that will be in effect for any Taxable Year beginning after such Early Termination Date will be those specified for such Taxable Year by the Code and other law as in effect on such Early Termination Date; (c) the utilization of the NOLs for each such Taxable Year or future Taxable Year, as applicable, will be determined based on the Tax laws in effect on such Early Termination Date; and (d) any Rollover Options that have not been exercised on or before such Early Termination Date will be treated as exercised at the end of the day on such Early Termination Date; provided, that the amount of TRA Tax Benefits shall be determined by assuming that PubCo and its Subsidiaries will make payments pursuant to Section 3.1(a) on the date that is sixty-five (65) calendar days after the due date (including extensions) of PubCo’s United States federal consolidated income Tax Return.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.1.                                Tax Benefit Schedule.

(a)                                 Tax Benefit Schedule. Within sixty (60) calendar days after the filing of the United States federal income tax return of PubCo for any Taxable Year, but in no event later than September 30, 2023 for the Taxable Year ending in 2022, the Company shall provide to the Stockholders’ Representative a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit for such Taxable Year (a “Tax Benefit Schedule”).  The Tax Benefit Schedule will become final as provided in Section 2.2(a) and may be amended as provided in Section 2.2(b)).

(b)                                 Applicable Principles. The Realized Tax Benefit for each Taxable Year is intended to measure the decrease in the modified liability for Taxes of PubCo and its Subsidiaries for such Taxable Year attributable to the Tax Benefits and the TRA Tax Benefits.  It is intended that the provisions of this Agreement will not result in duplicative payment of any amount

(including interest) required under this Agreement.  For the purposes of calculating the Realized Tax Benefit, the liability for Taxes in a Taxable Year shall be calculated as if the UHS Group’s NOLs are utilized prior to (i) any net operating losses generated by Parent prior to the Closing, (ii) any net operating losses generated by PubCo and its Subsidiaries on the Closing Date, and (iii) any net operating losses generated by the PubCo and its Subsidiaries at any time following the Closing, in each case as determined by PubCo, and the Company may use reasonable estimation methodologies for calculating the portion of the Realized Tax Benefit attributable to U.S. state or local Taxes.  For the avoidance of doubt, the liability for Taxes will take into account (x) the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Company as consideration in Company Merger 2, and (y) any payments made pursuant to this Agreement in respect of Cash Settled Options, Rollover Options or RSUs shall be treated as compensatory payments for services and shall be deductible as such by PubCo and its Subsidiaries, as applicable.  In the event of a Section 382 Ownership Change following the date hereof, all amounts payable under this Agreement, including any Tax Benefit Payments, shall, under all circumstances, continue to be calculated in all respects as if such Section 382 Ownership Change had not occurred.  Carryovers or carrybacks of any NOL or other Tax item shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of applicable law governing the use, limitation and expiration of carryovers or carrybacks of the relevant type; provided that all amounts payable under this Agreement, including any Tax Benefit Payments, shall, under all circumstances, continue to be calculated in all regards as if the NOLs have not expired.

Section 2.2.                                Procedures, Amendments.

(a)                                 Procedure.  Each time the Company delivers to the Stockholders’ Representative an applicable Schedule pursuant to this Agreement, including any Amended Schedule delivered pursuant to Section 2.2(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, the Company shall also (x) deliver to the Stockholders’ Representative schedules, workpapers, and a reasonably detailed calculation by the Company of the Hypothetical Tax Liability, the Modified Tax Liability and the Realized Tax Benefit and (y) allow the Stockholders’ Representative reasonable access during normal business hours at no cost to the appropriate representatives at the Company or any relevant Subsidiary of PubCo, as appropriate, as requested by the Stockholders’ Representative in connection with a review of such Schedule.  Without limiting the application of the preceding sentence, upon the reasonable request of the Stockholders’ Representative, the Company shall deliver to the Stockholders’ Representative any other relevant work papers and the final PubCo Group Return for the applicable Taxable Year.  An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the date upon which the Stockholders’ Representative has received the applicable Schedule or amendment thereto unless the Stockholders’ Representative (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Company with notice of a material objection to such Schedule (an “Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Company.  If the parties, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by the Company of an Objection Notice, the Company and the

Stockholders’ Representative shall employ the reconciliation procedures as described in Section 6.9 (the “Reconciliation Procedures”).

(b)                                 Amended Schedule.  The applicable Schedule for any Taxable Year may be amended from time to time by the Company (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit for such Taxable Year attributable to a carryback or carryforward of a Tax item to such Taxable Year, or (v) to reflect a change in the Realized Tax Benefit for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule, an “Amended Schedule”).

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1.                                Payments.

(a)                                 Payments.  Within five (5) calendar days after a Tax Benefit Schedule delivered to the Stockholders’ Representative becomes final in accordance with Section 2.2(a), the Company shall pay to the Sellers in accordance with their Pro Rata Percentages (as defined in the Merger Agreement) the Tax Benefit Payment for such Taxable Year as determined pursuant to Section 3.1(b).  Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by the Sellers to the Company for payment of the cash portion of the Merger Consideration or such other account as such Seller may specify in writing to the Company and the Stockholder Representative..  Notwithstanding the payment procedures above, compensatory payments in respect of any of the Cash Settled Options, Rollover Options or RSUs of the Sellers shall be paid through the Company’s payroll procedures.  Notwithstanding anything to the contrary in this Agreement, Tax Benefit Payments paid on or before the fifth anniversary of the Closing Date in respect of any of the Cash Settled Options, Rollover Options or RSUs of the Sellers are intended to qualify as “transaction-based compensation” under Treasury Regulation Section 1.409A-3(i)(5)(iv)(A).  Notwithstanding anything to the contrary in this Agreement, Tax Benefit Payments due to the Sellers after the fifth anniversary of the Closing Date in respect of any of the Cash Settled Options, Rollover Options or RSUs of the Sellers shall be paid to a Seller only if either (i) such Seller is employed by the Company on the first day of the calendar year following the Taxable Year for which the Realized Tax Benefit was calculated with respect to such Tax Benefit Payment or (ii) the Company has aggregate revenue of at least $300,000,000 (equitably adjusted downward for any corporate divestitures, spin-offs or similar transactions) for the first two quarters of the Taxable Year following the Taxable Year for which the Realized Tax Benefit was calculated with respect to such Tax Benefit Payment.

(b)                                 Tax Benefit Payments; Net Tax Benefit; Interest Amount.  A “Tax Benefit Payment” for a Taxable Year means an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount for such Taxable Year.  Exhibit A attached hereto sets forth the Company’s good faith estimate of applicable NOLs and Deductible Expenses as of the Closing

Date.  The “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the total of:

(i)                                     the Realized Tax Benefit as of the end of such Taxable Year, plus

(ii)                                  the amount of the excess, if any, of the Realized Tax Benefit reflected on an Amended Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit reflected on the Tax Benefit Schedule for such previous Taxable Year, minus

(iii)                               the amount of the excess, if any, of the Realized Tax Benefit reflected on a Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit reflected on the Amended Tax Benefit Schedule for such previous Taxable Year;

provided, however, that to the extent the amounts described in Section 3.1(b)(ii) and Section 3.1(b)(iii) were taken into account in determining any Tax Benefit Payment in a preceding Taxable Year, such amounts shall not be taken into account in determining a Tax Benefit Payment attributable to any other Taxable Year; provided, however, that to the extent that an amount described in Section 3.1(b)(iii) does not actually reduce the Tax Benefit Payment for a Taxable Year because the Tax Benefit Payment cannot be less than zero, such amount shall be carried forward and applied to future Tax Benefit Payments.  The “Interest Amount” shall equal the interest on the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing the PubCo Group Return with respect to Taxes for such Taxable Year until the Payment Date.  Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments shall be calculated by utilizing the Valuation Assumptions substituting the terms “the closing date of a Change of Control” for an “Early Termination Date” in the definition thereof.

Section 3.2.                                Late Payments.  The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the Sellers when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment or Early Termination Payment was properly due and payable.

Section 3.3.                                Guarantee.  PubCo hereby guarantees, as a primary obligor and not as a surety to the Sellers or the Stockholders’ Representative and their respective permitted successors and assigns, the prompt payment in full when due, any amount outstanding under, or the timely performance of, all of the Company’s obligations under this Agreement. PubCo hereby agrees that, if the Company fails to pay in full when due any amount outstanding under any of the Company’s obligations hereunder, PubCo shall promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Company’s obligations hereunder, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal.  The obligations of PubCo under this Section 3.3 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Company’s obligations hereunder or any other agreement or instrument referred to herein or therein, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or PubCo

(except for payment in full). The guarantee in this Section 3.3 is a continuing guarantee of payment and shall apply to all obligations of the Company hereunder whenever arising. PubCo hereby agrees that, until the payment in full in cash and satisfaction in full of all of the amount outstanding under, or the timely performance of, all of the Company’s obligations hereunder and the expiration and termination of this Agreement, it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in this Section 3.3, whether by subrogation or otherwise, against the Sellers or the Stockholders’ Representative.

ARTICLE IV

TERMINATION

Section 4.1.                                Termination Generally.  This Agreement shall terminate on the date on which all required Tax Benefit Payments have been made under this Agreement.

Section 4.2.                                Early Termination and Breach of Agreement.

(a)                                 With the written approval of a majority of the board of directors of PubCo, the Company may terminate this Agreement with respect to all amounts payable to the Sellers at any time by causing the Company to pay to the Sellers their Pro Rata Percentage (as defined in the Merger Agreement) of the Early Termination Payment; provided, however, that this Agreement shall terminate only upon the receipt of the entire Early Termination Payment by the Sellers.  Upon payment of the Early Termination Payment by the Company, the Company shall not have any further payment obligations under this Agreement, other than for any (i) Tax Benefit Payment agreed to by the Company and the Stockholders’ Representative as due and payable but unpaid as of the Early Termination Notice and (ii) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (i) or (ii) is included in the Early Termination Payment).

(b)                                 In the event of a Change of Control, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the effective date of such Change of Control and shall include, but not be limited to, (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on such date, (ii) any Tax Benefit Payment agreed to by the Company and the Stockholders’ Representative as due and payable but unpaid as of the date of the deemed Early Termination Notice, and (iii) any Tax Benefit Payment due for the Taxable Year ending with or including the date of the deemed Early Termination Notice (except to the extent that the amount described in clause (ii) or (iii) is included in the Early Termination Payment).

(c)                                  In the event that (x) the Company breaches any of its material obligations under this Agreement, whether as a result of failure of the Company to make any payment when due or failure to honor any other material obligation required hereunder or (y) a case is commenced under the Bankruptcy Code against PubCo, Parent or the Company and is not dismissed in sixty (60) days, then, in the case of clause (x) upon notice from the Company and in the case of clause (y) automatically, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such event and shall include, but not be limited to, (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such event, (ii) any Tax Benefit Payment agreed to by the Company and the Stockholders’ Representative as due and payable but unpaid as of the date of such event, and (iii) any Tax Benefit Payment due for the Taxable Year ending with or including the date of such event (except to the extent that the amount described in clause (ii) or (iii) is included in the Early Termination Payment).  Notwithstanding the foregoing, in the event that the Company breaches this Agreement, the Stockholders’ Representative shall be entitled to elect for the Sellers to receive the amounts set forth in clauses (i), (ii) and (iii) above, or to seek specific performance of the terms hereof from the Company (or PubCo as guarantor).  The parties agree that the failure of the Company to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement until three (3) months of the date such payment is due.

(d)                                 In the event of a Divestiture, the Company shall pay to the Sellers the Divestiture Acceleration Payment in respect of such Divestiture, which shall be calculated using the Valuation Assumptions.

Section 4.3.                                Early Termination Notice.  In the event of a Change of Control, Divestiture, or if the Company chooses to exercise its right of early termination under Section 4.2 above, the Company shall deliver to the Stockholders’ Representative notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Company’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment.  The Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which the Stockholders’ Representative has received such Schedule or amendment thereto unless the Stockholders’ Representative (i) within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Company with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (ii) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by the Company (the “Early Termination Effective Date”).  If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Company of the Material Objection Notice, the Stockholders’ Representative and the Company shall employ the Reconciliation Procedures.

Section 4.4.                                Payment upon Early Termination.

(a)                                 Within three (3) calendar days after the Early Termination Effective Date, the Company shall pay to the Sellers an amount equal to the Early Termination Payment.  Such payment shall be made by wire transfer of immediately available funds in the manner described in Section 3.1.

(b)                                 “Early Termination Payment” shall equal the present value, discounted at the Early Termination Rate as of the Early Termination Effective Date, of all Tax Benefit Payments that would be required to be paid by the Company to the Sellers beginning from the Early

Termination Date and applying the Valuation Assumptions; provided, however, that in the event of a Change of Control, the Early Termination Payment shall be calculated without giving effect to any limitation on the use of the NOLs resulting from the Change of Control.

(c)                                  A “Divestiture Acceleration Payment” as of the date of any Divestiture shall equal the present value (discounted at the Early Termination Rate as of such date) of the Tax Benefit Payments resulting solely from the Transferred NOLs that would be required to be paid by the Company to the Sellers beginning from the date of such Divestiture assuming the Valuation Assumptions are applied, provided that the Divestiture Acceleration Payment shall be calculated without giving effect to any limitation on the use of the Transferred NOLs arising from the Divestiture.

ARTICLE V

TAX MATTERS; CONSISTENCY; COOPERATION

Section 5.1.                                Participation in Tax Matters.  Except as otherwise provided herein and in Section 5.9 of the Merger Agreement, PubCo shall have full responsibility for, and sole discretion over, all Tax matters concerning PubCo and its Subsidiaries, including, without limitation, the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes.  PubCo shall act in good faith with respect to the foregoing and will not take any action, or authorize or permit any of its affiliates or representatives to take any action, that materially reduces the amount of any Tax Benefit Payment or delays the timing of any Tax Benefit Payment, including making any material change in accounting policies or practices (except for any such change required by GAAP or by applicable law).  Notwithstanding the foregoing, PubCo shall notify the Stockholders’ Representative of, and keep the Stockholders’ Representative reasonably informed with respect to, the portion of any audit of PubCo or any of its Subsidiaries by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the Company, the Stockholders’ Representative or the Sellers under this Agreement, and shall provide the Stockholders’ Representative with a reasonable opportunity to provide information and other input to PubCo and its advisors concerning the conduct of any such portion of such audit.

Section 5.2.                                Consistency.  PubCo, the Company, the Stockholders’ Representative and the Sellers agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, each Tax Benefit Payment) in a manner consistent with that specified in any Schedule required to be provided by or on behalf of the Company under this Agreement, unless otherwise required by law.

Section 5.3.                                Deduction of Deductible Expenses.  PubCo shall deduct, or shall cause the appropriate Subsidiary of PubCo to deduct, any applicable Deductible Expenses to the fullest extent allowed by law in the earliest Taxable Year that such Deductible Expenses are permitted to be deducted; provided that PubCo or the applicable Subsidiary shall not be required to deduct any amount in any Taxable Year that is not “more likely than not” deductible in such Taxable Year.

ARTICLE VI

MISCELLANEOUS

Section 6.1.                                Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received on the date of delivery if delivered personally or via email or on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to PubCo or the Company, to:

Universal Hospital Services, Inc.

6625 West 78th Street, Suite 36

Minneapolis, Minnesota 55439

Attention:                             Thomas Leonard, Chief Executive Officer

E-mail:                                            tomleonard@uhs.com

and

c/o Federal Street Acquisition Corp.

100 Federal Street, 35th Floor

Boston, MA 02110

Attention: Shari H. Wolkon, General Counsel

E-mail: swolkon@thl.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:                             Jon A. Ballis, P.C.

Richard J. Campbell, P.C.

Carol Anne Huff

Christopher R. Elder

E-mail:                                            jon.ballis@kirkland.com

richard.campbell@kirkland.com

carolanne.huff@kirkland.com

christopher.elder@kirkland.com

If to the Stockholders’ Representative, to:

c/o Irving Place Capital

745 Fifth Avenue, 7th Floor

New York, New York 10153

Attention:                             Keith Zadourian

E-mail:                                            kzadourian@irvingplacecapital.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:                                         Harvey Eisenberg

Mark Schwed

Email:                                                            Harvey.Eisenberg@weil.com
                                                                                                Mark.Schwed@weil.com

Any party may change its address or email address by giving the other party written notice of its new address or email address in the manner set forth above.

Section 6.2.                                Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  Delivery of an executed signature page to this Agreement by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 6.3.                                Entire Agreement; No Third Party Beneficiaries.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.4.                                Governing Law.

(a)                                 This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal substantive and procedural laws of the State of New York, including its statutes of limitations (without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction and regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

(b)                                 Each party hereby and any Person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any Dispute shall be resolved in accordance with the provisions of this Agreement, including Section 6.8 and Section 6.9, and if legal action is permitted to be brought in a court of law, shall be  brought only to the exclusive jurisdiction of the courts of the State of New York in the City of New York or  the federal courts located in the City of New York, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a Dispute that is filed in accordance with this Section 6.4 is pending before a court, all actions, suits or proceedings with respect to such  Dispute or any other  Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such courts.  Each party and any Person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any  Dispute, that (a) such Party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 6.3 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.  EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.  IF THE SUBJECT MATTER OF ANY SUCH DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 6.5.                                Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 6.6.                                Successors; Assignment; Amendments; Waivers.

(a)                                 Each of the Sellers may assign any of its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Company, agreeing to become a Seller for all purposes of this Agreement, except as otherwise provided in such joinder.

(b)                                 The Stockholders’ Representative may assign its rights under this Agreement in its sole discretion to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Company, agreeing to become the Stockholders’ Representative for all purposes of this Agreement, except as otherwise provided in such joinder.  Each Seller agrees to that such transferee shall, with respect to this Agreement, be subject to all of the rights and obligations of the Stockholder’ Representative set forth in Section 9.14 of the Merger Agreement.

(c)                                  No provision of this Agreement may be amended unless such amendment is approved in writing by both the Company and the Stockholders’ Representative.  No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(d)                                 All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto, including the Sellers, and their respective successors, assigns, heirs, executors, administrators and legal representatives.  PubCo and the Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of PubCo or the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PubCo and/or the Company (as applicable) would be required to perform if no such succession had taken place.

Section 6.7.                                Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 6.8.                                Resolution of Disputes. Except to the extent provided in Section 6.9, to the fullest extent permitted by Law and subject to the provisions of this Section 6.8, the parties hereto agree that any dispute, controversy or claim arising out of or relating to this Agreement,  including the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement and the validity, scope and enforceability of this arbitration provision (whether based on contract, tort, statute or other legal or equitable theory) (a “Dispute”), shall be resolved in binding arbitration in accordance with the following provisions:

(a)                                 Such Dispute shall be resolved by binding arbitration administered by JAMS in accordance with the provisions of JAMS’ Comprehensive Arbitration Rules and Procedures as in effect at the time of the arbitration.

(b)                                 Such arbitration shall be conducted by a tribunal consisting of three (3) arbitrators, with one neutral arbitrator to be appointed by each party within 15 days after commencement of the arbitration and the third neutral arbitrator to be appointed within 30 days of the commencement of the arbitration by the two (2) arbitrators so appointed. If a party fails to appoint an arbitrator within the allotted time, then JAMS shall appoint such arbitrator, and if the two arbitrators do not agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by JAMS in accordance with its rules.  All arbitrators shall serve as neutral, independent, and impartial arbitrators. The arbitrators shall be lawyers admitted to the practice of law in the State of New York.

(c)                                  Such arbitration shall be held in the Borough of Manhattan, City of New York, State of New York, or such other location to which the parties hereto may agree, and shall be in the English language.

(d)                                 Except as required by Law, the parties and the arbitrators shall maintain the confidential nature of the arbitration proceeding (including without limitation the existence of the proceeding, the pleadings, and any information exchange in discovery, the hearing, and the award), except as may be necessary to prepare for or conduct the arbitration, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an Award or its enforcement, except that to the extent necessary a party may disclose the existence of the arbitration and the pleadings to a party’s legal or financial or tax advisors or as required by any of its organizational documents or agreements with respect to indebtedness; provided that each recipient has consented to keep the material confidential in accordance with applicable Law and professional norms.  A party may request the arbitrators to order additional confidentiality protection with regard to particular information or types of information.  Any court proceedings relating to the arbitration, including, without limiting the generality of the foregoing, any proceeding for provisional relief (including temporary restraining orders, temporary protective orders, and preliminary injunctive relief) pending arbitration or in aid of arbitration or both or any proceeding seeking to enforce, confirm, modify or vacate an arbitration award, shall be filed under seal with the court, to the extent permitted by Law.

(e)                                  The arbitrators may grant any legal or equitable remedy that would otherwise be available from a court of competent jurisdiction under applicable Law, including specific performance or injunctive relief; provided, however, that before the arbitration panel is selected as provided in this Agreement, provisional relief, including temporary restraining orders, temporary protective orders, and preliminary injunctive relief, pending arbitration or in aid of arbitration or both shall be available solely from the federal and state courts of the State of New York as provided in Section 12.8 or pursuant to the JAMS Emergency Relief Procedures.

(f)                                   Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and enforcement of the award may be sought in any manner permitted by applicable Law.

(g)                                  Expenses, attorneys’ fees and costs incurred in such binding arbitration shall be the obligation of and paid by the party incurring such fees and expenses.  The parties shall share equally all expenses of JAMS (including those of the arbitrators) incurred in connection with any arbitration.

(h)                                 If JAMS is unable or unwilling to commence arbitration with regard to any such Dispute within thirty (30) calendar days after the parties have met the requirements for commencement as set forth in Rule 5 of the JAMS Comprehensive Arbitration Rules and Procedures, then the Dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect.  Any such arbitration shall be subject to the provisions of subparagraphs (b) through (g) above (as if the AAA were JAMS).  If the AAA is unable or unwilling to commence such arbitration within thirty (30) calendar days after the parties have met the requirements for such commencement set forth in the aforementioned rules, then either party may seek resolution of such Dispute through litigation in accordance with Section 6.4 hereof.

Section 6.9.                                Reconciliation.  In the event that the Company and Stockholders’ Representative are unable to resolve a disagreement with respect to the matters governed by Section 2.1, Section 2.2, Section 3.1, Section 4.3 or Section 4.4 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a partner or principal in a nationally recognized accounting or law firm (the “Expert”) in the particular area of disagreement mutually acceptable to both parties.  Unless the Company and the Stockholders’ Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with PubCo, Parent, the Company, the Stockholders’ Representative or other actual or potential conflict of interest.  The Expert shall resolve any matter relating to the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution.  For the avoidance of doubt, the Expert shall determine only those matters that are in a Reconciliation Dispute and the Expert’s determination will be based upon and consistent with the terms and conditions of this Agreement. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid as prescribed by this Agreement and such Tax Return may be filed as prepared by the Company, subject to adjustment or amendment upon resolution.  The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Company except as provided in the next sentence. The Company and the Stockholders’ Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the Stockholders’ Representative’s position, in which case the Company shall reimburse the Stockholders’ Representative for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Company’s position, in which case the Stockholders’ Representative shall reimburse the Company for any reasonable out-of-pocket costs and expenses in such proceeding.  Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 6.9 shall be decided by the Expert.  The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 6.9 shall be binding on the Company and the Stockholders’ Representative and may be entered and enforced in any court having competent jurisdiction. The determination by the Expert will be based solely on presentations with respect to such disputed items by the Company and in deciding any matter, the Expert (i) will be bound by the provisions of this Section 6.9, and (ii) may not assign a value to any item greater than the greatest value for such item claimed by either the Company or the Stockholders’ Representative or less than the smallest value for such item claimed by the Company or the Stockholders’ Representative.

Section 6.10.                         Withholding.  Notwithstanding any other provision of this Agreement, the Company or its withholding agent shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Company is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or foreign tax law.  Compensatory payments in respect of any of the Cash Settled Options, Rollover Options or RSUs of the Sellers shall be paid through the Company’s payroll procedures and subject to applicable employment taxes.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholders’ Representative for the benefit of the Sellers.

Section 6.11.                         Consolidated Group Matters; Transfers of Corporate Assets.

(a)                                 If PubCo, Parent or the Company becomes a member of an affiliated or consolidated group of corporations (other than the current affiliated or consolidated group of which PubCo is the parent) that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code (the “New Tax Group”): (i) the provisions of this Agreement relating to Parent, PubCo, the Company or the existing Tax Group shall be applied with respect to the New Tax Group as a whole; (ii) Tax Benefit Payments shall be computed with reference to the consolidated taxable income of the New Tax Group as a whole; and (iii) any net operating losses of the New Tax Group shall not be included when calculating Modified Tax Liability and Hypothetical Tax Liability under this Agreement.  Notwithstanding anything herein, if PubCo, Parent or the Company become a member of a New Tax Group as a result of a Change of Control, the provisions of Articles III and IV shall control.

(b)                                 If any Person the income of which is included in the income of PubCo and its Subsidiaries (or New Tax Group, as applicable) transfers one or more assets to a corporation (or any Person treated as such for Tax purposes) with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code, for purposes of calculating the amount of any Tax Benefit Payment (e.g., calculating the gross income of the Company’s affiliated or consolidated group and determining the Realized Tax Benefit) due hereunder, such Person shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer.  For purposes of this Section 6.11(b), the consideration deemed to be received by such entity shall be equal to the fair market value of the transferred asset.

Section 6.12.                         Actions of the Stockholders’ Representative.  For the purposes of this Agreement, any decision, act, consent or instruction of the Stockholders’ Representative shall constitute a decision of all Sellers and shall be final, binding and conclusive upon each Seller, and the Company may rely upon any decision, act, consent or instruction of the Stockholders’ Representative as being the decision, act, consent or instruction of each Seller. Section 9.14 (Stockholders’ Representative) of the Merger Agreement applies to this Agreement mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

Agiliti, Inc.

By:
Name:
Title:

UHS Holdco, Inc.

By:
Name:
Title:

IPC/UHS, L.P.,
as Stockholders’ Representative

By:
Name:
Title:

EXHIBIT J

FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AGILITI, INC.

[•], 2018

Agiliti, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.                                      The name of the Corporation is “Agiliti, Inc.” The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 1, 2018 (the “Original Certificate”).

2.                                      This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.                                      The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Agiliti, Inc.

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

Section 4.1                                    Authorized Capital Stock.  The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [400] million shares consisting of:

(a)                                 [350] million shares of common stock, par value $0.0001 per share (the “Common Stock”), and

(b)                                 [50] million shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

The Preferred Stock and the Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

Section 4.2                                    Preferred Stock.  The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3                                    Common Stock.

(a)                                 The Board is hereby expressly authorized to provide for the issuance of shares of Common Stock from time to time. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(b)                                 Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(c)                                  Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d)                                 Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4                                    Rights and Options.  The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board.  The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
 BOARD OF DIRECTORS

Section 5.1                                    Board Powers.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.  In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2                                    Number, Election and Term.

(a)                                 The initial number of directors shall be eleven, and except as set forth in the Director Nomination Agreements, dated as of [•], 2018 (as each may be amended, restated, supplemented and/or otherwise modified from time to time, the “Director Nomination Agreements”), by and between the Corporation and each of THL Agiliti LLC (“THL Agiliti”), and IPC/UHS, L.P. and IPC/UHS Co-Investment Partners, L.P. (collectively, “IPC”), the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board.

(b)                                 Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III.  The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate.  At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL and the Director Nomination Agreements.

(c)                                  Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)                                 Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3                                    Newly Created Directorships and Vacancies.  Subject to Section 5.5 hereof and except as otherwise set forth in the Director Nomination Agreements, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4                                    Removal.  Subject to Section 5.5 hereof and except as otherwise set forth in the Director Nomination Agreements, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5                                    Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1                                    Meetings.  Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President of the Corporation, the Chief Executive Officer of the Corporation or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.  Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2                                    Advance Notice.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3                                    Action by Written Consent.  Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII
 LIMITED LIABILITY; INDEMNIFICATION

Section 8.1                                    Limitation of Director Liability.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2                                    Indemnification and Advancement of Expenses.

(a)                                 To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)                                 The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)                                  Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)                                 This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.  Persons who are not covered by the foregoing provisions of this Section 8.2 and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

(e)                                  Notwithstanding that an indemnitee may have certain rights to indemnification and/or advancement of expenses provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification and/or advancement of expenses set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to such indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee are secondary); and (ii) shall be required to advance the full amount of expenses incurred by such indemnitee and shall be liable for the full amount of all liabilities, without regard to any rights such indemnitee may have against any of the Other Indemnitors.  No advancement or payment by the Other Indemnitors on behalf of an indemnitee with respect to any claim for which such indemnitee has sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against the Corporation.

(f)                                   For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE IX
 CORPORATE OPPORTUNITY

Section 9.1                                    Corporate Opportunity.

(a)                                 The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future. In addition to the foregoing, (i) the Corporation shall renounce its interest in any corporate opportunity offered to any director or officer and (ii) the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

(b)                                 Without limiting the foregoing, none of the directors, officers, employees or representatives of IPC or THL Agiliti (each an “Exempted Person”) nor their respective affiliates shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation and no Exempted Person nor their respective affiliates (except as provided in the second sentence of paragraph (a) above) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of such Exempted Person or any of their respective affiliates. In the event that an Exempted Person or any of their respective affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation, no Exempted Person nor any of their respective affiliates shall have any duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that an Exempted Person or any of their respective affiliates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

(c)                                  In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(d)                                 Except as provided in the second sentence of paragraph (a) above, if a director or officer of the Corporation who is also a director, officer, employee or representative of an Exempted Person or any of their respective affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity, the Corporation shall have no interest in such corporate opportunity and no expectancy that such corporate opportunity be offered to it, any such interest or expectancy being hereby renounced, so that such person shall have no duty to present such corporate opportunity to the Corporation and shall have the right to hold and exploit any such corporate opportunity for its (and its officers’, employees’, directors’, agents’, stockholders’, members’, partners’, affiliates’ or subsidiaries’) own account or to direct, sell, assign or transfer such corporate opportunity to persons other than the Corporation. Such person shall not breach any fiduciary duty to the Corporation or to its stockholders by reason of the fact that such person does not present such corporate opportunity to the Corporation or pursues, acquires or exploits such corporate opportunity for itself or directs, sells, assigns or transfers such corporate opportunity to another person.

Section 9.2                                    Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

Section 9.3                                    Severability. To the extent that any provision or part of any provision of this Article IX is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of any other provision of this Article IX.

ARTICLE X
BUSINESS COMBINATIONS

Section 10.1                             Section 203 of the DGCL. The Corporation expressly elects not to be subject to the provisions of Section 203 of the DGCL.

Section 10.2                             Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3 Definitions. For purposes of this Article X, the term:

(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) — (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e) “Exempted Holders” means (i) THL Agiliti or any of its Affiliates or associates including investment funds managed by Thomas H. Lee Partners, L.P., or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of voting stock of the Corporation and (ii) IPC or any of its Affiliates or associates including investment funds managed by IPC, or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of voting stock of the Corporation.

(f) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include (A) the Exempted Holders (B) any person who would otherwise be an interested stockholder because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of five percent (5%) or more of the outstanding voting stock of the Corporation (in one transaction or a series of transactions) by an Exempted Holder to such person, or (C) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (C) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(h) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(i) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(j) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding the foregoing and/or anything contained in this Amended and Restated Certificate or applicable law to the contrary, Sections 5.2, 7.1, 7.3 and Articles VI, VIII, IX and X of this Amended and Restated Certificate may not be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only with the affirmative vote of the holders of 66 2/3% of the voting power of the Corporation entitled to vote thereon, voting together as a single class.

IN WITNESS WHEREOF, Agiliti, Inc. has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

Agiliti, Inc.

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

EXHIBIT K

FORM OF BYLAWS

OF

AGILITI, INC.

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1                                   Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2                                   Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1                                   Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2                                   Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the President, the Chief Executive Officer or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3                                   Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4                                   Quorum. Except as otherwise provided by applicable law, the Corporation’s Amended and Restated Certificate of Incorporation (as the same may be further amended or restated from time to time, the

“Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5                                   Voting of Shares.

(a)                                 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)                                 Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)                                  Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, if permitted by the Certificate of Incorporation, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i)                                     A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)                                  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)                                 Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)                                  Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6                                   Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7                                   Advance Notice for Business.

(a)                                 Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i)                                     In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)                                  To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation, and, if any, the type and number of securities convertible into the capital stock of any class or series of the Corporation, that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)                               The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)                              In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)                                 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c)                                  Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8                                   Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9                                   Consents in Lieu of Meeting. Unless otherwise specified in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders..

ARTICLE III DIRECTORS

Section 3.1                                   Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation and the Director Nomination Agreements, dated as of [], 2018 (as each may be amended, restated, supplemented and/or otherwise modified from time to time, the “Director Nomination Agreements”), by and between the Corporation and each of IPC/UHS, L.P. and IPC/UHS Co-Investment Partners, L.P. (collectively,

“IPC”), and THL Agiliti LLC (“THL Agiliti”), the number of directors shall be fixed in the manner provided in the Certificate of Incorporation.

Section 3.2                                   Advance Notice for Nomination of Directors.

(a)                                 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as otherwise provided in the Director Nomination Agreements, or as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b)                                 In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c)                                  Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d)                                 To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation and the type and number of securities convertible into the capital stock of any class or series of the Corporation, if any, that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation and, if any, the type and number of securities convertible into the capital stock of any class or series of the Corporation, that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)                                  If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2. then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)                                   In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the parties to the Director Nomination Agreements or any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3                                   Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1                                   Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2                                   Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3                                   Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board, the President or the Chief Executive Officer and (b) shall be called by the Chairman of the Board, the President, the Chief Executive Officer or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4                                   Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5                                   Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6                                   Organization. The chairman of each meeting of the Board shall be (i) the Chairman of the Board, (ii) in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (provided he or she shall be a director), (iii) in the absence (or inability or refusal to act) of the Chief Executive Officer, the President (provided he or she shall be a director) or, (iv) in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1                                   Establishment. Subject to the Director Nomination Agreements, the Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. Subject to the Director Nomination Agreements, the Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2                                   Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3                                   Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4                                   Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1                                   Officers. The officers of the Corporation appointed by the Board shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers appointed by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be confirmed by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)                                 Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall advise the Chief Executive Officer, and in the Chief Executive Officer’s absence, other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b)                                 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. The Chief Executive Officer shall also have control over officers, agents and employees of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person. The Chief Executive Officer shall have such other powers and perform such other duties as shall be designated by the Board or as may be provided in these Bylaws.

(c)                                  President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board or the Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such other duties and have such other powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d)                                 Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)                                  Secretary.

(i)                                     The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)                                  The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(iii)                               Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f)                                   Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g)                                  Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2                                   Term of Office; Removal; Vacancies. The officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly appointed and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or the President may also be removed, with or without cause, by the Chief Executive Officer or the President, as the case maybe, unless the Board otherwise provides. Any vacancy occurring in any appointed office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or the President may be filled by the Chief Executive Officer or the President, as the case may be, unless the Board then determines that such office shall thereupon be appointed by the Board, in which case the Board shall appoint such officer.

Section 6.3                                   Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4                                   Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1                                   Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2                                   Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3                                   Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4                                   Consideration and Payment for Shares.

(a)                                 Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b)                                 Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5                                   Lost, Destroyed or Wrongfully Taken Certificates.

(a)                                 If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)                                 If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6                                   Transfer of Stock.

(a)                                 If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)                                     in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)                                  (ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)                               the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv)                              the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v)                                 such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)                                 Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7                                   Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8                                   Effect of the Corporation’s Restriction on Transfer.

(a)                                 A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice (including any notice sent pursuant to Section 7.2), offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)                                 A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice (including any notice sent pursuant to Section 7.2), offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9                                   Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1                                   Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnity and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2                                   Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3                                   Right of Indemnitee to Bring Suit. Any indemnification of a director or officer of the Corporation under Section 8.1 or advancement of expenses under Section 8.2 shall be made promptly, and in any event within 30 days for an indemnification claim under Section 8.1 and within 20 days for advancement of expenses under Section 8.2, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to Section 8.1 or 8.2 is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4                                   Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5                                   Insurance. The Corporation may secure insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6                                   Indemnitor of First Resort. Notwithstanding that an indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to such indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee are secondary); and (ii) shall be required to advance the full amount of expenses incurred by such indemnitee and shall be liable for the full amount of all liabilities, without regard to any rights such indemnitee may have against any of the Other Indemnitors.  No advancement or payment by the Other Indemnitors on behalf of an indemnitee with respect to any claim for which such indemnitee has sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against the Corporation.

Section 8.7                                   Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.8                                   Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.9                                   Certain Definitions. For purposes of this Article VIII. (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.10                            Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.11                            Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1                                   Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2                                   Fixing Record Dates.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3                                   Means of Giving Notice.

(a)                                 Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)                                 Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary, an Assistant Secretary, the Corporation’s transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)                                  Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d)                                 Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)                                  Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230 (b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4                                   Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5                                   Meeting Attendance via Remote Communication Equipment.

(a)                                 Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)                                     participate in a meeting of stockholders; and

(ii)                                  be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verity that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)                                 Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6                                   Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7                                   Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8                                   Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9                                   Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10                            Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11                            Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12                            Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13                            Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, the Chief Executive Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, the Chief Executive Officer, the President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14                            Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15                            Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. Unless otherwise specified in these Bylaws, the affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws.  The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting (except as otherwise provided in Section 8.7 hereof) power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 9.16                            Forum Selection. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.